                                                                   EXHIBIT 10(M)
S4-3600-161 (04/94)       [LOGO OF WESTINGHOUSE     Westinghouse Hanford Company
                          HANFORD COMPANY APPEARS   A subsidiary of Westinghouse
                          HERE]                     Electric Corporation
PURCHASE ORDER                                      P.O. Box 1970 Richland, Wa.
                                                    99352


                                 Telephone 509/
--------------------------------------------------------------------------------
                 U.S. Government Contract No. DE-ACO6-87RL10930

Mo/Day/Yr             Page         Inquiry No.     This order is     Certified Under        Vendor         Order
                                                   Priority rated    D.P.A.S. Reg.           Code           No.
                                                   DOE-E             (15CFR350)

03/08/95              1          DE-AC06-87RL1930                         4994                          WHC-380393, Mod.
1

Effective date 10/01/94
Agreement date 02/17/95

ITEM    QUANTITY      DESCRIPTION        UNIT PRICE    TOTAL PRICE
--------------------------------------------------------------------------------

        Subcontract WHC-380393, Part I

          1. The fees for Fiscal Year 1995 shall be a base fee of $4,750,000 for the first six months and no base fee for the second six month period and an award fee and incentive fee pool of $14,250,000 for a total maximum available fee of $19,000,000, plus share of savings earned in accordance with this contract.

          2. Under Section B., Para. B-2, Period of Performance, delete March 31, 1996" and add in lieu thereof "March 31, 1997."

          3. Delete Sections C, D, E, F, G, H, and I in their entirety and add the enclosed Sections C, D, E, F, G, H, and I in lieu thereof.

          4.   In Section J, List of Attachments, add the following:

               "ATTACHMENT D - PERSONAL PROPERTY MANAGEMENT CRITERIA AND PERFORMANCE MEASURES"

               and add the enclosed Attachment D to Section J.

          All other terms and conditions remain unchanged as a result of this modification. This agreement is subject to any required U.S. Department of Energy approvals.


           /s/                3/8/95                /s/          3/8/95
----------------------------  -------------   -----------------  ---------------
     R. E. Tiller             Date            A. L. Trego        Date
     Executive President and                  President
     Acting General Manager                   Westinghouse
     ICF Kaiser Hanford                       Hanford Company
     Company

                                                                      WHC-380393
                                                               Section B, Page i



                              PART I - SECTION B

                     SUPPLIES OR SERVICES AND PRICES/COSTS



                               TABLE OF CONTENTS

Subsection                           Title                             Page

B-1                      Obligation of Funds                             1

B-2                      Period of Performance                           1


                                                                      WHC-380393
                                                               Section B, Page 1


                               PART I - SECTION B

                     SUPPLIES OR SERVICES AND PRICES/COSTS



B-1  OBLIGATION OF FUNDS
     -------------------

     The total amount of funds presently obligated by WHC with respect to this subcontract is $830,352,000. Such amount may be increased or decreased in accordance with Clause I-66 of this subcontract.

B-2  PERIOD OF PERFORMANCE
     ---------------------

     The period of performance for the work specified in Section C will be performed under a subcontract with a two and one-half (2-1/2) year basic period commencing on October 1, 1994, and continuing through March 31, 1997.

                                                                      WHC-380393
                                                               Section C, Page i





                               PART I - SECTION C

               STATEMENT OF WORK - ENGINEER/CONSTRUCTOR CONTRACT

                                                                      WHC-380393
                                                               Section C, Page 1



                               PART I - SECTION C

              STATEMENT OF WORK - ENGINEER/CONSTRUCTOR SUBCONTRACT

A.   SUMMARY STATEMENT OF WORK
     -------------------------

     1. ICF KH shall furnish all labor, material, management, and supervision necessary for the performance of construction, construction management, maintenance, repair, and other construction related services in a safe, cost effective manner. ICF KH shall maintain and manage an engineering staff for the purpose of providing engineering support and such technical services as may be specifically identified in connection with the above stated purposes. The construction work shall consist of two distinct types: construction and construction management.

     2. ICF KH will perform various onsite engineering services and such other related technical services as may be required and assigned by WHC. These engineering services will include Title I -Preliminary Design services, Title II - Definitive Design Services, and Title III - Engineering and Inspection during Construction. In addition, ICF KH will perform engineering studies and conceptual design in support of anticipated construction projects; maintain an up to date and accurate engineering catalog file; maintain accurate and up to date Hanford Standards and Specifications; and provide field survey services. The work will require knowledge of and experience in, but not limited to, nuclear process and waste management systems and research facilities including consideration for remotely operated mechanical transfer and maintenance devices, hot cell arrangements, shielding, remote viewing methods, and heat removal systems.

     3. ICF KH will perform work involving force account construction under radiological and nonradiological conditions and/or during scheduled and unscheduled plant shutdowns. These conditions often make scheduling difficult and preparation of definitive design and competitive subcontracting sometimes impractical. However, cost-type work assigned to ICF KH shall, when appropriate and to the extent possible, be subcontracted as competitive fixed-price subcontracts.

          In addition to industrial grade construction, the work will include fabrication of nuclear vessels, piping, and appurtenances which are subject to very stringent requirements. The work entails providing highly skilled craftsmen (electricians,

                                                                      WHC-380393
                                                               Section C, Page 2


          pipefitters, boilermakers, millwrights, sheetmetal workers, ironworkers, etc.) as necessary to support force account work.

     4. ICF KH will perform construction management (CM) services on projects and provide dedicated CM staff and services on major projects which will include providing a wide range of professional services relating to management of a project during the predesign, design, and/or construction phases.

     5. DOE and WHC will furnish ICF KH all necessary facilities, equipment, and other property for the performance of these services.

     6. ICF KH undertakes and promises to establish, maintain, and manage the required staff to effectively and efficiently utilize facilities, materials, and property furnished, and to perform said work and services upon the terms and conditions herein provided and in accordance with such direction and instructions consistent with this subcontract which WHC may deem necessary and give to ICF KH from time to time.

     7. The preponderance of the work assigned to ICF KH may be generated via work orders from other onsite contractors. Accordingly, for each assigned task it will be necessary for ICF KH to work with, receive direction and guidance from, and maintain liaison with the other onsite contractors, as well as WHC personnel.

B.   FUNCTIONS AND RESPONSIBILITIES
     ------------------------------

     ICF KH shall be responsible for providing services as necessary for the timely and cost effective performance of the work, including but not necessarily limited to the following:

     1.   Statement of Engineering Services.  ICF KH shall furnish the
          ---------------------------------
          engineering services described in Pre-Title I, Titles I, II, and III below, subject to such further detailed requirements as may be appended to this subcontract by agreement of the parties and instructions as may be issued by WHC from time to time.

          (a)  Pre-Title I -Engineering Studies, Functional Documentation, and
               ---------------------------------------------------------------
               Conceptual Design
               -----------------

               Conduct engineering studies, support development of the Functional Design Criteria, and prepare preliminary sketches, drawings, layout plans, cost estimates, schedules, and reports showing features and characteristics of various concepts proposed to meet WHC's requirements. The designs and reports shall be prepared in such form and furnished in such quantity as directed.

                                                                      WHC-380393
                                                               Section C, Page 3



          (b)  Title I - Preliminary Design Services
               -------------------------------------

               (1) Conduct or arrange for, and supervise, all necessary topographical and other field surveys, the preparation of maps, necessary test borings and other subsurface investigations.

               (2) Consult and collaborate with WHC or its designees to determine the requirements which will govern design of the project and to establish architectural and engineering criteria for such design.

               (3) Conduct preliminary studies and prepare preliminary sketches, drawings, layout plans, outline specifications and reports showing features and characteristics of the design proposed to meet WHC's requirements. The drawings, plans and outline specifications shall be prepared in such form and furnished in such quantity as directed.

               (4) Prepare or assist in the preparation of preliminary estimates of cost and time schedules for completion of the design, and construction.

          (c)  Title II - Definitive Design Services
               -------------------------------------

               (1) Upon approval of preliminary plans and estimates, undertake definitive design of the project.

               (2) Undertake restudy and redesign work due to minor deviations from approved preliminary work as may be required.

               (3) Prepare and furnish complete sets of working drawings, details and specifications for construction, in such form and quantity as may be required.

               (4) Prepare or assist in the preparation of a detailed estimate of the cost of construction based on the approved working drawings and specifications.

               (5) Assist in securing, analyzing, and evaluating construction bids and proposals.

               (6) When requested, consult with and advise WHC or its designees on any questions which may arise in connection with the engineering services described in this subcontract.

                                                                      WHC-380393
                                                               Section C, Page 4


          (d)  Title III - Engineering and Inspection during Construction
               ----------------------------------------------------------

               (1) Furnish and maintain governing lines and bench marks to provide horizontal and vertical controls to which construction may be referred.

               (2) Check and approve, or require revision of, all vendor's shop drawings to assure conformity with the approved working drawings and specifications.

               (3) Inspect the execution of construction so as to assure adherence to approved working drawings and specifications.

               (4) Inspect construction workmanship and materials, and equipment, and report as to their conformity or nonconformity to the approved working drawings and specifications.

               (5) Make or procure such field or laboratory tests of construction workmanship and materials, and equipment as required.

               (6) Assist in the preparation of estimates of reasonable amounts of increase or decrease in subcontract price and/or subcontract completion time for subcontract modifications, evaluate proposals submitted by the constructor for such subcontract adjustments and make recommendations for use in negotiating.

               (7) Prepare reports and make recommendations on status of deliveries of materials and equipment as required.

               (8) Prepare inspection reports and other reports of the progress of construction, as may be required.

               (9) Furnish reproducible "as-built" record drawings and marked up specifications showing construction as actually accomplished.

     2.   Statement of Construction Services.  ICF KH shall furnish the
          -----------------------------------
          construction services described below, subject to such further detailed requirements as may be appended to this subcontract by agreement of the parties and instructions as may be issued by WHC from time to time.

          (a)  Broad project planning - Provide overall project planning and
               ----------------------
               scheduling, establish a dedicated project organization, as required, and consult with WHC, or its designee.

                                                                      WHC-380393
                                                               Section C, Page 5


               Planning should be performed by highest level of ICF KH's officers, technical personnel, and project manager.

          (b)  Field planning - Establish and activate/deactivate  necessary
               --------------
               field organizations in geographically separate field locations within the Hanford Site. ICF KH shall provide detailed project planning and scheduling for construction of facilities.

          (c)  Labor supervision -  Provide direct supervision of manual
               -----------------
               employees, performed by ICF KH's staff, such as superintendents and foremen (some salaried and some hourly rate). This includes ICF KH's personnel to coordinate and expedite the work of subcontractors.

          (d)  Force account work - Perform work covered by the Davis-Bacon Act
               ------------------
               with its own forces, in lieu of subcontracting when the scope cannot be sufficiently definitized for firm-fixed price subcontracting. However, every reasonable effort should be made to subcontract work.

          (e)  Quality Control - Provide those services necessary to control and
               ---------------
               verify the features and characteristics of construction to specified requirements.

          (f)  Welding - Provide welding procedures and welder qualification
               -------
               services.

          (g)  Construction Management - Provide construction management (CM)
               -----------------------
               services on projects and provide dedicated CM staff and services on major projects. The required CM services include day-to-day construction management/contract administration of competitively bid fixed price subcontracts. Provide orientation and training for construction subcontractors relative to policies and requirements applicable to performing work at the Hanford Site and assure subcontractors comply with these policies and requirements.

     3.   Statement of Administrative Services - ICF KH shall furnish the
          ------------------------------------
          administrative services described below, subject to such further detailed requirements as may be appended to this subcontract by agreement of the parties and instructions as may be issued by WHC from time to time.

          (a)  Financial management - Including general and cost accounting,
               --------------------
               payroll, internal audit, and budget functions.

                                                                      WHC-380393
                                                               Section C, Page 6


          (b)  Property management - Maintain a property management program for
               -------------------
               personal property and equipment assigned.

          (c)  Shop and warehouse operations - Operate centralized shops and
               -----------------------------
               warehouses in support of construction by ICF KH forces. Warehouse activities will generally be limited to receiving and distribution in support of specific project activities.

          (d)  Facility custodianship -Perform maintenance and upgrading of
               ----------------------
               facilities and equipment as required for assigned Government furnished buildings and grounds.

          (e)  Project management system - Provide a project management system
               -------------------------
               for controlling the engineering and construction work including a project cost and schedule control system, an estimating system, and a scheduling system.

          (f)  Quality assurance - Perform those planned and systematic actions
               -----------------
               necessary to provide adequate confidence that a structure, facility, system, or component will perform satisfactorily in service. Quality assurance is to assure that components, systems, and processes are designed, developed, constructed, and tested according to sound engineering standards, quality practices, and technical specifications.

          (g)  Safety - Maintain effective environmental, safety, health, and
               ------
               emergency preparedness programs.

          (h)  Personnel management and labor relations - Provide work force
               ----------------------------------------
               mobilization and demobilization, labor-management relations, collective bargaining, etc. Maintenance of a qualified central and field staff commensurate with the workload.

          (i)  Procurement and Subcontracting - Solicit, award, and administer
               ------------------------------
               construction subcontracts and purchase orders,    including
               coordinating and expediting the work of vendors. ICF KH shall develop and utilize a small/small disadvantaged business subcontracting program.

          (j)  Value Engineering (VE) - Maintain an effective VE program and
               ----------------------
               perform VE analyses and studies.

     4.   Site Operations Support Services - ICF KH will support site operations
          --------------------------------
          for WHC and its subcontractors at Hanford. ICF KH will perform, but will not be limited to: maintenance, repair, and operations of the physical site, including general purpose facilities, vehicles, roads, railways, utilities, sewers, and

                                                                      WHC-380393
                                                               Section C, Page 7



          water; fabrication and testing activities supporting construction and operation of facilities and processes; crane and rigging services; custodial operations; transportation system operations and maintenance; excavation permits; the Hanford Site landlord projects; design/drafting services; and Computer-Aided Design (CAD)/mapping services.

C.   RELATED SERVICES
     ----------------

     In addition to the services specifically described elsewhere in this Section C, ICF KH shall perform services at Hanford or elsewhere to the extent it is able to do so without substantially interfering with its other work under this Section C and as approved or directed in writing by WHC as follows: (a) services incidental and related to the services described in other provisions of this Section C, (b) services which are related to the mission of the subcontract for other Federal agencies under interagency agreements entered into by those agencies and DOE under the Economy Act or other legal authority, (c) services in support of other DOE Programs at Hanford or elsewhere when the work involved has been determined by WHC to be within the unique capabilities of ICF KH or to be within the special engineering and technical capabilities of ICF KH and the urgent need for the services preclude acquiring them from another source, (d) services to be performed under WHC's Work For Others Program where WHC has determined that the services are related to the mission of the subcontract, or are within the special engineering and technical capabilities of ICF KH and are not available on a timely basis and at a reasonable cost from another source, and (e) work to reduce costs at Hanford by economically diversifying the Hanford regional economy, and moderating negative outsourcing, increased competition, technology transfer, right-sizing, re-engineering, re-inventing, and other changes to the Hanford business environment now under way or which may develop. Work to be performed under subsection C-2 may include, but is not necessarily limited to, security systems, engineering support, quality assurance, engineering assistance, and railroad support.

                                                                      WHC-380393
                                                               Section D, Page i

                               PART I - SECTION D



                            This section is reserved

                                                                      WHC-380393
                                                              Sectiion E, Page i



                               PART I - SECTION E

                           INSPECTION AND ACCEPTANCE



                               TABLE OF CONTENTS

Subsection                           Title                             Page

E-1            Final Inspection and Acceptance                            1

                                                                      WHC-380393
                                                              Sectiion E, Page 1

                               PART I - SECTION E

                           INSPECTION AND ACCEPTANCE

E-1  FINAL INSPECTION AND ACCEPTANCE
     -------------------------------

     The Hanford Site, Richland, Washington, is designated as the point of final inspection and acceptance by Westinghouse Hanford Company or designated representative for all work performed under this subcontract.

                                (End of clause)

                                                                      WHC-380393
                                                               Section F, Page i



                               PART I - SECTION F


                            This section is reserved

                                                                      WHC-380393
                                                               Section G, Page i

                               PART I - SECTION G

                          CONTRACT ADMINISTRATION DATA


                               TABLE OF CONTENTS

Subsection                       Title                     Page

G-1           Representations and Certifications              1

G-2           Principal Place of Performance and Delivery     1

G-3           Modification Authority                          1

                                                                      WHC-380393
                                                               Section G, Page 1

                               PART I - SECTION G

                          CONTRACT ADMINISTRATION DATA

G-1  REPRESENTATIONS AND CERTIFICATIONS
     ----------------------------------

     The Representations and Certifications dated March 8, 1995 for WHC-380393 are hereby incorporated into this subcontract.

G-2  PRINCIPAL PLACE OF PERFORMANCE AND DELIVERY
     -------------------------------------------

     The principal place of performance of this subcontract shall be at the Hanford Site. All deliverable items shall be delivered to WHC or designee unless otherwise specified.

G-3  MODIFICATION AUTHORITY
     ----------------------

     Notwithstanding any of the other provisions of this subcontract,

     A. L. Trego, President, Westinghouse Hanford Company
     J. M. Knoll, Jr.; Director, Contracts and Management Services
     S. R. Morgan, Acting Manager, Contracts Administration
     L. M. Bogart, Contract Administrator

     shall be the only individuals on behalf of WHC authorized to:

     (a)  Accept nonconforming work;

     (b)  Waive any requirement of this subcontract; or

     (c)  Modify any term or condition of this subcontract.

                                                                      WHC-380393
                                                               Section H, Page i

                             PART I - THE SCHEDULE
                                   SECTION H
                         SPECIAL CONTRACT REQUIREMENTS

                               TABLE OF CONTENTS


Subsection                      Title                                       Page
----------                      -----                                       ----

H-1      BASE FEE, INCENTIVE FEES, AND AWARD FEE..........................     1

H-2      NEGOTIATED BASE FEE, INCENTIVE FEE, AND AWARD FEE (000)..........     4

H-3      SMALL BUSINESS AND SMALL DISADVANTAGED BUSINESS SUBCONTRACTING
         PLAN.............................................................     4

H-4      ASSIGNMENT OF CONTRACTS..........................................     4

H-5      GOVERNMENT-OWNED PROPERTY........................................     4

H-6      PUBLIC RELEASE OF INFORMATION....................................     5

H-7      DOE ORDERS AND DIRECTIVES........................................     5

H-8      OWNERSHIP OF RECORDS.............................................     6

H-9      REPORTING REQUIREMENTS...........................................     8

H-10     ENVIRONMENT, SAFETY AND HEALTH (GOVERNMENT OWNED OR LEASED)......     8

H-11     BUSINESS UNIT....................................................    10

H-12     SERVICES FROM CERTAIN APPROVED AFFILIATES........................    10

H-13     WORK CONTROL SYSTEM/TECHNICAL DIRECTION..........................    11

H-14     PRE-EXISTING CONDITIONS..........................................    13

H-15     PERFORMANCE BASED INCENTIVES.....................................    14

H-16     RESERVED.........................................................    14

H-17     MAKE-OR-BUY, ECONOMIC TRANSITION AND OUTSOURCING PERFORMANCE
         INCENTIVE........................................................    15

H-18     RESERVED.........................................................    16

H-19     FACILITIES MANAGEMENT............................................    16

H-20     PROJECT CONTROL SYSTEM...........................................    18

H-21     FINANCIAL MANAGEMENT SYSTEM......................................    19

                                                                      WHC-380393
                                                              Section H, Page ii


H-22     INTEGRATED ACCOUNTING SYSTEM.....................................    19

H-23     WHISTLEBLOWER PROTECTION FOR SUBCONTRACTOR EMPLOYEES
         (JANUARY 1993)...................................................    19

H-24     WORK FOR OTHER FUNDING AUTHORIZATION.............................    19

H-25     INCENTIVE FEE ARRANGEMENT........................................    20

H-26     ADVANCE AGREEMENT UNDERSTANDING ON ALLOWABLE COSTS...............    20

H-27     COST, SCHEDULE, AND SAFETY PERFORMANCE INCENTIVE FOR VALIDATED
         CONSTRUCTION PROJECTS............................................    20

H-28     RESERVED.........................................................    20

H-29     INSURANCE - LITIGATION AND CLAIMS................................    20

H-30     COSTS ASSOCIATED WITH DISCRIMINATORY EMPLOYEE ACTIONS............    23

H-31     INCORPORATION OF REVISED DEPARTMENTAL POLICIES AND PROCEDURES....    25

H-32     ENERGY EFFICIENCY AND WATER CONSERVATION.........................    25

H-33     SHARING OF SAVINGS, AWARD FEE, AND INCENTIVE FEE PROCESS.........    25

H-34     COST REDUCTION INITIATIVE AND INCENTIVE..........................    26

H-35     ADDITIONAL EVALUATION CRITERIA - USE OF  OBJECTIVE  STANDARDS OF
         PERFORMANCE......................................................    29

H-36     SUBCONTRACTOR'S MANAGERIAL PERSONNEL.............................    30

H-37     IMPLEMENTATION OF THE HANFORD SITE STABILIZATION AGREEMENT.......    31

H-38     WORK AT THE HANFORD SITE.........................................    33

                                                                      WHC-380393
                                                               Section H, Page 1

                                   SECTION H

                         SPECIAL CONTRACT REQUIREMENTS


H-1  BASE FEE, INCENTIVE FEES, AND AWARD FEE

     (a) (Deviation)  Incentive Fee and Award Fee

          It is herewith agreed that incentive fees and award fees, to be determined in accordance with the provisions of this subcontract, are available for payment in accordance with the terms of this subcontract.

     (b)  (Deviation) Fee Negotiations.

          Prior to the beginning of each fiscal year under this subcontract, or other appropriate period as mutually agreed upon, Westinghouse Hanford Company (WHC) and ICF Kaiser Hanford Company (ICF KH) shall enter into negotiations of a fee pool, and a base fee. This subcontract shall be modified at the conclusion of each negotiation to reflect the negotiated amount of the above. It is herein agreed the award fee amount shall be assigned to evaluation periods of six (6) months in duration. If the parties are unable to agree on reasonable fees, the WHC Fee Determination Official (FDO) shall unilaterally determine the fee pool and a base fee.

          This determination regarding the fee pool and base fee shall be subject to the clause of this subcontract entitled, "Disputes."

     (c)  Determination of Award Fee Earned.

          (1) WHC, with the approval of U.S. Department of Energy (DOE), Richland Operations Office (RL), shall, at the conclusion of each specified evaluation period, evaluate ICF KH's performance for a determination of award fee earned.

          (2) For this subcontract, the FDO will be the President, WHC. ICF KH agrees that the determination as to the amount of award fee earned will be made by the WHC FDO and such determination is binding on both parties and shall not be subject to appeal under the "Disputes" clause or any other appeal clause.

          (3) The evaluation of ICF KH's performance shall be in accordance with the Performance Evaluation Plan described in paragraph (d) below. ICF KH shall be promptly advised in writing of the determination, and the reasons why the award fee was or was not earned. While it is recognized that the basis for determination of the fee shall be the evaluation by WHC, in accordance with the Performance Evaluation Plan,

                                                                      WHC-380393
                                                               Section H, Page 2


               the FDO may also consider any information available to him/her which relates to ICF KH's performance of subcontract requirements. In the event that the ICF KH's performance is considered unacceptable in any areas of subcontract performance which is specified in the Performance Evaluation Plan, even if no weight or fee is specifically assigned to the particular performance area, the FDO may at his/her discretion determine ICF KH's overall performance to be unacceptable, and accordingly, may withhold the entire award fee for the evaluation period.

          (4) An award fee cycle usually consists of two (2) six-month award fee periods in a single fiscal year. Unearned award fee may be carried over within a single fiscal year, or other two-period fee negotiation cycle, as may have been agreed upon. The FDO may, at his/her sole discretion, specify in a fee determination that award fee not earned during the first evaluation period of a two-period fee cycle may be allocated to the second fee period in that fee cycle. ICF KH shall not, however, be entitled to earn any of this "carry-over" fee if its overall performance in the latter evaluation period does not reflect an improvement over the prior evaluation period. Overall performance evaluations in the second period which are equal to or the same as those in the first period shall not be considered as improvements providing entitlement to the carry-over portion of the award fee pool. If the single negotiation of a basic and the resulting award fee amount (fee cycle) will be for more than two (2) evaluation periods, unearned award fees in any one of the evaluation periods established by that negotiation may be carried over only to the next period covered by that negotiation. Fees unearned under one
               (1) fee cycle may not be carried forward to another fee cycle.

     (d)  Award Fee Performance Evaluation Plan (PEP)  (Deviation)

          (1) WHC shall establish unilaterally a Performance Evaluation Plan upon which the determination of the amount of award fee earned shall be based. Such Plan shall include the criteria to be considered under each area evaluated, the percentage of award fee available for each area, performance based incentives (PBI), and earnable fee attached to each PBI. ICF KH may present input, which WHC may consider and discuss with the subcontractor as part of the establishment of the plan. ICF KH's input must be received at least 90 days before the start of the six month evaluation period to be considered. A copy of the plan shall be provided to ICF KH prior to the start of an evaluation period.

                                                                      WHC-380393
                                                               Section H, Page 3


          (2) The Performance Evaluation Plan will set forth the criteria upon which the Subcontractor will be evaluated for performance relating to any technical, schedule, management, and/or cost objectives selected for evaluation (except that for those specific areas covered by a Performance Based or Cost Based Incentive, it is agreed that an award fee criteria will not apply twice to the same area of performance).

          (3) The Performance Evaluation Plan may, consistent with the subcontract Statement of Work, be revised unilaterally by WHC at any time during the evaluation period. Notification of such changes shall be provided to ICF KH at least thirty (30) calendar days prior to the change. Such changes to the Performance Evaluation Plan which occur during the evaluation period shall be in effect for at least sixty (60) days prior to the end of the period.

     (e)  ICF KH Self-Assessment.

          Following each evaluation period, ICF KH shall submit a self-assessment within seven (7) calendar days after the end of the period. This self-assessment shall address both the strengths and weaknesses of ICF KH's performance during the evaluation period. Where deficiencies in performance are noted, ICF KH shall describe the actions planned or taken to correct such deficiencies and avoid their recurrence. The FDO will review ICF KH's self-assessment as part of his/her evaluation of ICF KH's management during the period. An unrealistic self-assessment will result in lower award fee determinations. ICF KH will not be penalized for a realistic self-assessment, although deficiencies noted by ICF KH may be reflected in WHC's evaluation. The self-assessment itself will not be the basis for award fee determination.

     (f)  Schedule for Award Determinations.

          The FDO shall issue the final award fee determination in accordance with a schedule set forth in the Performance Evaluation Plan.
          However, a determination must be made within sixty (60) calendar days after the receipt by WHC of ICF KH's self-assessment discussed in paragraph (e) above. If the determination is delayed beyond that date, ICF KH shall be entitled to interest on the determined award fee amount, at the rate established by the Secretary of the Treasury under
          Section 12 of the Contract Disputes Act of 1978 (41 U.S.C. 611), that is in effect on the payment date. This rate is referred to as the "Renegotiation Board Interest Rate," and is published in the Federal Register semiannually on or about January 1 and July 1. The interest on any late award fee determination amount will accrue daily and be compounded in thirty (30)-day increments inclusive from the first day after the scheduled determination date through the actual date

                                                                      WHC-380393
                                                               Section H, Page 4


          the determination is issued. That is, interest accrued at the end of any thirty (30)-day period will be added to the determined amount of award fee and be subject to interest if not paid in the succeeding thirty-day period.

H-2  NEGOTIATED BASE FEE, INCENTIVE FEE, AND AWARD FEE (000)

                                                      Incentive   Max Available
Period                       Base Fee*    Award Fee      Fees         Fee
------                     -------------  ----------  ----------  -------------
October 1, 1993-           $7,500,000     $7,500,000               $15,000,000
September 30, 1994

October 1, 1994-           $4,750,000     $5,000,000  $9,250,000   $19,000,000
September 30, 1995

October 1, 1995-
September 30, 1996

October 1, 1996-
March 31, 1997

*See clause I-67, Payments and Advances, for information on payment of Base Fee.

H-3  SMALL BUSINESS AND SMALL DISADVANTAGED BUSINESS SUBCONTRACTING PLAN

     The Small Business and Small Disadvantaged Business Subcontracting Plan is hereby incorporated as Section J, Attachment D, Part III, and made a material part of this subcontract.

H-4  ASSIGNMENT OF CONTRACTS

     Existing contractual agreements entered into will be assigned to the successor Subcontractor upon execution of a new subcontract and/or upon the completion date of this subcontract extension. The contractual agreements shall include all (a) subcontracts and purchase orders; (b) agreements with domestic and foreign research organizations; (c) agreements with universities and colleges; and (d) other similar agreements. The successor Subcontractor should accept assignment of all existing contractual agreements within sixty (60) days from the effective date of its subcontract.

H-5  GOVERNMENT-OWNED PROPERTY

     Upon subcontract execution, ICF KH accept transfer of and accountability for all Government-owned property and equipment as identified in the Property Management Information System and the Nuclear Material Management and Safeguards System.

                                                                      WHC-380393
                                                               Section H, Page 5


H-6  PUBLIC RELEASE OF INFORMATION

     (a) ICF KH will be responsible for developing, planning, and coordinating proactive approaches to dissemination of timely information regarding ICF KH, WHC, or DOE unclassified activities onsite or, if appropriate, offsite. This includes but is not limited to operations (waste management, nuclear energy reactor operations, surplus facilities management), programs (environmental restoration, commercial waste management, conservation, decontamination and decommissioning), and research and development (advanced reactor research, renewable energy). This will be accomplished through coordination with WHC and/or DOE. Proactive communications or public affairs programs will include or make use of a variety of tools, among them public workshops, meetings or hearings, open houses, newsletters, press releases and/or conferences, audio/visual presentations, speeches, forums, and tours.

          The responsibility will be carried out in such a manner that the public, whether it is the media, citizen's groups, private citizens or local, state, or federal government officials, has a clear understanding of WHC or DOE activities at the Site.

     (b) ICF KH will be responsible for following established WHC or DOE procedures for clearances on all oral, written, and audio/visual information material prepared for public use. Such responsibility shall not apply to releases of information related solely to ICF KH advertisement or other non-DOE related communications.

H-7  DOE ORDERS AND DIRECTIVES

     Effective October 1, 1994, DOE Orders, directives and RL Implementing Procedures (RLIP) which are transmitted to ICF KH by WHC shall be implemented as follows:

     (a) Upon receipt of the new order, directive or RLIP, or revision thereto, ICF KH shall promptly review it for general agreement with the other terms and conditions of the subcontract and for funding impacts, if any.

     (b) If ICF KH considers the order, directive or RLIP to be consistent with the other terms of the subcontract, and it can be implemented within the existing funds, ICF KH shall consider the orders, directives or RLIP applicable, and will establish an implementation schedule and provide this information to the WHC within thirty (30) calendar days of receipt.

     (c) If ICF KH considers the orders, directives or RLIP to be inconsistent with the other terms of this subcontract, or the requirements cannot be implemented within the existing funds, ICF KH shall so advise WHC within thirty (30) calendar days of

                                                                      WHC-380393
                                                               Section H, Page 6

          receipt. The notice shall include the basis for the inconsistency and projected cost of implementation, if any. WHC shall review the Subcontractor's notice and shall unilaterally direct the appropriate course of action.

H-8  OWNERSHIP OF RECORDS

     (a)  DOE records.

          Except as provided in paragraph (b) of this clause, all records acquired or generated by ICF KH in its performance of this subcontract shall be the property of DOE, and shall be delivered to WHC or otherwise disposed of by ICF KH either as WHC may from time to time direct during the progress of the work or, in any event, as WHC shall direct upon completion or termination of the subcontract.

     (b)  ICF KH records.

          The following records are considered the property of ICF KH and are not within the scope of paragraph (a) above:

          (1) Personnel and medical records and files maintained on individual employees and applicants;

          (2) Employee Assistance Program and Employee Concerns Program records and files maintained on individual employees;

          (3)  Internal health and safety files;

          (4) Employee relations records and files such as records and files pertaining to:

               (i) Qualifications or suitability for employment of any employee, applicant, or former employee, subcontractor, or subcontractor employee records;

               (ii) Allegations, investigation, and resolution of employee misconduct;

               (iii)  Employee discipline;

               (iv)   Employee charges of discrimination;

               (v) Negotiations with any labor organization in connection with any labor contract;

               (vi)   Internal complaints, grievance records.

          (5) Records and files pertaining to wages, salaries, and benefits and wage, salary, and benefit administration;

                                                                      WHC-380393
                                                               Section H, Page 7


          (6) Privileged or confidential ICF KH financial and legal information and correspondence between ICF KH and other segments of ICF Kaiser, its financial institutions or other business segments of ICF KH or its Parent Corporations, but excluding records required for audit;

          (7) Internal legal files or documents containing attorney-client privileged materials or attorney work-product and which may be otherwise exempt from disclosure under FOIA, but not including such files or documents relating to litigation or other proceedings approved under Clause H-29, Insurance - Litigation and Claims."

          (8) Files involving litigation against the Subcontractor with respect to which WHC has not chosen to direct or approve the litigation pursuant to paragraph (a) of clause H-29, Insurance-Litigation and Claims;

          (9) Records maintained pursuant to paragraph (a)(11) of clause I-109, Technology Transfer.

          In the event of completion or termination of this subcontract, copies of any such ICF KH's own records shall be, except for numbers (6),
          (7), and (8) above and unless prohibited by law, delivered to WHC, DOE, or its designees.

     (c)  Inspection, copy, and audit of records.

          All records acquired or generated by ICF KH under this subcontract in the possession of ICF KH, including those described in paragraph (b) above, except for (b)(6), (7), and (8), shall be subject to inspection, copying, and audit by WHC and DOE at all reasonable times, and ICF KH shall afford WHC and DOE reasonable facilities for such inspection, copying, and audit; provided, however, that upon request by WHC and DOE, the ICF KH shall deliver such records to a location specified by WHC and DOE for inspection, copying, and audit.

     (d)  Applicability.

          The provisions of paragraphs (b) and (c) of this clause apply to all records described therein without regard to the date or origination of any such record.

     (e)  Records retention standards.

          Special records retention standards, described in DOE Order 1324.2A, Records Disposition, as amended, are applicable, for the classes of records described therein.

                                                                      WHC-380393
                                                               Section H, Page 8


     (f)  Flowdown.

          ICF KH shall include the requirements of this clause in all subcontracts that are of a cost-reimbursement type if any of the following factors is present:

          (1) The value of the subcontract is greater than $2 million, (unless specifically waived by WHC);

          (2) WHC determines that the subcontract is, or involves, a critical task related to the subcontract, or,

          (3)  The subcontract includes any of the following clauses:

               970.5204-2   Safety and health (Government-owned or leased
                            facilities).
               970.5204-26 Nuclear facility safety applicability. 970.5204-41 Preservation of individual occupational radiation exposure records.


H-9  REPORTING REQUIREMENTS

     ICF KH shall continue to provide required reports.

H-10 ENVIRONMENT, SAFETY AND HEALTH (GOVERNMENT OWNED OR LEASED)

     (a) It is understood that it is the goal of both the WHC, DOE and ICF KH to conduct a responsible and comprehensive program to assure that the Hanford Site is an environmentally acceptable installation and is operated in a safe and healthy manner. It is WHC policy to use its best efforts to provide the funds or other resources necessary to achieve this purpose and to continue cooperating, along with ICF KH, with Federal and State agencies having interest in environmental matters to accomplish this purpose, and to maintain good relations with such agencies.

     (b) Performance of work under this subcontract shall be conducted in a manner that is protective of the environment and the health and safety of employees and the public. ICF KH shall comply with all applicable environmental, safety, and health requirements (including applicable permitting and reporting requirements) including federal, state, and local laws and regulations and DOE requirements.

          (i) WHC shall notify ICF KH , in writing of any noncompliance with applicable requirements. After receipt of such notice, ICF KH shall immediately take corrective action, consistent with Subsection H-13 of this contract and availability of funds. In the event that ICF KH fails to take corrective action, WHC may for cause, without prejudice to any other

                                                                      WHC-380393
                                                               Section H, Page 9


               legal or contractual rights of WHC, issue an order stopping all or any part of the work; thereafter, a start order for resumption of the work my be issued at the discretion of WHC. ICF KH shall not be entitled to an extension of time or additional fee or damages by reason of, or in connection with, any work stoppage that was appropriately ordered in accordance with this clause.

          (ii) If at any time during performance of the subcontract work, ICF KH's acts or failure to act causes substantial harm or an imminent danger to the health or safety of individual's or the environment, WHC may, without prejudice to any other legal or contractual rights of WHC, issue an order stopping such portion of the work as is reasonably necessary to adequately respond to such harm or danger; thereafter, a start order for resumption of the work may be issued at the discretion of WHC. ICF KH shall not be entitled to an extension of time or additional fee or damages by reason of, or in connection with, any work stoppage that was appropriately ordered in accordance with this clause.

     (c) ICF KH shall submit, within 30 days after the date of award of this subcontract modification, an environmental, safety, and health program management and implementation plan to WHC for review and approval.
          The plan shall describe the management systems to be employed to ensure that environmental, safety and health requirements are appropriately considered in all phases of contract activities. The plan shall also include provisions for an internal environmental, safety and health performance evaluation and corrective action system to provide management with a continuing assessment of the adequacy and implementation of the environmental, safety and health programs and assurance that deficiencies are corrected. The results of such evaluations shall be made available to WHC.

     (d) ICF KH shall include in all of its subcontracts, involving performance of work at the site, the provisions requiring subcontractors to comply with ICF KH'S environmental, safety and health requirements. However, such provisions in the subcontracts shall not relieve ICF KH of its obligations to assure compliance with the provisions of this clause for all aspects of the work.

     (e) ICF KH shall submit for approval to the DOE, through WHC, its policies, procedures and provisions for including reporting requirements, in subcontracts, with respect to work to be performed on-site at a DOE-owned or leased facility. These environmental safety and health requirements shall be in accordance with applicable DOE regulations, directives, and other DOE requirements. The subcontract provisions shall provide that no claim shall be made for adjustment in the subcontract amount or the performance schedule, or for damages, by reason of a stop work

                                                                      WHC-380393
                                                              Section H, Page 10

          order issued for failure to comply with environmental, safety and health regulations or requirements of DOE. The approved subcontract provisions shall be included in subcontract as appropriate.

H-11 BUSINESS UNIT

     The work performed by ICF KH under this subcontract shall be conducted by a separate business unit (division, segment, joint venture, etc.) separate from any parent unit. The business unit shall report directly to a home office, or special division as approved by WHC.

H-12 SERVICES FROM CERTAIN APPROVED AFFILIATES

     1. Subcontractor may obtain services constituting home office support from certain of its corporate affiliates. The corporate affiliates from which such services may be obtained are referred to herein as "Approved Affiliates." The Approved Affiliates are ICF Corporation International, Inc., ICF Resources Incorporated, ICF Incorporated, ICF Kaiser Engineers Group, Inc., ICF Kaiser Engineers, Inc., ICF Technology, Inc., CYGNA Group, and Tudor Engineering Company plus
                                                                       ----
          those that may be added from time-to-time in the future by Subcontractor with WHC's approval.

          The scope of the services include, but are not limited to, pension plan administration, legal assistance, technical assistance, in-plant expediting, labor relations, other personnel assistance, safety, internal audit services, and compensation program review. The Subcontractor shall obtain the approval of WHC on a case-by-case basis prior to obtaining such services. Approval will normally be obtained through the "Approval Letter" process.

          With respect to the services provided by the personnel of any Approved Affiliates to Subcontractor:

          (a) If the services are performed at the providing entity's home or branch office, reimbursement shall only include applicable allowable costs incurred in accordance with Subpart 31.2 of the Federal Acquisition Regulations as supplemented or modified by Subpart 931.2 of the Department of Energy Acquisition Regulations. Allowable costs will include direct costs and applicable indirect costs as approved by the Defense Contract Audit Agency (DCAA) or other cognizant Federal agency.

               Any profit or fee of the providing entity on its services may not be included as allowable costs. If the services of the Approved Affiliate are obtained non-competitively, cost of money shall not be an allowable cost. These limitations on profit or fee and cost of money are not applicable to

                                                                      WHC-380393
                                                              Section H, Page 11


               subcontracts awarded to an approved affiliate based on competition or market/catalog price.

          (b) If the services are performed by personnel on temporary assignments (less than 12 months duration) at the Hanford Site, or other designated locations away from the providing entity's home or branch office, reimbursement shall be in accordance with the foregoing Subparagraph (a) plus the travel and living allowance policies for temporary assignments in accordance with policies of the providing entity, not to exceed the applicable provisions of the Federal Travel Regulations. For temporary assignments greater than six months, indirect costs shall be based on an offsite rate (excluding rent and utilities costs of the office where such personnel are normally located) as approved by DCAA or other cognizant Federal Agency. Such temporarily assigned employees shall remain on the providing entity's payroll.

     2.   Services of Officers of Approved Affiliates

          Pursuant to Subparagraph (e)(25), Section I-77 of the Subcontract, Subcontractor will be reimbursed for the services of the officers of any Approved Affiliates, to the extent that such services are specifically in connection with the subcontract work and approved by WHC on a case-by-case basis. Allowable reimbursements will include actual salaries and payroll burdens, and travel and living allowances in accordance with the applicable Approved Affiliate's corporate policies, not to exceed the applicable provisions of the Federal Travel Regulations.

H-13 WORK CONTROL SYSTEM/TECHNICAL DIRECTION

     (a) By June 1, preceding the start of each fiscal year, WHC shall provide the Subcontractor a Statement of Work and Site Baseline Guidance (Work/Guidance) in accordance with the Site Management System for that year that conforms to the Description of Work specified in this WHC contract, in sufficient detail to develop a forecast of estimated costs and schedule for the performance thereof. ICF KH shall submit to WHC or other Designated Official, Multi-Year Program Plans/Fiscal Year Work Plans (MYPP/FYWPs) that specify the workscope, schedule, and estimated costs to be performed in the Work/Guidance. WHC will approve the MYPP/FYWPs and provide work authorization prior to the start of the fiscal year.

     (b) Proposed changes to the scope, schedule, or cost baselines contained in the MYPP/FYWPs, whether initiated by ICF KH or directed by WHC, will be documented by ICF KH via the change control process, and approved by WHC prior to the initiation of the modified work effort.

                                                                      WHC-380393
                                                              Section H, Page 12


     (c) Performance of the work under this subcontract shall be subject to the technical direction of the "Contracts Administrations Representatives"
          (CAR) who will be designated in writing by WHC. The term "technical direction" is defined to include, with limitation:

          (1) Directions to ICF KH which redirect the subcontract effort, shift work emphasis between work areas or tasks, require pursuit of certain lines of inquiry, fill in details, or otherwise serve to accomplish the subcontractual Description of Work.

          (2) Provision of written information to ICF KH which assists in the interpretation of drawings, specifications, or technical portions of the work description; or

          (3) Review and, where required by the subcontract, approval of technical reports, drawings, specifications, and technical information to be delivered by ICF KH to WHC under the subcontract.

     (d) Technical direction must be within the Description of Work stated in the subcontract. The CAR does not have the authority to and may not issue any technical direction which:

          (1) Constitutes a change in the subcontract as defined in the clause of the subcontract entitled "Changes."

          (2) Changes the base fee, incentive fee pools, and award fee, or the performance period of the subcontract;

          (3) Changes any of the express terms, conditions, or specifications of the subcontract; or

          (4) Interferes with the ICF KH's right to perform in accordance with the subcontract.

     (e) Technical direction which constitutes a change to the performance baseline as described in the MYPP/FYWPs will be documented by ICF KH, and approved by WHC, as noted in section (b) above.

     (f) All technical directions shall be issued in writing by WHC, and ICF KH has no obligation to perform until such written technical direction is received by ICF KH.

     (g) ICF KH shall proceed promptly with the performance of technical directions duly issued by WHC in the manner prescribed by this clause and within his/her authority under provision of this clause, except as noted in section (e) above.

                                                                      WHC-380393
                                                              Section H, Page 13


          If in the opinion of ICF KH, any instruction or direction falls within one of the categories defined in paragraphs (d)(1) through (d)(4) above, ICF KH shall not proceed, but shall notify WHC in writing, within ten (10) working days, after receipt of any such instruction or direction, and shall request WHC to modify the Work/Guidance, or the subcontract accordingly. Upon receiving the notification from ICF KH, WHC shall:

          (1) Advise ICF KH in writing, within fifteen (15) working days, after receipt of ICF KH's letter, that the technical direction is within the scope of Work/Guidance or the subcontract, and does not constitute a change under the "Changes" clause of the contract;

          (2) Inform ICF KH in writing, within fifteen (15) working days, after receipt of ICF KH's letter, not to perform under the direction and cancel the direction; or

          (3) Advise ICF KH, within fifteen (15) working days, that WHC will issue a written change to the Work/Guidance or the subcontract.

     (h) A failure of ICF KH and WHC to agree that the technical direction is within the Description of Work, or a failure to agree upon the appropriate action to be taken, with respect thereto, shall be subject to the provisions of the clause entitled "Disputes," of this subcontract.

H-14 PRE-EXISTING CONDITIONS

     The Government shall indemnify, protect, and hold ICF KH harmless from and against any and all civil liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving strict or absolute liability), actions, suits, costs, expenses, and disbursements (including, without limitation, legal fees and expenses) of any kind and nature whatsoever which may be incurred by, imposed on, or asserted against ICF KH in any way relating to or arising out of any act or failure to act on the part of any person, and relating to any part of the facility at the site(s) managed under this subcontract or any areas adjacent thereto which act or failure to act occurred before ICF KH assumed responsibility for site(s) (October 1, 1993) managed under this subcontract. For acts or omissions of ICF KH's employees, officers, and directors during the period March 1, 1987, to September 30, 1993, ICF KH will be indemnified and protected or will be held responsible, as appropriate, in accordance with the provisions of the subcontract in existence prior to October 1, 1993. New conditions created or caused by ICF KH and coming into being after October 1, 1993, are not considered "pre-existing conditions." To the extent the acts or omissions constituting willful misconduct, lack of good faith, or failure to exercise prudent business judgement of ICF KH managerial personnel as defined in paragraph H-36, "Subcontractor Managerial

                                                                      WHC-380393
                                                              Section H, Page 14

     Personnel," acting after October 1, 1993, cause or add to any fine or penalty resulting from a pre-existing condition (i.e., one in existence prior to October 1, 1993), ICF KH will be responsible only for added incremental costs in accordance with the terms and conditions of this subcontract. This clause does not relieve ICF KH of the duty to inspect existing facilities and identifying to the Government such pre-existing conditions or areas of noncompliance nor does it relieve ICF KH from the responsibility to take corrective action with respect to pre-existing conditions as directed by WHC or as required elsewhere in this subcontract. The provisions of this clause are subject to the availability of funds appropriated by Congress.

     Additionally, any liability, obligation, loss, damage, claim (including without limitation, a claim involving strict or absolute liability or an accountability event/claim by DOE), action, suit, fine or penalty, cost, expense or disbursement, which may be incurred or imposed, or asserted by any party and arising out of any act or failure to act which occurred before October 1, 1994, in conjunction with the performance of this contract, shall be deemed incurred under the contractual terms and conditions in effect at the time of the action or occurrence in question.

H-15 PERFORMANCE BASED INCENTIVES

     WHC may, at its sole discretion, establish Performance Based Incentives
     (PBI) which will be described and provided to ICF KH in writing annually or at other times as determined by WHC. ICF KH may present input, which WHC may consider and discuss with ICF KH as part of the establishment of the PBIs. ICF KH's input must be received by July 1 of each year. PBIs will provide for ICF KH to earn or forfeit fee as described in the Performance Evaluation Plan (PEP) from an incentive fee pool. While ICF KH may earn or forfeit fee as a result of performance on the individual incentives described, the net fee earned from the pool cannot be less than zero. Changes in work scope or changes in the prioritization of work scope during the performance period may present opportunities for the addition of new/revised Performance Based Incentives. ICF KH may present proposals for modification of, or additions to the PBIs. Upon mutual agreement between the parties, new or revised PBIs will be established in writing, providing for the earning or forfeiture of fee as described above. Fees earned by way of the addition of new or revised PBIs will be payable out of the unearned PBI fee pool established for the year; however, if ICF KH has failed to satisfy the requirements for a PBI award, then the PBI dollars associated with that award are permanently lost and are not subject to reallocation. From time to time, WHC may add PBIs in response to changing priorities. In these cases incentive funding may be shifted from the award fee pool.

H-16 RESERVED

                                                                      WHC-380393
                                                              Section H, Page 15


H-17 MAKE-OR-BUY, ECONOMIC TRANSITION AND OUTSOURCING PERFORMANCE INCENTIVE

     (a) Make-or-Buy. ICF KH shall perform make-or-buy analyses in accordance with a Make-or-Buy Plan prepared by ICF KH and participate in WHC's Make-or-Buy review process. A copy of the ICF KH plan shall be submitted to WHC for approval by February 15th, of each year. ICF KH is authorized to subcontract all work designated as "buy" in the approved plan, or as directed by the WHC Make-or-Buy Review Board. Authorization will be granted only if determined to be advantageous to WHC or DOE in consideration of overall site business strategy and consistent with the Site Economic Transition program.

          If ICF KH proposes to change the plan by adding or deleting scopes of work to the list of outsourcing targets, ICF KH shall, no less than 30 days prior to the issuance of a solicitation for such an outsourcing subcontract: (1) request approval of WHC in writing and (2) submit justification in sufficient detail to permit evaluation. Modification of the Make-or-Buy Plan shall be effective upon appropriate coordination and concurrence by the RL-STI Office and approval of WHC.

          In the absence of a Make-or-Buy Plan, ICF KH shall obtain approval of WHC prior to the award of any subcontract for work historically performed by in-house work forces.

          ICF KH is permitted and encouraged to add additional work scopes to the outsourcing target list.

     (b) Make-or-Buy Process and Special Considerations. ICF KH shall evaluate scopes of work historically performed by in-house work forces and conduct evaluations consistent with a Make-or-Buy Review Board Handbook produced and maintained by ICF KH.

          In its deliberations, ICF KH will fully consider bargaining unit issues and will not proceed with outsourcing actions that are unfair or inconsistent with the collective bargaining agreements. ICF KH's Labor Relations specialists shall participate in the review process as advisors and shall have authority to ensure that actions are consistent with the provisions of the collective bargaining agreements.

          ICF KH recommendations shall be documented and will address factors such as:

          1. Total Cost and a comparison of in-house costs, including residual in-house cost, with estimated subcontract costs.
          2.   Socio-Economic Factors and Regional Economic Diversification
          3.   Diversity in subcontracting (high priority)
          4.   Availability and Reliability of Alternative Source(s)   and
               Schedule Implications

                                                                      WHC-380393
                                                              Section H, Page 16

          5.   Security and Quality Requirements
          6.   Maintenance of Core Competencies
          7.   Complexity of Work and Anticipated Changes
          8.   Fair Treatment of Bargaining Unit and Non-Bargaining Unit
               Personnel

          ICF KH may involve or consider suggestions from external resources in its Make-or-Buy deliberations but is not obligated to do so.

     (c) Outsourcing Incentive. ICF KH shall be entitled to an outsourcing incentive of 15 percent of the savings realized from the outsourcing for the first twelve (12) month period. Savings for the purpose of calculating fee shall be defined as the difference between the historical cost of in-house performance and the subcontract cost less the incremental cost of ICF KH incident to the Make-or-Buy review process.

          The 15 percent incentive above shall be realized from savings at the time of subcontract award for fixed price or fixed unit priced subcontracts, as compared to historically incurred in-house costs.
          For cost reimbursement type subcontracts, the 15 percent fee will be paid at the conclusion of the 12 month period following award, after actual costs are compared to historically incurred in-house costs. No additional funds will be added to the contract value, nor will funds from the incentive pools be used to pay the 15 percent inventive.

          ICF KH shall track administrative costs of this Make-or-Buy program. ICF KH is also required to submit cost or pricing data (as defined under FAR 15.804) to substantiate the in-house costs. For savings that exceed $100,000, subcontractor is required to certify the accuracy and completeness of the data in accordance with FAR 15.804-4. For fixed price of fixed unit price subcontracts, cost or pricing data must be submitted prior to award. For cost reimbursement type subcontracts, cost or pricing data must be submitted 12 months following award to assist in determining the savings (if any) actually achieved. Only those Make-or-Buy savings applicable to FY 1995 can count toward the Cost Base Incentive cost reduction target described in this contract but such savings shall not entitle ICF KH to an additional fee beyond the 15 percent payable under this provision.

H-18 RESERVED

H-19 FACILITIES MANAGEMENT

     (a)  Site development.

          WHC shall provide to ICF KH site development guidance for the facilities and lands for which ICF KH is responsible under the terms and conditions of this subcontract. Based upon this

                                                                      WHC-380393
                                                              Section H, Page 17

          guidance, ICF KH shall prepare, and maintain through annual updates, a Long-Range Site Development Plan (Plan) to reflect those actions necessary to keep the development of these facilities current with the needs of WHC and allow ICF KH to successfully accomplish the work required under this subcontract. In developing this Plan, ICF KH shall follow the procedural guidance set forth in the DOE directive entitled Site Development Planning. ICF KH shall use the Plan to manage and control the development of facilities and lands. All plans and revisions shall be approved by WHC.

     (b)  General design criteria.

          The general design criteria which shall be utilized by ICF KH in managing the site for which it is responsible under this subcontract are those specified in the DOE directive entitled General Design Criteria. ICF KH shall comply with these mandatory, minimally acceptable requirements for all facility designs with regard to any building acquisition, new facility, facility addition or alteration, or facility lease undertaken as part of the site development activities of paragraph (a) above. This includes onsite constructed buildings, pre-engineered buildings, plan-fabricated modular buildings, and temporary facilities. For existing facilities, original design criteria apply to the structure in general; however, additions or modifications shall comply with this directive and the associated latest editions of the references therein. An exception may be granted for offsite office space being leased by ICF KH on a temporary basis.

     (c)  Maintenance management.

          In its management of property, on the site for which it is responsible under this subcontract, ICF KH shall comply with the provisions of the DOE Directive entitled Maintenance Management Programs, requiring the establishment and execution of a maintenance management program for all property under ICF KH's control. ICF KH shall maintain property for which it is accountable in a manner which promotes operational safety, environmental protection and compliance, property preservation, and cost effectiveness. ICF KH shall maintain property to enhance the property's ability, throughout its life, to meet the requirements for which it was designed. This will include periodic examination of the property to determine any deterioration or technical obsolescence which may threaten performance or safety.

                                                                      WHC-380393
                                                              Section H, Page 18

     (d)  Energy management.

          ICF KH shall manage the facilities for which it is responsible under the terms and conditions of this subcontract in an energy efficient manner in accordance with the DOE directive entitled In-House Energy Management. ICF KH shall develop a ten (10)-year energy management plan for each site with annual reviews and revisions. ICF KH shall submit an annual report on progress toward achieving the goals of the ten (10)-year plan for each individual site, and an energy conservation analysis report for each new building or building addition project. Any acquisition of utility services by ICF KH shall be conducted in accordance with 970.0803.


     (e)  Capital assets management.

          ICF KH shall manage the planning, programming, and budgeting for the capital assets of the site for which ICF KH is responsible under the terms and conditions of this subcontract according to, and consistent with, the requirements of the DOE directive entitled Capital Assets Management Process. ICF KH shall prepare and submit to WHC all appropriate data and documents required by the directive for that site.

     (f)  Subcontract requirements.

          To the extent ICF KH subcontracts performance of any of the responsibilities discussed in this clause, the subcontract shall contain the requirements of this clause relative to the subcontracted responsibilities.

H-20 PROJECT CONTROL SYSTEM

     (a) In the performance of this subcontract, ICF KH shall establish, maintain and use a project control system meeting the requirements specified in the subcontract, in DOE Notice 4700.5, "Project Control System Guidelines" and any other system requirements defined by WHC. ICF KH may use a pre-existing project control system if such system satisfies the requirements of DOE Notice 4700.5. ICF KH shall not make any significant changes to the approved system without the prior written approval of WHC.

     (b) ICF KH shall provide WHC or his authorized representative with access to all pertinent records, data, plans for the purposes of initial approval, approval of proposed changes, and the operation of the project control system.

     (c) ICF KH shall set forth applicable project control system requirements in those subcontracts identified by WHC. ICF KH shall incorporate in the identified subcontracts provisions for

                                                                      WHC-380393
                                                              Section H, Page 19

          review and surveillance of the subcontractor's systems. The review will be conducted by WHC, unless the Government, ICF KH, or subcontractor requests Government review.

H-21 FINANCIAL MANAGEMENT SYSTEM

     To the extent that ICF KH is not utilizing WHC Financial Management Systems, ICF KH shall maintain and administer a financial management system that includes an integrated accounting system and (1) is suitable to provide proper accounting in accordance with DOE requirements for assets, liabilities, and collections accruing to ICF KH in connection with the work under this subcontract, expenditures, costs, and encumbrances; (2) permits the preparation of accounts and accurate, reliable financial and statistical reports; and (3) assures that accountability for the assets can be maintained. ICF KH shall submit to WHC for written approval an annual plan for new financial management systems and/or subsystems and major enhancements and/or upgrades to the currently existing financial systems and/or subsystems. Any deviations from this plan must have prior written WHC approval.

H-22 INTEGRATED ACCOUNTING SYSTEM

     The integrated accounting procedures are required for use under this subcontract. ICF KH's financial management system shall include an integrated accounting system which is linked to DOE's accounts through the use of reciprocal accounts and which has electronic capability to transmit periodic self-balancing trial balances, as a minimum monthly and at year end, to the Department's Primary Accounting System for reporting financial activity under this subcontract in accordance with DOE's Financial Accounting Directives."

H-23 WHISTLEBLOWER PROTECTION FOR SUBCONTRACTOR EMPLOYEES (JANUARY 1993)

     (a) ICF KH shall comply with the requirements of the "DOE Contractor Employee Protection Program" at 10 CFR Part 708.
     (b) ICF KH shall insert or have inserted the substance of this clause, including this paragraph (b), in subcontracts, at all tiers, with respect to work performed onsite at a DOE-owned or leased facility, as provided for at 10 CFR Part 708.

H-24 WORK FOR OTHER FUNDING AUTHORIZATION

     ICF KH is permitted to provide advance payment utilizing ICF KH private funds for reimbursable work to be performed by ICF KH for non-federal entities in instances where advance payment from that entity is required pursuant to DOE policy and such advance cannot be obtained. ICF KH is also permitted to advance continuation funding utilizing ICF KH private funds for Federal entities when the term, or the funds on a federal interagency agreement have elapsed. Any uncollectible receivables resulting from ICF KH utilizing its own funding shall be the

                                                                      WHC-380393
                                                              Section H, Page 20


     responsibility of ICF KH and neither WHC or the United States Government shall not have any liability to ICF KH therefor.

H-25 INCENTIVE FEE ARRANGEMENT

     It is understood that the incentive fee arrangements under this subcontract include the incentive types (both cost and performance), number of incentives, amount available under the incentives as well as the method for determining fees earned and method of payment are applicable to the existing work scope only. At a reasonable time prior to entering into negotiations for the annual fee negotiations, WHC will examine the benefits received, if any, from the existing incentive fee arrangement and the mechanisms for implementation for effectiveness and ease of administration. WHC shall unilaterally determine if any or all of the incentive fees should continue at all, in part, or in their present form. At that time WHC will enter into discussions with ICF KH to determine new or changed fee arrangements.

H-26 ADVANCE AGREEMENT UNDERSTANDING ON ALLOWABLE COSTS

     In recognition of the potential liabilities arising from the work, the parties agree, in accordance with FAR 31.109, that the following agreement and understanding shall prevail in any claims involving questions of reasonableness, allocability, or other questions of allowability, fault or no-fault:

     No provision to this subcontract pertaining to indemnification or liabilities to third parties is intended to supersede or diminish or otherwise affect the indemnification provided by the Price-Anderson Act, as amended, for activities covered by the Act.

H-27 COST, SCHEDULE, AND SAFETY PERFORMANCE INCENTIVE FOR VALIDATED CONSTRUCTION
     PROJECTS

     WHC and the Subcontractor are identifying incentive fee arrangements to apply to validated construction projects. When negotiations are completed, a modification to this subcontract will incorporate the incentive fee arrangement.

H-28 RESERVED

     H-29  INSURANCE - LITIGATION AND CLAIMS

     (a) ICF KH may, with the prior written authorization of WHC, and shall, upon the request of WHC, initiate litigation against third parties, including proceedings before administrative agencies, in connection with this subcontract. ICF KH shall proceed with such litigation in good faith and as directed from time to time by WHC and in accordance with DOE approved Subcontractor litigation management procedures.

                                                                      WHC-380393
                                                              Section H, Page 21


     (b) ICF KH shall give WHC immediate notice in writing of any action, including any proceeding before an administrative agency, filed against ICF KH arising out of the performance of this subcontract. Except as otherwise directed by WHC, in writing, ICF KH shall furnish immediately to WHC copies of all pertinent papers received by ICF KH with respect to such action.

     (c) (1) Except as provided in subparagraph (2) immediately following, ICF KH shall provide and maintain workers' compensation, employer's liability, comprehensive general liability (bodily injury), comprehensive automobile liability (bodily injury and property damage) insurance, and such other bonds and insurance required by law, this subcontract, or by the written direction of WHC.

          (2) ICF KH may, with the approval of WHC, maintain a self-insurance program; provided that, with respect to workers' compensation, ICF KH is qualified pursuant to statutory authority.

          (3) All bonds and insurance required by this clause shall be in a form and amount and for those periods as WHC may require or approve and with sureties and insurers approved by WHC.

     (d) ICF KH agrees to submit for WHC's approval, to the extent and in the manner required by WHC, any other bonds and insurance that is maintained by ICF KH in connection with the performance of this subcontract and for which ICF KH seeks reimbursement.

     (e) Except as provided in subparagraphs (g) and (h) of this clause, ICF KH shall be reimbursed--

          (1) For that portion of the reasonable cost of bonds and insurance allocable to this contract required in accordance with subcontract terms or approved under this clause; and

          (2) For certain liabilities (and expenses incidental to such liabilities) to third persons not compensated by insurance or otherwise without regard to and as an exception to the clause of this subcontract entitled, "DEAR 970.5204-15," Obligation of Funds (Feb 1993)." These liabilities must arise out of the performance of this subcontract, whether or not caused by the negligence of ICF KH or of ICF KH's agents, servants, or employees, and must be represented by final judgments or settlements approved in writing by WHC. These liabilities are for--

               (i)    Loss of or damage to property;

               (ii) Losses, damages, or judgments of a type for which written approval by WHC has been provided (e.g.,

                                                                      WHC-380393
                                                              Section H, Page 22


                      medical malpractice, errors or omissions, and comprehensive general liability); or

               (iii)  Death or bodily injury.

     (f) WHC's liability under paragraph (e) of this clause is subject to the availability of appropriated funds at the time a contingency occurs. Nothing in this subcontract shall be construed as implying that the Congress will, at a later date, appropriate funds sufficient to meet deficiencies.

     (g) ICF KH shall not be reimbursed for liabilities (and expenses incidental to such liabilities)--

          (1) For which ICF KH is otherwise responsible by law or the provisions of this subcontract.

          (2) For which ICF KH has failed to insure or to maintain insurance as required by law or by written direction of WHC.

     (h) (1) Notwithstanding any other provision of this subcontract, ICF KH's liabilities to third persons are not allowable unless ICF KH demonstrates to WHC that such liabilities were not caused by either (i) the willful misconduct or lack of good faith of ICF KH's managerial personnel, or (ii) the failure of ICF KH's managerial personnel to exercise prudent business judgment.

          (2) Punitive damages are not allowable unless ICF KH establishes to the reasonable satisfaction of WHC that they were incurred as a result of compliance with specific terms and conditions of the subcontract or written instructions from WHC.

          (3) The cost of insurance procured by ICF KH to cover the third-party liabilities referenced in subparagraph (g)(1) of this clause is not allowable.

          (4) The term subcontractor's "managerial personnel" as used in subparagraph (h)(1) of this clause is defined in Paragraph H-36, "Subcontractor's Managerial Personnel."

     (i) ICF KH may at its own expense and not as an allowable cost procure for its own protection insurance to compensate ICF KH for any unallowable or nonreimbursable costs incurred in connection with subcontract performance.

     (j) If any suit or action is filed or any claim is made against ICF KH, the cost and expense of which may be reimbursable to ICF KH under this subcontract, and the risk of which is then uninsured or is insured for less than the amount claimed, ICF KH shall--

                                                                      WHC-380393
                                                              Section H, Page 23


          (1) Immediately notify WHC and promptly furnish copies of all pertinent papers received;

          (2) Authorize WHC representatives to collaborate with (i) in-house or approved outside counsel in settling or defending the claim, or
               (ii) counsel for the insurance carrier in settling or defending the claim when the amount of the liability claimed exceeds the amount of coverage, unless precluded by the terms of the insurance subcontract; and

          (3) Authorize WHC representatives to settle or defend the claim and to represent ICF KH in or to take charge of any litigation, if required by WHC, when the liability is not insured or covered by bond. ICF KH may, at its own expense, be associated with the Government representatives in any such claim or litigation.

H-30 COSTS ASSOCIATED WITH DISCRIMINATORY EMPLOYEE ACTIONS

     (a)  DEFINITIONS

          (1) "Costs" include any costs or expenses relating to an employee action, as defined below, incurred after the commencement of the employee action, including but not limited to back pay, damages or other award in the form of relief to the employee; administrative and clerical expenses; the cost of legal services whether provided by ICF KH or procured from outside sources; the costs of services of accountants, consultants or other experts retained by ICF KH; all elements of related compensation, costs and expenses of employees, officers and directors who are personally and substantially involved in the alleged discrimination or discriminatory acts, as defined below, forming the basis for the employee action; and any similar costs.

          (2) "Discrimination or Discriminatory Acts" means(s) discharge, demotion, reduction in pay, coercion, restraint, threats, intimidation or other similar negative action taken against an employee by ICF KH, as a result of activities protected by the statutes enumerated in 29 C.F.R. (S) 24.1(a).

          (3) "Employee Action" means an action filed in federal or state court for redress of discrimination or discriminatory action by ICF KH, an employee action brought under 29 C.F.R. Part 24. Expressly excluded from this definition are actions filed by individuals who are not employees of ICF KH or actions filed under 10 C.F.R.
               Part 708.

                                                                      WHC-380393
                                                              Section H, Page 24


     (b) Costs incurred in the investigation and/or defense of an employee action under this section shall be differentiated and accounted for by ICF KH so as to be separately identifiable. Such costs may not be paid from the advance funding provided pursuant to this subcontract, whether that funding be in the form of a special bank account or a letter of credit. Notwithstanding the foregoing, WHC may, in appropriate circumstances, provide for conditional payment upon provision of adequate security, or other adequate assurance, and agreements by ICF KH to repay all unallowable costs, plus interest, if the costs are subsequently determined to be unallowable. The allowance of such costs, notwithstanding any other provision of the subcontract, will be determined in accordance with this Clause.

     (c) All costs incurred in connection with a settlement directed by WHC and otherwise allowable under the subcontract, are allowable.

     (d) Costs incurred by ICF KH in connection with an employee action are not allowable if the employee action results in one of the following outcomes:

          (1) A judgment or other determination of liability against ICF KH and in favor of the employee in a civil proceeding in state or federal court, which has not been appealed by either ICF KH or the employee.

          (2) A final determination under 29 C.F.R. Part 24, which has not been appealed by either ICF KH or the employee, that ICF KH has violated the employee protection provisions of the statutes for which the Secretary of Labor has been assigned enforcement responsibility under Part 24; or

          (3) Except as provided in (c) above and (f) below, a voluntary settlement entered into by ICF KH, without the direction of WHC, under which the employee is awarded compensation or equitable relief such as reinstatement.

     (e) Costs incurred by ICF KH in a case where the ICF KH receives a court judgment or final administrative determination of liability favorable to ICF KH are allowable.

     (f) Costs incurred as a result of discrimination or discriminatory acts that resulted from compliance with either (A) specific terms and conditions of the subcontract or (B) written instructions from WHC shall be allowable.

     (g) The provisions of this Clause shall not apply to the defense of suits by employees or ex-employees of ICF KH under Section 2 of the Major Fraud Act of 1988 as amended. (See the Clause of this subcontract entitled "Cost Prohibitions Related to Legal and Other Proceedings.)

                                                                      WHC-380393
                                                              Section H, Page 25


     (h) This clause shall be effective and shall apply only to those employee actions where the operative facts giving rise to the claim of the employee occur on or after the effective date of the modification of the subcontract incorporating this clause and the action is filed on or after the effective date of the modification of this subcontract incorporating this clause.

H-31 INCORPORATION OF REVISED DEPARTMENTAL POLICIES AND PROCEDURES

     (a) The parties acknowledge that the Department of Energy has issued a report of its Contract Reform Team in February 1994, which includes a number of recommendations to improve the subcontracting activities of WHC and DOE. This Report may result in additions or revisions to existing contract clauses, or other DOE regulations, orders, directives, or practices, which are made effective after the date of this subcontract, and which could conflict with, or supersede, or require changes to certain aspects of this subcontract. It is the intent of WHC to modify this subcontract, as necessary, to incorporate these new or revised clauses, regulations, orders, directives, or practices.

     (b) At such time as additions or revisions are issued in final form or otherwise made effective by WHC, ICF KH and WHC will promptly attempt to agree to a bilateral modification of this subcontract to incorporate the new or revised clauses, regulations, orders, directives, or practices. If the parties are unable to reach timely agreement on a bilateral modification, WHC shall have the right to terminate this subcontract for convenience pursuant to the clause entitled "Termination."

H-32 ENERGY EFFICIENCY AND WATER CONSERVATION

     In addition to the energy management requirements set forth in the Facilities Management clause of this subcontract, ICF KH will comply with the requirements in Sections 301 to 308 and 507 of Executive Order 12902, Energy Efficiency and Water Conservation at Federal Facilities. ICF KH shall comply with energy and water management goals communicated by the WHC in writing.

H-33 SHARING OF SAVINGS, AWARD FEE, AND INCENTIVE FEE PROCESS

     As a part of the process in determining the amount of award and incentive fee pools, determination of amount of sharing of savings and award and incentive fees earned, and the payment of sharing of savings and award and incentive fees, the FDO shall have the right, which shall not be subject to the clause of this subcontract entitled, "Disputes" to:

                                                                      WHC-380393
                                                              Section H, Page 26

     (a) Unilaterally determine the fee distribution among various award and incentive fee components at the beginning of each fiscal year. If WHC determines that changes to the fee distribution (excluding Base Fee) are necessary, good faith discussions will be held with ICF KH and appropriate adjustments (if any) will be made if determined by WHC to be fair and reasonable.

     (b) Unilaterally determine whether, for cause, ICF KH is entitled to all, a portion, or none of the share of savings, award, or incentive fee component.

     (c) Make payment of all share of savings and award and incentive fees earned.

     (d) Consider any information available which relates to ICF KH's performance of subcontract requirements, notwithstanding the methodology provided in Subsection H-1, H-15, H-16, H-17, H-27, H-28, and H-34, for the determination of award fee, incentive fee, and share of savings. The FDO may at his/her discretion, determine the ICF KH's performance in a particular incentivized pool or a share of savings pool to be unacceptable and may withhold all or any portion of the fee otherwise earned that is associated with that particular pool for the six month evaluation period and require a refund in accordance with Clause I-67, "Payment and Advances," or any associated award, incentive fee, or share of savings previously paid during the six month evaluation period. The FDO may also, in extraordinary cases where he/she determines the unacceptable performance has reduced ICF KH's overall contract performance to a less than satisfactory level for purposes of award fee determination, withhold all or any portion of the entire award fee and all or any portion of any incentive fees and share of savings available under the contract for the six month evaluation period and require a refund in accordance with Clause I-67, "Payment and Advances," of all or a portion of any award, incentive fee or share of savings previously paid during the six month evaluation period.

          If WHC's determination as specified in (a) through (d) involves an event of joint liability between WHC and ICF KH, then any determination of ICF KH's share or allocation of fault in that event by WHC shall be subject to the clause of the subcontract entitled "Disputes" in the event the parties are not able to reach agreement with regard to share of responsibility or fault.

H-34 COST REDUCTION INITIATIVE AND INCENTIVE

     (a)  Objective:
          ----------

          In the interest of making substantial cost reductions at Hanford, meeting the Federal obligation to reduce cleanup costs, and accelerating site cleanup, ICF Kaiser Hanford Company (ICF KH) has

                                                                      WHC-380393
                                                              Section H, Page 27


          the opportunity to earn cost based incentive (CBI) fee. The CBI initiative covered in this clause describes this opportunity.

     (b)  Incentive Arrangement:
          ----------------------

          As a part of ICF KH's total incentive fee pool, developed in accordance with Department of Energy Acquisition Regulation (DEAR) 915.971-5 and DEAR 970.1509, ICF KH's cost based incentive fee shall be earned at the rate of 7.386 percent for all qualifying cost savings up to a total of $3.25 million in paid CBI fees.

          In addition to the CBI fees paid from the incentive fee pool developed in accordance with DEAR 915.971-5 and DEAR 970.1509, ICF KH may also earn additional cost based incentive fee if both of the following occur:

          i. ICF KH achieves more than $44 million in qualifying cost savings and

          ii. More than $170 million in savings is achieved within the WHC prime contract which qualify for WHC's Challenge 170 incentive fee.

          In the case where ICF KH achieves more than $44 million in qualifying cost savings but the $170 million in overall savings is not achieved within the WHC prime contract, significant acknowledgement and specific credit will be given to ICF KH through the award fee evaluation process.

          This special additional CBI shall be earned at the rate of 15 percent and be paid exclusively from the funds generated through the savings actions themselves.

          A qualifying cost reduction for either the CBI or the special 15 percent CBI fee must be an actual hard dollar cost reduction realized during FY 1995 in accordance with paragraph (d) below.

          The parties agree that the ICF KH shall not be entitled to payment of both a CBI incentive fee and any other form of incentive fee associated with the same cost saving initiative or action.

     (c)  Return of Savings to WHC's Management Reserve.
          ----------------------------------------------

          ICF KH is assigned a cost reduction objective of at least $44 million in hard dollar savings. Cost savings, must be visible through underruns or be accompanied by baseline change control and satisfy a WHC audit assurance that claimed savings are verified hard dollars savings. To qualify, such saved funds must be concurred to by WHC Financial Program Office and returned to the WHC Director, Contracts and Management Services for further disposition, application, or return to the Government.

                                                                      WHC-380393
                                                              Section H, Page 28


     (d)  Achievement of Qualifying Cost Reductions
          -----------------------------------------

          WHC's approved programmatic Multi-Year Program Plans (MYPP) and changes through approved change control are the baseline for measuring and determining qualifying cost reductions. Evidence of savings achieved by ICF KH in either of two ways:

          i. When a positive cost variance exists in a cost account controlled by ICF KH SSPP as measured by the difference between the Budgeted Cost of Work Performed (BCWP) and the Actual Cost of Work Performed (ACWP). The Site Management System (SMS) or the Financial Data System's monthly reports will be the official source of data.

          ii. When savings have been documented in either of the following ways:

               a) the elimination or reduction of "low value" work activities that do not affect committed deliverables or outcomes, or

               b) the revision of program strategies that permit the elimination or reduction of workscope or process steps-- formerly thought to be necessary to the accomplishment of program objectives--without affecting committed deliverables or outcomes.

          Variance, both positive and negative, from items i and ii above, will be summed to determine net productivity or cost savings achieved.

          The documentation will consist of WHC-approved Productivity Achievement Reports (PAR), funds transfer and/or change control, where appropriate, with year end analysis of SMS Performance and FDS financial reports.

     (e)  Limitations and Certifications.
          -------------------------------

          ICF KH shall not be eligible for a CBI fee in a particular cost account if it sacrifices its Environmental, Safety and Health (ES&H) performance to achieve qualifying cost reductions or if it reduces its costs merely by deferring work. Accordingly, all change request documents must be submitted to WHC's Director, Contracts and Management Services for review and audit and ICF KH is required to certify and demonstrate the following in its request for CBI fee:

          i. No required work, directly associated with the CBI, is overdue or deferred;

                                                                      WHC-380393
                                                              Section H, Page 29

          ii. No safety incidents (exclusive of first aid) can be attributed to the actions or results of a CBI proposal and the Level 3 organization responsible for those savings must have a satisfactory safety record as determined by the FDO.

          iii. No violations in any ES&H law, regulation or directive has been committed (without approved waiver) by ICF KH or its subcontractors in achieving the claimed savings.

     (f)  Payment of Cost Based Incentive Fees.
          -------------------------------------

          On a quarterly basis, WHC will conduct a thorough evaluation of the SMS reports, FDS reports, and applicable change requests and determine productivity or cost reductions achieved, if any. To the extent that cost reductions claimed by ICF KH are deemed valid by WHC's Contracting Officer, ICF KH will be paid a CBI fee by WHC in accordance with paragraph (b) above.

          To the extent that a payment made after a quarter is subsequently offset by a later overrun or in netting out all overruns against underruns and excess CBI payments have been made, ICF KH agrees to repay all such excess fees with interest in accordance with the internal rates prescribed in WHC's prime contract for excess payments.

     (g)  Maximum Earnable Cost Based Incentive Fees.
          -------------------------------------------

          The maximum payable regular CBI fee allocated from the incentive fee pool developed in accordance with DEAR 915.971-5 and DEAR 970.1509, is $3.25 million but a special CBI fee may be earned without limit when ICF KH has saved more than $44 million in qualifying savings, the Challenge 170 objective of $170 million in prime contract savings has been realized, and resulting savings can generate the payment of the special CBI fee.

H-35 ADDITIONAL EVALUATION CRITERIA - USE OF OBJECTIVE STANDARDS OF PERFORMANCE

     (a) Except to the extent that ICF KH is using management control systems maintained by WHC, ICF KH shall be responsible for maintaining, as an integral part of its organization, effective systems of management controls for its administrative, managerial and programmatic functions. The system of controls shall be documented and satisfactory to WHC and will be approved in writing by WHC. Such systems will relate to and support the performance based management system of this subcontract.

     (b) In addition to other performance criteria and measures, as referenced or set forth elsewhere in this contract, WHC will utilize a performance based management system for Subcontractor oversight. The performance based management system will include

                                                                      WHC-380393
                                                              Section H, Page 30

          the use of clear and reasonable objective performance measures agreed to in advance as standards against which ICF KH's overall performance of programmatic, administrative and managerial obligations under this subcontract will be assessed. These measures are set forth in Attachment D of this contract.

     (c) WHC will conduct an ongoing assessment of ICF KH's programmatic, administrative and managerial operations, including consideration of self assessments accomplished by ICF KH, as the principle means by which to evaluate compliance with the performance measures contained in Attachment D hereto. In addition to the Award Fee Evaluation and other incentive mechanisms set forth in the contract, ICF KH's overall performance of programmatic, administrative and managerial responsibilities under this subcontract will be determined by the evaluation of demonstrated performance against the criteria and measurements contained in Attachment D.

     (d) The evaluation of performance against measures contained in Attachment D will be consideration (1) in the development of fee awards, if any, and (2) as a primary consideration in the WHC approval of ICF KH salary requests, salary adjustments, and awards for the General Manager and Chief Financial Officer and Manager of Administration of the ICF Kaiser Hanford Company. Clause (2) of this paragraph applies only if ICF KH receives written notice from the President of Westinghouse Hanford Company has determined that such clause is applicable.

     (e) Bi-annually, or otherwise in accordance with the terms and conditions of this subcontract, WHC shall provide a written assessment of ICF KH's performance, which shall be based on the DOE appraisal program and the Contracting Officer's evaluation of ICF KH's self assessment findings and conclusions. ICF KH agrees to comply with direction or respond with corrective action resulting from performance deficiencies identified as part of WHC's evaluation of demonstrated performance against the criteria and measurements contained in Attachment D.

H-36 SUBCONTRACTOR'S MANAGERIAL PERSONNEL

     Managerial personnel shall include key employees as set forth in the key employees clause of this subcontract plus all Level I Managers. Level I Managers are those management employees of ICF KH who are members of the senior staff (the President/General Manager and all his/her direct reports).

                                                                      WHC-380393
                                                              Section H, Page 31


H-37 IMPLEMENTATION OF THE HANFORD SITE STABILIZATION AGREEMENT

     1. The Hanford Site Stabilization Agreement for all construction work for the DOE at the Hanford Site, which is referenced in this Subsection H-37, consists of a Basic Agreement dated September 10, 1984, plus Appendix A.

     2. This Subsection H-37 applies to employees performing work, under subcontracts (or subcontracts thereunder) the U.S. Department of Energy, Richland Operations Officer, Richland (RL), which are subject to the Davis-Bacon Act, in the classifications set forth in the Hanford Site Stabilization Agreement for work performed at the Hanford Site.

     3. Contractors and subcontractors at all tiers who are parties to an agreement(s) for construction work with a Local Union having jurisdiction over RL construction work performed at the Hanford Site, or who are parties to a national labor agreement for such construction work, shall become signatory to the Hanford Site Stabilization Agreement and shall abide by all of its provisions, including its Appendix A. Subcontractors at all tiers who have subcontracts with a signatory contractor or subcontractor shall become signatory to the Hanford Site Stabilization Agreement and shall abide by all of its provisions, including its Appendix A.

     4. Contractors and subcontractors at all tiers who are not signatory to the Hanford Site Stabilization Agreement and who are not required under paragraph (3) above to become signatory to the Agreement, shall pay not less and no more than the wages, fringe benefits, and other employee compensation set forth in Appendix A thereto and shall adhere, except as otherwise directed by the Contracting Officer, to the following provisions of the Agreement:

          (a) Article VII  Employment, Section 2 only
                                       ---------
          (b) Article XII  Non-Signatory Contractor Requirements
          (c) Article XIII Hours of Work, Shifts, and Overtime
          (d) Article XIV  Holidays
          (e) Article XV   Wage Scales and Fringe Benefits, Sections 1 and
                                                            --------------
                           2 only
                           -
          (f) Article XVII Payment of Wages-Checking In & Out, Section 3 only
                                                               ---------

          (g) Article XX   General Working Conditions
          (h) Article XXI  Safety and Health

     5. ICF KH agrees to make no contributions in connection with this subcontract to Industry Promotion Funds, or similar funds, except with the prior approval of WHC.

                                                                      WHC-380393
                                                              Section H, Page 32

     6. The obligation of ICF KH and its subcontractors to pay fringe benefits shall be discharged by making payments required by this Subcontract in accordance with the provisions of the amendments to the Davis-Bacon Act contained in the Act of July 2, 1964 (Public Law 88-349-78 Stat. 238-239), and the Department of Labor regulations in implementation thereof (29 CFR, Parts 1, 5).

     7. WHC may, from time to time, direct ICF KH to pay amounts for wages, fringe benefits, and other employee compensation as the Hanford Site Stabilization Agreement, including its Appendix A, may be modified by the parties thereto from time to time.

     8. (a) In the event of failure to comply with paragraphs 3, 4, 5, 6, and 7 above, or failure to perform any of the obligations imposed upon ICF KH and its subcontractors hereunder, WHC may withhold any payments due to ICF KH and may terminate the Subcontract for default.

          (b) The rights and remedies of the Government and WHC provided in this Subsection H-37 shall not be exclusive and are in addition to any other rights and remedies of the Government provided by law or under this Subcontract.

     9. The requirements of this Subsection H-37 are in addition to, and shall not relieve ICF KH any obligation imposed by other Clauses of this Subcontract, including those entitled "Davis-Bacon Act", "Contract Work Hours and Safety Standards Act - Overtime Compensation", "Payrolls and Basic Records", "Compliance with Copeland Act Requirement", "Withholding of Funds", and "Contract Termination - Debarment".

     10. ICF KH agrees to maintain its bid or proposal records showing rates and amounts used for computing wages and other compensation, and its payroll and personnel records during the course of work subject to this Subsection H-37, and to preserve such records for a period of three years thereafter, for all employees performing such work. Such records will contain the name and address of each such employee, his correct classification, rate of pay, daily and weekly number of hours worked, and dates and hours of the day within which work was performed, deductions made, and amounts for wages and other compensation covered by paragraphs (3), (4), (5), (6), and (7) hereof. ICF KH agrees to make these records available for inspection by the Contracting Officer and will permit him to interview employees during working hours on the job.

     11. ICF KH agrees to insert the provisions of this Subsection H-37, including this paragraph (11), in all subcontracts for the performance of work subject to the Davis-Bacon Act.

                                                                      WHC-380393
                                                              Section H, Page 33

H-38 WORK AT THE HANFORD SITE

     Except where approved by WHC in writing, ICF KH its affiliates, and its subsidiaries may not, during the term of this subcontract and for one year thereafter, participate in other DOE contracts, subcontracts, or proposals therefor involving work at the Hanford Site. WHC will approve such participation unless, in the opinion of WHC, it would create an Organizational Conflict of Interest, as defined in DEAR 909.570, the appearance of such an Organizational Conflict of Interest, or otherwise violate any law or regulation. The determination by WHC shall be final and conclusive and shall not be subject to appeal under the Disputes clause of this subcontract or on any other basis.

     In no event shall ICF KH its affiliates and its subsidiaries be allowed to compete for competitively procured construction work where ICF KH either participated in the definitive design of the work or where ICF KH will be awarding the work or acting as Construction manager.

                                                                       Section I
                                                                          Page i


                               PART I - SECTION I

                               TABLE OF CONTENTS


I-1    DEFINITIONS (APR 1984)................................................  1

I-2    OFFICIALS NOT TO BENEFIT (APR 1984)...................................  1

I-3    GRATUITIES (APR 1984).................................................  1

I-4    RESTRICTIONS ON SUBCONTRACTOR SALES TO THE GOVERNMENT (JUL 1985)......  2

I-5    COVENANT AGAINST CONTINGENT FEES (APR 1984)...........................  2

I-6    SECURITY (OCT 1987)...................................................  3

I-7    CLASSIFICATION (APR 1993).............................................  5

I-8    SENSITIVE FOREIGN NATIONAL CONTROLS (APR 1984)........................  6

I-9    FOREIGN OWNERSHIP, CONTROL, OR INFLUENCE OVER SUBCONTRACTOR
       (APR 1984)............................................................  6

I-10   REQUIRED SOURCES FOR JEWEL BEARINGS AND RELATED ITEMS (APR 1984)......  8

I-11   ORGANIZATIONAL CONFLICTS OF INTEREST-SPECIAL CLAUSE (APR 1984)........  9

I-12   STOP-WORK ORDER (APR 1984)............................................ 13

I-13   RESERVED.............................................................. 14

I-14   EXAMINATION OF RECORDS BY COMPTROLLER GENERAL (APR 1984).............. 14

I-15   RESERVED.............................................................. 14

I-16   ACQUISITION OF REAL PROPERTY (APR 1984)............................... 14

I-17   UTILIZATION OF SMALL BUSINESS CONCERNS AND SMALL DISADVANTAGED
       BUSINESS.............................................................. 15

I-18   SMALL BUSINESS AND SMALL DISADVANTAGE BUSINESS SUBCONTRACTING PLAN.... 16

I-19   UTILIZATION OF WOMEN-OWNED SMALL BUSINESSES (AUG 1986)................ 21

I-20   UTILIZATION OF LABOR SURPLUS AREA CONCERNS (APR 1984)................. 21

I-21   LABOR SURPLUS AREA SUBCONTRACTING PROGRAM (APR 1984).................. 22

                                                                       Section I
                                                                         Page ii

I-22   CONVICT LABOR (APR 1984).............................................. 23

I-23   CONTRACT WORK HOURS AND SAFETY STANDARDS ACT-OVERTIME COMPENSATION
       (MAR 1986)............................................................ 23

I-24   RESERVED.............................................................. 25

I-25   EQUAL OPPORTUNITY (APR 1984).......................................... 25

I-26   EQUAL OPPORTUNITY PREAWARD CLEARANCE OF SUBCONTRACTS
       (APR 1984)............................................................ 27

I-27   AFFIRMATIVE ACTION FOR SPECIAL DISABLED AND VIETNAM ERA VETERANS
       (APR 1984)............................................................ 27

I-28   AFFIRMATIVE ACTION FOR HANDICAPPED WORKERS (APR 1984)................. 30

I-29   CLEAN AIR AND WATER (APR 1984)........................................ 32

I-30   HAZARDOUS MATERIAL IDENTIFICATION AND MATERIAL SAFETY DATA.
       (NOV 1991)............................................................ 33

I-31   PRESERVATION OF INDIVIDUAL OCCUPATIONAL
       RADIATION EXPOSURE RECORDS (APR 1984)................................. 36

I-32   PRIVACY ACT NOTIFICATION (APR 1984)................................... 36

I-33   PRIVACY ACT (APR 1984)................................................ 36

I-34   PAPERWORK REDUCTION ACT (APR 1984).................................... 37

I-35   RESERVED.............................................................. 38

I-36   DUTY-FREE ENTRY....................................................... 38

I-37   AUTHORIZATION AND CONSENT (APR 1984).................................. 40

I-38   NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENT..... 40

I-39   REPORTING OF ROYALTIES................................................ 41

I-40   CLASSIFIED INVENTIONS................................................. 41

I-41   PATENT RIGHTS-FACILITY - (DEVIATION).................................. 41

I-42   RESERVED.............................................................. 55

I-43   RIGHTS TO PROPOSAL DATA............................................... 55

I-44   WORKERS' COMPENSATION................................................. 55

                                                                       Section I
                                                                        Page iii



I-45   COST ACCOUNTING STANDARDS (APR 1991).................................. 56

I-46   ADMINISTRATION OF COST ACCOUNTING STANDARDS (SEPT 1987)............... 58

I-47   LIABILITY WITH RESPECT TO "COST ACCOUNTING STANDARDS"................. 60

I-48   DISPUTES.............................................................. 61

I-49   PROTEST AFTER AWARD.  (AUG 1989) --ALTERNATE I (JUN 1985)............. 61

I-50   CONTINUITY OF SERVICES (JAN 1991)..................................... 62

I-51   NOTICE OF INTENT TO DISALLOW COSTS (APR 1984)......................... 63

I-52   COMPETITION IN SUBCONTRACTING (APR 1984).............................. 63

I-53   LIMITATION OF LIABILITY-SERVICES (APR 1984)........................... 63

I-54   PREFERENCE FOR U. S. - FLAG AIR CARRIERS (APR 1984)................... 64

I-55   PREFERENCE FOR PRIVATELY OWNED U.S. FLAG COMMERCIAL VESSELS
       (APR 1984)............................................................ 65

I-56   FOREIGN TRAVEL (APR 1984)............................................. 67

I-57   DELETED............................................................... 67

I-58   NUCLEAR HAZARDS INDEMNITY AGREEMENT. (NOV 1991)....................... 67

I-59   GOVERNMENT SUPPLY SOURCES (APR 1984).................................. 72

I-60   INTERAGENCY FLEET MANAGEMENT SYSTEM VEHICLES AND RELATED SERVICES..... 72


I-61   DELETED............................................................... 73

I-62   ACCOUNTS, RECORDS, AND INSPECTION (FEB 1993 REVISED).................. 73

I-63   CHANGES (APR 1984).................................................... 74

I-64   CONTRACTOR'S ORGANIZATION (APR 1984).................................. 75

I-65   ALLOWABLE COSTS, BASE FEE, AND AWARD FEE and INCENTIVE FEES........... 76

I-66   OBLIGATION OF FUNDS (FEB 1993 REVISED................................. 87

I-67   PAYMENTS AND ADVANCES (FEB 1993 REVISED).............................. 89

I-68   PRINTING (APR 1984)................................................... 93

                                                                       Section I
                                                                         Page iv



I-69   PROPERTY (JULY 1991).................................................  93

I-70   SUBCONTRACTOR PURCHASING SYSTEM. (OCT 1990)..........................  98

I-71   STATE AND LOCAL TAXES (APR 1984).....................................  99

I-72   SUBCONTRACTOR COST OR PRICING DATA (APR 1984)........................ 100

I-73   WORKMANSHIP AND MATERIALS (APR 1984)................................. 102

I-74   RESERVED............................................................. 103

I-75   RESERVED............................................................. 103

I-76   CONSULTANT OR OTHER COMPARABLE EMPLOYMENT SERVICES (MAY 1989)........ 103

I-77   ASSIGNMENT (APR 1984)................................................ 104

I-78   PERMITS OR LICENSES (APR 1984)....................................... 104

I-79   NOTICE OF LABOR DISPUTES (APR 1984).................................. 104

I-80   REIMBURSEMENT FOR PRIME CONTRACTOR LEGAL AND OTHER PROCEEDINGS COSTS. 104

I-81   DELETED.............................................................. 105

I-82   PRIORITIES AND ALLOCATIONS. (JUN 1987)............................... 105

I-83   KEY PERSONNEL (APR 1984)............................................. 105

I-84   OTHER GOVERNMENT SUBCONTRACTORS (APR 1984)........................... 106

I-85   TERMINATION (APR 1984)............................................... 106

I-86   PATENT INDEMNITY (MODIFIED).......................................... 108

I-87   ANTI-KICKBACK PROCEDURES. (OCT 1988)................................. 108

I-88   RESERVED............................................................. 110

I-89   RESERVED............................................................. 110

I-90   RESERVED............................................................. 110

I-91   RESERVED............................................................. 110

I-92   EMPLOYMENT REPORTS ON SPECIAL DISABLED VETERANS AND VETERANS OF THE
       VIETNAM ERA (JAN 1988)............................................... 111

                                                                       Section I
                                                                          Page v


I-93   LEGISLATIVE LOBBYING COST PROHIBITION (JUNE 1988).................... 112

I-94   DRUG-FREE WORKPLACE (JULY 1990)...................................... 114

I-95   SUBCONTRACTOR EMPLOYEE TRAVEL DISCOUNTS. (APR 1989).................. 116

I-96   LIQUIDATED DAMAGES - SMALL BUSINESS SUBCONTRACTING PLAN. (AUG 1989).. 117

I-97   ENVIRONMENTAL PROTECTION (MAR 1994).................................. 118

I-98   MANAGEMENT CONTROLS (FEB 1993 REVISED)............................... 122

I-99   DELETED.............................................................. 122

I-100  DELETED.............................................................. 122

I-101  WORKPLACE SUBSTANCE ABUSE PROGRAMS AT DOE SITES (AUG 1992)........... 122

I-102  REQUIREMENT FOR CERTIFICATE OF PROCUREMENT INTEGRITY-MODIFICATION
       (NOV 1990)........................................................... 123

I-103  PRICE OR FEE ADJUSTMENT OF ILLEGAL OR IMPROPER ACTIVITY (SEP 1990)... 125

I-104  LIMITATION ON PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS
       (JAN 1990)........................................................... 127

I-105  PROTECTING THE GOVERNMENT'S INTEREST WHEN SUBCONTRACTING WITH
       CONTRACTORS DEBARRED,SUSPENDED, OR PROPOSED FOR DEBARMENT.
       (JUN 1991)........................................................... 134

I-106  RESERVED............................................................. 135

I-107  RESERVED............................................................. 135

I-108  RESERVED............................................................. 135

I-109  TECHNOLOGY TRANSFER.................................................. 135

I-110  PAYMENT FOR OVERTIME PREMIUMS.  (JUL 1990)........................... 146

I-111  DAVIS-BACON ACT.  (FEB 1988)......................................... 147

I-112  WITHHOLDING OF FUNDS.  (FEB 1988).................................... 150

I-113  PAYROLLS AND BASIC RECORDS.  (FEB 1988).............................. 150

I-114  APPRENTICES AND TRAINEES.  (FEB 1988)................................ 152

                                                                       Section I
                                                                         Page vi



I-115  COMPLIANCE WITH COPELAND ACT REQUIREMENTS.(FEB 1988)................. 154

I-116  SUBCONTRACTS (LABOR STANDARDS). (FEB 1988)........................... 154

I-117  CONTRACT TERMINATION - DEBARMENT. (FEB 1988)......................... 154

I-118  COMPLIANCE WITH DAVIS-BACON AND RELATED ACT REGULATIONS.
       (FEB  1988).......................................................... 155

I-119  DISPUTES CONCERNING LABOR STANDARDS. (FEB 1988)...................... 155

I-120  CERTIFICATION OF ELIGIBILITY. (FEB 1988)............................. 155

I-121  APPROVAL OF WAGE RATES. (FEB 1988)................................... 155

I-122  LABOR STANDARDS FOR CONSTRUCTION WORK - FACILITIES SUBCONTRACTS.
       (FEB 1988)........................................................... 156

I-123  AFFIRMATIVE ACTION COMPLIANCE REQUIREMENTS FOR CONSTRUCTION
       (APR  1984).......................................................... 157

I-124  BUY AMERICAN ACT-CONSTRUCTION MATERIALS (APR 1984)................... 163

I-125  RESTRICTIONS ON CONTRACTING WITH SANCTIONED PERSONS. (APR 1991)...... 164

I-127  COST ACCOUNTING STANDARDS PENALTIES.................................. 181

I-128  INDEMNITY ASSURANCE TO ARCHITECT-ENGINEER OR SUPPLIER PRIOR TO
       OPERATION............................................................ 181

I-129  COST AND SCHEDULE CONTROL SYSTEMS (APR 1984)......................... 182

                                                                      WHC-380393
                                                               Section I, Page 1



I-1  DEFINITIONS (APR 1984)

     (a) "Head of Agency" or "Secretary" means the Secretary, Deputy Secretary or Under Secretary of the Department of Energy.

     (b) "Contracting Officer" means the Government Official executing the prime contract between WHC and DOE and includes any appointed successor or authorized representative thereof.

     (c)  "Government" means the United States of America.

     (d) "DOE" means the U.S. Department of Energy or any duly authorized representative thereof, including any successor or predecessor agency thereof, including the Contracting Officer.

     (e)  "WHC" or "Contractor" means the Westinghouse Hanford Company.

     (f)  "Seller," "ICF KH" or "Subcontractor" means ICF Kaiser Hanford
          Company.

I-2  OFFICIALS NOT TO BENEFIT (APR 1984)

     No member of or delegate to Congress, or resident commissioner, shall be admitted to any share or part of this subcontract, or to any benefit arising from it. However, this clause does not apply to this subcontract to the extent that this subcontract is made with a corporation for the corporation's general benefit.

I-3  GRATUITIES (APR 1984)

     (a) The right of ICF Kaiser Hanford Company (ICF KH) to proceed may be terminated by written notice if, after notice and hearing, WHC determines that ICF KH, its agent, or another representative -

          1) Offered or gave a gratuity (e.g., an entertainment or gift) to an officer, official, or employee of the Government; and

          2) Intended, by the gratuity, to obtain a subcontract or favorable treatment under a subcontract.

     (b) The facts supporting this determination may be reviewed by any court having lawful jurisdiction.

     (c) If this subcontract is terminated under paragraph (a) above, WHC and the Government are entitled to pursue the same remedies as in a breach of the subcontract.

                                                                      WHC-380393
                                                               Section I, Page 2



     (d) The rights and remedies of WHC and the Government provided in this clause shall not be exclusive and are in addition to any other rights and remedies provided by law or under this subcontract.

I-4  RESTRICTIONS ON SUBCONTRACTOR SALES TO THE GOVERNMENT (JUL 1985)

     (a) Except as provided in (b) below, ICF KH shall not enter into any agreement with an actual or prospective lower-tier subcontractor, nor otherwise act in any manner, which has or may have the effect of restricting sales by such lower-tier subcontractors directly to WHC of any item or process (including computer software) made or furnished by the lower-tier subcontractor under this subcontract or under any follow-on production subcontract.

     (b) The prohibition in (a) above does not preclude ICF KH from asserting rights that are otherwise authorized by law or regulation.

     (c) ICF KH agrees to incorporate the substance of this clause, including this paragraph (c), in all lower-tier subcontracts under this subcontract.

I-5  COVENANT AGAINST CONTINGENT FEES (APR 1984)

     (a) ICF KH warrants that no person or agency has been employed or retained to solicit or obtain this subcontract upon an agreement or understanding for a contingent fee, except a bona fide employee or agency. For breach or violation of this warranty, WHC and the Government shall have the right to annul this subcontract without liability or, in its discretion, to deduct from the subcontract price or consideration, or otherwise recover, the full amount of the contingent fee.

     (b) "Bona fide agency," as used in this clause, means an established commercial or selling agency, maintained by ICF KH for the purpose of securing business, that neither exerts nor proposes to exert improper influence to solicit or obtain Government contracts nor holds itself out as being able to obtain any Government contract or contracts through improper influence.

          "Bona fide employee," as used in this clause, means a person, employed by ICF KH and subject to ICF KH's supervision and control as to time, place, and manner of performance, who neither exerts nor proposes to exert improper influence to solicit or obtain Government contracts or holds out as being able to obtain any Government contract or contracts through improper influence.

                                                                      WHC-380393
                                                               Section I, Page 3



          "Contingent fee," as used in this clause, means any commission, percentage, brokerage, or other fee that is contingent upon the success that a person or concern has in securing a WHC subcontract.

          "Improper influence," as used in this clause, means any influence that induces or tends to induce a WHC employee or officer to give consideration or to act regarding a WHC subcontract on any basis other than the merits of the matter.

     (c) Subcontracts and purchase orders. Unless otherwise authorized by WHC in writing, ICF KH shall cause provisions similar to the foregoing to be inserted in all lower-tier subcontracts and purchase orders entered into under this subcontract.

I-6  SECURITY (OCT 1987)

     (a)  Responsibility.

          It is ICF KH's duty to safeguard all classified information, special nuclear material, and other DOE property. ICF KH shall, in accordance with DOE security and counterintelligence regulations and requirements, be responsible for safeguarding all classified information, and protecting against sabotage, espionage, loss and theft of the classified, unclassified sensitive, or proprietary matter in ICF KH's possession in connection with the performance of work under this subcontract. Except as otherwise expressly provided in this subcontract, ICF KH shall, upon completion or termination of this subcontract, transmit to WHC any classified, unclassified sensitive, or proprietary matter in the possession of ICF KH or any person under ICF KH's control in connection with performance of this subcontract. If retention by ICF KH of any classified, unclassified sensitive, or proprietary matter in ICF KH's possession is required after the completion or termination of the subcontract and such retention is approved by WHC, ICF KH will complete a certificate of possession to be furnished to WHC specifying the classified, unclassified sensitive, or proprietary matter in ICF KH's possession to be retained. The certification shall identify the items and types or categories of matter retained, the conditions governing the retention of the matter, and the period of retention, if known. If the retention is approved by WHC, the security provisions of the subcontract shall continue to be applicable to the matter retained. Special nuclear materials shall not be retained after the completion or termination of the subcontract.

                                                                      WHC-380393
                                                               Section I, Page 4


     (b)  Regulations.

          ICF KH agrees to comply with all security and counterintelligence regulations and requirements of WHC in effect at the date of award.

     (c)  Definition of classified information.

          The term "classified information" means Restricted Data, Formerly Restricted Data or National Security Information.

     (d)  Definition of restricted data.

          The term "Restricted Data" means all data concerning (1) design, manufacture, or utilization of atomic weapons; (2) the production of special nuclear material; or (3) the use of special nuclear material in the production of energy, but shall not include data declassified or removed from the Restricted Data category pursuant to Section 142 of the Atomic Energy Act of 1954, as amended.

     (e)  Definition of formerly restricted data.

          The term "Formerly Restricted Data" means all data removed from the Restricted Data category under section 142 d. of the Atomic Energy Act of 1954, as amended.

     (f)  Definition of National Security Information.

          The term "National Security Information" means any information or material, regardless of its physical form or characteristics, that is owned by, produced for or by, or is under the control of the United States Government, that has been determined pursuant to Executive Order 12356 or prior Orders to require protection against unauthorized disclosure, and which is so designated.

     (g)  Definition of Special Nuclear Material (SNM).

          SNM means: (1) Plutonium, uranium enriched in the isotope 233 or in the isotope 235, and any other material which pursuant to the provisions of Section 51 of the Atomic Energy Act of 1954, as amended, has been determined to be special nuclear material, but does not include source material; or (2) any material artificially enriched by any of the foregoing, but does not include source material.

                                                                      WHC-380393
                                                               Section I, Page 5



     (h)  Security clearance of personnel.

          ICF KH shall not permit any individual to have access to any classified information, except in accordance with the Atomic Energy Act of 1954, as amended, Executive Order 12356, and the DOE's regulations or requirement applicable to the particular level and category of classified information to which access is required.

     (i)  Criminal liability.

          It is understood that disclosure of any classified information relating to the work or services ordered hereunder to any person not entitled to receive it, or failure to safeguard any classified information that may come to ICF KH or any person under the Subcontractor's control in connection with work under this subcontract, may subject ICF KH, its agents, employees, or subcontractors to criminal liability under the laws of the United States. (See the Atomic Energy Act of 1954, as amended, 42 U.S.C. 2011 et seq; 18 U.S.C. 793 and 794; and Executive Order 12356.)

     (j)  Subcontracts and purchase orders.

          Except as otherwise authorized in writing by WHC, the ICF KH shall insert provisions similar to the foregoing in all subcontracts and purchase orders under this subcontract.

I-7  CLASSIFICATION (APR 1993)

     In the performance of the work under this subcontract, ICF KH shall ensure that all information and equipment originated or generated under the subcontract in a classified or potentially classified subject area are reviewed by a Federal Government Original Classifier or a Federal Government or Contractor Derivative Classifier shall in accordance with classification regulations (e.g., internal agency directives) and guidance furnished to ICF KH by WHC or the DOE. Every lower-tier subcontract and purchase order issued hereunder involving the origination or generation of classified information or equipment shall require that, in the performance of such lower-tier subcontract or purchase order, the lower-tier subcontractor or supplier shall ensure that all such information or equipment in a classified or potentially classified subject area are reviewed by a Federal Government Original Classifier or a Federal Government or Contractor Derivative Classifier in accordance with classification regulations (e.g., internal agency directives) and guidance furnished to such lower-tier subcontractor or supplier by ICF KH.

                                                                      WHC-380393
                                                               Section I, Page 6



I-8  SENSITIVE FOREIGN NATIONAL CONTROLS (APR 1984)

     (a) In connection with any activities in the performance of this subcontract, ICF KH agrees to comply with the "Sensitive Foreign Nationals Controls" requirements relating to those countries, which may from time to time, be identified to ICF KH by WHC. ICF KH shall have the right to terminate its performance under this subcontract upon at least 60 days prior written notice to WHC if ICF KH determines that it is unable, without substantially interfering with its policies or without adversely effecting its performance to continue performance of the work under this subcontract as a result of such notification. If ICF KH elects to terminate performance, the provisions of this subcontract regarding termination for the convenience of WHC shall apply.

     (b) The provisions of this clause shall be included in any lower-tier subcontracts.

I-9  FOREIGN OWNERSHIP, CONTROL, OR INFLUENCE OVER SUBCONTRACTOR (APR 1984)

     (a) For purposes of this clause, a foreign interest is defined as any of the following:

          1)   A foreign government or foreign government agency;

          2) any form of business enterprise organized under the laws of any country other than the United States or its possessions;

          3) any form of business enterprise organized or incorporated under the laws of the U. S., or a State or other jurisdiction within the U. S., which is owned, controlled, or influenced by a foreign government, agency, firm, corporation or person; or

          4)   any person who is not a U. S. citizen.

     (b) Foreign Ownership, Control, or Influence (FOCI) means the situation where the degree of ownership, control, or influence over ICF KH by a foreign interest is such that a reasonable basis exists for concluding that compromise of classified information, special nuclear material as defined in 10 CFR Part 710, may result.

     (c) For purposes of this clause, subcontractor means any subcontractor at any tier and the term "contracting officer" shall mean WHC. When this clause is included in a subcontract, the term "contractor" shall mean subcontractor and the term "contract" shall mean subcontract.

                                                                      WHC-380393
                                                               Section I, Page 7


     (d) ICF KH shall immediately provide WHC written notice of any changes in the extent and nature of FOCI over ICF KH which would affect the answers to the questions presented in DEAR 952.204-73. Further, notice of changes in ownership or control which are required to be reported to the Securities and Exchange Commission, the Federal Trade Commission, or the Department of Justice shall also be furnished concurrently to WHC.

     (e) In those cases where ICF KH has changes involving FOCI, WHC must determine whether the changes will pose an undue risk to the common defense and security. In making this determination, WHC shall consider proposals made by ICF KH to avoid or mitigate foreign influences.

     (f) If WHC at any time determines that ICF KH, is, or is potentially, subject to FOCI, ICF KH shall comply with such instructions as WHC shall provide in writing to safeguard any classified information or significant quantity of special nuclear material.

     (g) ICF KH agrees to insert terms that conform substantially to the language of this clause including this paragraph (g) in all lower-tier subcontractors under this subcontract that will require access to classified information or a significant quantity of special nuclear material. Additionally, ICF KH shall require such lower-tier subcontractors to submit a completed certification required in DEAR 952.204-73 prior to award of a lower-tier subcontract. Information to be provided by a lower-tier subcontractor pursuant to this clause may be submitted directly to WHC.

     (h) Information submitted by ICF KH or any affected lower-tier subcontractor as required pursuant to this clause shall be treated by WHC to the extent permitted by law, as business or financial information submitted in confidence to be used solely for purposes of evaluating FOCI.

     (i) The requirements of this clause are in addition to the requirement that ICF KH obtain and retain the security clearances required by the subcontract. This clause shall not operate as a limitation on WHC rights, including its rights to terminate this subcontract.

     (j) WHC may terminate this subcontract for default either if ICF KH fails to meet obligations imposed by this clause, e.g., provide the information required by this clause, comply with WHC instructions about safeguarding classified information, or make this clause applicable to lower-tier subcontractors, or if, in WHC's judgment, ICF KH creates an FOCI situation in order to avoid performance of a termination for default. WHC may terminate this subcontract for convenience if ICF KH becomes subject to FOCI and

                                                                      WHC-380393
                                                               Section I, Page 8


          for reasons other than avoidance of performance of the subcontract, cannot, or chooses not to, avoid or mitigate the FOCI problem.

I-10 REQUIRED SOURCES FOR JEWEL BEARINGS AND RELATED ITEMS (APR 1984)

     (a) This clause applies only if supplies furnished under this subcontract contain jewel bearings or related items.

     (b) "Jewel bearing," as used in this clause, means a piece of synthetic corundum (sapphire or ruby) of any shape, except a phonograph needle, that has one or more polished surfaces to provide supporting surfaces or low-friction subcontract areas for revolving, oscillating, or sliding parts in an instrument, mechanism, subassembly, or part. A jewel bearing may be unmounted or may be mounted into a ring or bushing. Examples are watch holes-olive, watch holes-straight, pallet stones, roller jewels (jewel pins), endstones (caps), vee (cone) jewels, instrument rings, cups, and double cups.

          "Plant," as used in this clause, means the Government-owned, contractor-operated William Langer Plant, Rolla, North Dakota 58367 (Phone: 701-477-3193).

          "Price list," as used in this clause, means the U.S. Government Jewel Bearing Price List, published periodically by the General Services Administration for jewel bearings produced by the Plant.

          "Related item," as used in this clause, means a piece of synthetic corundum (sapphire or ruby), other than a jewel bearing, that (1) is made from material produced by the Verneuil flame fusion process, (2) has a geometric shape up to a maximum of 1 inch in any dimension, (3) requires extremely close tolerances and highly polished surfaces identical to those involved in manufacturing jewel bearings, and (4) is either mounted in a retaining or supporting structure or unmounted. Examples are window, nozzle, guide, knife edge, knife edge plate, insulator domed pin, slotted insulator, sphere, ring gauge, spacer, disc, valve seat, rod, vee groove, D-shaped insulator, and notched plate.

     (c) All jewel bearings and related items required for the supplies to be furnished under this subcontract (or an equal quantity of the same type, size, and tolerances) shall be acquired from the following sources: jewel bearings from the Plant, unless the Plant declines or rejects the order; and related items from domestic manufacturers, including the Plant, if the items can be obtained from those sources. Sources other than the foregoing may be used if the foregoing sources decline or reject the order.

                                                                      WHC-380393
                                                               Section I, Page 9


          (1) Orders may be placed with the Plant for individual contracts, for a combination of contracts, or for stock. If the order is for an individual contract, the prime contract number shall be placed on it.

          (2) Orders, and any supplements to orders, for items listed in the price list shall refer to the most recent price list and its date.

          (3) Requests for quotations for items not listed in the price list should be accompanied by drawings and forwarded to the Plant and soon as possible to ensure prompt quotation or rejection of the order.

     (d) At its option, the Plant may decline or reject all or part of ICF KH's or subcontractor's order. If the order is declined or rejected, ICF KH shall notify WHC contract administration office cognizant of this subcontract promptly in writing, enclosing copy of the rejection notice. Unless the declination or rejection has been caused by current excessive and overdue ICF KH indebtedness to the Plant as determined by the Plant, WHC shall evaluate the impact and make an equitable adjustment in the contract price, in the delivery schedule, or in both, if one is warranted. This procedure shall also apply to orders for related items rejected by any other domestic manufacturer.

     (e) ICF KH agrees to insert this clause, including this paragraph (e), and the subcontract number in every subcontract unless ICF KH has positive knowledge that the subassembly, component, or part being purchased does not contain jewel bearings or related items.

I-11 ORGANIZATIONAL CONFLICTS OF INTEREST-SPECIAL CLAUSE (APR 1984)

     (a)  Purpose.

          The primary purpose of this clause is to aid in ensuring that ICF KH
          (1) is not biased because of its past, present, or currently planned interests (financial, contractual, organizational, or otherwise) which relate to the work under this subcontract, and (2) does not obtain any unfair competitive advantage over other parties by virtue of its performance of this subcontract.

     (b)  Scope.

          The restrictions described herein shall apply to performance or participation by ICF KH and any of its affiliates or their successors in interest (hereinafter collectively referred to as "ICF KH") in the activities covered by this clause, as a prime

                                                                      WHC-380393
                                                              Section I, Page 10


          contractor, subcontractor, cosponsor, joint venturer, consultant, or in any similar capacity.

          (1)  Technical Consulting and Management Support Services

               (i) Except as approved by WHC on a case-by-case basis, ICF KH shall be ineligible to participate in any capacity in WHC or DOE contracts, subcontracts, or proposals therefore (solicited or unsolicited) which stem directly from ICF KH's performance of work under this subcontract. Furthermore, unless so directed in writing by WHC, ICF KH shall not perform any technical consulting or management support services work under this subcontract on any of its products or services or the products or services of another firm if ICF KH is or has been substantially involved in their development or marketing. Nothing in this subparagraph shall preclude ICF KH from competing for follow-on subcontracts for technical consulting and management support services.

               (ii) If ICF KH under this subcontract prepares a complete or essentially complete statement of work or specifications to be used in competitive acquisitions, ICF KH shall be ineligible to perform or participate in any capacity in any subcontractual effort which is based on such statement of work or specifications. ICF KH shall not incorporate its products or services in such statement of work or specifications unless so directed in writing by WHC, in which case the restrictions in this subparagraph shall not apply.

               (iii) Nothing in this paragraph shall preclude ICF KH from offering or selling its standard commercial items to WHC or the Government.

          (2)  Access To and Use of Information.

               (i) If ICF KH, in the performance of this subcontract, obtains access to information, such as Department plans, policies, reports, studies, financial plans, internal data protected by the Privacy Act of 1974 (Pub. L. 93-579), or data which has not been released or otherwise made available to the public, ICF KH agrees that without prior written approval of WHC it shall not: (a) use such information for any private purpose unless the information has been released or otherwise made available to the public; (b) compete for work for DOE based on such information for a

                                                                      WHC-380393
                                                              Section I, Page 11


                     period of six (6) months after either the completion of this subcontract or until such information is released or otherwise made available to the public, whichever is first;
                     (c) submit an unsolicited proposal to the Government which is based on such information until one year after such information is released or otherwise made available to the public; and (d) release such information unless such information has previously been released or otherwise made available to the public by DOE.

               (ii) In addition, ICF KH agrees that to the extent it receives or is given access to proprietary data, data protected by the Privacy Act of 1974 (Pub. L 93-579), or other confidential or privileged technical, business, or financial information under this subcontract, it shall treat such information in accordance with any restrictions imposed on such information.

               (iii) ICF KH shall have, subject to patent, data, and security provisions of this subcontract, the right to use technical data it first produces under this subcontract for its private purposes provided that, as of the date of such use, all reporting requirements of this subcontract have been met or ICF KH has reported such information or data in writing to WHC.

     (c)  Disclosure After Award

          (1) ICF KH agrees that if after award it discovers an organizational conflict of interest with respect to this subcontract, an immediate and full disclosure shall be made in writing to WHC which shall include a description of the action which ICF KH has taken or proposes to take to avoid or mitigate such conflicts.

               WHC may, however, terminate the subcontract for convenience if it deems such termination to be in the best interests of the Government.

          (2) In the event that ICF KH was aware of an organizational conflict of interest prior to the award of this subcontract and did not disclose the conflict to WHC, WHC may terminate the subcontract for default.

                                                                      WHC-380393
                                                              Section I, Page 12

     (d)  Subcontracts.

          (1) ICF KH shall include the Standard Organizational Conflict of Interest clause of DEAR 952.209-72, in subcontracts of any tier which involve performance or work of the type specified in (b)(1) above or access to information of the type covered in (b)(2) above. The terms "contract," "Contractor," and "Contracting Officer," shall be appropriately modified to preserve WHC and the Government's rights.

          (2) If a subcontract is to be issued for evaluation services or activities, technical consulting or management support services work as defined at 909.570, ICF KH shall obtain for WHC, a disclosure statement or representation, in accordance with DOE regulations in effect at the time, from each intended subcontractor or consultant. ICF KH shall not enter into any subcontract nor engage any consultant unless any organizational conflict of interest requirements applicable to the subcontract or consultant have been met.

     (e)  Remedies.

          For breach of any of the above restrictions or for nondisclosure or misrepresentation of any relevant facts required to be disclosed concerning this subcontract, WHC may terminate the subcontract for default, disqualify ICF KH for subsequent related subcontractual efforts and pursue such other remedies as may be permitted by law or this subcontract.

     (f)  Waiver.

          Requests for waiver under this clause shall be directed in writing to WHC and shall include a full description of the requested waiver and the reasons in support thereof. If it is determined to be in the best interests of WHC, WHC shall grant such a waiver in writing.

     (g)  Modifications.

          Prior to a subcontract modification when the statement of work is modified to add new work, the period of performance is significantly increased, or the parties to the subcontract are changed, WHC will request and ICF KH is required to submit either an organizational conflict of interest disclosure or representation or an update of the previously submitted disclosure or representation.

                                                                      WHC-380393
                                                              Section I, Page 13



     (h) WHC and ICF KH agree to cooperate in applying this clause in such a manner as to permit other business units of ICF KH appropriate opportunity to compete for work resulting directly or indirectly from this subcontract.

     (i) ICF KH will use its best efforts to control access of ICF KH personnel not engaged in the performance of this subcontract to facilities in which performance of this subcontract is in progress on the same basis as the access of U.S. citizens employed by U.S. organizations is controlled. Subcontractor's headquarters staff and executives of the rank of Corporate Director, Vice President, Executive Vice President, President, and Trustee, will be deemed to be engaged in the performance of this subcontract.

I-12 STOP-WORK ORDER (APR 1984)

     (a) WHC may, at any time, by written order to ICF KH, require ICF KH to stop all, or any part, of the work called for by this subcontract for a period of 90 days after the order is delivered to ICF KH, and for any further period to which the parties may agree. The order shall be specifically identified as a stop-work order issued under this clause. Upon receipt of the order, ICF KH shall immediately comply with its terms and take all reasonable steps to minimize the incurrence of costs allocable to the work covered by the order during the period of work stoppage. Within a period of 90 days after a stop-work order is delivered to ICF KH, or within any extension of that period to which the parties shall have agreed, WHC shall either:

          (1)  Cancel the stop-work order; or

          (2) Terminate the work covered by the order as provided in the Default, or the Termination for Convenience of WHC, clause of this subcontract.

     (b) If stop-work order issued under this clause is canceled or the period of the order or any extension thereof expires, ICF KH shall resume work. WHC shall make an equitable adjustment in the delivery schedule or subcontract price, or both, and the subcontract shall be modified, in writing, accordingly, if:

          (1) The stop-work order results in an increase in the time required for, or in ICF KH's cost properly allocable to, the performance of any part of this subcontract; and

                                                                      WHC-380393
                                                              Section I, Page 14


          (2) ICF KH asserts its right to the adjustment within 30 days after the end of the period of work stoppage; provided, that, if WHC decides the facts justify the action, WHC may receive and act upon a claim submitted at any time before final payment under this subcontract.

     (c) If a stop-work order is not canceled and the work covered by the order is terminated for the convenience of WHC, WHC shall allow reasonable costs resulting from the stop-work order in arriving at the termination settlement.

     (d) If a stop-work order is not canceled and the work covered by the order is terminated for default, WHC shall allow, by equitable adjustment or otherwise, reasonable costs resulting from the stop-work order.

I-13 RESERVED

I-14 EXAMINATION OF RECORDS BY COMPTROLLER GENERAL (APR 1984)

     (a) This clause applies if this subcontract exceeds $10,000 and was entered into by negotiation.

     (b) The Comptroller General of the United States or a duly authorized representative from the General Accounting Office (GAO), shall, until three years after final payment under this subcontract or for any shorter period specified in Federal Acquisition Regulation (FAR) Subpart 4.7, Contractor Records Retention, have access to and the right to examine any of ICF KH's directly pertinent books, documents, papers, or other records involving transactions related to this subcontract.

     (c) The periods of access and examination described in paragraphs (b) above for records relating to (1) appeals under the Disputes clause,
          (2) litigation or settlement of claims arising from the performance of this subcontract, or (3) costs and expenses of this subcontract to which the Comptroller General or a duly authorized representative from the GAO has taken exception shall continue until such appeals, litigation, claims, or exceptions are disposed of.

     (d) Nothing in this subcontract shall be deemed to preclude an audit by the GAO of any transaction under this subcontract.

I-15 RESERVED

I-16 ACQUISITION OF REAL PROPERTY (APR 1984)

                                                                      WHC-380393
                                                              Section I, Page 15


     (a) Notwithstanding any other provision of the subcontract, the prior approval of WHC shall be obtained when, in performance of this subcontract, ICF KH acquires or proposes to acquire use of real property by:

          (1) Purchase, on the Government's behalf or in ICF KH's own name, with title eventually vesting in the Government.

          (2) Lease, and the Government assumes liability for, or will otherwise pay for the obligation under the lease as a reimbursable subcontract cost.

          (3) Acquisition of temporary interest through easement, license or permit, and the Government funds the entire cost of the temporary interest.

     (b) Justification of and execution of any real property acquisitions shall be in accordance and compliance with directions provided by WHC.

     (c) The substance of this clause, including this paragraph (c), shall be included in any subcontract occasioned by this subcontract under which property described in paragraph (a) of this clause shall be acquired.

I-17 UTILIZATION OF SMALL BUSINESS CONCERNS AND SMALL DISADVANTAGED BUSINESS CONCERNS. (FEB 1990)

     (a) It is the policy of the United States that small business concerns and small business concerns owned and controlled by socially and economically disadvantaged individuals shall have the maximum practicable opportunity to participate in performing subcontracts let by any Federal agency, including subcontracts and subcontracts for subsystems, assemblies, components, and related services for major systems. It is further the policy of the United States that its subcontractors establish procedures to ensure the timely payment of amounts due pursuant to the terms of their subcontracts with small business concerns and small business concerns owned and controlled by socially and economically disadvantaged individuals.

     (b) ICF KH hereby agrees to carry out this policy in the awarding of subcontracts to the fullest extent consistent with efficient subcontract performance. The subcontractor further agrees to cooperate in any studies or surveys as may be conducted by the United States Small Business Administration or the awarding agency of the United States as may be necessary to determine the extent of the subcontractor's compliance with this clause.

                                                                      WHC-380393
                                                              Section I, Page 16


     (c) As used in this subcontract, the term "small business concern" shall mean a small business as defined pursuant to section 3 of the Small Business Act and relevant regulations promulgated pursuant thereto. The term small business concern owned and controlled by socially and economically disadvantaged individuals shall mean a small business concern (1) which is at least 51 percent unconditionally owned by one or more socially and economically disadvantaged individuals; or, in the case of any publicly owned business, at least 51 per cent of the stock of which is unconditionally owned by one or more socially and economically disadvantaged individuals; and (2) whose management and daily business operations are controlled by one or more of such individuals. This term also means a small business concern that is at least 51 percent unconditionally owned by an economically disadvantaged Indian tribe or Native Hawaiian Organization, or a publicly owned business having at least 51 percent of its stock unconditionally owned by one of these entities which has its management and daily business controlled by members of an economically disadvantaged Indian tribe or Native Hawaiian Organization, and which meets the requirements of 13 CFR part 124. The subcontractor shall presume that socially and economically disadvantaged individuals include Black Americans, Hispanic Americans, Native Americans, Asian-Pacific Americans, Subcontinent Asian Americans, and other minorities, or any other individual found to be disadvantaged by the Administration pursuant to section 8(a) of the Small Business Act.
          The subcontractor shall presume that socially and economically disadvantaged entities also include Indian Tribes and Native Hawaiian Organizations.

     (d) Contractors acting in good faith may rely on written representations by their subcontractors regarding their status as either a small business concern or a small business concern owned and controlled by socially and economically disadvantaged individuals.

I-18 SMALL BUSINESS AND SMALL DISADVANTAGED BUSINESS SUBCONTRACTING PLAN.  (JAN
     1991)

     (a)  This clause does not apply to small business concerns.

     (b) "Commercial product," as used in this clause, means a product in regular production that is sold in substantial quantities to the general public and/or industry at established catalog or market prices. It also means a product which, in the opinion of WHC, differs only insignificantly from the ICF KH'S commercial product.

          "Subcontract," as used in this clause, means any agreement (other than one involving an employer-employee relationship) entered into

                                                                      WHC-380393
                                                              Section I, Page 17


          by a Federal Government prime contractor or subcontractor calling for supplies or services required for performance of the contract or subcontract.

     (c) ICF KH, upon request by WHC, shall submit and negotiate a subcontracting plan, where applicable, which separately addresses subcontracting with small business concerns and with small disadvantaged business concerns. If ICF KH is submitting an individual contract plan, the plan must separately address subcontracting with small business concerns and with small disadvantaged business concerns with a separate part for the basic contract and separate parts for each option (if any). The plan shall be included in and made a part of the resultant contract. The subcontracting plan shall be negotiated within the time specified by WHC. Failure to submit and negotiate the subcontracting plan shall make ICF KH ineligible for award of a subcontract.

     (d)  ICF KH's subcontracting plan shall include the following:

          (1) Goals, expressed in terms of percentages of total planned subcontracting dollars, for the use of small business concerns and small disadvantaged business concerns as subcontractors. ICF KH shall include all subcontracts that contribute to subcontract performance, and may include a proportionate share of products and services that are normally allocated as indirect costs.

          (2)  A statement of -

               (i)  Total dollars planned to be subcontracted;

              (ii) Total dollars planned to be subcontracted to small business concerns; and

             (iii) Total dollars planned to be subcontracted to small disadvantaged business concerns.

          (3) A description of the principal types of supplies and services to be subcontracted, and an identification of the types planned for subcontracting to (i) small business concerns and (ii) small disadvantaged business concerns.

          (4) A description of the method used to develop the subcontracting goals in (1) above.

          (5) A description of the method used to identify potential sources for solicitation purposes (e.g., existing company source lists, the Procurement Automated Source System (PASS)

                                                                      WHC-380393
                                                              Section I, Page 18



               of the Small Business Administration, the National Minority Purchasing Council Vendor Information Service, the Research and Information Division of the Minority Business Development Agency in the Department of Commerce, or small and small disadvantaged business concerns trade associations).

          (6) A statement as to whether or not ICF KH included indirect costs in establishing subcontracting goals, and a description of the method used to determine the proportionate share of indirect costs to be incurred with (i) small business concerns and (ii) small disadvantaged business concerns.

          (7) The name of the individual employed by ICF KH who will administer ICF KH's subcontracting program, and a description of the duties of the individual.

          (8) A description of the efforts ICF KH will make to assure that small business concerns and small disadvantaged business concerns have an equitable opportunity to compete for subcontracts.

          (9) Assurances that ICF KH will include the clause in this subcontract entitled "Utilization of Small Business Concerns and Small Disadvantaged Business Concerns" in all subcontracts that offer further subcontracting opportunities, and that ICF KH will require all subcontractors (except small business concerns) who receive subcontracts in excess of $500,000 ($1,000,000 for construction of any public facility), to adopt a plan similar to the plan agreed to by ICF KH.

          (10) Assurances that ICF KH will (i) cooperate in any studies or surveys as may be required, (ii) submit periodic reports in order to allow the Government to determine the extent of compliance by ICF KH with the subcontracting plan, (iii) submit, not later than the 25th day of the succeeding month, Standard Form (SF) 294 only, (DOE contractors need not submit SF 295) on a quarterly basis current as of the last day of March, June, September and December, and upon subcontract completion, in accordance with the instructions on the form, except the report shall be submitted quarterly rather than semiannually and additionally shall indicate at the remarks block the number and dollar amount of awards made to labor surplus area concerns to the extent such reporting is required by the terms of their contract, and (iv) ensure that its subcontractors agree to submit SF 294 in accordance with the instructions at (iii) above.

                                                                      WHC-380393
                                                              Section I, Page 19


          (11) A recitation of the types of records ICF KH will maintain to demonstrate procedures that have been adopted to comply with the requirements and goals in the plan, including establishing source lists; and a description of its efforts to locate small and small disadvantaged business concerns and award subcontracts to them. The records shall include at least the following (on a plant-wide or company-wide basis, unless otherwise indicated):

               (i) Source lists, guides, and other data that identify small and small disadvantaged business concerns.

              (ii) Organizations contacted in an attempt to locate sources that are small or small disadvantaged business concerns.

             (iii) Records on each subcontract solicitation resulting in an award of more than $100,000, indicating (A) whether small business concerns were solicited and if not, why not, (B) whether small disadvantaged business concerns were solicited and if not, why not, and (C) if applicable, the reason award was not made to a small business concern.

              (iv) Records of any outreach efforts to contact (A) trade associations, (B) business development organizations, and
                    (C) conferences and trade fairs to locate small and small disadvantaged business sources.

               (v) Records of internal guidance and encouragement provided to buyers through (A) workshops, seminars, training, etc., and
                    (B) monitoring performance to evaluate compliance with the programs's requirements.

              (vi) On a contract-by-contract basis, records to support award data submitted by ICF KH to WHC, including the name, address, and business size of each subcontractor. Subcontractors having company or division-wide annual plans need not comply with this requirement.

     (e) In order to effectively implement this plan to the extent consistent with efficient subcontract performance, ICF KH shall perform the following functions:

          (1) Assist small business and small disadvantaged business concerns by arranging solicitations, time for the preparation of bids, quantities, specifications, and delivery schedules so as to facilitate the participation by

                                                                      WHC-380393
                                                              Section I, Page 20


               such concerns. Where ICF KH's lists of potential small business and small disadvantaged subcontractors are excessively long, reasonable effort shall be made to give all such small business concerns an opportunity to compete over a period of time.

          (2) Provide adequate and timely consideration of the potentialities of small business and small disadvantaged business concerns in all "make-or-buy" decisions.

          (3) Counsel and discuss subcontracting opportunities with representatives of small and small disadvantaged business firms.

          (4) Provide notice to subcontractors concerning penalties and remedies for misrepresentations of business status as small business or small disadvantaged business for the purpose of obtaining a subcontract that is to be included as part or all of a goal contained in ICF KH's subcontracting plan.

     (f) A master subcontracting plan on a plant or division-wide basis which contains all the elements required by (d) above, except goals, may be incorporated by reference as a part of the subcontracting plan required of ICF KH by this clause; provided, (1) the master plan has been approved, (2) ICF KH provides copies of the approved master plan and evidence of its approval to WHC, and (3) goals and any deviations from the master plan deemed necessary by WHC to satisfy the requirements of this subcontract are set forth in the individual subcontracting plan.

     (g) (1) If a commercial product is offered, the subcontracting plan required by this clause may relate to ICF KH's production generally, for both commercial and noncommercial products, rather than solely to the Government subcontract. In these cases, ICF KH shall, with the concurrence of WHC, submit one company-wide or division-wide annual plan.

          (2) The annual plan shall be reviewed for approval by the agency awarding ICF KH its first subcontract requiring a subcontracting plan during the fiscal year, or by an agency satisfactory to WHC.

          (3) The approved plan shall remain in effect during ICF KH's fiscal year for all of ICF KH's commercial products.

     (h) Prior compliance of ICF KH with other such subcontracting plans under previous subcontracts will be considered by WHC in determining the responsibility of ICF KH for award of the subcontract.

                                                                      WHC-380393
                                                              Section I, Page 21



     (i)  The failure of ICF KH or subcontractor to comply in good faith with
          (1) the clause of this subcontract entitled "Utilization of Small Business Concerns and Small Disadvantaged Business Concerns," or (2) an approved plan required by this clause, shall be a material breach of the subcontract.

I-19 UTILIZATION OF WOMEN-OWNED SMALL BUSINESSES.  (AUG 1986)

     (a) "Women-owned businesses," as used in this clause, means small business concerns that are at least 51 percent owned by women who are United States citizens and who also control and operate the business.

          "Control," as used in this clause, means exercising the power to make policy decisions.

          "Operate," as used in this clause, means being actively involved in the day-to-day management of the business.

          "Small business concern," as used in this clause, means a concern including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government subcontracts, and qualified as a small business under the criteria and size standards in 13 CFR 121.

     (b) It is the policy of the United States that women-owned small businesses shall have the maximum practicable opportunity to participate in performing contracts awarded by any Federal agency.

     (c) ICF KH agrees to use its best efforts to give women-owned small businesses the maximum practicable opportunity to participate in the subcontracts it awards to the fullest extent consistent with the efficient performance of its subcontract.

     (d) ICF KH may rely on written representations by its subcontractors regarding their status as women-owned small businesses.

I-20 UTILIZATION OF LABOR SURPLUS AREA CONCERNS (APR 1984)

     (a)  Applicability.

          This clause is applicable if this subcontract exceeds the appropriate small purchase limitation in Part 13 of the Federal Acquisition Regulation.

     (b)  Policy.

          It is the policy of the Government to award subcontracts to concerns that agree to perform substantially in labor surplus

                                                                      WHC-380393
                                                              Section I, Page 22


          areas (LSA's) when this can be done consistent with the efficient performance of the subcontract and at prices no higher than are obtainable elsewhere. ICF KH agrees to use its best efforts to place subcontracts in accordance with this policy.

     (c)  Order of preference.

          In complying with paragraph (b) above and with paragraph (c) of the clause of this subcontract entitled "Utilization of Small Business Concerns and Small Disadvantaged Business Concerns," ICF KH shall observe the following order of preference in awarding subcontracts:
          (1) small business concerns that are LSA concerns, (2) other small business concerns, and (3) other LSA concerns.

     (d)  Definitions.

          "Labor surplus area," as used in this clause, means a geographical area identified by the Department of Labor in accordance with 20 CFR 654, Subpart A, as an area of concentrated unemployment or underemployment or an area of labor surplus.

          "Labor surplus area concern," as used in this clause, means a concern that together with its first-tier subcontractors will perform substantially in labor surplus areas. Performance is substantially in labor surplus areas if the costs incurred under the subcontract on account of manufacturing, production, or performance of appropriate services in labor surplus areas exceed 50 percent of the subcontract price.

I-21 LABOR SURPLUS AREA SUBCONTRACTING PROGRAM (APR 1984)

     (a) See the Utilization of Labor Surplus Area Concerns clause of this subcontract for applicable definitions.

     (b) ICF KH agrees to establish and conduct a program to encourage labor surplus area (LSA) concerns to compete for subcontracts within their capabilities when the subcontracts are consistent with the efficient performance of the subcontract at prices no higher than obtainable elsewhere. ICF KH shall-

          (1) Designate a liaison officer who will (i) maintain liaison with authorized representatives of WHC on LSA matters, (ii) supervise compliance with the Utilization of Labor Surplus Area Concerns clause, and (iii) administer the subcontractor's labor surplus area subcontracting program;

          (2) Provide adequate and timely consideration of the potentialities of LSA concerns in all make-or-buy decisions;

                                                                      WHC-380393
                                                              Section I, Page 23


          (3) Ensure that LSA concerns have an equitable opportunity to compete for subcontracts, particularly by arranging solicitations, time for the preparation of offers, quantities, specifications, and delivery schedules so as to facilitate the participation of LSA concerns;

          (4) Include the Utilization of Labor Surplus Area Concerns clause in subcontracts that offer substantial LSA subcontracting opportunities; and

          (5) Maintain records showing (i) the procedures adopted, and (ii) the subcontractor's performance, to comply with this clause. The records will be kept available for review by WHC or DOE until the expiration of 1 year after the award of this subcontract, or for such longer period as may be required by any other clause of this subcontract or by applicable law or regulations.

     (c) ICF KH further agrees to insert in any related subcontract that may exceed $500,000 and that contains the Utilization of Labor Surplus Area Concerns clause, terms that conform substantially to the language of this clause, including this paragraph (c), and to notify WHC of the names of subcontractors.

I-22 CONVICT LABOR (APR 1984)

     ICF KH agrees not to employ any person undergoing sentence of imprisonment in performing this subcontract except as provided by 18 U.S.C. 4082(c)(2) and Executive Order 11755, December 29, 1973.

I-23 CONTRACT WORK HOURS AND SAFETY STANDARDS ACT-OVERTIME COMPENSATION (MAR
     1986)

     (a)  Overtime requirements.

          Neither ICF KH or its lower-tier subcontractors contracting for any part of the subcontract work which may require or involve the employment of laborers or mechanics (see Federal Acquisition Regulation (FAR) 22.300) shall require or permit any such laborers or mechanics in any workweek in which the individual is employed on such work to work in excess of 40 hours in such workweek unless such laborer or mechanic receives compensation at a rate not less than one and one-half times the basic rate of pay for all hours worked in excess of 40 hours in such workweek.

     (b)  Violation, liability for unpaid wages, and liquidated damages.

          In the event of any violation of the provisions set forth in paragraph
          (a) of this clause, ICF KH and any lower-tier

                                                                      WHC-380393
                                                              Section I, Page 24



          subcontractor responsible therefore shall be liable for the unpaid wages. In addition ICF KH and such lower-tier subcontractor shall be liable to the United States for liquidated damages. Such liquidated damages shall be computed with respect to each individual laborer or mechanic employed in violation of the provisions set forth in paragraph (a) of this clause in the sum of $10 for each calendar day on which such individual was required or permitted to work in excess of the standard workweek of 40 hours without payment of the overtime wages required by provisions set forth in paragraph (a) of this clause.

     (c)  Withholding for unpaid wages and liquidated damages.

          WHC shall, upon their own action or upon written request of an authorized representative of the Department of Labor, withhold or cause to be withheld, from any moneys payable on account of work performed by ICF KH or its lower-tier subcontractor under any such subcontract or any other Federal contract with the same Prime Contractor, or any other Federally-assisted contract subject to the Contract Work Hours and Safety Standards Act which is held by the same Prime Contractor, such sums as may be determined to be necessary to satisfy any liabilities of ICF KH or its lower-tier subcontractor for unpaid wages and liquidated damages as provided in the provisions set forth in paragraph (b) of this clause.

     (d)  Payrolls and basic records.

          (1) ICF KH or its lower-tier subcontractor shall maintain payrolls and basic payroll records during the course of subcontract work and shall preserve them for a period of three years from the completion of the subcontract for all laborers and mechanics working on the subcontract. Such records shall contain the name and address of each such employee, social security number, correct classifications, hourly rates of wages paid, daily and weekly number of hours worked, deductions made, and actual wages paid. Nothing in this paragraph shall require the duplication of records required to be maintained for construction work by Department of Labor regulations at 29 CFR 5.5(a) (3) implementing the Davis-Bacon Act.

          (2) The records to be maintained under paragraph (d)(1) of this clause shall be made available by ICF KH or its lower-tier subcontractor for inspection, copying, or transcription by authorized representatives of WHC or the Department of Labor. ICF KH or its lower-tier subcontractor shall permit such representatives to interview employees during working hours on the job.

                                                                      WHC-380393
                                                              Section I, Page 25


     (e)  Lower-tier Subcontracts.

          ICF KH or its lower-tier subcontractor shall insert in any lower-tier subcontracts the provisions set forth in paragraphs (a) through (e) of this clause and also a clause requiring the lower-tier subcontractors to include these provisions in any lower-tier subcontracts.

I-24 RESERVED

I-25 EQUAL OPPORTUNITY (APR 1984)

     (a) If, during any 12-month period (including the 12 months preceding the award of this subcontract), ICF KH has been or is awarded nonexempt Federal contracts and/or subcontracts that have an aggregate value in excess of $10,000, ICF KH shall comply with subparagraphs (b)(1) through (11) below. Upon request, ICF KH shall provide information necessary to determine the applicability of this clause.

     (b)  While performing this subcontract, ICF KH agrees as follows:

          (1) ICF KH shall not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin.

          (2) ICF KH shall take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex, or national origin. This shall include, but not be limited to, (i) employment, (ii) upgrading, (iii) demotion, (iv) transfer, (v) recruitment or recruitment advertising, (vi) layoff or termination, (vii) rates of pay or other forms of compensation, and (viii) selection for training, including apprenticeship.

          (3) ICF KH shall post in conspicuous places available to employees and applicants for employment the notices that explain this clause.

          (4) ICF KH shall, in all solicitations or advertisement for employees placed by or on behalf of ICF KH, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, or national origin.

          (5) ICF KH shall send, to each labor union or representative of workers with which it has a collective bargaining agreement or other subcontract or understanding, the notice advising

                                                                      WHC-380393
                                                              Section I, Page 26


               the labor union or workers' representative of ICF KH's commitments under this clause, and post copies of the notice in conspicuous places available to employees and applicants for employment.

          (6) ICF KH shall comply with Executive Order 11246, as amended, and the rules, regulations, and orders of the Secretary of Labor.

          (7) ICF KH shall furnish to WHC all information required by Executive Order 11246, as amended, and by the rules, regulations, and orders of the Secretary of Labor. Standard Form 100 (EEO-1), or any successor form, is the prescribed form to be filed within 30 days following the award, unless filed within 12 months preceding the date of award.

          (8) ICF KH shall permit access to its books, records, and accounts by WHC, DOE or the Office of Federal Contract Compliance Programs (OFCCP) for the purposes of investigation to ascertain ICF KH's compliance with the applicable rules, regulations, and orders.

          (9) If the OFCCP determines that ICF KH is not in compliance with this clause or any rule, regulation, or order of the Secretary of Labor, this subcontract may be canceled, terminated, or suspended in whole or in part and ICF KH may be declared ineligible for further WHC-related subcontracts, under the procedures authorized in Executive Order 11246, as amended. In addition, sanctions may be imposed and remedies invoked against the ICF KH as provided in Executive Order 11246, as amended, the rules, regulations, and orders of the Secretary of Labor, or as otherwise provided by law.

          (10) ICF KH shall include the terms and conditions of subparagraph
               (b)(1) through (11) of this clause in every lower-tier subcontract or purchase order that is not exempted by the rules, regulations, or orders of the Secretary of Labor issued under Executive Order 11246, as amended, so that these terms and conditions will be binding upon each lower-tier subcontractor or vendor.

          (11) ICF KH shall take such action with respect to any lower-tier subcontract or purchase order as WHC may direct as a means of enforcing these terms and conditions, including sanctions for noncompliance; provided, that if ICF KH becomes involved in, or is threatened with, litigation with a lower-tier subcontractor or vendor as a result of any direction, ICF KH may request the United States to enter into the litigation to protect the interests of the United States.

                                                                      WHC-380393
                                                              Section I, Page 27


     (c) Notwithstanding any other clause in this subcontract, disputes relative to this clause will be governed by the procedures in 41 CFR 60-1.1.


I-26 EQUAL OPPORTUNITY PREAWARD CLEARANCE OF SUBCONTRACTS (APR 1984)

     Notwithstanding the clause of this subcontract entitled "Subcontracts," ICF KH shall not enter into a first-tier subcontract for an estimated or actual amount of $1 million or more without obtaining in writing from WHC, a clearance that the proposed subcontractor is in compliance with equal opportunity requirements and therefore is eligible for award.

I-27 AFFIRMATIVE ACTION FOR SPECIAL DISABLED AND VIETNAM ERA VETERANS (APR 1984)

     (a)  Definitions.

          "Appropriate office of the State employment service system," as used in this clause, means the local office of the Federal-State national system of public employment offices assigned to serve the area where the employment opening is to be filled, including the District of Columbia, Guam, Puerto Rico, Virgin Islands, American Samoa, and the Trust Territory of the Pacific Islands.

          "Openings that ICF KH proposes to fill from within its own organization," as used in this clause, means employment openings for which no one outside ICF KH's or WHC's organization (including any affiliates, subsidiaries, and the parent companies) will be considered and includes any openings that ICF KH proposes to fill from regularly established "recall" lists.

          "Openings that ICF KH proposes to fill under a customary and traditional employer-union hiring arrangement," as used in this clause, means employment openings that ICF KH proposes to fill from union halls, under their customary and traditional employer-union hiring relationship.

          "Suitable employment openings," as used in this clause -

          (1) Includes, but is not limited to, openings that occur in jobs categorized as:

               (i)  Production and nonproduction;
               (ii) Plant and office;
               (iii)  Laborers and mechanics;
               (iv) Supervisory and nonsupervisory
               (v)  Technical; and

                                                                      WHC-380393
                                                              Section I, Page 28


               (vi) Executive, administrative, and professional positions compensated on a salary basis of less than $25,000 a year;
                    and

          (2) Includes full-time employment temporary employment of over three days, and part-time employment, but not openings that ICF KH proposes to fill from within ICF KH or under a customary and traditional employer-union hiring arrangement, nor openings in an educational institution that are restricted to students of that institution.

     (b)  General

          (1) Regarding any position for which the employee or applicant for employment is qualified, ICF KH shall not discriminate against the individual because the individual is a special disabled or Vietnam Era veteran. ICF KH agrees to take affirmative action to employ, advance in employment, and otherwise treat qualified special disabled and Vietnam Era veterans without discrimination based upon their disability or veterans' status in all employment practices such as:

               (i)    Employment;
               (ii)   Upgrading;
               (iii)  Demotion or transfer;
               (iv)   Recruitment;
               (v)    Advertising;
               (vi)   Layoff or termination;
               (vii)  Rates of pay or other forms of compensation; and
               (viii) Selection for training, including apprenticeship.

          (2) ICF KH agrees to comply with the rules, regulations, and relevant orders of the Secretary of Labor (Secretary) issued under the Vietnam Era Veterans' Readjustment Assistance Act of 1972 (the
               Act), as amended.

     (c)  Listing Openings.

          (1) ICF KH agrees to list all suitable employment openings existing at subcontract award or occurring during subcontract performance, at an appropriate office of the State employment service system in the locality where the opening occurs. These openings include those occurring at any ICF KH facility, including one not connected with performing this subcontract. An independent corporate affiliate is exempt from this requirement.

                                                                      WHC-380393
                                                              Section I, Page 29

          (2) State and local government agencies holding Federal contracts of $10,000 or more shall also list all their suitable openings with the appropriate office of the State employment service.

          (3) The listing of suitable employment openings with the State employment service system is required at least concurrently with using any other recruitment source or effort and involves the obligations of placing a bona fide job order, including accepting referrals of veterans and nonveterans. This listing does not require hiring any particular job applicant or hiring of any particular group of job applicants and is not intended to relieve ICF KH of any requirements of Executive Orders or regulations concerning nondiscrimination in employment.

          (4) Whenever ICF KH becomes contractually bound to the listing terms of this clause, it shall advise the State employment service system, in each State where it has establishments, of the name and location of each hiring location in the State. As long as ICF KH is contractually bound to these terms and has so advised the State system, it need not advise the State system of subsequent subcontracts. ICF KH may advise the State system when it is no longer bound by this subcontract clause.

          (5) Under the most compelling circumstances, an employment opening may not be suitable for listing, including situations when (i) the Government's needs cannot reasonably be supplied, (ii) listing could be contrary to national security, or (iii) the requirement of listing would not be in the Government's interest.

     (d)  Applicability

          (1) This clause does not apply to the listing of employment openings which occur and are filled outside the 50 states, the District of Columbia, Puerto Rico, Guam, Virgin Islands, American Samoa, and the Trust Territory of the Pacific Islands.

          (2) The terms of paragraph (c) above do not apply to openings that ICF KH proposes to fill from within its own organization or under a customary and traditional employer-union hiring arrangement. This exclusion does not apply to a particular opening once an employer decides to consider applicants outside of its own organization or employer-union arrangement for that opening.

                                                                      WHC-380393
                                                              Section I, Page 30

     (e)  Postings

          (1) ICF KH agrees to post employment notices stating (i) ICF KH's obligation under the law to take affirmative action to employ and advance in employment qualified special disabled veterans of the Vietnam Era, and (ii) the rights of applicants and employees.

          (2) These notices shall be posted in conspicuous places that are available to employees and applicants for employment. They shall be in a form prescribed by the Director, Office of Federal Contract Compliance Programs, Department of Labor (Director), and provided by or through WHC.

          (3) ICF KH shall notify each labor union or representative of workers with which it has a collective bargaining agreement or other subcontract understanding, that ICF KH is bound by the terms of the Act, and is committed to take affirmative action to employ, and advance in employment, qualified special disabled and Vietnam Era veterans.

     (f) Noncompliance. If ICF KH does not comply with the requirements of this clause, appropriate actions may be taken under the rules, regulations, and relevant orders of the Secretary issued pursuant to the Act.

     (g) Lower-tier Subcontracts. ICF KH shall include the terms of this clause in every lower-tier subcontract or purchase order of $10,000 or more unless exempted by rules, regulations, or orders of the Secretary. ICF KH shall act as specified by the Director to enforce the terms, including action for noncompliance.

I-28 AFFIRMATIVE ACTION FOR HANDICAPPED WORKERS (APR 1984)

     (a)  General

          (1) Regarding any position for which the employee or applicant for employment is qualified, ICF KH shall not discriminate against any employee or applicant because of physical or mental handicap. ICF KH agrees to take affirmative action to employ, advance in employment, and otherwise treat qualified handicapped individuals without discrimination based upon their physical or mental handicap in all employment practices such as:

               (i)    Employment;
               (ii)   Upgrading;
               (iii)  Demotion or transfer;
               (iv)   Recruitment;

                                                                      WHC-380393
                                                              Section I, Page 31


               (v)    Advertising;
               (vi)   Layoff or termination;
               (vii)  Rates of pay or other forms of compensation; and
               (viii) Selection for training, including apprenticeship.

          (2) ICF KH agrees to comply with the rules, regulations, and relevant orders of the Secretary of Labor (Secretary) issued under the Rehabilitation Act of 1973 (29 U. S. C. 793) (the Act), as amended.

     (b)  Postings

          (1) ICF KH agrees to post employment notices stating (i) ICF KH's obligation under the law to take affirmative action to employ and advance in employment qualified handicapped individuals, and (ii) the rights of applicants and employees.

          (2) These notices shall be posted in conspicuous places that are available to employees and applicants for employment. They shall be in a form prescribed by the Director, Office of Federal Contract Compliance Programs, Department of Labor (Director), and provided by or through WHC.

          (3) ICF KH shall notify each labor union or representative of workers with which it has a collective bargaining agreement or other subcontract understanding, that ICF KH is bound by the terms of
               Section 503 of the Act and is committed to take affirmative action to employ, and advance in employment, qualified physically and mentally handicapped individuals.

     (c)  Noncompliance.

          If ICF KH does not comply with the requirements of this clause, appropriate actions may be taken under the rules, regulations, and relevant orders of the Secretary issued pursuant to the Act.

     (d)  Lower-tier Subcontracts.

          ICF KH shall include the terms of this clause in every lower-tier subcontract or purchase order in excess of $2,500 unless exempted by rules, regulations, or orders of the Secretary. ICF KH shall act as specified by the Director to enforce the terms, including action for noncompliance.

                                                                      WHC-380393
                                                              Section I, Page 32


I-29 CLEAN AIR AND WATER (APR 1984)

     (a) "Air Act," as used in this clause, means the Clean Air Act (42 U.S.C. 7401 et seq.).

          "Clean air standards," as used in this clause, means -

          (1) Any enforceable rules, regulations, guidelines, standards, limitations, orders, controls, prohibitions, work practices, or other requirements contained in, issued under, or otherwise adopted under the Air Act or Executive Order 11738;

          (2) An applicable implementation plan as described in section 110(d) of the Air Act (42 U.S.C. 7410(d));

          (3) An approved implementation procedure or plan under section 111(c) or section 111(d) of the Air Act (42 U.S.C. 7411(c) or (d); or

          (4) An approved implementation procedure under section 112(d) of the Air Act (42 U.S.C. 7412(d)). "Clean water standards," as used in this clause, means any enforceable limitation, control, condition, prohibition, standard, or other requirement promulgated under the Water Act or contained in a permit issued to a discharger by the Environmental Protection Agency or by a State under an approved program, as authorized by section 402 of the Water Act (33 U.S.C. 1342), or by local government to ensure compliance with pretreatment regulations as required by section 307 of the Water Act (33 U.S.C. 1317).

               "Compliance," as used in this clause, means compliance with-

               (i)  Clean air or water standards; or

               (ii) A schedule or plan ordered or approved by a court of
                    competent jurisdiction, the Environmental Protection Agency, or an air or water pollution control agency under the requirements of the Air Act or Water Act and related regulations.

               "Facility," as used in this clause, means any building, plant, installation, structure, mine, vessel or other floating craft, location, or site of operations, owned, leased, or supervised by a contractor or subcontractor, used in the performance of a subcontract. When a location or site of operations includes more than one building, plant, installation, or structure, the entire location or site

                                                                      WHC-380393
                                                              Section I, Page 33


               shall be deemed a facility except when the Administrator, or a designee, of the Environmental Protection Agency, determines that independent facilities are collocated in one geographical area.

               "Water Act," as used in this clause, means Clean Water Act (33 U.S.C. 1251 et seq.).

     (b)  ICF KH agrees -

          (1) To comply with all the requirements of section 114 of the Clean Air Act (42 U.S.C. 7414) and section 308 of the Clean Water Act (33 U.S.C. 1318) relating to inspection, monitoring, entry, reports, and information, as well as other requirements specified in section 114 and section 308 of the Air Act and the Water Act, and all regulations and guidelines issued to implement those acts before the award of this subcontract;

          (2) That no portion of the work required by this subcontract will be performed in a facility listed on the Environmental Protection Agency List of Violating Facilities on the date when this subcontract was awarded unless and until the EPA eliminates the name of the facility from the listing;

          (3) To use best efforts to comply with clean air standards and clean water standards at the facility in which the subcontract is being performed; and

          (4) To insert the substance of this clause into any nonexempt, lower-tier subcontract, including this subparagraph (b)(4).

I-30 HAZARDOUS MATERIAL IDENTIFICATION AND MATERIAL SAFETY DATA. (NOV 1991) --
     ALTERNATE I (NOV 1991)

     (a) "Hazardous material," as used in this clause, includes any material defined as hazardous under the latest version of Federal Standard No. 313 (including revisions adopted during the term of the contract).

     (b) ICF KH must list any hazardous material, as defined in paragraph (a) of this clause, to be delivered under this contract. The hazardous material shall be properly identified and include any applicable identification number, such as National Stock Number or Special Item Number. This information shall also be included on the Material Safety Data Sheet submitted under this contract.

                                                                      WHC-380393
                                                              Section I, Page 34


     Material (if none, insert "None")

     ______________________________________________________________

     ______________________________________________________________

     ______________________________________________________________

     Identification No.

     ______________________________________________________________

     ______________________________________________________________

     ______________________________________________________________

     (c) ICF KH, by acceptance of the subcontract, certifies that the list in paragraph (b) of this clause is complete. This list must be updated during the performance of the contract whenever ICF KH determines that any other material to be delivered under this subcontract is hazardous.

     (d) ICF KH agrees to submit, for each item as required prior to award, a Material Safety Data Sheet, meeting the requirements of 29 CFR 1910.1200(g) and the latest version of Federal Standard No. 313, for all hazardous material identified in paragraph (b) of this clause. Data shall be submitted in accordance with Federal Standard No. 313, whether or not ICF KH is the actual manufacturer of these items. Failure to submit the Material Safety Data Sheet prior to award may result ICF KH being considered nonresponsible and ineligible for award.

     (e) If, after award, there is a change in the composition of the item(s) or a revision to Federal Standard No.313, which renders incomplete or inaccurate the data submitted under paragraph (d) of this clause or the certification submitted under paragraph (c) of this clause, ICF KH shall promptly notify WHC and resubmit the data.

     (f) Neither the requirements of this clause nor any act or failure to act by WHC shall relieve ICF KH of any responsibility or liability for the safety of Government, WHC, or ICF KH personnel or property.

     (g) Nothing contained in this clause shall relieve ICF KH from complying with applicable Federal, State, or local laws, codes, ordinances, and regulations (including the obtaining of licenses and permits) in connection with hazardous material.

                                                                      WHC-380393
                                                              Section I, Page 35


     (h) WHC's rights in data furnished under this contract with respect to hazardous material are as follows:

          (1) To use, duplicate and disclose any data to which this clause is applicable. The purposes of this right are to --

               (i) Apprise personnel of the hazards to which they may be exposed in using, handling, packaging, transporting, or disposing of hazardous materials;

               (ii) Obtain medical treatment for those affected by the material; and

               (iii) Have others use, duplicate, and disclose the data for the Government for these purposes.

          (2) To use, duplicate, and disclose data furnished under this clause, in accordance with subparagraph (h)(1) of this clause, in precedence over any other clause of this subcontract providing for rights in data.

          (3) WHC is not precluded from using similar or identical data acquired from other sources.

               (i) Except as provided in paragraph (i)(2) ICF KH shall prepare and submit a sufficient number of Material Safety Data Sheets (MSDS's), meeting the requirements of 29 CFR 1910.1200(g) and the latest version of Federal Standard No. 313, for all hazardous materials identified in paragraph (b) of this clause.

          (1) For items shipped to consignees, ICF KH shall include a copy of the MSDS with the packing list or other suitable shipping document which accompanies each shipment. Alternatively, ICF KH is permitted to mail MSDS's to consignees in advance of receipt of shipments by consignees, if authorized in writing by WHC.

          (2) For items shipped to consignees identified by mailing address as agency depots, distribution centers or customer supply centers, ICF KH shall provide one copy of the MSDS's in or on each shipping container, the MSDS must be placed in a weather resistant envelope.

                                                                      WHC-380393
                                                              Section I, Page 36


I-31 PRESERVATION OF INDIVIDUAL OCCUPATIONAL RADIATION EXPOSURE RECORDS
     (APR 1984)

     Individual occupational radiation exposure records generated in the performance of work under this subcontract shall be subject to inspection by WHC and shall be preserved by ICF KH until disposal is authorized by WHC or at the option of ICF KH delivered to WHC upon completion or termination of the subcontract. If ICF KH exercises the foregoing option, title to such records shall vest in WHC upon delivery.

I-32 PRIVACY ACT NOTIFICATION (APR 1984)

     ICF KH will be required to design, develop, or operate a system of records on individuals, to accomplish an agency function subject to the Privacy Act of 1974, Public Law 93-579, December 31, 1974 (5 U.S.C. 552a) and
     applicable agency regulations. Violation of the Act may involve the imposition of criminal penalties.

I-33 PRIVACY ACT (APR 1984)

     (a)  ICF KH agrees to -

          (1) Comply with the Privacy Act of 1974 (the Act) and the agency rules and regulations issued under the Act in the design, development, or operation of any system of records on individuals to accomplish an agency function when the subcontract specifically identifies -

               (i)  The systems of records; and

               (ii) The design, development, or operation work that ICF KH is to perform.

          (2) Include the Privacy Act notification contained in this subcontract in every solicitation and resulting lower-tier subcontract and in every lower-tier subcontract awarded without a solicitation, when the work statement in the proposed subcontract requires the design, development, or operation of a system of records on individuals that is subject to the Act;

          (3) Include this clause, including this subparagraph (3), in all lower-tier subcontracts awarded under this subcontract which requires the design, development, or operation of such a system of records.

                                                                      WHC-380393
                                                              Section I, Page 37


     (b) In the event of violations of the Act, a civil action may be brought against the agency involved when the violation concerns the design, development, or operation of a system of records on individuals to accomplish an agency function, and criminal penalties may be imposed upon the officers or employees of the agency when the violation concerns the operation of a system of records on individuals to accomplish an agency function, and criminal penalties may be imposed upon the officers or employees of the agency when the violation concerns the operation of a system of records on individuals to accomplish an agency function. For purposes of the Act, when the subcontract is for the operation of a system of records on individuals to accomplish an agency function, ICF KH and any employee of ICF KH is considered to be an employee of the agency.

     (c) (1) "Operation of a system of records," as used in this clause, means performance of any of the activities associated with maintaining the system of records, including the collection, use, and dissemination of records.

          (2) "Record," as used in this clause, means any item, collection, or grouping of information about an individual that is maintained by an agency, including, but not limited to, education, financial transactions, medical history, and criminal or employment history and that contains the person's name, or the identifying number, symbol, or other identifying particular assigned to the individual, such as a fingerprint or voiceprint or a photograph.

          (3) "System of records on individuals," as used in this clause means a group of any records under the control of any agency from which information is retrieved by the name of the individual or by some identifying number, symbol, or other identifying particular assigned to the individual.

I-34 PAPERWORK REDUCTION ACT (APR 1984)

     (a) In the event that it subsequently becomes a subcontractual requirement to collect or record information calling either for answer to identical questions from ten or more persons other than Federal employees, or information from Federal employees which is to be used for statistical compilations of general public interest, the Federal Reports Act will apply to this subcontract.

          No plan, questionnaire, interview guide, or other similar device for collecting information (whether repetitive or single-time) may be used without first obtaining clearance from the Office of Management and Budget (OMB).

                                                                      WHC-380393
                                                              Section I, Page 38


     (b) ICF KH shall request the required OMB clearance from WHC before expending any funds or making public contacts for the collection of data. The authority to expend funds and to proceed with the collection of data shall be in writing by WHC. ICF KH must plan at least 90 days for OMB clearance. Excessive delay caused by WHC or the Government which arises out of causes beyond the control and without the fault or negligence of ICF KH will be considered in accordance with the clause entitled "Excusable Delays," if such clause is applicable. If not, the period of performance may be extended pursuant to this clause if approved by WHC.

I-35 RESERVED

I-36 DUTY-FREE ENTRY

     (a) Except as otherwise approved by the WHC, no amount is or will be included in the contract price for any duties on supplies specifically identified in the Schedule to be accorded duty-free entry.

     (b) Except for supplies listed in the Schedule to be accorded duty-free entry, and except as provided under any other clause of this subcontract or in paragraph (c) below, the following procedures apply:

          (1) ICF KH shall notify WHC in writing of any purchase of foreign supplies (including, without limitation, raw materials, components, and intermediate assemblies) in excess of $10,000 that are to be imported into the customs territory of the United States for delivery to the Government or for incorporation into end items to be delivered under this contract. The notice shall be furnished to WHC at least 20 days before the importation and shall identify (i) the foreign supplies, (ii) the estimated amount of duty, and (iii) the country of origin.

          (2) If WHC determines that these supplies should be entered duty-free, WHC shall notify ICF KH within 10 days.

          (3) Except as otherwise approved by the WHC, the contract price shall be reduced by (or the allowable cost shall not include) the amount of duty that would be payable if the supplies were not entered duty-free.

     (c) Paragraph (b) above shall not apply to purchases of foreign supplies if (1) they are identical in nature with items purchased by ICF KH or any subcontractor in connection with its commercial business and (2) segregation of these supplies to ensure use only

                                                                      WHC-380393
                                                              Section I, Page 39


          on Government contracts containing duty-free entry provisions is not economical or feasible.

     (d) ICF KH warrants that all supplies for which duty-free entry is to be claimed are intended to be delivered to the Government or incorporated into the end items to be delivered under this subcontract, and that duty shall be paid to the extent that these supplies, or any portion of them, are diverted to non-Governmental use, other than as scrap or salvage or as a result of a competitive sale authorized by the WHC.

     (e) The Government agrees to execute any required duty-free entry certificates for items specified in this subcontract or approved by WHC and to assist ICF KH in obtaining duty-free entry of the supplies.

     (f) All shipping documents covering the supplies to be entered duty-free shall consign the shipments to the contracting agency in care of ICF KH and shall include the delivery address of ICF KH (or contracting agency, if appropriate). The documents shall bear the following information:

          (1)  Government prime contract number.

          (2)  Identification of carrier.

          (3) The notation "UNITED STATES GOVERNMENT, ____________[agency] _____________, Duty-free entry to be claimed pursuant to Item No(s) _________ [from Tariff Schedules] ______________, Tariff Schedules of the United States (19 U.S.C. 1202). Upon arrival of shipment at port of entry, District Director of Customs, please release shipment under 19 CFR 142 and notify

               ______________________[cognizant contract
               administration office] ______________ for execution of Customs Forms 7501 and 7501-A and any required duty-free entry certificates."

          (4) Gross weight in pounds (if freight is based on space tonnage, state cubic feet in addition to gross shipping weight).

          (5)  Estimated value in United States dollars.

     (g) ICF KH agrees to instruct the foreign supplier to consign the shipment as specified in (f) above, to mark all packages with the words "UNITED STATES GOVERNMENT" and the title of the contracting agency, and to accompany the shipment with at least two copies of the bill of lading (or other shipping document) for use by the District Director of Customs at the port of entry.

                                                                      WHC-380393
                                                              Section I, Page 40



     (h) ICF KH agrees to notify in writing the cognizant contract administration office immediately upon notification from WHC that duty-free entry will be accorded (or, if the duty-free supplies were listed in the contract Schedule, upon award by the Contractor to the overseas supplier). The notice shall identify (1) the foreign supplies, (2) the country of origin, (3) the contract number, and (4) the scheduled delivery date(s).

     (i) ICF KH agrees to insert the substance of this clause in any subcontract under which-

          (1) There will be imported into the customs territory of the United States supplies identified in the Schedule as supplies to be accorded duty-free entry; or

          (2) Other foreign supplies in excess of $10,000 may be imported into the customs territory of the United States.

I-37 AUTHORIZATION AND CONSENT (APR 1984)

     The Government hereby gives its authorization and consent for all use and manufacture of any invention described in and covered by a patent of the United States in the performance of this subcontract or any part hereof or any amendment hereto or any ICF KH subcontract hereunder (including all lower-tier subcontracts).

I-38 NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENT

     The provisions of this clause shall be applicable only if the amount of this subcontract exceeds $10,000.

     (a) ICF KH shall report to WHC, promptly and in reasonable written detail, each notice or claim of patent or copyright infringement based on the performance of this subcontract of which ICF KH has knowledge.

     (b) In the event of any claim or suit against WHC or the Government on account of any alleged patent or copyright infringement arising out of the performance of this subcontract or out of the use of any supplies furnished or work or services performed hereunder, ICF KH shall furnish to WHC and the Government, when requested by WHC, all evidence and information in possession of ICF KH pertaining to such suit or claim. Such evidence and information shall be furnished at the expense of the Government except where ICF KH has agreed to indemnify WHC and the Government.

     (c)  This clause shall be included in all lower-tier subcontracts.

                                                                      WHC-380393
                                                              Section I, Page 41

I-39 REPORTING OF ROYALTIES

     If this subcontract is in an amount which exceeds $10,000, and if any royalty payments are directly involved in the subcontract or are reflected in the subcontract price to WHC, ICF KH agrees to report in writing to the Patent Counsel (with notification by Patent Counsel to WHC) during the performance of this subcontract and prior to its completion or final settlement the amount of any royalties or other payments paid or to be paid by it directly to others in connection with the performance of this subcontract together with the names and addresses of licensors to whom such payments are made and either the patent numbers involved or such other information as will permit identification of the patents or other basis on which the royalties are to be paid. The approval of WHC of any individual payments or royalties shall not stop WHC or the Government at any time from contesting the enforceability, validity or scope of, or title to, any patent under which a royalty or payments are made.

I-40 CLASSIFIED INVENTIONS

     (a) ICF KH shall not file or cause to be filed on any invention or discovery conceived or first actually reduced to practice in the course of or under this subcontract in any country other than the United States, an application or registration for a patent without first obtaining written approval of the WHC.

     (b) When filing a patent application in the United States on any invention or discovery conceived of or first actually reduced to practice in the course of or under this subcontract, the subject matter of which is classified for reasons of security, ICF KH shall observe all applicable security regulations covering the transmission of classified subject matter. When transmitting the patent application to the United States Patent and Trademark Office, ICF KH shall by separate letter identify by agency and number, subcontract(s) which require security classification markings to be placed on the application.

     (c) The substance of this clause shall be included in subcontracts which cover or are likely to cover classified subject matter.

I-41 PATENT RIGHTS-FACILITY - (DEVIATION)

     (a)  Definitions.

          (1) "Subject Invention" means any invention or discovery of ICF KH conceived or first actually reduced to practice in the course or under this contract, and includes any art, method, process, machine, manufacture, design, or composition of matter, or any new and useful improvement thereof, or any

                                                                      WHC-380393
                                                              Section I, Page 42


               variety of plants, whether patented or unpatented under the Patent Laws of the United States of America or any foreign country.

          (2) "Contract" means any contract, grant, agreement, understanding, or other arrangement, which includes research, development, or demonstration work, and includes any assignment or substitution of parties.

          (3) "States and domestic municipal governments" means the States of the United States, the District of Columbia, Puerto Rico, the Virgin Islands, American Samoa, Guam, the Trust Territory of the Pacific Islands, and any political subdivision and agencies thereof.

          (4) "Government agency" includes an executive department, independent commission, board, office, agency, administration, authority, Government corporation, or other Government establishment of the Executive Branch of the Government of the United States of America.

          (5) "To the point of practical application" means to manufacture in the case of a composition or product, to practice in the case of a process, or to operate in the case of a machine and under such conditions as to establish that the invention is being worked and that its benefits are reasonably accessible to the public.

          (6) "Patent Counsel" means the DOE Patent Counsel assisting the procuring activity.

     (b)  Allocation of Principal Rights

          (1) Assignment to the Government. ICF KH agrees to assign to the Government the entire right, title, and interest throughout the world in and to each Subject Invention, except to the extent that rights are retained by ICF KH under Paragraphs (b)(2) and (c) of this clause.

          (2) Greater Rights Determinations. ICF KH or the employee-inventor with authorization of ICF KH may request greater rights than the nonexclusive license and the foreign patent rights provided in Paragraph (c) of this clause on identified inventions in accordance with 41 CFR 9-9.109-6(d). Such requests must be submitted to Patent Counsel (with notification by Patent Counsel to the WHC) at the time of the first disclosure pursuant to Paragraph (e)(2) of this clause, or not later than nine months after conception or first actual reduction to practice, whichever

                                                                      WHC-380393
                                                              Section I, Page 43


               occurs first, or such longer period as may be authorized by Patent Counsel (with notification by Patent Counsel to WHC) for good cause shown in writing by ICF KH.

     (c)  Minimum Rights to ICF KH.

          (1) Contractor License. ICF KH may reserve upon request a revocable, nonexclusive, paid-up license in each patent application filed in any country on a Subject Invention and any resulting patent in which the Government acquires title. The license shall extend to ICF KH's domestic subsidiaries and affiliates, if any, within the corporate structure of which ICF KH is a part and shall include the right to grant sublicenses of the same scope to the extent ICF KH was legally obligated to do so at the time the contract was awarded. The license shall be transferable only with approval of DOE except when transferred to the successor of that part of ICF KH's business to which the invention pertains.

          (2) Revocation Limitations. ICF KH's nonexclusive license retained pursuant to Paragraph (c)(1) of this clause and sublicenses granted thereunder may be revoked or modified by DOE, either in whole or in part, only to the extent necessary to achieve expeditious practical application of the Subject Invention under DOE's published licensing regulations (10 CFR 781), and only to the extent an exclusive license is actually granted. This license shall not be revoked in that field of use and/or the geographical areas in which ICF KH, or its sublicensee, has brought the invention to the point of practical application and continues to make the benefits of the invention reasonably accessible to the public, or is expected to do so within a reasonable time.

          (3) Revocation Procedures. Before modification or revocation of the license or sublicense, pursuant to Paragraph (c)(2) of this clause, DOE shall furnish ICF KH a written notice of its intention to modify or revoke the license and any sublicense thereunder, and ICF KH shall be allowed 30 days or such longer period as may be authorized by the patent Counsel (with notification by the Patent Counsel to WHC) for good cause shown in writing by ICF KH, after such notice to such cause why the license or any sublicense should not be modified or revoked. ICF KH shall have the right to appeal, in accordance with 10 CFR 781, any decision concerning the modification or revocation of his license or any sublicense.

                                                                      WHC-380393
                                                              Section I, Page 44


          (4) Foreign Patent Rights. Upon written request to Patent Counsel (with notification in writing by Patent Counsel to WHC), and subject to DOE security regulations and requirements, there shall be reserved to ICF KH, or the employee-inventor with authorization of ICF KH, the patent rights to a Subject Invention in any foreign country where the Government has elected not to secure any rights provided:

               (i) The recipient of such rights, when specifically requested by DOE and three years after issuance of a foreign patent disclosing said Subject Invention, shall furnish DOE a report setting forth:

                    (A) The commercial use that is being made, or is intended to be made, of said invention, and

                    (B) The steps taken to bring the invention to the point of practical application or to make the invention available for licensing.

              (ii) The Government shall retain at least an irrevocable, nonexclusive, paid-up license to make, use, and sell the invention throughout the world by or on behalf of the Government (including any Government agency) and States and domestic municipal governments, unless the head of the agency or his designee determines that it would not be in the public interest to acquire the license for the States and domestic municipal governments.

              (iii) Subject to the rights granted in (c)(1), (c)(2), and (c)(3)
                    of this clause, the Head of the Agency or his designee shall have the right to terminate the foreign patent rights granted in this Paragraph (c)(4) in whole or in part unless the recipient of such rights demonstrates to the satisfaction of the head of the Agency or his designee that effective steps necessary to accomplish substantial utilization of the invention have been taken or within a reasonable time will be taken.

              (iv) Subject to the rights granted in (c)(1), (c)(2), and (c)(3) of this clause, the Head of the Agency or his designee shall have the right, commencing four years after foreign patent rights are accorded under this Paragraph (c)(4), to require the granting of a nonexclusive or partially exclusive license to a responsible applicant or applicants, upon terms

                                                                      WHC-380393
                                                              Section I, Page 45


                    reasonable under the circumstances and in appropriate circumstances to terminate said foreign patent rights in whole or in part, following a hearing upon notice thereof to the public, upon a petition by an interested person justifying such hearing:

                    (A) If the head of the Agency or his designee determines, upon review of such material as he deems relevant, and after the recipient of such rights, or other interested person, has had the opportunity to provide such relevant and material information as the head of the Agency or his designee may require, that such foreign patent rights have tended substantially to lessen competition or the result in undue market concentration in any section of the United States in any line of commerce to which the technology relates; or

                    (B) Unless the recipient of such rights demonstrates to the satisfaction of the Head of the Agency or his designee at such hearing that the recipient has taken effective steps, or within a reasonable time thereafter is expected to take such steps, necessary to accomplish substantial utilization of the invention.

     (d)  Filing of Patent Applications

          (1) With respect to each Subject Invention in which ICF KH or the inventor requests foreign patent rights in accordance with Paragraph (c)(4) of this clause, a request may also be made for the right to file and prosecute the U.S. application on behalf of the U.S. Government. If such request is granted, ICF KH or inventor shall file a domestic patent application on the invention within six months after the request for foreign patent rights is granted, or such longer period of time as may be approved by Patent Counsel for good cause shown in writing by the requester. With respect to the invention, the requester shall promptly notify the Patent Counsel (with notification by the Patent Counsel to WHC) of any decision not to file an application.

          (2) For each Subject Invention on which a domestic patent application is filed by ICF KH or inventor, ICF KH or inventor shall:

                                                                      WHC-380393
                                                              Section I, Page 46


               (i) Within two months after filing or within two months after submission of the invention disclosure if the patent application has been filed previously, deliver to the Patent Counsel a copy of the application as filed including the filing date and serial number;

               (ii) Within six months after filing the application or within six months after submitting the invention disclosure if the application has been filed previously, deliver to the Patent Counsel a duly executed and approved Assignment to the Government, on a form specified by the Government;

               (iii) Provide the Patent Counsel with the original patent grant promptly after a patent is issued on the application; and

               (iv) Not less than 30 days before the expiration of the response period for any action required by the Patent and Trademark Office, notify the Patent Counsel of any decision not to continue prosecution of the application.

          (3) With respect to each Subject Invention in which ICF KH or inventor has requested foreign patent rights, ICF KH or inventor shall file a patent application on the invention in each foreign country in which such request is granted in accordance with applicable statutes and regulations and within one of the following periods:

               (i) Eight months from the date of filing a corresponding United States application, or if such an application is not filed, six months from the date the request was granted;

               (ii) Six months from the date a license is granted by the Commissioner of Patents and Trademarks to file the foreign patent application, where such filing has been prohibited by security reasons; or

               (iii) Such longer periods as may be approved by the Patent Counsel for good cause shown in writing by ICF KH or inventor.

          (4) Subject to the license specified in Paragraphs (c)(1), (c)(2), and (c)(3) of this clause, ICF KH or inventor agrees to convey to the Government, upon request, the entire right, title, and interest in any foreign country in which ICF KH or inventor fails to have a patent application filed in

                                                                      WHC-380393
                                                              Section I, Page 47



               accordance with Paragraph (d)(3) of this clause, or decides not to continue prosecution or to pay any maintenance fees covering the invention. To avoid forfeiture of the patent application or patent ICF KH or inventor shall, not less than 60 days before the expiration period for any action required by any Patent Office, notify the Patent Counsel of such failure or decision, and deliver to the Patent counsel the executed instruments necessary for the conveyance specified in this paragraph.

     (e)  Invention Identification, Disclosures, and Reports

          (1) ICF KH shall establish and maintain active and effective procedures to ensure that Subject Inventions are promptly identified and timely disclosed. These procedures shall include the maintenance of laboratory notebooks or equivalent records and any other records that are reasonably necessary to document the conception and/or the first actual reduction to practice of Subject Inventions, and records which show that the procedures for identifying and disclosing the inventions are followed. Upon request, ICF KH shall furnish WHC a description of these procedures so that he may evaluate and determine their effectiveness.

          (2) ICF KH shall furnish the Patent Counsel (with notification by the Patent Counsel to WHC) on a WHC approved form:

               (i) A written report containing full and complete technical information concerning each Subject Invention within six months after conception or first actual reduction to practice, whichever occurs first, in the course of or under this subcontract, but in any event prior to any sale, public use or public disclosure of such invention known to ICF KH. The report shall identify the subcontract and inventor and shall be sufficiently complete in technical detail and appropriately illustrated by sketch or diagram to convey to one skilled in the art to which the invention pertains a clear understanding of the nature, purpose, operation, and to the extent known, the physical, chemical, biological, or electrical characteristics of the invention. The report should also include any request for foreign patent rights under Paragraph (c)(4) of this clause and any request to file a domestic patent application under (d)(1) of this clause. However, such requests shall be made within the period set forth in Paragraph (b)(2) of this clause. When an invention is reported under this Paragraph (e)(2)(i), it shall be presumed to have been

                                                                      WHC-380393
                                                              Section I, Page 48



                    conceived or first actually reduced to practice in the course of or under the subcontract unless ICF KH contends it was not so made in accordance with Paragraph (g)(2)(ii) of this clause.

             (ii) Upon request, but not more than annually, interim reports on a WHC-approved form listing Subject Inventions and subcontracts awarded containing a Patent Rights clause for that period and certifying that:

                    (A) ICF KH's procedures for identifying and disclosing Subject Inventions as required by this Paragraph (e) have been followed throughout the reporting period;

                    (B) All Subject Inventions have been disclosed or that there are no such inventions; and

                    (C) All subcontracts containing Patent Rights clause have been reported or that no such subcontracts have been awarded;

             (iii) A final report on a DOE-approved form within three months after completion of the subcontract work listing all Subject Inventions and all subcontracts awarded containing a Patent Rights clause and certifying that:

                    (A) All Subject Inventions have been disclosed or that there were no such inventions; and

                    (B) All subcontracts containing a Patent Rights clause have been reported or that no such subcontracts have been awarded.

          (3) ICF KH shall obtain patent agreements to effectuate the provisions of this clause from all person in its employ who perform any part of the work under this subcontract except nontechnical personnel, such as clerical employees and manual laborers.

          (4) ICF KH agrees that the Government may duplicate and disclose Subject Invention disclosures and all other reports and papers furnished or required to be furnished pursuant to this clause. If ICF KH is to file a foreign patent application on a Subject Invention, the Government agrees, upon written request, to use its best efforts to withhold publication of such invention disclosures until the

                                                                      WHC-380393
                                                              Section I, Page 49



               expiration of the time period specified in Paragraph (d)(1) of this clause, but in no event shall the Government or its employees be liable for any publication thereof.

     (f)  Publication

          It is recognized that during the course of the work under this subcontract, ICF KH or its employees may from time to time desire to release or publish information regarding scientific or technical developments conceived or first actually reduced to practice in the course of or under this subcontract. In order that public disclosure of such information will not adversely affect the patent interests of WHC, DOE, or ICF KH, patent approval for release or publication shall be secured from Patent counsel prior to any such release or publication.

     (g)  Forfeiture of Rights in Unreported Subject Inventions

          (1) ICF KH shall forfeit to the Government, at the request of the Head of the Agency or his designee, all rights in any Subject Invention which ICF KH fails to report to the Patent Counsel (with notification by the Patent Counsel to WHC) within six months after the time ICF KH:

               (i) Files or causes to be filed a United States or foreign patent application thereon; or

               (ii) Submits the final report required by Paragraph (e)(2)(iii)
                    of this clause, whichever is later.

          (2) However, ICF KH shall not forfeit rights in a Subject Invention if, within the time specified in (1)(i) or (1)(ii) of this Paragraph (g), ICF KH:

               (i) Prepared a written decision based upon a review of the record that the invention was neither conceived nor first actually reduced to practice in the course of or under the subcontract and delivers the same to Patent Counsel (with notification by the Patent Counsel to WHC); or

               (ii) Contending that the invention is not a Subject Invention ICF KH nevertheless discloses the invention and all facts pertinent to this contention to the Patent Counsel (with notification by the Patent Counsel to WHC); or

               (iii) Establishes that the failure to disclose did not result from ICF KH's fault or negligence.

                                                                      WHC-380393
                                                              Section I, Page 50


          (3) Pending written assignment of the patent applications and patents on a Subject Invention determined by the Head of the Agency or his designee to be forfeited (such determination to be a final decision under the Disputes Article of this subcontract), ICF KH shall be deemed to hold the invention and the patent applications and patents pertaining thereto in trust for the Government. The forfeiture provision of this Paragraph (g) shall be in addition to and shall not supersede other rights and remedies which the Government may have with respect to Subject Inventions.

     (h)  Examination of Records Relating to Inventions

          (1) WHC, DOE or their authorized representative, until the expiration of 3 years after final payment under this subcontract, shall have the right to examine any books (including laboratory notebooks), records, documents, and other supporting data of ICF KH which WHC or his authorized representative reasonably deem pertinent to the discovery or identification of Subject Inventions or to determine compliance with the requirements of this clause.

          (2) WHC, DOE or their authorized representative shall have the right to examine all books (including laboratory notebooks), records and documents of ICF KH relating to the conception or first actual reduction to practice of inventions in the same field of technology as the work under this subcontract to determine whether any such inventions are Subject Inventions, if ICF KH refuses or fails to:

               (i) Establish the procedures of Paragraph (e)(1) of this clause; or

               (ii)   Maintain and follow such procedures; or

               (iii) Correct or eliminate any material deficiency in the procedures within thirty (30) days after WHC notifies ICF KH of such a deficiency.

               (iv)   Withholding of Payment (Not applicable to subcontracts)

          (1) Any time before final payment of the amount of this subcontract, WHC may, if he deems such action warranted, withhold payment until a reserve not exceeding $50,000 or five percent of the amount of this subcontract, whichever is less, shall have been set aside if in his opinion ICF KH fails to:

                                                                      WHC-380393
                                                              Section I, Page 51


               (i) Establish, maintain and follow effective procedures for identifying and disclosing Subject Inventions pursuant to Paragraph (e)(1) of this clause; or

               (ii)   Disclose any Subject Invention pursuant to Paragraph
                      (e)(2)(i) of this clause; or

               (iii)  Deliver the interim report pursuant to Paragraph (e)(2)
                      (ii) of this clause; or

               (iv) Provide the information regarding subcontracts pursuant to Paragraph (j)(5) of this clause; or

               (v) Convey to the Government in a WHC-approved form, the title and/or rights of the Government in each Subject
                      Invention as required by this clause.

          (2) The reserve or balance shall be withheld until WHC has determined that ICF KH has rectified whatever deficiencies exist and has delivered all reports, disclosures, and other information required by this clause.

          (3) Final payment under this subcontract shall not be made by WHC before ICF KH delivers to Patent Counsel all disclosures of Subject Inventions and other information required by (e)(2)(i) of this clause, the final report required by (e)(2)(iii) of this clause, and Patent Counsel has issued a patent clearance certification to WHC.

          (4) WHC may, in his discretion, decrease or increase the sums withheld up to the maximum authorized above. If ICF KH is a nonprofit organization, the maximum amount that may be withheld under this paragraph shall not exceed $50,000 or one percent of the amount of this subcontract, whichever is less. No amount shall be withheld under this paragraph while the amount specified by this paragraph is being withheld under other provisions of the subcontract. The withholding of any amount or subsequent payment thereof shall not be construed as a waiver of any rights accruing to the Government under this subcontract.

     (j)  Subcontracts

          (1) For the purpose of this clause the term "Contractor" means the party awarding a subcontract and the term "Subcontractor" means the party being awarded a subcontract, regardless of tier.

                                                                      WHC-380393
                                                              Section I, Page 52


          (2) ICF KH will include the clause at 952.227-71 "Patent Rights-Small Business Firms or Nonprofit Organizations" of the Department of Energy Acquisition Regulation 48 CFR Part 952 suitably modified to identify the parties, in all subcontracts regardless of tier, for experimental, developmental, demonstration or research work to be performed by a small business firm or domestic nonprofit organization. In all other subcontracts, regardless of tier, for experimental, developmental, demonstration, or research work, ICF KH will include the Patent Rights clause of 41 CFR 9-9.107-5(a) or 41 9-9.107-6 as appropriate, modified to identify the parties. In the event of refusal by a Subcontractor to accept this clause, or if in the opinion of ICF KH this clause is inconsistent with DOE's patent policies, ICF KH:

               (i) Shall promptly submit written notice to WHC setting forth reasons for ICF KH refusal and other pertinent information which may expedite disposition of the matter; and

               (ii) Shall not proceed with the subcontracting without the written authorization of WHC.

          (3) Except as may be otherwise provided in this clause, ICF KH shall not, in any subcontract or by using a subcontract as consideration therefor, acquire any rights in its Subcontractor's Subject Invention for ICF KH's own use (as distinguished from such rights as may be required solely to fulfill ICF KH's subcontract obligations to the Government in the performance of this subcontract).

          (4) All invention disclosures, reports, instruments, and other information required to be furnished by ICF KH to DOE, under the provisions of a Patent Rights clause in any subcontract hereunder may, in the discretion of WHC, be furnished to ICF KH for transmission to DOE.

          (5) ICF KH shall promptly notify WHC in writing upon award of any subcontract containing a Patent Rights clause by identifying ICF KH, the work to be performed under this subcontract, and the dates of award and estimated completion. Upon request of WHC ICF KH shall furnish a copy of the subcontract.

                                                                      WHC-380393
                                                              Section I, Page 53



          (6) ICF KH shall identify all Subject Inventions of ICF KH of which it acquires knowledge in the performance of this contact and shall notify the Patent Counsel (with notification by Patent counsel to WHC) promptly upon the identification of the inventions.

          (7) It is understood that the Government is a third party beneficiary of any subcontract clause granting rights to the Government in Subject Inventions, and ICF KH hereby assigns to the Government all rights that ICF KH would have to enforce ICF KH's obligations for the benefit of the Government with respect to Subject Inventions. ICF KH shall not be obligated to enforce the agreements of any Subcontractor hereunder relating to the obligations of ICF KH to the Government regarding Subject Inventions.

     (k)  Background Patents

          (1) "Background Patent" means a domestic patent covering an invention or discovery which is not a Subject Invention and which is owned or controlled by ICF KH at any time through the completion of this subcontract:

               (i) Which ICF KH, but not the Government, has the right to license to others without obligation to pay royalties thereon; and

               (ii) Infringement of which cannot reasonably be avoided upon the practice of any specific process, method, machine, manufacture or composition of matter (including relatively minor modifications thereof) which is a subject of the research, development, or demonstration work performed under this subcontract.

          (2) ICF KH agrees to and does hereby grant to the Government a royalty-free, nonexclusive license under any Background Patent for purposes of practicing a subject of this subcontract by or for the Government in research, development, and demonstration work only.

          (3) ICF KH also agrees that upon written application by DOE, it will grant to responsible parties for purposes of practicing a subject of this subcontract, nonexclusive license under any Background Patent on terms that are reasonable under the circumstances. If, however, ICF KH believes that exclusive or partially exclusive rights are necessary to achieve expeditious commercial development or utilization, then a request may be made to DOE for WHC approval of such licensing by ICF KH.

                                                                      WHC-380393
                                                              Section I, Page 54




         (4) Not withstanding the foregoing Paragraph (k)(3), ICF KH shall not be obligated to license any Background Patent if ICF KH demonstrates to the satisfaction of the Head of the Agency or designee that:

               (i) A competitive alternative to the subject matter covered by said Background Patent is commercially available or readily introducible from one or more other sources; or

               (ii) ICF KH or its licensees are supplying the subject matter covered by said Background Patent in sufficient quantity and at reasonable prices to satisfy market needs, or have taken effective steps or within a reasonable time are expected to take effective steps to so supply the subject.

     (l)  Atomic Energy

          (1) No claim for pecuniary award or compensation under the provisions of the Atomic Energy Act of 1954, as amended, shall be asserted by ICF KH or its employees with respect to any invention or discovery made or conceived in the course of or under this subcontract.

          (2) Except as otherwise authorized in writing by WHC, ICF KH will obtain patent agreements to effectuate the provisions of Paragraph (l)(1) of this clause from all persons who perform any part of the work under this subcontract, except nontechnical personnel, such as clerical employees and manual laborers.

     (m)  Limitation of Rights

          Nothing contained in this Patent Rights clause shall be deemed to give the Government any rights with respect to any invention other than a subject invention except as set forth in the Patent Rights clause of this subcontract with respect of Background Patents and if included the Facilities License.

     (n)  Facilities License

          In addition to the rights of the parties with respect to inventions or discoveries conceived or first actually reduced to practice in the course of or under this subcontract, ICF KH agrees to and does hereby grant to the Government an irrevocable, nonexclusive paid-up license in and to any inventions or discoveries regardless of when conceived or actually reduced to practice or acquired by ICF KH, which are owned or controlled by

                                                                      WHC-380393
                                                              Section I, Page 55



          ICF KH at any time through completion of this subcontract and which are incorporated or embodied in the construction of the facility or which are utilized in the operation of the facility or which cover articles, materials, or products manufactured at the facility (1) to practice or to have practiced by or for the Government at the facility and for (2) to transfer such license with the transfer of that facility. The acceptance or exercise by the Government of the aforesaid rights and license shall not prevent the Government at any time from contesting the enforceability, validity, or scope of, or title to, any rights or patents herein licensed.

I-42 RESERVED

I-43 RIGHTS TO PROPOSAL DATA

     WHC and the Government shall have the right to use, duplicate, disclose and have others do so for any purpose whatsoever, the technical data contained in the proposal upon which this subcontract is based.

I-44 WORKERS' COMPENSATION

     The coverage afforded by the workers' compensation statutes of the State of Washington (Title 51, Revised Code of Washington) shall, for performance of work under this subcontract at the Hanford Site, including work subcontracted, except work performed under certain lump-sum subcontracts as determined by the Contracting Officer, be subject to the following:

     1) Except as provided above and in paragraph (6) below, ICF KH shall be relieved of all obligation to pay premiums for such coverage, DOE having agreed, under the terms of a contract with the Department of Labor and Industries of the State of Washington (herein after called the "Department") to bear the actual cost of such coverage.

     2) ICF KH shall submit to WHC, for transmittal by DOE to the Department, such payroll records as are required by the said statutes, except as provided above and in paragraph (6) below.

     3) ICF KH shall, for coverage of each individual employer or any member or officer of any corporate employer provided for by Section 51.32.030 of the Revised Code of Washington, submit to WHC for transmittal by DOE to the Department the written notice required by that section.

     4) ICF KH shall submit to WHC, for transmittal by DOE to the Department, the accident reports provided for by Section 51.28.010 of the Revised Code of Washington.

                                                                      WHC-380393
                                                              Section I, Page 56


     5) ICF KH shall take such action, and only such action, as WHC or DOE requests in connection with any such accident reports, including assistance in the investigation and disposition of any claim thereunder and, subject to the direction and control of WHC or DOE, the conduct of litigation in ICF KH's own name in connection therewith.

     6) ICF KH shall be responsible for making all payments and submitting all reports required by Title 51, Section 51.32.073, Revised Code of Washington.

I-45 COST ACCOUNTING STANDARDS (APR 1991)

     (a) Unless ICF KH is exempt under 9903.201-1 and 9903.201-2, the provisions of 9903 are incorporated herein by reference and ICF KH in connection with this subcontract, shall -

          (1) (CAS-covered Contracts Only) By submission of a Disclosure Statement, disclose in writing ICF KH's cost accounting practices as required by 9903.202-1 through 9903.202-5 including methods of distinguishing direct costs from indirect costs and the basis used for allocating indirect costs. The practices disclosed for this subcontract shall be the same as the practices currently disclosed and applied on all other contracts and subcontracts being performed by ICF KH and which contain a Cost Accounting Standards (CAS) clause. If ICF KH has notified WHC that the Disclosure Statement contains trade secrets, and commercial or financial information which is privileged and confidential, the Disclosure Statement shall be protected and shall not be released outside of the Government.

          (2) Follow consistently ICF KH's cost accounting practices in accumulating and reporting subcontract performance cost data concerning this subcontract. If any change in cost accounting practices is made for the purposes of any contract or subcontract subject to CAS requirements, the change must be applied prospectively to this subcontract and the Disclosure Statement must be amended accordingly. If the subcontract price or cost allowance of this subcontract is affected by such changes, adjustment shall be made in accordance with subparagraph (a)(4) or (a)(5) of this clause, as appropriate.

          (3) Comply with all CAS, including any modifications and interpretations indicated thereto contained in part 9904, in effect on the date of award of this subcontract or, if ICF KH has submitted cost or pricing data, on the date of final agreement on price as shown on ICF KH's signed certificate

                                                                      WHC-380393
                                                              Section I, Page 57



               of current cost or pricing data. ICF KH shall also comply with any CAS (or modifications to CAS) which hereafter become applicable to a contract or subcontract of ICF KH. Such compliance shall be required prospectively from the date of applicability to such contract or subcontract.

          (4)  (i)   Agree to an equitable adjustment as provided in the Changes clause of this subcontract if the subcontract cost is affected by a change which, pursuant to subparagraph (a)(3) of this clause, ICF KH is required to make to ICF KH's established cost accounting practices.

               (ii) Negotiate with WHC to determine the terms and conditions under which a change may be made to a cost accounting practice, other than a change made under other provisions of subparagraph (a)(4) of this clause; provided that no agreement may be made under this provision that will increase costs paid by the United States.

               (iii) When the parties agree to a change to a cost accounting practice, other than a change under subdivision (a)(4)(i) of this clause, negotiate an equitable adjustment as provided in the Changes clause of this subcontract.

          (5) Agree to an adjustment of the subcontract price or cost allowance, as appropriate, if ICF KH or a lower tier subcontractor fails to comply with an applicable Cost Accounting Standard, or to follow any cost accounting practice consistently and such failure results in any increased costs paid by the United States. Such adjustment shall provide for recovery of the increased costs to the United States, together with interest thereon computed at the annual rate established under section 6621 of the Internal Revenue Code of 1986 (26 U.S.C. 6621) for such period, from the time the payment by the United States was made to the time the adjustment is effected. In no case shall the Government recover costs greater than the increased cost to the Government, in the aggregate, on the relevant subcontracts subject to the price adjustment, unless the Subcontractor made a change in its cost accounting practices of which it was aware or should have been aware at the time of price negotiations and which it failed to disclose to the Government.

                                                                      WHC-380393
                                                              Section I, Page 58


     (b) If the parties fail to agree whether ICF KH or a subcontractor has complied with an applicable CAS in part 9904 or a CAS rule or regulation in part 9903 and as to any cost adjustment demanded by the United States, such failure to agree will constitute a dispute under the Contract Disputes Act (41 U.S.C. 601).

     (c) ICF KH shall permit any authorized representatives of the Government to examine and make copies of any documents, papers, or records relating to compliance with the requirements of this clause.

     (d) ICF KH shall include in all negotiated subcontracts which ICF KH enters into, the substance of this clause, except paragraph (b), and shall require such inclusion in all other subcontracts, of any tier, including the obligation to comply with all CAS in effect on the subcontract's award date or if the subcontractor has submitted cost or pricing data, on the date of final agreement on price as shown on the subcontractor's signed Certificate of Current Cost or Pricing Data. This requirement shall apply only to negotiated subcontracts in excess of $100,000 where the price negotiated is not based on:

          (1) Established catalog or market prices of commercial items sold in substantial quantities to the general public; or

          (2) Prices set by law or regulation, and except that the requirement shall not apply to negotiated subcontracts otherwise exempt from the requirement to include a CAS clause as specified in 9903.201-1.

I-46 ADMINISTRATION OF COST ACCOUNTING STANDARDS (SEPT 1987)

     For the purpose of administering the Cost Accounting Standards (CAS) requirements under this subcontract, the Subcontractor shall take the steps outlined in paragraphs (a) through (f) of this clause:

     (a) Submit to the cognizant WHC organization a description of any accounting change, the potential impact of the change on contracts containing a CAS clause, and if not obviously immaterial, a general dollar magnitude cost impact analysis of the change which displays the potential shift of costs between CAS-covered contracts by contract type (i.e., firm-fixed-price, incentive, cost-plus-fixed-fee, etc.) and other Subcontractor business activity. As related to CAS-covered subcontracts, the analysis should display the potential impact of funds of the various Agencies/Departments (i.e., Department of Energy, National Aeronautics and Space Administration, Army, Navy, Air Force, other Department of Defense, other Government) as follows:

                                                                      WHC-380393
                                                              Section I, Page 59


          (1) For any change in cost accounting practices required to comply with a new CAS in accordance with subparagraph (a)(3) and subdivision (a)(4)(i) of the CAS clause, within sixty (60) days (or such other date as may be mutually agreed to) after award of a subcontract requiring this change.

          (2) For any change in cost accounting practices proposed in accordance with subdivision (a)(4)(ii) or (a)(4)(iii) of the CAS clause or with subparagraph (a)(3) of the Disclosure and Consistency of Cost Accounting Practices clause, not less than sixty (60) days (or such other date as may be mutually agreed to) before the effective date of the proposed change.

          (3) For any failure to comply with an applicable CAS or to follow a disclosed practice as contemplated by subparagraph (a)(5) of the CAS clause or by subparagraph (a)(4) of the Disclosure and Consistency of Cost Accounting Practices clause, within sixty
               (60) days (or such other date as may be mutually agreed to) after the date of agreement of noncompliance by ICF KH.

     (b) Submit a cost impact proposal in the form and manner specified by the cognizant WHC organization within sixty (60) days (or such other date as may be mutually agreed to) after the date of determination of the adequacy and compliance of a change submitted pursuant to paragraph
          (a) of this clause. If the cost impact proposal is not submitted within the specified time, or any extension granted by the cognizant WHC organization, an amount not to exceed 10 percent of each payment made after that date may be withheld until such time as a proposal has been provided in the form and manner specified by the cognizant WHC organization.

     (c) Agree to appropriate contract and subcontract amendments to reflect adjustments established in accordance with subparagraphs (a)(4) and
          (a)(5) of the CAS clause or with subparagraphs (a)(3) or (a)(4) of the CAS Disclosure and Consistency of Cost Accounting Practices clause.

     (d) For all subcontracts subject either to the CAS clause or to the Disclosure and Consistency of Cost Accounting Practices clause -(1) so state in the body of the subcontract, in the letter of award, or in both (self-deleting clauses shall not be used); and (2) include the substance of this clause in all negotiated subcontracts. In addition, within thirty (30) days after award of the subcontract, submit the following information to ICF KH's cognizant contract administration office for transmittal to the contract administration office cognizant of the subcontractor's facility:

                                                                      WHC-380393
                                                              Section I, Page 60


          (1)  Subcontractor's name and subcontract number.

          (2)  Dollar amount and date of award.

          (3)  Name of Subcontractor making the award.

          (4) Any changes the subcontractor has made or proposes to make to accounting practices that affect prime contracts or subcontracts containing the CAS clause or Disclosure and Consistency of Cost Accounting Practices clause, unless these changes have already been reported. If award of the subcontract results in making one or more CAS effective for the first time, this fact shall also be reported.

     (e) Notify WHC in writing of any adjustments required to subcontracts under this subcontract and agree to an adjustment, based on them, to this Subcontractor's price or estimated cost and fee. This notice is due within thirty (30) days after proposed subcontract adjustments are received and shall include a proposal for adjusting the higher tier subcontract or the prime contract appropriately.

     (f) For subcontracts containing the CAS clause, require the subcontractor to comply with all Standards in effect on the date of award or of final agreement on price, as shown on the subcontractor's signed Certificate of Current Cost or Pricing Data, whichever is earlier.

I-47 LIABILITY WITH RESPECT TO "COST ACCOUNTING STANDARDS"

     (a) ICF KH is not liable to WHC for increased costs or interest resulting from its failure to comply with the clauses of this subcontract entitled "Cost Accounting Standards" and "Administration of Cost Accounting Standards" if its failure to comply with the clauses is caused by ICF KH's compliance with DOE accounting practices and procedures.

     (b) ICF KH is not liable to WHC for increased costs or interest resulting from its subcontractors' failure to comply with the clauses at FAR 52.230-2, "Cost Accounting Standards," and FAR 52.230-5, "Administration of Cost Accounting Standards," if (1) ICF KH includes each covered subcontract a clause making the subcontractor liable to the WHC for increased costs or interest resulting from the subcontractor's failure to comply with clauses; and (2) ICF KH seeks the subcontract price adjustment and cooperates with WHC in WHC's attempts to recover from the subcontractor.

                                                                      WHC-380393
                                                              Section I, Page 61


I-48 DISPUTES

     (a) It is the intent of the parties to resolve all problems or disagreements at the lowest level practicable. If it cannot be resolved, it shall be referred through the respective management chain to the President of WHC and the President of ICF KH for appropriate consideration and resolution. If, after due consideration by them the problem is not resolved, either may refer the problem to the Board of Directors, WHC. Alternative disputes resolution measures including arbitration, mediation, etc., should be considered carefully prior to elevating the problem or initiation of judicial proceeding.

     (b) Except as otherwise provided or agreed, any dispute relating to this subcontract which is not disposed of by agreement shall be decided by litigation in a court of competent jurisdiction upon filing of a legal action by the aggrieved party. It is further agreed by ICF KH that litigation shall be limited and confined exclusively to the appropriate State or Federal court located within the State of Washington. Determination of any substantive issue of law shall be based upon application of federal law. During the pendency of any dispute, ICF KH shall proceed diligently with the performance of the subcontract, and in accordance with the direction of WHC.

I-49 PROTEST AFTER AWARD.  (AUG 1989) --ALTERNATE I (JUN 1985)

     (a) Upon receipt of a notice of protest (as defined in 33.101 of the FAR) WHC may, by written order to ICF KH, direct ICF KH to stop performance of the work called for by this subcontract. The order shall be specifically identified as a stop-work order issued under this clause. Upon receipt of the order, ICF KH shall immediately comply with its terms and take all reasonable steps to minimize the incurrence of costs allocable to the work covered by the order during the period of work stoppage. Upon receipt of the final decision in the protest, WHC shall either -

          (1)  Cancel the stop-work order; or

          (2) Terminate the work covered by the order as provided in the Termination clause of this subcontract.

     (b) If a stop-work order issued under this clause is canceled either before or after a final decision in the protest, ICF KH shall resume work. WHC shall make an equitable adjustment in the delivery schedule, the estimated cost, the fee, or a combination thereof, and in any other terms of the subcontract that may be affected, and the subcontract shall be modified, in writing, accordingly, if -

                                                                      WHC-380393
                                                              Section I, Page 62


          (1) The stop-work order results in an increase in the time required for, or in ICF KH's cost properly allocable to, the performance of any part of this subcontract; and

          (2) ICF KH asserts its right to an adjustment within 30 days after the end of the period of work stoppage; provided, that if WHC decides the facts justify the action, WHC may receive and act upon a proposal submitted at any time before final payment under this subcontract.

     (c) If a stop-work order is not canceled and the work covered by the order is terminated for the convenience of WHC, WHC shall allow reasonable costs resulting from the stop-work order in arriving at the termination settlement.

     (d) If a stop-work order is not canceled and the work covered by the order is terminated for default, WHC shall allow, by equitable adjustment or otherwise, reasonable costs resulting from the stop-work order.

     (e) WHC's rights to terminate this subcontract at any time are not affected by action taken under this clause.

I-50 CONTINUITY OF SERVICES (JAN 1991)

     (a) ICF KH recognizes that the services under this subcontract are vital to the Government and must be continued without interruption and that, upon subcontract expiration, a successor, either the Government or another subcontractor, may continue them. ICF KH agrees to (1) furnish phase-in training and (2) exercise its best efforts and cooperation to effect an orderly and efficient transition to a successor.

     (b) ICF KH shall, upon WHC's written notice, (1) furnish phase-in, phase-out services for up to ninety (90) days after this subcontract expires and (2) negotiate in good faith a plan with a successor to determine the nature and extent of phase-in, phase-out services required. The plan shall specify a training program and a date for transferring responsibilities for each division of work described in the plan, and shall be subject to WHC's approval. ICF KH shall provide sufficient experienced personnel during the phase-in, phase-out period to ensure that the services called for by this subcontract are maintained at the required level of proficiency.

     (c) ICF KH shall allow as many personnel as practicable to remain on the job to help the successor maintain the continuity and consistency of the services required by this subcontract. ICF KH also shall disclose necessary personnel records and allow the

                                                                      WHC-380393
                                                              Section I, Page 63


          successor to conduct onsite interviews with these employees. If selected employees are agreeable to the change, ICF KH shall release them at a mutually agreeable date and negotiate transfer of their earned fringe benefits to the successor.

     (d) ICF KH shall be reimbursed for all reasonable phase-in, phase-out costs (i.e., costs incurred within the agreed period after subcontract expiration that result from phase-in, phase-out operations) and a fee (profit) not to exceed a pro rata portion of the fee (profit) under this subcontract.

I-51 NOTICE OF INTENT TO DISALLOW COSTS (APR 1984)

     (a)  Notwithstanding any other clause of this subcontract -

          (1) WHC may at any time issue to ICF KH a written notice of intent to disallow specified costs incurred or planned for incurrence under this subcontract that have been determined not to be allowable under the subcontract terms; and

          (2) ICF KH may, after receiving a notice under subparagraph (1) above, submit a written response to WHC, with justification for allowance of the costs. If ICF KH does respond within 60 days, WHC shall, within 60 days of receiving the response, either make a written withdrawal of the notice or issue a written decision.

     (b) Failure to issue a notice under this Notice of Intent to Disallow Costs clause shall not affect WHC's or the Government's rights to take exception to incurred costs.

I-52 COMPETITION IN SUBCONTRACTING (APR 1984)

     ICF KH shall select subcontractors (including suppliers) on a competitive basis to the maximum practical extent consistent with the objectives and requirements of the subcontract.

I-53 LIMITATION OF LIABILITY-SERVICES (APR 1984)

     (a) Except as provided in paragraphs (b) and (c) below, and except to the extent that ICF KH is expressly responsible under this subcontract for deficiencies in the services required to be performed under it (including any materials furnished in conjunction with those services), ICF KH shall not be liable for loss of or damage to property of the Government or WHC that (1) occurs after WHC acceptance of services performed under this subcontract and (2) results from any defects or deficiencies in the services performed or materials furnished.

                                                                      WHC-380393
                                                              Section I, Page 64


     (b) The limitation of liability under paragraph (a) above shall not apply when a defect or deficiency in, or the Government's acceptance of, services performed or materials furnished results from willful misconduct or lack of good faith on the part of any of the Subcontractor managerial personnel. The term "Subcontractor's managerial personnel," as used in this clause is defined in clause H-36, Subcontractor's Managerial Personnel.

     (c) If ICF KH carries insurance, or has established a reserve for self-insurance, covering liability for loss or damage suffered by WHC or by the Government through ICF KH's performance of services or furnishing of materials under this subcontract, ICF KH shall be liable to WHC or the Government, to the extent of such insurance or reserve, for loss of or damage to property of the Government or WHC occurring after WHC acceptance of, and resulting from any defects and deficiencies in, services performed or materials furnished under this subcontract.

     (d) ICF KH shall include this clause, including this paragraph (d), supplemented as necessary to reflect the relationship of the contracting parties, in all lower-tier subcontracts over $25,000.

I-54 PREFERENCE FOR U. S. - FLAG AIR CARRIERS (APR 1984)

     (a) "International air transportation," as used in this clause, means transportation by air between a place in the United States and a place outside the United States or between two places both of which are outside the United States.

          "United States," as used in this clause, means the 50 States, the District of Columbia, the Commonwealth of Puerto Rico, and possessions of the United States.

          "U.S.-Flag air carrier," as used in this clause, means an air carrier holding a certificate under section 401 of the Federal Aviation Act of 1958 (49 U.S.C. 1371).

     (b) Section 5 of the International Air Transportation Fair Competitive Practices Act of 1974 (40 U.S.C. 1517) (Fly American Act) requires that all Federal agencies and Government contractors and subcontractors use U.S.-flag air carriers for U.S. Government-financed international air transportation of personnel (and their personal effects) or property, to the extent that service by those carriers is available. It requires the Comptroller General of the United States, in the absence of satisfactory proof of the necessity for foreign-flag air transportation, to disallow expenditures from funds, appropriated or otherwise established for the account of the United States, for international air

                                                                      WHC-380393
                                                              Section I, Page 65


          transportation secured aboard a foreign-flag air carrier if a U.S.- flag air carrier is available to provide such services.

     (c) ICF KH agrees, in performing work under this subcontract, to use U.S.- flag air carriers for international air transportation of personnel (and their personal effects) or property to the extent that service by those carriers is available.

     (d) In the event that ICF KH selects a carrier other than a U.S.-flag air carrier for international air transportation, ICF KH shall include a certification on vouchers involving such transportation essentially as follows:

               CERTIFICATION OF UNAVAILABILITY OF U.S.-FLAG AIR CARRIERS

          I hereby certify that international air transportation of persons (and their personal effects) or property by U.S.-flag air carrier was not available or it was necessary to use foreign-flag air carrier service for the following reasons (see section 47.403 of the Federal Acquisition Regulation): [State reasons]:___________
          _________________________________________________________________
          _________________________________________________________________

     (e) ICF KH shall include the substance of this clause, including this paragraph (e), in each of its lower-tier subcontracts or purchases under this subcontract that may involve international air transportation.

I-55 PREFERENCE FOR PRIVATELY OWNED U.S. FLAG COMMERCIAL VESSELS (APR 1984)

     (a) The Cargo Preference Act of 1954 (46 U.S.C. 1241(b)), requires that Federal departments and agencies shall transport in privately owned U.S.-flag commercial vessels at least 50 percent of the gross tonnage of equipment, materials, or commodities that may be transported in ocean vessels (computed separately for dry bulk carriers, dry cargo liners, and tankers). Such transportation shall be accomplished when any equipment, materials, or commodities, located within or outside the United States, that may be transported by ocean vessel are --

          (1)  Acquired for a U.S. Government agency account;

          (2) Furnished to or for the account of, any foreign nation without provision for reimbursement.

          (3) Furnished for the account of a foreign nation in connection with which the United States advances funds or credits, or guarantees that convertability of foreign currencies; or

                                                                      WHC-380393
                                                              Section I, Page 66


          (4) Acquired with advance of funds, loans,or guarantees made by or on behalf of the United States.

     (b) ICF KH shall use privately owned United States-flag commercial vessels to ship at least 50 percent of the gross tonnage involved under this subcontract (computed separately for dry bulk carriers, dry cargo liners, and tankers) whenever shipping any equipment, material, or commodities under the conditions set forth in paragraph (a) above, to the extent such vessels are available at rates that are fair and reasonable for privately owned United States-flag commercial vessels.

     (c) (1) ICF KH shall submit to WHC one legible copy of a rated on-board ocean bill of lading for each shipment.

          (2) ICF KH shall furnish these bill of lading copies (i) within 20 working days of the date of loading for shipment originating in the United States, or (ii) within 30 working days for shipments originating outside the United States. Each bill of lading copy shall contain the following information:

               (A)  Sponsoring U. S. Government agency

               (B)  Name of vessel

               (C)  Vessel flag of registry

               (D)  Date of loading

               (E)  Port of loading

               (F)  Port of final discharge

               (G)  Description of commodity

               (H)  Gross weight in pounds and cubic feet if available

               (I)  Total ocean freight revenue in U.S. dollars

     (d) Except for small purchases as described in 48 CFR 13, ICF KH shall insert the substance of this article, including this paragraph (d), in all lower-tier subcontracts or purchase orders under this subcontract.

     (e)  The requirement in paragraph (a) does not apply to --

          (1)  Small purchases as defined in 48 CFR 13;

                                                                      WHC-380393
                                                              Section I, Page 67


          (2) Cargoes carried in vessels of the Panama Canal Commission or as required or authorized by law or treaty;

          (3) Ocean transportation between foreign countries of supplies purchased with foreign currencies made available, or derived from funds that are made available, under the Foreign Assistance Act of 1961 (22 U.S.C. 2353); and

          (4) Shipments of classified supplies when the classification prohibits the use of non-Government vessels.

     (f) Guidance regarding fair and reasonable rates for privately owned U.S.- flag commercial vessels may be obtained from the Division of National Cargo, Office of Market Development, Maritime Administration, U.S. Department of Transportation, Washington DC 20590, phone (202) 426-4610.

I-56 FOREIGN TRAVEL (APR 1984)

     (a) Foreign travel, when charged directly, shall be subject to the prior approval of WHC for each separate trip regardless of whether funds for such travel are contained in an approved budget. Foreign travel is defined as any travel outside of Canada and the United States and its territories and possessions.

     (b) Request for approval shall be submitted at least 60 days prior to the planned departure date, be on a Request for Approval of Foreign Travel form, and when applicable, include a notification of proposed Soviet-bloc travel.

I-57 DELETED

I-58 NUCLEAR HAZARDS INDEMNITY AGREEMENT.  (NOV 1991)

     (a)  Authority.

          This clause is incorporated into this subcontract pursuant to the authority contained in subsection 170d. of the Atomic Energy Act of 1954, as amended (hereinafter called the Act.)

     (b)  Definitions.

          The definitions set out in the Act shall apply to this clause.

                                                                      WHC-380393
                                                              Section I, Page 68


     (c)  Financial protection.

          Except as hereafter permitted or required in writing by WHC, ICF KH will not be required to provide or maintain, and will not provide or maintain at WHC expense, any form of financial protection to cover public liability, as described in paragraph (d)(2) below. WHC may, however, at any time require in writing that ICF KH provide and maintain financial protection of such a type and in such amount as WHC shall determine to be appropriate to cover such public liability, provided that the costs of such financial protection are reimbursed to ICF KH by WHC.

     (d)  Indemnification.

          (1) To the extent that ICF KH and other persons indemnified are not compensated by any financial protection permitted or required by DOE, DOE will indemnify WHC, and in turn selected subcontractor, such as ICF KH and other persons indemnified against (i) claims for public liability as described in subparagraph (d)(2) of this clause; and (ii) such legal costs of ICF KH and other persons indemnified as are approved by WHC, provided that WHC's liability, including such legal costs, shall not exceed the amount set forth in section 170e.(1)(B) of the Act in the aggregate for each nuclear incident or precautionary evacuation occurring within the United States or $100 million in the aggregate for each nuclear incident occurring outside the United States, irrespective of the number of persons indemnified in connection with this subcontract.

          (2) The public liability referred to in subparagraph (d)(1) of this clause is public liability as defined in the Act which (i) arises out of or in connection with the activities under this subcontract, including transportation; and (ii) arises out of or results from a nuclear incident or precautionary evacuation, as those terms are defined in the Act.

     (e)  Waiver of Defenses.

          (1) In the event of a nuclear incident, as defined in the Act, arising out of nuclear waste activities, as defined in the Act, ICF KH, on behalf of itself and other persons indemnified, agrees to waive any issue or defense as to charitable or governmental immunity.

          (2)  In the event of an extraordinary nuclear occurrence which:

                                                                      WHC-380393
                                                              Section I, Page 69


               (i) Arises out of, results from, or occurs in the course of the construction, possession, or operation of a production or utilization facility; or

               (ii) Arises out of, results from, or occurs in the course of transportation of source material, by-product material, or special nuclear material to or from a production or utilization facility; or

               (iii) Arises out of or results from the possession,
                     operation, or use by ICF KH or a subcontractor of a device utilizing special nuclear material or by-product material, during the course of the subcontract activity; or

               (iv) Arises out of, results from, or occurs in the course of nuclear waste activities, ICF KH, on behalf of itself and other persons indemnified, agrees to waive:

                     (A) Any issue or defense as to the conduct of the claimant (including the conduct of persons through whom the claimant derives its cause of action) or fault of persons indemnified, including, but not limited to:

                          1.   Negligence;
                          2.   Contributory negligence;
                          3.   Assumption of risk; or
                          4. Unforeseeable intervening causes, whether involving the conduct of a third person or an act of God;

                     (B) Any issue or defense as to charitable or governmental immunity; and

                     (C) Any issue or defense based on any statute of limitations, if suit is instituted within 3 years from the date on which the claimant first knew, or reasonably could have know, of his injury or change and the cause thereof. The waiver of any such issue or defense shall be effective regardless of whether such issue or defense may otherwise be deemed jurisdictional or relating to an element in the cause of action. The waiver shall be judicially enforceable in accordance with its terms by the claimant against the person indemnified.

                                                                      WHC-380393
                                                              Section I, Page 70



               (v) The term "extraordinary nuclear occurrence" means an event which WHC has determined to be an extraordinary nuclear occurrence as defined in the Act. A determination of whether or not there has been an extraordinary nuclear occurrence will be made in accordance with the procedures in 10 CFR part 840.

               (vi) For the purposes of that determination, "offsite" as that term is used in 10 CFR part 840 means away from "the subcontract location" which phrase means any WHC facility, installation, or site at which subcontractual activity under this subcontract is being carried on, and any subcontractor-owned or controlled facility, installation, or site at which ICF KH is engaged in the performance of subcontractual activity under this subcontract.

          (3)  The waivers set forth above:

               (i) Shall be effective regardless of whether such issue or defense may otherwise be deemed jurisdictional or relating to an element in the clause of action;

              (ii) Shall be judicially enforceable in accordance with its terms by the claimant against the person indemnified;

             (iii) Shall not preclude a defense based upon a failure to take reasonable steps to mitigate damages;

              (iv) Shall not apply to injury or damage to a claimant or to a claimant's property which is intentionally sustained by the claimant or which results from a nuclear incident intentionally and wrongfully caused by the claimant;

               (v) Shall not apply to injury to a claimant who is employed at the site of and in connection with the activity where the extraordinary nuclear occurrence takes place, if benefits therefor are either payable or required to be provided under any workmen's compensation or occupational disease law;

              (vi) Shall not apply to any claim resulting from a nuclear incident occurring outside the United States;

             (vii) Shall be effective only with respect to those obligations set forth in this clause and in insurance policies, subcontracts or other proof of financial protection; and

                                                                      WHC-380393
                                                              Section I, Page 71


            (viii) Shall not apply to, or prejudice the prosecution or defense of, any claim or portion of claim which is not within the protection afforded under (A) the limit of liability provisions under subsection 170e. of the Act, and (B) the terms of this agreement and the terms of insurance policies, subcontracts, or other proof of financial protection.

     (f)  Notification and litigation of claims.

          ICF KH shall give immediate written notice to WHC of any known action or claim filed or made against ICF KH or other person indemnified for public liability as defined in paragraph (d)(2). Except as otherwise directed by WHC, ICF KH shall furnish promptly to WHC, copies of all pertinent papers received by ICF KH or filed with respect to such actions or claims. WHC shall have the right to, and may collaborate with, ICF KH and any other person indemnified in the settlement or defense of any action or claim and shall have the right to (1) require the prior approval of WHC for the payment of any claim that WHC be required to indemnify hereunder; and (2) appear through the Attorney General on behalf of ICF KH or other person indemnified in any action brought upon any claim that WHC may be required to indemnify hereunder; take charge of such action, and settle or defend any such action. If the settlement or defense of any such action or claim is undertaken by WHC, ICF KH or other person indemnified shall furnish all reasonable assistance in effecting a settlement or asserting a defense.

     (g)  Continuity of WHC obligations.

          The obligations of WHC under this clause shall not be affected by any failure on the part of ICF KH to fulfill its obligation under this subcontract and shall be unaffected by the death, disability, or termination of existence of ICF KH, or by the completion, termination or expiration of this subcontract.

     (h)  Effect of other clauses.

          The provisions of this clause shall not be limited in any way by, and shall be interpreted without reference to any, other clause of this subcontract, including the clause entitled subcontract Disputes provided, however, that this clause shall be subject to the clauses entitled Covenant Against Contingent Fees, Officials Not to Benefit, and Examination of Records by the Comptroller General, and any provisions that are later added to this subcontract as required by applicable Federal law, including statutes, executive orders and regulations, to be included in Nuclear Hazards Indemnity Agreements.

                                                                      WHC-380393
                                                              Section I, Page 72


     (i)  Civil penalties.

          ICF KH and its subcontractors and suppliers who are indemnified under the provisions of this clause are subject to civil penalties, pursuant to 234A of the Act, for violations of applicable WHC nuclear-safety related rules, regulations, or orders.

     (j)  Criminal penalties.

          Any individual director, officer, or employee of ICF KH or of its subcontractors and suppliers who are indemnified under the provisions of this clause are subject to criminal penalties, pursuant to 223(c) of the Act, for knowing and willful violation of the Atomic Energy Act of 1954, as amended, and applicable WHC nuclear safety-related rules, regulations or orders which violation results in, or, if undetected, would have resulted in a nuclear incident.

     (k)  Inclusion in subcontracts.

          ICF KH shall insert this clause in any subcontract which may involve the risk of public liability, as the term is defined in the Act and further described in paragraph (d)(2) above. However, this clause shall not be included in subcontracts in which ICF KH is subject to Nuclear Regulatory Commission (NRC) financial protection requirements under section 170b. of the Act or NRC agreements of indemnification under section 170c. or k. of the Act for the activities under the subcontract.


I-59 GOVERNMENT SUPPLY SOURCES (APR 1984)

     WHC may issue ICF KH an authorization to use Government supply sources in the performance of this subcontract. Title to all property acquired by ICF KH under such an authorization shall vest in the Government unless otherwise specified in the subcontract. Such property shall not be considered to be "Government-furnished property," as distinguished from "Government Property."

I-60 INTERAGENCY FLEET MANAGEMENT SYSTEM VEHICLES AND RELATED SERVICES.
     (JAN 1991)

     WHC may issue ICF KH an authorization to obtain interagency fleet management system vehicles and related services for use in the performance of this subcontract. The use, service, and maintenance of interagency motor pool vehicles and the use of related services by ICF KH shall be in accordance with 41 CFR 101-39 and 41 CFR 101-38.301-1.

                                                                      WHC-380393
                                                              Section I, Page 73


I-61 DELETED

I-62 ACCOUNTS, RECORDS, AND INSPECTION (FEB 1993 REVISED)

     (a)  Accounts.

          As set forth in Section H, clause H-9, ICF KH shall maintain a separate and distinct set of accounts, records, documents, and other evidence showing and supporting (1) all allowable costs incurred, (2) collections accruing to ICF KH in connection with the work under this subcontract, other applicable credits, and fee accruals under this subcontract, and (3) the receipt, use, and disposition of all Government property coming into the possession of ICF KH under this subcontract. The system of accounts employed by ICF KH shall be satisfactory to DOE and in accordance with generally accepted accounting principles consistently applied.

     (b)  Inspection and audit of accounts and records.

          All books of account and records relating to this subcontract shall be subject to inspection and audit by DOE or its authorized representative at all reasonable times, before and during the period of retention provided for in (d) below, and ICF KH shall afford DOE proper facilities for such inspection and audit.

     (c)  Audit of subcontractors' records.

          ICF KH also agrees, with respect to any subcontracts (including fixed-price or unit-price subcontracts or purchase orders) where, under the terms of the subcontract, costs incurred are a factor in determining the amount payable to the subcontractor of any tier, to either conduct an audit of the subcontractor's costs or arrange for such an audit to be performed by the cognizant government audit agency through WHC.

     (d)  Disposition of records.

          Except as agreed upon by WHC and ICF KH, all financial and cost reports, books of account and supporting documents, system files, databases, and other data evidencing costs allowable, collections accruing to ICF KH in connection with the work under this subcontract, other applicable credits, and fee accruals under this subcontract, shall be the property of WHC, and shall be delivered to WHC or otherwise disposed of by ICF KH either as WHC may from time to time direct during the progress of the work or, in any event, as WHC shall direct upon completion or termination of this subcontract and final audit of accounts hereunder. Except as provided in this subcontract, all other records in the possession of ICF KH relating to this contract shall be preserved by ICF KH

                                                                      WHC-380393
                                                              Section I, Page 74


          for a period of three (3) years after final payment under this subcontract or otherwise disposed of in such manner as may be agreed upon by WHC and ICF KH.

     (e)  Reports.

          ICF KH shall furnish such progress reports and schedules, financial and cost reports, and other reports concerning the work under this subcontract as WHC may from time to time require.

     (f)  Inspections.

          WHC shall have the right to inspect the work and activities of ICF KH under this subcontract at such times in such manner as it shall deem appropriate.

     (g)  Subcontracts.

          ICF KH further agrees to require the inclusion of provisions similar to those in paragraphs (a) through this paragraph (g) of this clause in all subcontracts (including fixed-price of unit-price subcontracts or purchase orders) of any tier entered into hereunder where, under the terms of the subcontract, costs incurred are a factor in determining the amount payable to the subcontractor.

     (h)  Internal audit.

          ICF KH agrees to conduct an internal audit and examination satisfactory to WHC of the records, operations, expenses, and the transactions with respect to costs claimed to be allowable under this subcontract annually and at such other times as may be mutually agreed upon. The results of such audit, including the working papers, shall be submitted or made available to WHC.

I-63 CHANGES (APR 1984)

     (a)  Changes and adjustment of fee.

          WHC may at any time and without notice to the sureties, if any, issue written directions within the general scope of this subcontract requiring additional work or directing the omission of, or variation in, work covered by this subcontract. If any such direction results in a material increase or decrease in the level of ICF KH's management effort an equitable adjustment of the fee, if any, shall be made in accordance with the agreement of the parties and the subcontract shall be modified in writing accordingly. Any claim by ICF KH for an adjustment under this clause must be asserted in writing within thirty
          (30) days from

                                                                      WHC-380393
                                                              Section I, Page 75


          the date of receipt by ICF KH of the notification of change; provided, however, that WHC, if it decides that the facts justify such action, may receive and act upon any such claim asserted at any time prior to final payment under this subcontract. A failure to agree on an equitable adjustment under this clause shall be deemed to be a dispute within the meaning of the clause entitled "Disputes."

     (b)  Work to continue.

          Nothing contained in this clause shall excuse ICF KH from proceeding with the prosecution of the work in accordance with the requirements of any direction hereunder.

     (c) ICF KH shall not be entitled to an equitable adjustment under this clause for changes issued under any other Changes clause of this subcontract.

I-64 CONTRACTOR'S ORGANIZATION (APR 1984)

     (a)  Organization chart.

          As promptly as possible after the execution of this subcontract, ICF KH shall furnish to WHC a chart showing the names, duties, and organization of management personnel to be employed in connection with the work, and shall furnish from time to time supplementary information reflecting changes therein.

     (b)  Supervisory representative of ICF KH.

          Unless otherwise directed by WHC, a competent full-time resident supervisory representative of ICF KH satisfactory to WHC shall be in charge of the work at the site at all times. This also applies to offsite work.

     c) ICF KH shall be responsible for maintaining satisfactory standards of employee competency, conduct, and integrity and shall be responsible for taking such disciplinary action with respect to its employees as may be necessary. ICF KH shall establish such standards and procedures as are necessary to implement effectively the provisions set forth in DEAR Section 970.2272, and such standards and procedures shall be subject to the approval of WHC.

                                                                      WHC-380393
                                                              Section I, Page 76


I-65 ALLOWABLE COSTS, BASE FEE, AND AWARD FEE and INCENTIVE FEES

     (a)  (Modified) Compensation for Subcontractor's services

          Payment for the allowable costs as hereinafter defined, and of the fees, if any, as hereinafter provided, shall constitute full and complete compensation for the performance of the work under this subcontract.

     (b)  (Modified)  Fee

          The fees that may be payable, in accordance with other provisions of the subcontract for the performance of work authorized under this subcontract shall be comprised of base fee, award fee, and multiple incentive fees. The available fee during each fiscal year is set for in Section H of the Schedule. The amount of fees actually to be paid to ICF KH shall be determined in accordance with the subcontract clause in Section H. There shall be no adjustment in the amount of ICF KH's base fee by reason of differences between and estimate of cost for performance of the work under this subcontract and the actual costs for the performance of work.

     (c)  Allowable costs.  (DEVIATION)

          The allowable cost of performing the work under this subcontract shall be the costs and expenses that are actually incurred by ICF KH in the performance of the subcontract work in accordance with its terms, that are necessary or incident thereto, and are determined to be allowable pursuant to this paragraph (c). The determination of the allowability of cost hereunder shall be based on:

          (1) Reasonableness, including the exercise of prudent business judgment;

          (2) Consistent application of generally accepted accounting principles and practices that result in equitable charges to the subcontract work; and

          (3) Recognition of all exclusions and limitations set forth in this clause or elsewhere in this subcontract as to types, amounts, or allocability of items of cost. Allowable costs shall not include the cost of any item described as unallowable in paragraph (e) of this clause except as indicated therein. Failure to mention an item of cost specifically in paragraph (d) or paragraph (e) shall not imply either that it is allowable or that it is unallowable.

                                                                      WHC-380393
                                                              Section I, Page 77


     (d)  Items of allowable cost.

          Subject to the other provisions of this clause, the following items of cost of work done under this subcontract shall be allowable to the extent indicated:

          (1) (MODIFIED) Bonds and insurance, including self-insurance, as provided in the clause entitled "Insurance - Litigation and Claims."

          (2) Communication costs, including telephone services, local and long-distance calls, telegrams, cablegrams, postage, and similar items.

          (3) Consulting services (including legal and accounting), and related expenses, as approved by WHC, except as made unallowable by paragraphs (e)(16) and (e)(26).

          (4) Except as provided in the clause of this contract entitled DEAR 970.5204-61, "Cost Prohibitions Related to Legal and Other Proceedings," litigation expenses, including reasonable counsel fees, incurred in accordance with the clause of the contract entitled "Insurance-Litigations and Claims."

          (5) Losses and expenses (including settlements made with the consent of WHC) sustained by ICF KH in the performance of this subcontract and certified in writing by WHC to be reasonable, except the losses and expenses expressly made unallowable under other provisions of this subcontract.

          (6) Materials, supplies, and equipment, including freight transportation, material handling, inspection, storage, salvage, and other usual expenses incident to the procurement, use and disposition thereof, subject to approvals required under other provisions of this subcontract.

          (7) Patents, purchased design, and royalty payments to the extent expressly provided for under other provisions in this subcontract or as approved by WHC, and preparation of invention disclosures, reports and related documents, and searching the art to the extent necessary to make such invention disclosures in accordance with any "Patent Rights" clause of this subcontract.

                                                                      WHC-380393
                                                              Section I, Page 78


          (8) Personnel costs and related expenses incurred in accordance with the personnel appendix which is hereby incorporated by reference and made a part of this subcontract. It is specifically understood and agreed that said personnel appendix sets forth in detail personnel costs and related expenses to be allowable under this subcontract and is intended to document those personnel policies, practices and plans which have been found acceptable by WHC. It is further understood and agreed that ICF KH will advise WHC of any proposed changes in any matters covered by said policies, practices or plans which relate to this item of cost, and that the personnel appendix may be modified from time-to-time in writing by mutual agreement of ICF KH and WHC without execution of an amendment to this subcontract for the purpose of effectuating any such changes in, or additions to, the personnel appendix as may be agreed upon by the parties. Such modifications shall be evidenced by execution of written numbered approval letters from WHC or its representative. Types of personnel costs and related expenses to be incorporated into the personnel appendix, or amendments thereto, are as follows:

               (i) Salaries and wages; bonuses and incentive compensation; overtime, shift differential, holiday, and other premium pay for time worked; nonwork time, including vacations, holidays, sick, funeral, military, jury, witness, and voting leave; salaries and wages to employees in their capacity as union stewards and committeemen for time spent in handling grievances, or serving on labor management (subcontractor) committees, provided, however, that WHC's approval is required in each instance of total compensation to an individual employee at an annual rate of $80,000 or more, when it is proposed that a total of 50 percent or more of such compensation be reimbursed under cost-type subcontracts. Total compensation, as used here, includes only the employee's base salary, bonus, and incentive compensation payments;

               (ii) Legally required contributions to old-age and survivors'
                    insurance, unemployment compensation plans, and workers compensation plans, (whether or not covered by insurance); voluntary or agree-upon plans providing benefits for retirement, separation, life insurance, hospitalization, medical-surgical and unemployment (whether or not such plans are covered by insurance);

                                                                      WHC-380393
                                                              Section I, Page 79


               (iii) Travel (except foreign travel, which requires specific approval by DOE on a case-by-case basis); incidental subsistence and other allowances of ICF KH employees, in connection with performance of work under this subcontract (including new employees reporting for work and transfer of employees, the transfer of their household goods and effects and the travel and subsistence of their dependents);

               (iv) Employee relations, welfare, morale, etc.; programs including incentive or suggestion awards; employee counseling services, health or first-aid clinics; house or employee publications;

               (v) Personnel training (except special education and training courses and research assignments calling for attendance at educational institutions which require specific approval by WHC on a case-by-case basis); including apprenticeship training programs designed to improve efficiency and productivity of subcontract operations, to develop needed skills, and to develop scientific and technical personnel in specialized fields required in the subcontract work;

               (vi) Recruitment of personnel (including help-wanted advertisement), including service of employment agencies at rates not in excess of standard commercial rates, employment office, travel of prospective employees at the request of ICF KH for employment interviews; and

               (vii) Net cost of operating plant-site cafeteria, dining rooms, and canteens attributable to the performance of the subcontract.

          (9) Repairs, maintenance, inspection, replacement, and disposal of Government-owned property and the restoration or cleanup of site and facilities to the extent directed or approved by WHC and as allowable under subparagraph (f) of the clause of this subcontract entitled Property.

          (10) Subcontracts and purchase orders, including procurements from ICF KH-controlled sources, subject to approvals required by other provisions of this subcontract.

          (11) Subscriptions to trade, business, technical, and professional periodicals, as approved by WHC.

                                                                      WHC-380393
                                                              Section I, Page 80


          (12) Taxes, fees, and charges levied by public agencies which ICF KH is required by law to pay, except those which are expressly made unallowable under other provisions of this subcontract.

          (13) Utility services, including electricity, gas, water, and sewerage.

          (14) Indemnification of the Pension Benefit Guaranty Corporation, pursuant to the Employee Retirement Income Security Act of 1974, in accordance with FAR 31.205-6(j)(3)(iv).

          (15) Establishment and maintenance of bank accounts in connection with the work hereunder, including, but not limited to, service charges, the cost of disbursing cash, necessary guards, cashiers, and paymasters. If payments are made by check, facilities and arrangements for cashing checks may be provided without expense to the employees, subject to the approval of WHC.

          (16) Camp operations, to the extent approved by WHC.

          (17) Maintenance, inspection, repair, replacement, and transportation of construction plant and equipment to the extent not covered by rentals or insurance and as provided in rental agreements approved by WHC.

          (18) Rental for (i) construction plant and equipment rented by ICF KH from others at rates and underwritten agreements approved by WHC, and (ii) construction plant and equipment owned and furnished by ICF KH under this subcontract.

          (19) All costs incurred by the ICF KH related to environmental activities, including costs incurred with respect to investigation, removal, redial action, ground and surface water or other clean-up of hazardous, toxic or contaminated material(s), except for those costs made unallowable by other provisions of this subcontract.

     (e)  Items of unallowable costs.

          The following items of costs are unallowable under this subcontract to the extent indicated:

          (1) Advertising and public relations costs designed to promote ICF KH or its products, including the costs of promotional items and memorabilia such as models, gifts and souvenirs, and the cost of memberships in civic and community

                                                                      WHC-380393
                                                              Section I, Page 81


               organizations; except those advertising and public relations costs:

               (i)   Specifically required by the subcontract;

               (ii) Approved in advance by WHC as clearly in furtherance of work performed under the subcontract;

               (iii) That arise from requirements of the subcontract and that are exclusively for recruiting personnel, acquiring scarce items for subcontract performance, disposing of scrap or surplus materials, the transfer of federally owned or originated technology to state and local governments and to the private sector, or acquisition of subcontract-required supplies and services; or

               (iv) Where the primary purpose of the activity is to facilitate ICF KH performance in support of the WHC mission.

          (2) Bad debts (including expenses of collection) and provisions for bad debts arising out of other business of ICF KH.

          (3)  Proposal expenses and costs of proposals.

          (4)  Bonuses and similar compensation under any other name, which:

               (i) Are not pursuant to an agreement between ICF KH and employee prior to the rendering of the services or an established plan consistently followed by the subcontract;

               (ii) Are in excess of those costs which are allowable by the Internal Revenue Code and regulations thereunder; or

               (iii) Provide total compensation to an employee in excess of reasonable compensation for the services rendered.

          (5) Central and branch office expenses of ICF KH, except as specifically set forth in the subcontract.

          (6) Commissions, bonuses, and fees (under whatever name) in connection with obtaining or negotiating for a WHC subcontract or a modification thereto, except when paid to bona fide employees or bona fide established selling

                                                                      WHC-380393
                                                              Section I, Page 82


               organizations maintained by ICF KH for the purpose of obtaining WHC business.

          (7)  Contingency reserves, provisions for.

          (8) Contributions and donations, including cash, subcontractor-owned property and services, regardless of the recipient.

          (9) Depreciation in excess of that calculated by application of methods approved for use by the Internal Revenue Code of 1954, as amended, including the straight-line declining balance (using a rate not exceeding twice the rate which would have been used had the depreciation been computed under the straight-line method), or sum-of-the-years digits method, on the basis of expected useful life, to the cost of acquisition of the related fixed assets less estimated salvage or residual value at the end of the expected useful life.

          (10) Dividend provisions or payments and, in the case of sole proprietors and partners, distributions of profit.

          (11) Entertainment including costs of amusement, diversion, social activities; and directly associated costs, such as tickets to shows or sports events, meals, lodging, rentals, transportation, and gratuities; costs of membership in any social, dining or country club or organization, except the costs of such recreational activities for onsite employees as may be approved by WHC or provided for elsewhere in the subcontract.

          (12) (DEVIATION) Fines and penalties; unless with respect to civil fines and penalties only, ICF KH demonstrates to WHC:

               (i) They are incurred as a result of compliance with specific terms and conditions of the subcontract or written instructions from WHC; or

               (ii) They were imposed without regard to whether ICF KH was at fault or exercised due care and could not have been avoided by the exercised due care and could not have been avoided by the exercise of due care by ICF KH or its employees. Civil or criminal penalties assessed under the Price-Anderson Amendments Act of 1988, 42 U.S.C. 2273, 2282, and the costs of litigation resulting from such assessments are also unallowable except as may be specifically provided in regulations implementing those civil or criminal penalty provisions.

                                                                      WHC-380393
                                                              Section I, Page 83


          (13) Government-furnished property, except to the extent that cash payment therefor is required pursuant to procedures of WHC applicable to transfers of such property to ICF KH from others.

          (14) (MODIFIED) Insurance (including any provisions of a self-insurance reserve) on any person where ICF KH under the insurance policy is the beneficiary, directly or indirectly, and insurance against loss of or damage to Government property unless authorized by the clause of this subcontract entitled "Insurance
               - Litigation and Claims."

          (15) Interest, however represented [except (i) Interest incurred in compliance with the subcontract clause entitled "State and Local Taxes" or, (ii) inputed interest costs relating to leases classified and accounted for as capital leases under generally accepted accounting principles (GAAP), provided that the decision to enter into a capital leasing arrangement has been specifically authorized and approved by WHC in accordance with applicable procedures and such interest costs are recorded in an appropriately specified WHC account established for such purpose], bond discounts and expenses, and costs of financing and refinancing operations.

          (16) (MODIFIED) Legal, accounting, and consulting services and related costs incurred in connection with the preparation and issuance of stock, rights, organization or reorganization, prosecution or defense of antitrust suits, prosecution of claims against the United States, contesting proposed actions of the United States, and prosecution or defense of patent infringement litigation (except where incurred pursuant to ICF KH's performance of government-funded technology transfer mission and in accordance with the clause of this subcontract entitled "Insurance - Litigations and Claims.")

          (17) (DEVIATION) Losses (including litigation expenses, Counsel fees, judgements, and settlements) on, or arising from the sale, exchange, or abandonment of capital assets, including investments; losses on other subcontracts, including ICF KH's contributed portion under cost-sharing subcontracts; losses in connection with price reductions to and discount purchases by employees and others from any source; and losses where such losses or expenses:

                                                                      WHC-380393
                                                              Section I, Page 84


               (i) Are compensated for by insurance or otherwise or which would have been compensated by insurance required by law or by written direction of WHC but which ICF KH failed to procure or maintain through its own fault or negligence;

               (ii) Result from willful misconduct or lack of good faith or failure to exercise prudent business judgment on the part of any of ICF KH's managerial personnel as defined in the clause of this subcontract entitled "Subcontractor's Managerial Personnel." ICF KH shall have the burden of demonstrating to WHC that willful misconduct, lack of good faith, or failure to exercise prudent business judgement was not the cause of the loss.

               (iii) Represent liabilities to third persons for which ICF KH has expressly accepted responsibility under other terms of this subcontract.

          (18) Maintenance, depreciation, and other costs incidental to ICF KH's idle or excess facilities (including machinery and equipment), other than reasonable standby facilities.

          (19) Membership in trade, business, and professional organizations, except as approved by WHC.

          (20) Presubcontract costs, except as expressly made allowable under other provisions in this subcontract.

          (21) Research and development costs, unless specifically provided for elsewhere in this subcontract.

          (22) Selling cost, except to the extent they are determined to be reasonable and to be allocable to the subcontract. Allocability of selling costs to the subcontract will be determined in the light of reasonable benefit to the agency program arising from such activities as technical, consulting, demonstration, and other services performed for such purposes as applying or adapting ICF KH's product for agency use.

          (23) Storage of records pertaining to this subcontract after completion of operations under this subcontract, irrespective of contractual or statutory requirement for the preservation of records.

                                                                      WHC-380393
                                                              Section I, Page 85


          (24) Taxes, fees, and charges in connection with financing, refinancing, or refunding operations, including listing of securities on exchanges, taxes which are paid contrary to the clause entitled "State and Local Taxes," federal taxes on net income and excess profits, special assessments on land which represent capital improvement and taxes on accumulated funding deficiencies of, or prohibited transactions involving, employee deferred compensation plans pursuant to Section 4971 or Section 4975 of the Internal Revenue Code of 1954, as amended, respectively.

          (25) Travel expenses of the officers, proprietors, executives, administrative heads and other employees of ICF KH's central office or branch office organizations concerned with the general management, supervision, and conduct of ICF KH's business as a whole, except to the extent that particular travel is in connection with the subcontract and approved by WHC.

          (26) Salary or other compensation (and expenses related thereto) of any individual employed under this subcontract as a consultant or in another comparable employment capacity who is an employee of another organizational and concurrently performing work on a full-time annual basis for that organization under a cost-type subcontract with WHC, except to the extent that cash payment therefor is required pursuant to the provisions of this subcontract or procedure of WHC applicable to the borrowing of such an individual from another cost-type Subcontractor.

          (27) Travel by commercial aircraft or travel by other than common carrier that is not necessary for the performance of this subcontract or the cost of which exceeds the lesser of the lowest available commercial discount airfare, Government contract airfare, or customary standard (coach or equivalent) commercial airfare. Airfare costs in excess of the lowest such airfare are unallowable, except when such accommodations: Require circuitous routing; require travel during unreasonable hours; excessively prolong travel; result in increased cost that would offset transportation savings; would offer accommodations not reasonably adequate for the physical or medical needs of the traveler; or are not reasonably available to meet necessary mission requirements. Individual ICF KH determinations of nonavailability of commercial discount airfare or Government contract airfare will not be contested by WHC when the subcontractor can reasonably demonstrate such nonavailability or, on an overall basis, that established policies and procedures result in the routine use of the

                                                                      WHC-380393
                                                              Section I, Page 86


               lowest available airfare. However, in order for air travel costs in excess of customary standard airfare to be allowable, ICF KH must justify and document the applicable condition(s) set forth above.

          (28) Special construction industry "funds" financed by employer contributions for such purposes as methods and materials research, public and industry relations, market development, and disaster relief, except as specifically provided elsewhere in this subcontract.

          (29) Late premium payment charges related to employee deferred compensation plan insurance.

          (30) Facilities capital cost of money (CAS 414 and CAS 417).

          (31) Cost incurred to influence (directly or indirectly) legislative action on any matter pending before Congress or a State legislature as delineated in the clause titled "Legislative Lobbying Cost Prohibition" incorporated elsewhere in this subcontract.

          (32) Commercial automobile rental expenses unless approved by WHC. This does not include rental of automobile when on official travel.

          (33) (Modified)

               Costs incurred in connection with any civil or administrative proceeding or similar proceeding by the Federal Government or a state, local, or foreign government, as provided in the clause titled "Cost Prohibitions Related to Legal and Other Proceedings" incorporated elsewhere in this subcontract.

          (34) Costs of alcoholic beverages.

          (35) ICF KH employee travel costs incurred for lodging, meals and incidental expenses which exceed on a daily basis the applicable maximum per diem rates in effect for federal civilian employees at the time of travel. When the applicable maximum per diem rates is inadequate due to special or unusual situations, ICF KH may pay employees for actual expenses in excess of such per diem rate limitation. To be allowable, however, such payments must be properly authorized by an officer or appropriate official of ICF KH and shall not exceed the higher amounts that may be authorized for federal civilian employees in a similar situation.

                                                                      WHC-380393
                                                              Section I, Page 87


          (36) (DEVIATION) Notwithstanding any other provision of this subcontract, the costs of bonds and insurance are unallowable to the extent they are incurred to protect and indemnify ICF KH and/or subcontractor against otherwise unallowable costs, unless such insurance or bond is required by law, the express terms of this subcontract, or the specific written direction of WHC.

I-66 OBLIGATION OF FUNDS (FEB 1993 REVISED)

     (a)  Obligation of funds.

          The amount presently obligated by WHC with respect to this subcontract is set forth in Section B of the Schedule. Such amount may be increased unilaterally by WHC by written notice to ICF KH and may be increased or decreased by written agreement of the parties (whether or not by formal modification of this subcontract). Estimated collections from others for work and services to be performed under this subcontract are included in the amount presently obligated. Such collections, to the extent actually received by ICF KH shall be processed and accounted for in accordance with applicable requirements specified in the Baseline List of Required Financial Management Compliance Documents, which is an appendix to this subcontract. Nothing in this paragraph (a) is to be construed as authorizing ICF KH to exceed limitations stated in financial plans established by DOE and furnished to ICF KH from time to time under this subcontract.

     (b)  Limitation on payment by the Government.

          Except as otherwise provided in this subcontract and except for costs which may be incurred by ICF KH pursuant to the clause entitled "Termination," or costs of claims allowable under the subcontract accruing after completion or termination and not released by ICF KH at the time of financial settlement of the subcontract in accordance with the clause entitled "Payments and Advances," payment by WHC under this subcontract on account of allowable costs shall not, in the aggregate, exceed the amount obligated with respect to this subcontract, less ICF KH's fee. Unless expressly negated in this subcontract, payment on account of those costs excepted in the preceding sentence which are in excess of the amount obligated with respect to this subcontract shall be subject to the availability of (1) collections accruing to ICF KH in connection with the work under this subcontract and processed and accounted for in accordance with applicable requirements specified in the Baseline List of Required Financial Management Compliance Documents, which is an appendix to this subcontract, and (2) other funds which DOE may legally use for such purpose, provided DOE and WHC will use their best efforts to

                                                                      WHC-380393
                                                              Section I, Page 88


          obtain the appropriation of funds for this purpose if not otherwise available.

     (c)  Notices-Subcontractor excused from further performance.

          ICF KH shall notify WHC in writing whenever the unexpended balance of funds (including collections available under paragraph (a) above), plus ICF KH's best estimate of collections to be received during the 7-day period hereinafter specified, is in ICF KH's best judgment sufficient to continue subcontract operations at the programmed rate for only seven (7) days and to cover ICF KH's unpaid fee, and outstanding encumbrances and liabilities on account of costs allowable under the subcontract at the end of such period. Whenever the unexpended balance of funds (including collections available under paragraph (a) above), less the amount of ICF KH's fee then earned but not paid, is in ICF KH's best judgment either sufficient only to liquidate outstanding encumbrances and liabilities on account of costs allowable under this subcontract, ICF KH shall immediately notify WHC and shall make no further encumbrances or expenditures (except to liquidate existing encumbrances and liabilities), and, unless the parties otherwise agree, ICF KH shall be excused from further performance (except such performance as may become necessary in connection with termination by WHC) and the performance of all work hereunder will be deemed to have been terminated for the convenience of WHC in accordance with the provisions of the clause entitled "Termination."

     (d)  Financial plans; cost and commitment limitations.

          In addition to the limitations provided for elsewhere in this subcontract, WHC may, through financial plans, such as Approved Funding Programs, or other directives issued to ICF KH establish controls on the costs to be incurred and encumbrances to be made in the performance of the subcontract work. Such plans and instruction may be amended or supplemented from time to time by WHC. ICF KH hereby agrees (1) to comply with the specific limitations (ceilings) on costs and encumbrances set forth in such plans and directives, (2) to use its best efforts to comply with other requirements of such plans and directives, and (3) to promptly notify WHC in writing, whenever it has reason to believe that any limitation on costs and encumbrances will be exceeded or substantially underrun.

     (e)  WHC's right to terminate not affected.

          The giving of any notice under this clause shall not be construed to waive or impair any right of WHC to terminate the subcontract under the provisions of the clause entitled "Termination."

                                                                      WHC-380393
                                                              Section I, Page 89


I-67 PAYMENTS AND ADVANCES (FEB 1993 REVISED)

     (a)  (Modified) Payment of Fee and Cost Sharing Obligations

          (i)   Payment of Base and Award Fee.

                The base fee shall become due and payable in equal monthly installments and may, after written approval of WHC, be drawn down no earlier than the first working day after the calendar month in which the fee is earned. Award fees earned shall become due and payable following the issuance by the FDO of a Determination of Award Fee Earned, in accordance with the clause of this subcontract entitled "Base Fee, Incentive Fee, and Award Fee."

          (ii)  Payment of Incentive Fees.

                An incentive fee may be due ICF KH for work performed under this subcontract. Such fee will be payable to ICF KH upon accomplishment of certain milestones as identified elsewhere in this subcontract and after approval of payment by WHC. Upon written approval of WHC, ICF KH shall be entitled to withdraw any approved incentive fee from the Special Financial Institution Account. If payment is not made within thirty (90) days of the date of the satisfactory completion of the criteria as determined by WHC, ICF KH shall be entitled to interest on any such fees earned at the rate established by the Secretary of the Treasury under Section 12 of the Contract Disputes Act of 1978 (41 U.S.C. 611) that is in effect on the payment date. This rate is referred to as the "Renegotiation Board Interest Rate" and is published in the Federal Register semiannually on or about January 1 and July 1. The interest in any late fee determination amount will accrue daily and shall be compounded in 30-day increments inclusive from the first day after the satisfactory completion of the acceptance criteria as determined by WHC through the actual date the payment is made.

          (iii) (Modified) With respect to all fees earned by ICF KH other than base or award fee, the parties recognize that ICF KH will be paid in the manner described in paragraph (ii) above and may result in an overpayment to ICF KH. If overpayment is disputed and repayment is delayed pending outcome of disputes resolution, ICF KH will within 30 days of resolution pay to WHC the disputed amount including interest. Interest on any such overpayment shall be earned at the rate established by the Secretary of the Treasury under Section 12 of the Contract Disputes Act of 1978 (41

                                                                      WHC-380393
                                                              Section I, Page 90


                U.S.C. 611) that is in effect on the payment date. This rate is referred to as the "Renegotiation Board Interest Rate" and is published in the Federal Register semiannually on or about January 1 and July 1. The interest on any overpayment amount will accrue daily and shall be compounded in 30-day increments inclusive from the first day after the notification of the overpayment by WHC is received by ICF KH through the actual date the payment is made. WHC may offset against any award or incentive fee payments, plus share of shavings, owed during the fiscal year, amounts owed to WHC by ICF KH, including any amounts owed for disallowed costs under this subcontract.

     (b)  Payments on Account of Allowable Costs.

          WHC and ICF KH shall agree as to the extent to which payment for allowable costs or payments for other items specifically approved in writing by WHC shall be made from advances of Government funds. When pension contributions are paid by ICF KH to the retirement fund less frequently than quarterly, accrued costs therefor shall be excluded from costs for payment purposes until such costs are paid. If pension contribution are paid on a quarterly or more frequent basis, accrual therefor may be included in costs for payment purposes, provided that they are paid to the fund within 30 days after the close of the period covered. If payments are not made to the fund within such 30-day period, pension contribution costs shall be excluded from cost for payment purposes until payment has been made.

     (c)  Special bank account - use.

          All advances of Government funds shall be withdrawn pursuant to a letter of credit in favor of the bank or, in the option of the Government, shall be made by check payable to ICF KH, and shall be deposited only in the Special Bank Account referred to in the Agreement for Special Bank Account, which is attached hereto and incorporated into this subcontract as an appendix. ICF KH shall likewise deposit in the Special Bank Account any other revenues received by ICF KH in connection with the work under this subcontract. No part of the funds in the Special Bank Account shall be (1) mingled with any funds of ICF KH or (2) used for a purpose other than that of making payments for costs allowable under this subcontract or payments for other items specifically approved in writing by WHC. If WHC shall at any time determine that the balance on such bank account exceeds ICF KH's current needs, ICF KH shall promptly make such disposition of the excess as WHC may direct.

                                                                      WHC-380393
                                                              Section I, Page 91


     (d)  Title to funds advanced.

          Title to the unexpended balance of any funds advanced and of any bank account established pursuant to this clause shall remain in the Government and be superior to any claim or lien of the bank of deposit or others. It is understood that an advance to ICF KH hereunder is not a loan to ICF KH, and will not require the payment of interest by ICF KH, and that ICF KH acquires no right, title or interest in or to such advance other than the right to make expenditures therefrom, as provided in this clause.

     (e)  Review and approval of costs incurred.

          ICF KH shall prepare and submit annually as of September 30, a voucher for the total of net expenditures accrued (i.e., net costs incurred) for the period covered by the voucher, and WHC, after audit and appropriate adjustment, will approve such voucher. This approval by WHC will constitute an acknowledgment by WHC that the net costs incurred are allowable under the subcontract and that they have been recorded in the accounts maintained by ICF KH in accordance with WHC accounting policies, but will not relieve ICF KH of responsibility for DOE's assets in its care, for appropriate subsequent adjustments, or for errors later becoming known to WHC.

     (f)  Financial settlement.

          WHC shall promptly pay to ICF KH the unpaid balance of allowable costs and fixed fee upon termination of the work, expiration of the term of the subcontract, or completion of the work and its acceptance by WHC after (1) compliance by ICF KH with DOE's patent clearance requirements, and (2) the furnishing by ICF KH of:

          (i) An assignment of ICF KH's rights to any refunds, rebates, allowances, accounts receivable, collections accruing to ICF KH in connection with the work under this subcontract, or other credits applicable to allowable costs under the subcontract;

          (ii)  A closing financial statement;

          (iii) The accounting for Government-owned property required by the clause entitled "Property;" and

                                                                      WHC-380393
                                                              Section I, Page 92


          (iv) A release discharging the WHC, its officers, agents, and employees from all liabilities, obligations, and claims arising out of or under this subcontract subject only to the following exceptions:

                (A) Specified claims in stated amounts or in estimated amounts where the amounts are not susceptible to exact statement by ICF KH;

                (B) Claims, together with reasonable expenses incidental thereto, based upon liabilities of ICF KH to third parties arising out of the performance of this subcontract; provided that such claims are not known to ICF KH on the date of the execution of the release; and provided further that ICF KH gives notice of such claims in writing to WHC promptly, but not more than one (1) year after ICF KH's right of action first accrues. In addition, ICF KH should provide prompt notice to WHC of all potential claims under this clause, whether in litigation or not (see also Subcontract Clause [H-29], DEAR 970.5204-31, "Litigation and Claims"); and

                (C) Claims for reimbursement of costs (other than expenses of ICF KH by reason of any indemnification of WHC against patent liability), including reasonable expenses incidental thereto, incurred by ICF KH under the provisions of this subcontract relating to patents.

     (c)  Claims.

          Claims for payment shall be accompanied by such supporting documents and justification as WHC shall prescribe.

     (d)  Discounts.

          ICF KH shall take and afford WHC the advantage of all known and available cash and trade discounts, rebates, allowances, credits, salvage, and commissions unless WHC finds that action is not in the best interest of WHC.

     (e)  Collections.

          All collections accruing to ICF KH in connection with the work under this subcontract, except for ICF KH's fee and royalties or other income accruing to ICF KH from technology transfer activities in accordance with this subcontract, shall be Government property and shall be processed and accounted for in

                                                                      WHC-380393
                                                              Section I, Page 93


          accordance with the requirements specified in DOE Accounting
          Directives.

     (f)  Direct payment of charges.

          WHC reserves the right, upon ten (10) days written notice from WHC to ICF KH, to pay directly to the persons concerned, all amounts due which otherwise would be allowable under this subcontract. Any payment so made shall discharge WHC of all liability to ICF KH thereof.

I-68 PRINTING (APR 1984)

     (a) To the extent that duplicating or printing services may be required in the performance of the subcontract, ICF KH shall provide or secure such services in accordance with the Government Printing and Binding Regulations, Title 44 of the U.S. Code, and DOE Directives relative thereto.

     (b) The term "Printing" includes the following processes: composition, platemaking, presswork, binding, microform publishing, or the end items produced by such processes. Provided, however, that performance of a requirement under this subcontract involving the duplication of less than 5,000 copies of a single page, or no more than 25,000 units in the aggregate of multiple pages, will not be deemed to be printing.

     (c) Printing services not obtained in compliance with this guidance shall result in the cost of such printing being disallowed.

     (d) In all lower-tier subcontracts hereunder which require printing (as that term is defined in Title I of the U.S. Government Printing and Binding Regulation), shall include a provision substantially the same as this clause.

I-69 PROPERTY (JULY 1991)

     (a)  Furnishing of Government property.

          WHC reserves the right to furnish any property or services required for the performance of the work under this subcontract.

     (b)  Title to property.

          Except as otherwise provided by WHC, title to all materials, equipment, supplies and tangible personal property of every kind and description purchased by ICF KH, for the cost of which ICF KH is entitled to be reimbursed as a direct item of cost under this subcontract, shall pass directly from the vendor to the Government. The Government reserves the right to inspect, and to

                                                                      WHC-380393
                                                              Section I, Page 94


          accept or reject, any item of such property. ICF KH shall make such disposition of rejected items as WHC shall direct. Title to other property, the cost of which is reimbursable to ICF KH under this subcontract, shall pass to and vest in the Government upon (1) issuance for use of such property in the performance of this subcontract, (2) commencement of processing or use of such property in the performance of this subcontract, or (3) reimbursement of the cost thereof by WHC, whichever first occurs. Property furnished by WHC and property purchased or furnished by ICF KH, title to which vests in the Government, under this paragraph are hereinafter referred to as Government property. Title to Government property shall not be affected by the incorporation of the property into or the attachment of it to any property not owned by the Government, nor shall such Government property or any part thereof, be or become a fixture or lose its identity as personalty by reason of affixation to any realty.

     (c)  Identification.

          To the extent directed by WHC, ICF KH shall identify Government property coming into ICF KH's possession or custody, by marking and segregating in such a way, satisfactory to WHC, as shall indicate its ownership by the Government.

     (d)  Disposition.

          The Contractor shall make such disposition of Government property which has come into the possession or custody of the Contractor under this contract as the Contracting Officer may direct during the progress of the work or upon completion or termination of this contract. The Contractor may, upon such terms and conditions as the Contracting Officer may approve, sell, or exchange such property, or acquire such property at a price agreed upon by the Contracting Officer and the Contractor as the fair value thereof. The amount received by the Contractor as the result of any disposition, or the agreed fair value of any such property allowable under this contract or shall be otherwise credited to account to the Government, as the Contracting Officer may direct. Upon completion of the work or the termination of this contract, the Contractor shall render an accounting, as prescribed by the Contracting Officer, of all government property which had come into the possession or custody of the Contractor under this contract.

                                                                      WHC-380393
                                                              Section I, Page 95


     (e)  Protection of Government property - classified materials.

          ICF KH shall take all reasonable precautions, as directed by WHC, or in the absence of such direction in accordance with sound business judgement, to safeguard and protect Government property in ICF KH's possession or custody. Special measures shall be taken by ICF KH in the protection of and accounting for any classified or special materials involved in the performance of this subcontract, in accordance with the regulations and requirements of DOE.

     (f)  Risk of loss of Government property.

          (1) ICF KH shall be responsible for the loss or destruction of, or damage to, Government property unless ICF KH demonstrates to WHC that such loss, damage or destruction was not caused by any of the following:

               (i) Willful misconduct or lack of good faith on the part of ICF KH's managerial personnel, or

               (ii) Failure of ICF KH to manage Government property in accordance with sound industrial practice, or

               (iii) Failure of ICF KH to comply with any appropriate written direction of WHC to safeguard such property under subparagraph (e) of this clause, or

               (iv) Failure of ICF KH to establish or maintain an approved property management system in accordance with subparagraph
                     (i) of this clause.

          (2) For purpose subparagraph (1) immediately preceding, the value of Government property shall be determined as follows:

               (i) For damaged property the value of the property shall be the cost of repairing such damaged property, together with any costs incurred for temporary replacement of the damaged property. However, the value of repair cost shall not exceed the fair market value of the damaged property. If a fair market value of the property does not exist, WHC shall determine the value of such property, consistent with all relevant facts and circumstances.

               (ii) For destroyed or lost property, the value of the property shall be the fair market value of such property at the time of such loss or destruction, together with any costs associated with the

                                                                      WHC-380393
                                                              Section I, Page 96


                     disposition of destroyed property. If a fair market value does not exist, WHC shall determine the value of such property, consistent with all relevant facts and circumstances.

          (3) The cost of insurance obtained by ICF KH to cover the risk of loss referred to in subparagraph (f)(1) of this clause is not allowable.

     (g)  Steps to be taken in event of loss.  (MODIFIED)

          Upon the happening of any damage, destruction, or loss to Government property in the possession or custody of ICF KH, ICF KH shall immediately inform WHC of the occasion and extent thereof, shall take all reasonable steps to protect the property remaining, and shall repair or replace the lost, damaged, or destroyed, property in accordance with the written direction of WHC, but shall take no action prejudicial to the right of the Government recover therefore and shall furnish to the Government, on request, all reasonable assistance in obtaining recovery.

     (h)  Government Property for Government Use Only.

          "Government property shall be used only for the performance of this subcontract, except the loan of scientific and other property including the use of Government-owned or leased facilities including those leased by ICF KH, as may be determined by WHC, to educational institutions involved in educational partnerships with WHC and in such other instances as may be deemed appropriate by WHC."

     (i)  Property Management.

          1) To the extent that ICF KH is not utilizing WHC Property Management Systems, ICF KH shall maintain and administer a property management system, subject to the approval of WHC, of accounting for and control, utilization, maintenance, repair, protection and preservation of Government property in its possession under the subcontract. ICF KH's property management system shall be maintained and administered in accordance with sound business practice, and in accordance with Department of Energy Property Management Regulations and such directives or instructions which WHC may from time to time prescribe. ICF KH's performance will be evaluated on meeting or exceeding agreed-upon expectations in accordance with H-35, Additional Evaluation Criteria, Use of Objective Standards of Performance, set forth elsewhere in this subcontract.

                                                                      WHC-380393
                                                              Section I, Page 97


          2) In order for a property management system to be approved, ICF KH shall be obligated to employ and maintain a property management system that incorporates the best commercial practices and methods and which also meets the following objectives:

               (i) have comprehensive coverage from requirement identification, through its life cycle to final disposition,

               (ii) clearly establish and maintain employee personal responsibility and corporate liability for Government-owned property,

               (iii) establish the liability of the outgoing subcontractor and the baseline for the measurement of the incoming subcontractor,

               (iv) be fully integrated into WHC's other administrative and financial systems, and

               (v) maintain a reliable method for implementing continuous improvement established by "best in class" performers.

          3) In the event ICF KH fails to establish or maintain an approved property management system, or fails to administer its property management program in accordance with the approved property management system, any damage, loss, or destruction to property which occurs thirty (30) calendar days after ICF KH receives written notification of such fact by WHC (by certified mail, return receipt requested, addressed to one of ICF KH's managerial personnel), shall be presumed to have occurred as a result of willful misconduct or lack of good faith on the part of ICF KH's managerial personnel, unless ICF KH can establish by clear and convincing evidence that such damage, destruction, or loss (i) did not result from ICF KH's failure to establish, maintain or administer an approved property management system, or (ii) occurred while an approved program or system was maintained by ICF KH.

     (j) (DEVIATION) The term "Contractor's managerial personnel" as used in this clause is defined in the clause entitled, "Subcontractor's Managerial Personnel."

                                                                      WHC-380393
                                                              Section I, Page 98


I-70 SUBCONTRACTOR PURCHASING SYSTEM.  (OCT 1990)

     (a) ICF KH shall develop and implement formal policies, practices, and procedures to be used in the award of subcontracts, which purchasing system and methods shall be fully documented and acceptable to WHC, in accordance with the policies set forth in DEAR 970.71. WHC reserves the right at any time to require that ICF KH submit for approval any or all purchases under this subcontract. ICF KH shall not purchase any item or service the purchase of which is expressly prohibited by the written direction of WHC and shall use such special and directed sources as may be expressly required by WHC.

     (b) The obligations of ICF KH under paragraph (a) above, including the development of the purchasing system and methods, and purchases made pursuant thereto, shall not relieve ICF KH of any obligation under this subcontract (including, among other things, the obligation to properly supervise, administer, and coordinate the work of subcontractors). Subcontracts shall be in the name of ICF KH, and shall not bind or purport to bind the WHC or the Government.

     (c)  In addition to, and without derogation of any rights under paragraph
          (a) of this clause and any other provision in this subcontract, ICF KH shall require all subcontractors to furnish cost or pricing data under those conditions and in accordance with the requirements set forth in FAR 15.804, and shall include in such subcontracts the appropriate clause set forth in 970.5204-24 except as otherwise directed or approved by WHC.

     (d) Purchase or transfer of equipment, materials, supplies, or services from a subcontractor-affiliated source shall be treated in accordance with DEAR 970.7105.

     (e) Proposed awards to firms or individuals on either the GSA Consolidated List of Debarred, Suspended, and Ineligible subcontractors or the WHC Consolidated list of Debarred, Suspended, Ineligible, and Voluntarily Excluded Awardees shall be forwarded to WHC for approval notwithstanding any prior purchasing system acceptance.

     (f) ICF KH shall provide advance notice of proposed subcontract awards in accordance with DEAR 970.7109; shall document purchases in writing; and shall establish and maintain subcontract files which present an accurate and adequate record of all purchasing transactions.

                                                                      WHC-380393
                                                              Section I, Page 99


     (g) ICF KH shall not enter into any lease for property, plant or equipment when the lease must be classified and accounted for as capital lease under generally accepted accounting principles, unless the decision to enter into a capital leasing arrangement is specifically authorized and approved in advance by WHC.

I-71 STATE AND LOCAL TAXES (APR 1984)

     (a) ICF KH agrees to notify WHC of any State or local tax, fee, or charge levied or purported to be levied on or collected from ICF KH with respect to the subcontract work, any transaction thereunder, or property in the custody or control of ICF KH and constituting an allowable item of cost if due and payable, but which ICF KH has reason to believe, or WHC has advised ICF KH is or may be inapplicable or invalid; and ICF KH further agrees to refrain from paying any such tax, fee, or charge unless authorized in writing by WHC. Any State or local tax, fee, or charge paid with the approval of WHC or on the basis of advice from WHC that such tax, fee, or charge is applicable and valid, and which would otherwise be an allowable item of cost, shall not be disallowed as an item of cost by reason of any subsequent ruling or determination that such tax, fee, or charge was in fact inapplicable or invalid.

     (b) ICF KH agrees to take such action as may be required or approved by WHC to cause any State or local tax, fee, or charge which would be an allowable cost to be paid under protest; and to take such action as may be required or approved by WHC to seek recovery of any payments made, including assignment to WHC, the government, or its designee of all rights to an abatement or refund thereof, and granting permission for WHC and the Government to join with ICF KH in any proceedings for the recovery thereof or to sue for recovery in the name of ICF KH. If WHC directs ICF KH to institute litigation to enjoin the collection of or to recover payment of any such tax, fee, or charge referred to above, or if a claim or suit is filed against ICF KH for a tax, fee, or charge it has refrained from paying in accordance with this clause, the procedures and requirements of the clause entitled "Insurance - Litigation and Claims" shall apply and the costs and expenses incurred by ICF KH shall be allowable items of costs, as provided in this subcontract, together with the amount of any judgment rendered against ICF KH.

     (c) WHC and the Government shall hold ICF KH harmless from penalties and interest incurred through compliance with this clause. All recoveries or credits in respect of the foregoing taxes, fees, and charges (including interest) shall inure to and be for the sole benefit of the Government.

                                                                      WHC-380393
                                                             Section I, Page 100


I-72 SUBCONTRACTOR COST OR PRICING DATA (APR 1984)

     (a) The following clause shall be inserted in all subcontracts where such subcontracts are over $100,000 and any modification over $100,000 to such subcontracts, even though the original amount of the subcontract is $100,000 or less:

     Certified Cost or Pricing Data (Apr 1984)

     (a) (1) ICF KH shall require under the situations described in (2) below, unless exempted under the exceptions set forth in (3) below, each subcontractor under this subcontract to submit cost or pricing data and to certify that, to the best of his knowledge and belief, such cost or pricing data are accurate, complete and current.

          (2) Except as provided in (3) below, certified cost or pricing data shall be submitted prior to (i) the award of each subcontract, the price of which is expected to exceed $100,000, and (ii) the negotiation of the price of each change or modification to a subcontract under this subcontract for which the price adjustment is expected to exceed $100,000.

          (3) Certified cost or pricing data need not be furnished pursuant to this paragraph (a) where (i) ICF KH has not been required to furnish cost or pricing data; or (ii) the price adjustment is based on adequate price competition, established catalog or market prices of commercial items sold in substantial quantities to the general public, or the prices are set by law or regulation; and ICF KH states in writing the basis for applying this exception.

          (4) In submitting the cost or pricing data, ICF KH shall use the form of certificate set forth in paragraph (b) below and shall certify that the data are accurate, complete, and current. Such certificate and data (actual or identified, as provided in the certificate prescribed below) shall be submitted by subcontractors to the next higher-tier subcontractor or ICF KH as applicable, for retention.

     (b) The certificates required by this clause shall be in the form set forth below.

          ICF KH's Certificate of Current Cost or Pricing Data

                                                                      WHC-380393
                                                             Section I, Page 101


          This is to certify that, to the best of my knowledge and belief, cost or pricing data submitted in writing, or specifically identified in writing if actual submission of the data is impracticable (see FAR 15.804-6(d)), to ICF KH in support of _____________________* are accurate, complete and current as of _____________________**.

                                      Firm
                                      Name
                                      Title
                              Date of execution***

          *Identify the proposal, quotation, request for price adjustment, or other submission involved.

          **Insert the day, month, and year when price negotiations were concluded and price agreement was reached.

          ***Insert the day, month, and year of signing, which should be as close as practicable to the date when the price negotiations were concluded and the subcontract price was agreed to.

     (c) For purposes of verifying that certified cost or pricing data submitted in conjunction with the negotiation of this subcontract change or other modification involving an amount in excess of $100,000 were accurate, complete, and current, WHC shall, until the expiration of 3 years from the date of final payment under this subcontract, have the right to examine those books, records, documents, papers, and other supporting data which involve transactions related to this subcontract or which will permit adequate evaluation of the cost or pricing data submitted, along with the computations and projections used therein.

     (d) If the original price of this subcontract exceeds $100,000 or the price of any change or other modification to this subcontract is expected to exceed $100,000, ICF KH agrees to furnish WHC certified cost or pricing data, using the certificate set forth in paragraph (b) above, unless the price is based on adequate price competition, established catalog or market prices of commercial items sold in substantial quantities to the general public, or prices set by law or regulation.

     (e) The requirement for submission of certified cost or pricing data with respect to any change or other modification does not apply to any subcontract change or other modification, at any tier, where the subcontract is firm fixed-price or fixed-price with escalation unless such change or other modification result from a change or modification to the subcontract, nor does it apply to a subcontract change or modification, at any tier, where the

                                                                      WHC-380393
                                                             Section I, Page 102


          subcontract is not firm fixed-price or fixed-price with escalation unless the price for such change or other modification becomes reimbursable under the subcontract.

     (f) ICF KH agrees to insert paragraph (c) without change and the substance of paragraphs (a),(b),(d),(e), and (f) of this clause in each subcontract hereunder in excess of $100,000 and in each subcontract of $100,000 or less, at the time of making a change or other modification thereto in excess of $100,000.

     (g) If ICF KH determines that any price, including profit or fee, negotiated in connection with this subcontract or any cost reimbursable under this subcontract was increased by any significant sums because ICF KH or any subcontractor pursuant to this clause or any subcontract clause herein required, furnished incomplete or inaccurate cost or pricing data or data not current as certified in ICF KH's certificate of current cost or pricing data, then such price or cost shall be reduced accordingly and the subcontract shall be modified in writing to reflect such reduction.

     (h)  Failure of WHC and ICF KH to agree on any of the matters in paragraph
          (g) above shall be a dispute concerning a question of fact subject to the Disputes provisions of this subcontract.

          NOTE-Since the subcontract is subject to reduction under this clause by reason of defective cost or pricing data submitted in connection with certain sub-subcontracts, it is expected that ICF KH may wish to include a clause in each such subcontract requiring the subcontractor to appropriately indemnify ICF KH. It is also expected that any subcontractor subject to such indemnification will generally require substantially similar indemnification for defective cost or pricing data required to be submitted by its lower-tier subcontractors.

I-73 WORKMANSHIP AND MATERIALS (APR 1984)

     (a)  Grade of Workmanship and Materials.

          Unless otherwise directed by WHC or expressly provided for by specifications issued under this subcontract:

          (1)  All workmanship shall be first class; and

          (2) All articles, equipment and materials incorporated in the work are to be:

               (i) New and of the most suitable grade of their respective kinds for the purpose;

                                                                      WHC-380393
                                                             Section I, Page 103


               (ii) In accordance with any applicable drawings and specifications; and

               (iii) Installed to the satisfaction and with the approval of
                     WHC.

          Where equipment, materials, or articles are referred to in the specifications as "equal to" any particular standard, WHC shall decide the question of equality.

     (b)  Samples and Test Results.

          If WHC so requires, ICF KH shall submit for approval samples of or test results on any materials proposed to be incorporated in the work before making any commitment for the purchase of such materials.

I-74 RESERVED

I-75 RESERVED

I-76 CONSULTANT OR OTHER COMPARABLE EMPLOYMENT SERVICES (MAY 1989)

     (a) ICF KH shall require all employees who are employed full-time (an individual who performs work under the cost-type subcontract on a full-time annual basis) or part-time (50 percent or more of regular annual compensation received under terms of a Subcontract with WHC) on the subcontract work to disclose to ICF KH all consultant or other comparable employment services which the employees propose to undertake for others. ICF KH shall transmit to WHC all information obtained from such disclosures. ICF KH will require any employee who will be employed full-time on the Subcontract work to agree, as a condition of his participation in such work, that he will not perform consultant or other comparable employment services for another DOE Contractor in the same or related energy field or another organization except with the prior approval of the Subcontractor. If ICF KH believes, with respect to any employee who is employed full-time on the Subcontract work, that any proposed consultant or other comparable employment service for an organization in the atomic energy field other than a cost-type subcontractor may involve:

          (1) A rate of remuneration significantly in excess of the employee's regular rate of remuneration;

          (2) A significant question concerning possible conflict with DOE policies regarding conduct of employees of WHC Subcontractors;

                                                                      WHC-380393
                                                             Section I, Page 104


          (3) ICF KH's responsibility to report fully and promptly to WHC all significant research and development information; or

          (4) The patent provisions of ICF KH's subcontract with WHC, ICF KH shall obtain the prior approval of WHC for such consultant or other comparable employment service.

I-77 ASSIGNMENT (APR 1984)

     Neither this subcontract nor any interest therein nor claim thereunder shall be assigned or transferred by ICF KH except as expressly authorized in writing by WHC.

I-78 PERMITS OR LICENSES (APR 1984)

     Except as otherwise directed by WHC, ICF KH shall procure all necessary permits or licenses and abide by all applicable laws, regulations, and ordinances of the United States and of the state, territory and political subdivision in which the work under this subcontract is performed.

I-79 NOTICE OF LABOR DISPUTES (APR 1984)

          (a) If ICF KH has knowledge that any actual or potential labor dispute is delaying or threatens to delay the timely performance of this subcontract, ICF KH shall immediately give notice including all relevant information, to WHC.

          (b) ICF KH agrees to insert the substance of this clause, including this paragraph (b), in any subcontract to which a labor dispute may delay the timely performance of this subcontract; except that each subcontract shall provide that in the event its timely performance is delayed or threatened by delay by any actual or potential labor dispute, the subcontractor shall immediately notify the next higher tier subcontractor or ICF KH, as the case may be, of all the relevant information concerning the dispute.

I-80 REIMBURSEMENT FOR PRIME CONTRACTOR LEGAL AND OTHER PROCEEDINGS COSTS

     Under the terms of the WHC prime contract in clause I-80 entitled COST PROHIBITIONS RELATED TO LEGAL AND OTHER PROCEEDINGS, costs, as that term is used and defined in said clause, incurred by WHC in connection with any criminal, civil or administrative proceeding, as those terms are used and defined in said clause, commenced by the Federal, state, local or foreign government, may not be allowable costs to WHC under the conditions set forth in said clause.

     If the subcontractor's acts or omissions are the primary cause for the initiation of any such proceeding, to the extent that the

                                                                      WHC-380393
                                                             Section I, Page 105


     subcontractor's violation(s) and failure(s) are the primary causes for WHC to incur such costs, the subcontractor agrees to reimburse WHC for those reasonably incurred costs made unallowable under the Major Fraud Act up to the following limitation:

          In no event shall the subcontractor be liable for costs incurred by WHC if there is an ultimate finding in such proceeding against WHC and in favor of the subcontractor.

     Nothing in this clause shall alter or reduce the allowability of legal and other proceedings costs set forth elsewhere in this subcontract.

I-81 DELETED

I-82 PRIORITIES AND ALLOCATIONS.  (JUN 1987)

     ICF KH shall follow the rules and procedures of the Defense Priorities and Allocations System (DPAS) regulation (15 CFR Part 350) in obtaining controlled materials and other products and materials needed for subcontract performance.

I-83 KEY PERSONNEL (APR 1984)

     The personnel specified below are considered to be essential to the work being performed hereunder. Prior to diverting any of the specified individuals to other programs, ICF KH shall notify WHC reasonably in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on the program. No diversion shall be made by ICF KH without the written consent of WHC. Provided, that WHC may ratify in writing such diversion and such ratification shall constitute the consent of WHC required by this clause. The list below may be amended from time-to-time during the course of the contract to either add or delete personnel, as appropriate.

     KEY PERSONNEL

     K. B. Adamson       Manager, Administration
     C. E. Anderson      Manager, Engineering & Technical Support Services
     R. L. Benedetti     Deputy General Manager
     K. J. Dempsey       Manager, TWRS Engineering & Construction Services
     S. E. Dieterle      Manager, Utilities
     D. J. Foucault      Manager, Construction Services
     G. A. Harvey        Manager, Infrastructure Programs
     G. D. O'Brien       General Manager
     D. L. Rittenhouse   Manager, PNL Landlord, Engineering & Construction
                         Services

                                                                      WHC-380393
                                                             Section I, Page 106


     R. M. Tanner, Jr.   Manager, Facilities & Site Services
     R. E. Tiller        Executive Vice President & Acting General Manager
     M. E. Witherspoon   Manager, Transition Projects & Site Engineering &
                         Construction Services

I-84 OTHER GOVERNMENT SUBCONTRACTORS (APR 1984)

     WHC or the Government may undertake or award contracts or subcontracts for work or services. ICF KH agrees to fully cooperate with such other subcontractors and Government or WHC employees and carefully fit its own work to such other work as may be directed by WHC. ICF KH shall not commit or permit any act which will interfere with the performance of work by any other subcontractor or by Government or WHC employees.

I-85 TERMINATION (APR 1984)

     (a) This subcontract shall continue until March 31, 1997 unless sooner terminated in accordance with the provisions which follow:

          (1) The performance of work under this subcontract may be terminated by WHC in whole, or from time to time in part, (i) whenever ICF KH shall default in performance, and shall fail to cure the fault or failure within such period as WHC may allow after receipt from WHC or a notice specifying the fault or failure, or (ii) whenever, for any reason, WHC shall determine any such termination is for the best interest of the Government. Termination of the work hereunder shall be effected by delivery of a notice of termination specifying whether termination is for default of ICF KH or for the convenience of WHC, the extent to which performance of work under the subcontract shall be terminated, and the date upon which such termination shall become effective. Any such termination shall be without prejudice to any claim which either party may have against the other. If, after notice of termination under the provisions of (a)(1)(i) above, it is determined for any reason that ICF KH was not in default, such notice of default shall be deemed to have been issued pursuant to (a)(1)(ii) above, and the rights and obligations of the parties hereto shall in such event be governed accordingly.

          (2) Upon receipt of notice of termination, in accordance with (1) above, ICF KH shall, to the extent directed in writing by WHC, discontinue the terminated work and the placing of orders for materials, facilities, supplies, and services in connection therewith, and shall proceed, if, and to the extent required by WHC, to cancel promptly and settle with the approval of WHC, existing orders, lower-tier

                                                                      WHC-380393
                                                             Section I, Page 107


               subcontracts, and commitments insofar as such orders, lower-tier subcontracts, and commitments pertain to this subcontract.

     (b) Upon the termination of this subcontract, full and complete settlement of all claims of ICF KH and of WHC arising out of this subcontract shall be made as follows:

          (1) WHC or the Government shall have the right in its discretion to assume sole responsibility for any or all obligations, commitments, and claims that ICF KH may have undertaken or incurred, the cost of which are allowable in accordance with the provisions of this subcontract; and ICF KH shall, as a condition of receiving the payments mentioned in this clause, execute and deliver all such papers and; take all such steps as WHC may require for the purpose of fully vesting in WHC or the Government any rights and benefits ICF KH may have under or in connection with such obligations, commitments, or claims.

          (2) WHC shall treat as allowable costs all expenditures made in accordance with and allowable under the clause entitled "Allowable Costs, Basic Fee, Award Fee" not previously so allowed or otherwise credited for work performed prior to the effective date of termination, together with expenditures as may be incurred for a reasonable time thereafter with the approval of, or as directed by, WHC.

          (3)  WHC shall treat as allowable costs, to the extent not included in
               (b)(2) above, the costs of settling and paying claims arising out of the termination of work under orders, lower-tier subcontracts, and commitments as provided in (a)(2) above.

          (4) WHC shall treat as allowable costs the reasonable costs of settlement, including accounting, legal, clerical, and other expenses reasonably necessary for the preparation of settlement claims and supporting data with respect to the termination of the subcontract and for the termination and settlement of orders and lower-tier subcontracts thereunder, together with such further expenditures made by ICF KH after the date of termination for the protection or disposition of Government property as are approved or required by WHC; provided, however, that if the termination is for default of ICF KH, there shall not be included any amount for preparation of ICF KH's settlement proposal.

          (5) If performance of work under this subcontract is terminated in whole by WHC, the fee of ICF KH shall be prorated to and

                                                                      WHC-380393
                                                             Section I, Page 108


               include the effective date of such termination. In addition, if the termination is for the convenience of WHC, ICF KH shall be paid a fee in an amount to be agreed upon as compensation for its services in closing out the work under this subcontract after the effective date of such termination. The additional fee is to be negotiated as soon as practicable after service of notice of termination, shall take into account the estimate of the cost of the services and managerial effort to be rendered under this clause after the effective date of termination, and shall be provided for in a supplement or amendment to this subcontract prior to final settlement hereunder. Pending agreement as to the amount of such fee, ICF KH shall diligently proceed with the performance of the services required under this clause. No additional fee will be paid if the subcontract is terminated due to the default of ICF KH. In the event of a partial termination by WHC, an equitable adjustment shall be made in the fee if such termination results in a material decrease in the level of ICF KH's management effort. Any failure to agree on the right to or the amount of any adjustment shall be deemed a dispute within the purview of the clause hereof entitled "Disputes."

          (6) The obligation of WHC to make any of the payments required by this clause or any other provisions of this subcontract shall be subject to any unsettled claims in connection with this subcontract which the Government or WHC may have against ICF KH.

     (c) Prior to final settlement, ICF KH shall furnish a release as required in the clause entitled "Payments and Advances" and account for Government-owned property as may be required by WHC; provided, however, that unless WHC requires an inventory, the maintenance and disposition of the records of Government-owned property in accordance with the clause entitled "Accounts, Records and Inspection" shall be accepted by WHC as full compliance with all requirements of this subcontract pertaining to an accounting for such property.

I-86 PATENT INDEMNITY (MODIFIED)

     Except as otherwise authorized by WHC, ICF KH shall obtain indemnification of the Government and its officers, agents, and employees against liability, including costs, for infringement of copyrights and U.S. Letters Patent (except U.S. Letters Patent issued upon an application which is now or may hereafter be kept secret or otherwise withheld from issue by order of the Government) from ICF KH's subcontractors in accordance with 41 CFR 9-9.103.

I-87 ANTI-KICKBACK PROCEDURES.  (OCT 1988)

                                                                      WHC-380393
                                                             Section I, Page 109


     (a)  Definitions.

          "Kickback," as used in this clause, means any money, fee, commission, credit, gift, gratuity, thing of value, or compensation of any kind which is provided, directly or indirectly, to any Prime Contractor, Prime Contractor employee, subcontractor, or subcontractor employee for the purpose of improperly obtaining or rewarding favorable treatment in connection with a prime contract or in connection with a subcontract relating to a prime contract.

          "Person," as used in this clause, means a corporation, partnership, business association of any kind, trust, joint-stock company, or individual.

          "Prime Contract," as used in this clause, means a contract or contractual action entered into by the United States for the purpose of obtaining supplies, materials, equipment, or services of any kind.

          "Prime Contractor," as used in this clause, means a person who has entered into a prime contract with the United States.

          "Prime Contractor employee," as used in this clause, means any officer, partner, employee, or agent of a Prime Contractor.

          "Subcontract," as used in this clause, means a subcontract or subcontractual action entered into by a Prime Contractor or subcontractor for the purpose of obtaining supplies, materials, equipment, or services of any kind under a prime contract.

          "Subcontractor," as used in this clause, (1) means any person, other than the Prime Contractor, who offers to furnish or furnishes any supplies, materials, equipment, or services of any kind under a prime contract or a subcontract entered into in connection with such prime contract, and (2) includes any person who offers to furnish or furnishes general supplies to the Prime Contractor or a higher tier subcontractor.

          "Subcontractor employee," as used in this clause, means any officer, partner, employee, or agent of a subcontractor.

     (b) The Anti-Kickback Act of 1986 (41 U.S.C. 51-58) (the Act), prohibits any person from -

          (1) Providing or attempting to provide or offering to provide any kickback;

                                                                      WHC-380393
                                                             Section I, Page 110


          (2)  Soliciting, accepting, or attempting to accept any kickback; or

          (3) Including, directly or indirectly, the amount of any kickback in the contract price charged by a Prime Contractor to the United States or in the contract price charged by a subcontractor to a Prime Contractor or higher tier subcontractor.

     (c) (1) ICF KH shall have in place and follow reasonable procedures designed to prevent and detect possible violations described in paragraph (b) of this clause in its own operations and direct business relationships.

          (2) When ICF KH has reasonable grounds to believe that a violation described in paragraph (b) of this clause may have occurred, ICF KH shall promptly report in writing the possible violation. Such reports shall be made to the inspector general of the contracting agency, the head of the contracting agency if the agency does not have an inspector general, or the Department of Justice.

          (3) ICF KH shall cooperate fully with any Federal agency investigating a possible violation described in paragraph (b) of this clause.

          (4) WHC may (i) offset the amount of the kickback against any monies owed by the United States under the prime contract and/or (ii) direct that the WHC withhold, from sums owed ICF KH under the subcontract, the amount of any kickback. WHC may order the monies withheld under subdivision (c)(4)(ii) of this clause be paid over to the Government unless the Government has already offset those monies under subdivision (c)(4)(i) of this clause. In either case, ICF KH shall notify WHC when the monies are withheld.

          (5) ICF KH agrees to incorporate the substance of this clause, including this subparagraph (c)(5) but excepting subparagraph
               (c)(1), in all subcontracts under this subcontract.

I-88 RESERVED

I-89 RESERVED

I-90 RESERVED

I-91 RESERVED

                                                                      WHC-380393
                                                             Section I, Page 111


I-92 EMPLOYMENT REPORTS ON SPECIAL DISABLED VETERANS AND VETERANS OF THE VIETNAM
     ERA.  (JAN 1988)

     (a) The ICF KH shall report at least annually, as required by the Secretary of Labor, on:

          (1) The number of special disabled veterans and the number of veterans of the Vietnam era in the workplace of ICF KH by job category and hiring location; and

          (2) The total number of new employees hired during the period covered by the report, and of that total, the number of special disabled veterans, and the number of veterans of the Vietnam era.

     (b) The above items shall be reported by completing the form entitled "FederaL Contractor Veterans' Employment Report VETS-100."

     (c) Reports shall be submitted no later than March 31 of each year beginning March 31, 1988.

     (d) The employment activity report required by paragraph (a)(2) of this clause shall reflect total hires during the most recent 12-month period as of the ending date selected for the employment profile report required by paragraph (a)(1) of this clause. ICF KH may select an ending date: (1) As of the end of any pay period during the period January through March 1 of the year the report is due, or (2) as of December 31, if ICF KH has previous written approval from the Equal Employment Opportunity Commission to do so for purposes of submitting the Employer Information Report EEO-1 (Standard Form 100).

     (e) The count of veterans reported according to paragraph (a) of this clause shall be based on voluntary disclosure. Each subcontractor subject to the reporting requirements at 38 U.S.C. 2012(d) shall invite all special disabled veterans and veterans of the Vietnam era who wish to benefit under the affirmative action program at 38 U.S.C. 2012 to identify themselves to the subcontractor. The invitation shall state that the information is voluntarily provided, that the information will be kept confidential, that disclosure or refusal to provide the information will not subject the applicant or employee to any adverse treatment and that the information will be used only in accordance with the regulations promulgated under 38 U.S.C. 2012.

     (f) Subcontracts. ICF KH shall include the terms of this clause in every subcontract or purchase order of $10,000 or more unless exempted by rules, regulations, or orders of the Secretary.

                                                                      WHC-380393
                                                             Section I, Page 112


I-93 LEGISLATIVE LOBBYING COST PROHIBITION (JUNE 1988)

     (a) Pursuant to the allowable cost provisions established elsewhere under the subcontract, costs associated with the following activities are not reimbursable under the subcontract:

          (1) Attempts to influence the outcome of any Federal, State, or local election, referendum, initiative, or similar procedure, through in-kind or cash contributions, endorsements, publicity, or similar activities;

          (2) Establishing, administering, contributing to, or paying the expenses of a political party, campaign, political action committee, or other organization established for the purpose of influencing the outcomes of elections;

          (3) Any attempts to influence (i) the introduction of Federal or State legislation, or (ii) the enactment or modification of any pending Federal or State legislation through communication with any member or employee of the Congress or State legislature (including efforts to influence state or local officials to engage in similar lobbying activity), or with any government official or employee in connection with a decision to sign or veto enrolled legislation;

          (4) Any attempt to influence (i) the introduction of Federal or State legislation, or (ii) the enactment or modification of any pending Federal or State legislation by preparing, distributing or using publicity or propaganda, or by urging members of the general public or any segment thereof to contribute to or participate in any mass demonstration, march, rally, fund raising drive, lobbying campaign or letter writing or telephone campaign; or

          (5) Legislative liaison activities, including attendance at legislative session or committee hearings, gathering information regarding legislation, and analyzing the effect of legislation, when such activities are carried on in support of or in knowing preparation for an effort to engage in unallowable activities.

     (b)  Costs of the following activities are exempted from the coverage of
          (a) above; provided that the resultant subcontract costs are reasonable and otherwise comply with the allowable cost provisions of the subcontract:

          (1) Providing Members of Congress, State legislatures or subdivisions thereof, or their staff members or staff of cognizant legislative committees, in response to a request

                                                                      WHC-380393
                                                             Section I, Page 113


               (written or oral, prior or contemporaneous, including a Congressional Record Notice requesting testimony or statements for the record at a regularly scheduled hearing) from Members of Congress, State legislatures or subdivisions thereof, or their staff members or staff of cognizant legislative committees, information or expert advice of a factual, technical, or scientific nature, with respect to topics directly related to the performance of the subcontract or proposed legislation. Reasonable costs for transportation, lodging, or meals incurred by WHC employees for the purpose of providing such information or advice shall also be reimbursable; provided such costs also comply with the allowable cost provisions of the subcontract.

          (2) Any lobbying made unallowable under subparagraph (a)(3) above to influence State legislation in order to directly reduce subcontract cost, or to avoid material impairment of WHC's authority to perform the subcontract if authorized by WHC.

          (3) Any activity specifically authorized by statute to be undertaken with funds from the subcontract.

     (c) Unallowable lobbying costs incurred, if any, shall not be charged to WHC, paid for with WHC funds or recorded as allowable cost in WHC's system of accounts.

     (d) ICF KH's annual certification, submitted as part of its annual claim (i.e., Voucher Accounting for Net Expenditures Accrued required under the clause titled "Payments and Advances") or cost incurred statement, that the costs claimed are allowable under the subcontract, shall also serve as ICF KH's certification that the requirements and standards of this clause have been complied with.

     (e) WHC shall maintain adequate records to demonstrate that the annual certifications of claimed costs as being allowable comply with the requirements of this clause.

     (f) Time logs, calendars, or similar records shall not be created for purposes of complying with this clause during any particular calendar month when: (1) an employee engages in legislative liaison activities (as delineated in paragraphs (a) and (b) above 25 percent or less of the employee's compensated hours of employment during that calendar month, and (2) within the preceding five-year period, WHC has not materially misstated allowable or unallowable costs of any nature, including legislative liaison costs. When conditions (f)(1) and (2) of this paragraph are met, WHC is not required to establish records to support the allowability of claimed costs in addition

                                                                      WHC-380393
                                                             Section I, Page 114


          to records already required or maintained.  Also, when conditions
          (f)(1) and (2) of this paragraph are met, the absence time logs, calendars, or similar records will not serve as a basis for disallowing costs by contesting estimates of legislative liaison activity time spent by employees during any calendar month.

     (g) During subcontract performance, WHC should resolve, in advance, any significant questions or disagreements between the Subcontractor and WHC concerning compliance with this clause.

I-94 DRUG-FREE WORKPLACE (JULY 1990)

     (a) Definitions. As used in this clause, "Controlled substance" means a controlled substance in schedules I through V of section 202 of the Controlled Substances Act (21 U.S.C. 812) and as further defined in regulation at 21 CFR 1308.11 - 1308.15.

          "Conviction" means a finding of guilt (including a plea of nolo contendere) or imposition of sentence, or both, by any judicial body charged with the responsibility to determine violations of the Federal or State criminal drug statutes.

          "Criminal drug statute" means a Federal or non-Federal criminal statute involving the manufacture, distribution, dispensing, possession, or use of any controlled substance.

          "Drug-free workplace" means a site for the performance of work done in connection with a specific subcontract at which employees of the Subcontractor are prohibited from engaging in the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substance.

          "Employee" means an employee of a Subcontractor directly engaged in performance of work under a WHC subcontract.

          "Individual" means an offeror/subcontractor that has no more than one employee including the offeror/subcontractor.

     (b)  WHC, if other than an individual, shall:

          (1) Publish a statement notifying its employees that the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substance is prohibited in WHC's workplace and specifying the actions that will be taken against employees for violations of such prohibition;

          (2) Establish a drug-free awareness program to inform such employees about:

                                                                      WHC-380393
                                                             Section I, Page 115


               (i)   The dangers of drug abuse in the workplace;

               (ii)  WHC's policy of maintaining a drug-free workplace;

               (iii) Any available drug counseling, rehabilitation, and
                     employee assistance programs; and

               (iv) The penalties that may be imposed upon employees for drug abuse violations occurring in the workplace.

          (3) Provide all employees engaged in performance of the subcontract with a copy of the statement required by subparagraph (b)(1) of this clause;

          (4)  Notify such employees in the statement required by subparagraph
               (b)(1) of this clause, that as a condition of continued employment on this subcontract, the employee will:

               (i)   Abide by the terms of the statement; and

               (ii) Notify the employer of any criminal drug statute conviction for a violation occurring in the workplace no later than five (5) days after such conviction.

          (5) Notify WHC within ten (10) days after receiving notice under subdivision (b)(4)(ii) of this clause, from an employee or otherwise receiving actual notice of such conviction;

          (6)  Within thirty (30) days after receiving notice under subdivision
               (b)(4)(ii) of this clause of a conviction, impose the following sanctions or remedial measures on any employee who is convicted of drug abuse violations occurring in the workplace;

               (i) Taking appropriate personnel action against such employee, up to and including termination; or

               (ii) Require such employee to satisfactorily participate in drug abuse assistance or rehabilitation program approved for such purposes by a Federal, State, or local health, law enforcement, or other appropriate agency.

          (7) Make a good faith effort to maintain a drug-free workplace through implementation of subparagraphs (b)(1) through (b)(6) of this clause.

     (c) WHC, if an individual, agrees by award of the subcontract or acceptance of a purchase order, not to engage in the unlawful

                                                                      WHC-380393
                                                             Section I, Page 116


          manufacture, distribution, dispensing, possession, or use of a controlled substance in the performance of this subcontract.

     (d) In addition to other remedies available to WHC, the Subcontractor's failure to comply with the requirements of paragraphs (b) and (c) of this clause may, pursuant to FAR 23.506, render the subcontractor subject to suspension of subcontract payments, termination of the subcontract for default, and suspension or debarment.

I-95 SUBCONTRACTOR EMPLOYEE TRAVEL DISCOUNTS.  (APR 1989)

     Consistent with subcontract-authorized travel requirements, ICF KH employees shall make use of the travel discounts offered to Federal travelers, through use of contracted airlines discount air fares, hotels and motels lodging rates and car rental companies, when use of such discounts would result in lower overall trip costs and the discounted services are reasonably available to ICF KH employees performing official
     Government subcontract business.   Vendors providing these services may
     require that ICF KH employee traveling on Government business be furnished with a letter of identification signed by WHC.

     (a) Contracted airlines. Airlines participating in travel discounts are listed in the Federal Travel Directory (FTD), published monthly by the
          General Services Administration (GSA).   Regulations governing the use
          of contracted airlines are contained in the Federal Property Management Regulation (FPMR), Temporary Regulation A-30, Temporary Regulation A-30 stipulates that cost-reimbursable subcontract employees may obtain discount air fares by use of a Government Transportation Request (GTR), Standard Form 1169, cash or personal credit cards. When the GTR is used, WHC may issue a blanket GTR for a period of not less than two weeks nor more than one month. In unusual circumstances, such as prolonged or international travel, WHC may extend the period for which a blanket GTR is effective to a maximum of three months. Subcontractors will ensure that their employees traveling under GTR's provide the GTR number to the contracted airlines for entry on individual tickets and on month-end billings to ICF KH.

     (b) Hotels/motels. Participating hotels and motels which extend discounts are listed in the FTD, which shows rates, facilities, and identifies by code those which offer reduced rates to cost-reimbursable subcontractor employees while traveling on official subcontract business.

     (c) Car rentals. The Military Traffic Management Command (MTMC) Department of Defense, negotiates rate agreements with car rental companies for special flat rates and unlimited mileage. Participating car rental companies which offer these terms on to

                                                                      WHC-380393
                                                             Section I, Page 117


          cost-reimbursable subcontractor employees while traveling on official subcontract business are listed in the FTD.

     (d) Procedures for obtaining service. (1) Identification and method of payment requirements for participating Federal contracted airlines are listed in the FTR. Travel discount air fares may be ordered by the issuance of a GTR either directly to ICF KH, or to a Scheduled Airline Travel Office (SATO) or Federal Travel Management Center (FTMC), provided the letter of identification signed by the cognizant WHC CAR accompanies the order. In appropriate instances, such as geographical proximity, subcontractors may obtain discount air fares through a WHC office of a cooperating local travel agency when neither a SATO or FTMC is available. Some airlines allow the purchase of discounted air fares with cash or credit card. (2) In the case of hotel and motel accommodations, reservations may be made by an ICF KH employee directly with the hotel or motel but the employee must display, on arrival, the letter of identification and any other identification required by the hotel or motel proprietorship. (3) For car rentals, generally the same procedures as in (d)(2) above will be followed in arranging reservations and obtaining discounts.

     (e) Standard letter of identification. ICF KH shall prepare for WHC a letter of identification based on the following format:

          Format for Government subcontractors to Qualify for Travel Discounts (To be typed on agency official letterhead)

          To:  [(Source of ticketing, accommodations or rental)]

          Subject:  Official Travel of Government Subcontractor

          [Full name of traveler], bearer of this letter, is an employee of [company name] which is under subcontract to this agency under the Government subcontract [contract number]. During the period of the subcontract [give dates], the employee is eligible and authorized to use available discount rates for subcontract-related travel in accordance with your subcontract and/or agreement with the Federal Government.

          [Signature, title and telephone number of WHC]

I-96 LIQUIDATED DAMAGES - SMALL BUSINESS SUBCONTRACTING PLAN.  (AUG 1989)

     (a) "Failure to make a good faith effort to comply with the subcontracting plan," as used in this clause, means a willful or intentional failure to perform in accordance with the requirements of the subcontracting plan approved under the clause in this

                                                                      WHC-380393
                                                             Section I, Page 118


          subcontract entitled Small Business and Small Disadvantaged Business Subcontracting Plan, or willful or intentional action to frustrate the plan.

     (b) If, at subcontract completion, or in the case of a commercial products plan, at the close of the fiscal year for which the plan is applicable, ICF KH has failed to meet its subcontracting goals and WHC decides in accordance with paragraph (c) of this clause that ICF KH failed to make a good faith effort to comply with its subcontracting plan, established in accordance with the clause in this subcontract entitled Small and Small Disadvantaged Business Subcontracting Plans, ICF KH shall pay WHC or the Government liquidated damages in an amount stated. The amount of damages attributable to ICF KH's failure to comply shall be an amount equal to the actual dollar amount by which ICF KH failed to achieve each subcontract goal or, in the case of a commercial products plan, that portion of the dollar amount allocable to WHC or the Government contracts by which ICF KH failed to achieve each subcontract goal.

     (c) Before WHC or the Government makes a final decision that ICF KH has failed to make such good faith effort, WHC shall give ICF KH written notice specifying the failure and permitting ICF KH to demonstrate what good faith efforts have been made. Failure to respond to the notice may be taken as an admission that no valid explanation exists. If, after consideration of all the pertinent data, WHC finds that ICF KH failed to make a good faith effort to comply with the subcontracting plan, WHC shall issue a final decision to that effect and require that ICF KH pay WHC or the Government liquidated damages as provided in paragraph (b) of this clause.

     (d) With respect to commercial products plans, i.e., company-wide or division-wide subcontracting plans approved under paragraph (g) of the clause in this subcontract entitled, Small Business and Small Disadvantaged Business Subcontracting Plan, WHC or the agency that originally approved the plan will exercise the functions of WHC under this clause on behalf of all agencies that awarded contracts covered by that commercial products plan.

     (e) ICF KH shall have the right of appeal, under the clause in this subcontract entitled Disputes, from any final decision of WHC.

     (f) Liquidated damages shall be in addition to any other remedies that WHC or the Government may leave.

I-97 ENVIRONMENTAL PROTECTION (MAR 1994).

                                                                      WHC-380393
                                                             Section I, Page 119


     (a) In addition to complying with the requirements set forth in the "Clean Air and Water" clause, in the performance of this subcontract ICF KH shall comply, as applicable, with the following, which list is not represented to be free of omission:

          (1) The Atomic Energy Act of 1954, as amended (42 U.S.C. 2011 et seq.);

          (2) The Department of Energy Organization Act (42 U.S.C. 7101 et seq.);

          (3)  The Energy Reorganization Act of 1974 (42 U.S.C. 5801 et seq.);

          (4) The Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. 6901 et seq.);

          (5) The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. 9601 et seq.);

          (6)  The Safe Drinking Water Act, as amended (42 U.S.C. 300 et seq.);

          (7) The Toxic Substances Control Act, as amended (15 U.S.C. 2601 et seq.);

          (8) The Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. 136 et seq.);

          (9) The Marine Protection, Research, and Sanctuaries Act of 1972, as amended (33 U.S.C. 1401 et seq.);

          (10) The Coastal Zone Management Act of 1972, as amended (16 U.S.C. 1451 et seq.);

          (11) The Coastal Barrier Resource Act of 1982 (16 U.S.C. 3501 et seq,);

          (12) The Nuclear Waste Policy Act of 1982, as amended (42 U.S.C. 10101 et seq.);

          (13) The Low-Level Radioactive Waste Policy Act, as amended (42 U.S.C. 2021 et seq.);

          (14) The Uranium Mill Tailings Radiation Control Act of 1978, as amended (42 U.S.C. 7901 et seq.);

          (15) Pollution Prevention Act of 1990, as amended (42 U.S.C. 13101 et seq.);

                                                                      WHC-380393
                                                             Section I, Page 120


          (16) Emergency Planning and Community Right-to-Know Act, as amended (42 U.S.C. 11001 et seq.);

          (17) Motor Vehicle Information and Cost Savings Act, as amended (15 U.S.C. 1901 et seq.);

          (18) Energy Policy Act of 1992 (Public Law 102-486 and 3 U.S.C. 301);

          (19) Energy Policy and Conservation Act (42 U.S.C. 6201 et seq);

          (20) Code of Federal Regulations, Title 10 (Energy), parts involving environmental protection and related requirements for Contractors;

          (21) DOE Directives (i.e., Orders and Notices) numbered in the series between 1540 and 1541 (Materials), between 5000.2 and 5000.4 (Unusual Occurrence Reporting), in the series between 5400 and 5500 (Environmental Quality and Impact), and between 5820.1 and 5820.3 (Radioactive Waste Management), and involving requirements for Contractors; except for those Directives which are issued after the effective date of this modification and for which the Contractor has not been directed by the Contracting Officer to comply with, or for which the Contractor has received a waiver; and

          (22) Other, Federal and non-Federal, environmental protection laws, codes, ordinances, Executive Orders, regulations, and requirements in DOE Directives, as identified in writing by WHC. Errors in or omissions from the list of laws above, or failure to identify a requirement having the force and effect of law, shall not be construed as waiving a requirement for ICF KH to comply with such law or requirement nor shall they form the basis for a defense by ICF KH in an administrative, civil, or criminal proceeding, including providing a basis for a claim for the allowability of a fine, penalty, or other cost associated with failure to comply with such law or requirement.

     (b) ICF KH shall assist the U.S. Department of Energy in complying, as applicable, with the following:

          (1) The National Environmental Policy Act of 1969, as amended (42 U.S.C. 4321 et seq.);

          (2) The Endangered Species Act of 1973, as amended (16 U.S.C. 1531 et seq.);

                                                                      WHC-380393
                                                             Section I, Page 121


          (3) The Fish and Wildlife Coordination Act, as amended (16 U.S.C. 661 et seq.);

          (4) The Noise Control Act of 1972, as amended (42 U.S.C. 4901 et seq.);

          (5) The National Historic Preservation Act of 1966, as amended (16 U.S.C. 470 et seq.);

          (6) The Wild and Scenic Rivers Act, as amended (16 U.S.C. 1273 et seq.);

          (7)  Farmland Protection Policy Act of 1981 (7 U.S.C. 4201 et seq.);

          (8)  Executive Order 11988 of May 24, 1977, Floodplain Management;

          (9)  Executive Order 11990, of May 24, 1977, Protection of Wetlands;

          (10) Executive Order 12088 of October 13, 1978, Federal Compliance with Pollution Control Standards;

          (11) Executive Order 12580 of January 23, 1987, Superfund Implementation;

          (12) Executive Order 12843 of April 23, 1993, Procurement Requirements and Policies for Ozone-Depleting Substances;

          (13) Executive Order 12845 of April 23, 1993, Requiring Agencies to Purchase Energy Efficient Computer Equipment;

          (14) Office of Management and Budget (OMB) Circular No. A-106 of December 31, 1974, Reporting Requirements in Connection with the Prevention, Control, and Abatement of Environmental Pollution of Existing Federal Facilities; and

          (15) Other, Federal and non-Federal, environmental protection laws, codes, ordinances, regulations, and DOE Directives, as identified in writing by WHC.

     (c) ICF KH shall, with regard to the environmental protection laws, codes, ordinances, Executive Orders, regulations and directives included in or covered by paragraphs (a) and (b) of this clause, set forth appropriate environmental protection requirements in subcontracts with respect to work to be performed on-site at a DOE-owned or -leased facility."

                                                                      WHC-380393
                                                             Section I, Page 122


I-98 MANAGEMENT CONTROLS (FEB 1993 REVISED)

     (a) ICF KH shall be responsible for maintaining, as an integral part of its organization, effective systems of management controls for both administrative and programmatic functions. Management controls comprise the plan of organization, methods and procedures adopted by management to reasonably ensure that: The mission and functions assigned to ICF KH are properly executed; efficient and effective operations are promoted; resources are safeguarded against theft, fraud, waste, and unauthorized use; all encumbrances and costs that are incurred and fees that are earned under the subcontract (including ICF KH's fixed fee) are in compliance with applicable clauses and other current terms, conditions, and intended purposes; all collections accruing to ICF KH in connection with work under this subcontract, expenditures, and all other transactions and assets are properly recorded, managed, and reported; and financial statistical, and other reports necessary to maintain accountability and managerial control are accurate, reliable, and timely. The systems of controls employed by ICF KH shall be documented and satisfactory to WHC. Such systems shall be an integral part of ICF KH's management functions, including defining specific roles and responsibilities for each level of management, and holding employees accountable for the adequacy of the management systems and internal controls in their areas of assigned responsibility.

     (b) ICF KH shall be responsible for maintaining, as a part of its operational responsibilities, a baseline quality assurance program that implements documented performance, quality standards, and control and assessment techniques.

I-99  DELETED

I-100 DELETED

I-101 WORKPLACE SUBSTANCE ABUSE PROGRAMS AT DOE SITES (AUG 1992)

     (a) WHC represents that there is included in its prime contract with DOE a workplace substance abuse provision, a copy of which may be obtained from WHC. WHC will administer this program within the guidelines referenced in clause H-9, Division of Administrative Functions.

     (b)  Remedies.

          In addition to any other remedies available to WHC, ICF KH's failure to comply with the requirements of the Workplace Substance Abuse Program or to perform in a manner consistent with its approved program may render ICF KH subject to the suspension of

                                                                      WHC-380393
                                                             Section I, Page 123



          subcontract payments or, where applicable, a reduction in award fee; termination for default; and suspension or debarment.

     (c)  Subcontracts.

          (1) ICF KH agrees to notify WHC reasonably in advance of, but not later than 30 days prior to, the award of any subcontract ICF KH believes may be subject to the requirements of 10 CFR part 707.

          (2) WHC shall require all subcontracts subject to the provision of 10 CFR part 707 to agree to develop and implement a workplace substance abuse program that complies with the requirements of 10 CFR part 707, Workplace Substance Abuse Programs at DOE Sites, as a condition for award of the subcontract. WHC shall review and approve ICF KH's program, and shall periodically monitor each subcontractor's implementation of the program effectiveness and compliance with 10 CFR part 707.

          (3) ICF KH agrees to include, and require the inclusion of, the requirements of this clause in all subcontracts, at any tier, that are subject to the provisions of 10 CFR part 707.

I-102 REQUIREMENT FOR CERTIFICATE OF PROCUREMENT INTEGRITY-MODIFICATION (NOV
      1990)

     (a) Definitions. The definitions set forth in FAR 3.104-4 are hereby incorporated in this clause.

     (b) ICF KH agrees that it will execute the certification set forth in paragraph (c) of this clause when requested by WHC in connection with the execution of any modification of this subcontract.

     (c) Certification. As required in paragraph (b) of this clause, the officer or employee responsible for the modification proposal shall execute the following certification:

          CERTIFICATE OF PROCUREMENT INTEGRITY-MODIFICATION (NOV 1990)

          (1)  I, ___________________________ (Name of certifier) am the officer or employee responsible for the preparation of this modification proposal and hereby certify that, to the best of my knowledge and belief, with the exception of any information described in this certification, I have no information concerning a violation or possible violation of subsection 27(a), (b), (d), or (f) of the Office of Federal Procurement Policy Act, as amended/*/ (41 U.S.C. 423), (hereinafter referred to as "the Act"), as implemented in

                                                                      WHC-380393
                                                             Section I, Page 124


               the FAR, occurring during the conduct of this procurement _______________________ (subcontract and modification number).

          (2) As required by subsection 27(e)(1)(B) of the Act, I further certify that to the best of my knowledge and belief, each officer, employee, agent, representative, and consultant of _______________________ (Name of Offeror) who has participated personally and substantially in the preparation or submission of this proposal has certified that he or she is familiar with, and will comply with, the requirements of subsection 27(a) of the Act, as implemented in the FAR, and will report immediately to me any information concerning a violation or possible violation of subsections 27(a), (b), (d), or (f) of the Act, as implemented in the FAR, pertaining to this procurement.

          (3) Violations or possible violations: (Continue on plain bond paper if necessary and label Certificate of Procurement Integrity-Modification (Continuation Sheet), ENTER NONE IF NONE EXISTS)

               ________________________________________________________________

               ________________________________________________________________

               ________________________________________________________________

               ________________________________________________________________

               ________________________________________________________________

               ________________________________________________________________
               (Signature of the officer or employee responsible for the modification proposal and date)

               ________________________________________________________________
               (Typed name of the officer or employee responsible for the modification proposal)

               /*/Subsections 27 (a), (b), and (d) are effective on
               December 1, 1990.  Subsection 27(f) is effective on June 1, 1991.

               THIS CERTIFICATION CONCERNS A MATTER WITHIN THE JURISDICTION OF AN AGENCY OF THE UNITED STATES AND THE MAKING OF A FALSE, FICTITIOUS, OR FRAUDULENT CERTIFICATION MAY RENDER THE MAKER SUBJECT TO PROSECUTION UNDER TITLE 18, UNITED STATES CODE,
               SECTION 1001.

                                                                      WHC-380393
                                                             Section I, Page 125


                              (End of certification)

     (d) In making the certification in paragraph (2) of the certificate, the officer or employee of the competing Subcontractor responsible for the offer or bid, may rely upon a one-time certification from each individual required to submit a certification to the competing Subcontractor, supplemented by periodic training. These certifications shall be obtained at the earliest possible date after an individual required to certify begins employment or association with the Subcontractor. If a Subcontractor decides to rely on a certification executed prior to the suspension of section 27 (i.e., prior to December 1, 1989), the Subcontractor shall ensure that an individual who has so certified is notified that section 27 has been reinstated. These certifications shall be maintained by the Subcontractor for a period of six (6) years from the date a certifying employee's employment with the company ends or, for an agency, representative, or consultant, six (6) years from the date such individual ceases to act on behalf of the Subcontractor.

     (e) The certification required by paragraph (c) of this clause is a material representation of fact upon which reliance will be placed in executing this modification.

I-103 PRICE OR FEE ADJUSTMENT OF ILLEGAL OR IMPROPER ACTIVITY (SEP 1990)

     (a) WHC, at its election, may reduce the price of a fixed-price type subcontract or subcontract modification and the total cost and fee under a cost-type subcontract or subcontract modification by the amount of profit or fee determined as set forth in paragraph (b) of this clause if the head of the contracting activity or his/her designee determines that there was a violation of subsection 27(a) of the Office of Federal Procurement Policy Act, as amended (41 U.S.C.
          423), as implemented in the FAR. In the case of a subcontract modification, the fee subject to reduction is the fee specified in the particular subcontract modification at the time of execution, except as provided in subparagraph (b)(5) of this clause.

     (b) The price or fee reduction referred to in paragraph (a) of this clause shall be -

          (1) For cost-plus-fixed-fee subcontracts, the amount of the fee specified in the subcontract at the time of award;

          (2) For cost-plus-incentive-fee subcontracts, the target fee specified in the subcontract at the time of award, notwithstanding any minimum fee or "fee floor" specified in the subcontract.

                                                                      WHC-380393
                                                             Section I, Page 126


          (3)  For cost-plus-award-fee subcontracts -

               (i) The base fee established in the subcontract at the time of subcontract award;

               (ii) If no base fee is specified in the subcontract, 30 percent of the amount of each award fee otherwise payable to the Subcontractor for each award fee evaluation period or at each award fee determination point.

          (4)  For fixed-price-incentive subcontracts, WHC may -

               (i) Reduce the subcontract target price and subcontract target profit both by an amount equal to the initial target profit specified in the subcontract at the time of subcontract award; or

               (ii) If an immediate adjustment to the subcontract target price and subcontract target profit would have a significant adverse impact on the incentive price revision relationship under the subcontract, or adversely affect the subcontract financing provisions, WHC may defer such adjustment until establishment of the total final price of the subcontract. The total final price established in accordance with the incentive price revision provisions of the subcontract shall be reduced by an amount equal to the initial target profit specified in the subcontract at the time of subcontract award and such reduced price shall be the total final subcontract price.

          (5) For firm-fixed-price subcontracts or subcontract modifications, by 10 percent of the initial subcontract price; 10 percent of the subcontract modification price; or a profit amount determined by WHC from records or documents in existence prior to the date of the subcontract award or modification.

     (c) WHC, at its election, reduce a subcontractor's price or fee in accordance with the procedures of paragraph (b) of this clause for violations of the Act by its subcontractors by an amount not to exceed the amount of profit or fee reflected in the subcontract at the time the subcontract was first definitively priced.

     (d) In addition to the remedies in paragraphs (a) and (c) of this clause, WHC may terminate this subcontract for default. The rights and remedies of WHC specified herein are not exclusive, and

                                                                      WHC-380393
                                                             Section I, Page 127


          are in addition to any other rights and remedies provided by law or under this subcontract.

I-104 LIMITATION ON PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS
      (JAN 1990)

     (a)  Definitions.

          "Agency," as used in this clause, means executive agency as defined in 2.101.

          "Covered Federal action," as used in this clause, means any of the following Federal actions:

          (1)  The awarding of any Federal subcontract.

          (2)  The making of any Federal grant.

          (3)  The making of any Federal loan.

          (4)  The entering into of any cooperative agreement.

          (5) The extension, continuation, renewal, amendment, or modification of any Federal subcontract, grant, loan, or cooperative agreement.

          "Indian tribe" and "tribal organization," as used in this clause, have the meaning provided in section 4 of the Indian Self-Determination and Education Assistance Act (25 U.S.C. 450B) and include Alaskan Natives.

          "Influencing or attempting to influence," as used in this clause, means making, with the intent to influence, any communication to or appearance before an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with any covered Federal action.

          "Local government," as used in this clause, means a unit of government in a State and, if chartered, established, or otherwise recognized by a State for the performance of a governmental duty, including a local public authority, a special district, an intrastate district, a council of governments, a sponsor group representative organization, and other instrumentality of a local government.

          "Officer or employee of an agency," as used in this clause, includes the following individuals who are employed by an agency:

                                                                      WHC-380393
                                                             Section I, Page 128


          (1) An individual who is appointed to a position in the Government under title 5, United States Code, including a position under a temporary appointment.

          (2) A member of the uniformed services, as defined in subsection 101(3), title 37, United States Code.

          (3) A special Government employee, as defined in section 202, title 18, United States Code.

          (4) An individual who is a member of a Federal advisory committee, as defined by the Federal Advisory Committee Act, title 5, United States Code, appendix 2.

          "Person," as used in this clause, means an individual, corporation, company, association, authority, firm, partnership, society, State, and local government, regardless of whether such entity is operated for profit, or not for profit. This term excludes an Indian tribe, tribal organization, or any other Indian organization with respect to expenditures specifically permitted by other Federal law.

          "Reasonable compensation," as used in this clause, means, with respect to a regularly employed officer or employee of any person, compensation that is consistent with the normal compensation for such officer or employee for work that is not furnished to, not funded by, or not furnished in cooperation with the Federal Government.

          "Reasonable payment," as used in this clause, means, with respect to professional and other technical services, a payment in an amount that is consistent with the amount normally paid for such services in the private sector.

          "Recipient," as used in this clause, includes ICF KH and all subcontractors. This term excludes an Indian tribe, tribal organization, or any other Indian organization with respect to expenditures specifically permitted by other Federal law.

          "Regularly employed," as used in this clause, means, with respect to an officer or employee of a person requesting or receiving a Federal subcontract, an officer or employee who is employed by such person for at least 130 working days within one (1) year immediately preceding the date of the submission that initiates agency consideration of such person for receipt of such subcontract. An officer or employee who is employed by such person for less than 130 working days within one (1) year immediately preceding the date of the submission that initiates agency consideration of such person shall be considered to be

                                                                      WHC-380393
                                                             Section I, Page 129


          regularly employed as soon as he or she is employed by such person for 130 working days.

          "State," as used in this clause, means a State of the United States, the District of Columbia, the Commonwealth of Puerto Rico, a territory or possession of the United States, an agency or instrumentality of a State, and multi-State, regional, or interstate entity having governmental duties and powers.

     (b)  Prohibitions.

          (1) Section 1352 of title 31, United States Code, among other things, prohibits a recipient of a Federal subcontract, grant, loan, or cooperative agreement from using appropriated funds to pay any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with any of the following covered Federal actions:
               the awarding of any Federal subcontract; the making of any Federal grant; the making of any Federal loan; the entering into of any cooperative agreement; or the modification of any Federal subcontract, grant, loan, or cooperative agreement.

          (2) The Act also requires Subcontractors to furnish a disclosure if any funds other than Federal appropriated funds (including profit or fee received under a covered Federal transaction) have been paid, or will be paid, to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with a Federal subcontract, grant, loan, or cooperative agreement.

          (3) The prohibitions of the Act do not apply under the following conditions:

               (i)  Agency and legislative liaison by own employees.

                    (A) The prohibition on the use of appropriated funds, in subparagraph (b)(1) of this clause, does not apply in the case of a payment of reasonable compensation made to an officer or employee of a person requesting or receiving a covered Federal action if the payment is for agency and legislative liaison activities not directly related to a covered Federal action.

                                                                      WHC-380393
                                                             Section I, Page 130


                    (B) For purposes of subdivision (b)(3)(i)(A) of this clause, providing any information specifically requested by an agency or Congress is permitted at any time.

                    (C) The following agency and legislative liaison activities are permitted at any time where they are not related to a specific solicitation for any covered Federal action:

                         (1) Discussing with an agency the qualities and characteristics (including individual demonstrations) of the person's products or services, conditions or terms of sale, and service capabilities.

                         (2) Technical discussions and other activities regarding the application or adaptation of the person's products or services for an agency's use.

                    (D) The following agency and legislative liaison activities are permitted where they are prior to formal solicitation of any covered Federal action -

                         (1) Providing any information not specifically requested but necessary for an agency to make an informed decision about initiation of a covered Federal action;

                         (2) Technical discussions regarding the preparation of an unsolicited proposal prior to its official submission; and

                         (3) Capability presentations by persons seeking awards from an agency pursuant to the provisions of the Small Business Act, as amended by Pub. L. 95-507, and subsequent amendments.

                    (E)  Only those services expressly authorized by subdivision
                         (b)(3)(i)(A) of this clause are permitted under this clause.

                                                                      WHC-380393
                                                             Section I, Page 131


               (ii) Professional and technical services.

                    (A) The prohibition on the use of appropriated funds, in subparagraph (b)(1) of this clause, does not apply in the case of -

                         (1) A payment of reasonable compensation made to an officer or employee of a person requesting or receiving a covered Federal action or an extension, continuation, renewal, amendment, or modification of a covered Federal action, if payment is for professional or technical services rendered directly in the preparation, submission, or negotiation of any bid, proposal, or application for that Federal action or for meeting requirements imposed by or pursuant to law as a condition for receiving that Federal action.

                         (2) Any reasonable payment to a person, other than an officer or employee of a person requesting or receiving a covered Federal action or an extension, continuation, renewal, amendment, or modification of a covered Federal action if the payment is for professional or technical services rendered directly in the preparation, submission, or negotiation of any bid, proposal, or application for that Federal action or for meeting requirements imposed by or pursuant to law as a condition for receiving that Federal action. Persons other than officers or employees of a person requesting or receiving a covered Federal action include consultants and trade associations.

                    (B) For purposes of subdivision (b)(3)(ii)(A) of this clause, professional and technical services shall be limited to advice and analysis directly applying any professional or technical discipline. For example, drafting of a legal document accompanying a bid or proposal by a lawyer is allowable.

                         Similarly, technical advice provided by an engineer on the performance or operational capability of a piece of equipment rendered

                                                                      WHC-380393
                                                             Section I, Page 132


                         directly in the negotiation of a subcontract is allowable. However, communications with the intent to influence made by a professional (such as a licensed lawyer) or a technical person (such as a licensed accountant) are not allowable under this section unless they provide advice and analysis directly applying their professional or technical expertise and unless the advice or analysis is rendered directly and solely in the preparation, submission or negotiation of a covered Federal action. Thus, for example, communications with the intent to influence made by a lawyer that do not provide legal advice or analysis directly and solely related to the legal aspects of his or her clients's proposal, but generally advocate one proposal over another are not allowable under this section because the lawyer is not providing professional legal services. Similarly, communications with the intent to influence made by an engineer providing an engineering analysis prior to the preparation or submission or a bid or proposal are not allowable under this section since the engineer is providing technical services but not directly in the preparation, submission or negotiation of a covered Federal action.

                    (C) Requirements imposed by or pursuant to law as a condition for receiving a covered Federal award include those required by law or regulation and any other requirements in the actual award documents.

                    (D) Only those services expressly authorized by subdivisions (b)(3)(ii)(A)(1) and (2) of this clause are permitted under this clause.

                    (E) The reporting requirements of FAR 3.803(a) shall not apply with respect to payments of reasonable compensation made to regularly employed officers or employees of a person.

     (c)  Disclosure.

          (1) The Subcontractor who requests or receives from an agency a Federal subcontract shall file with that agency a disclosure form, OMB standard form LLL, Disclosure of Lobbying Activities, if such person has made or has agreed to make

                                                                      WHC-380393
                                                             Section I, Page 133


               any payment using nonappropriated funds (to include profits from any covered Federal action), which would be prohibited under subparagraph (b)(1) of this clause, if paid for with appropriated funds.

          (2) The Subcontractor shall file a disclosure form at the end of each calendar quarter in which there occurs any event that materially affects the accuracy of the information contained in any disclosure form previously filed by such person under subparagraph (c)(1) of this clause. An event that materially affects the accuracy of the information reported includes -

               (i) A cumulative increase of $25,000 or more in the amount paid or expected to be paid for influencing or attempting to influence a covered Federal action; or

               (ii) A change in the person(s) or individual(s) influencing or attempting to influence a covered Federal Action; or

               (iii) A change in the officer(s), employee(s), or Member(s)
                     contacted to influence or attempt to influence a covered Federal action.

          (3) The Subcontractor shall require the submittal of a certification, and if required, a disclosure form by any person who requests or received any subcontract exceeding $100,000 under the Federal subcontract.

          (4) All subcontractor disclosure forms (but not certifications) shall be forwarded from tier to tier until received by ICF KH. ICF KH shall submit all disclosures to WHC at the end of the calendar quarter in which the disclosure form is submitted by the subcontractor. Each subcontractor certification shall be retained in the subcontract file of the awarding contractor.

     (d) Agreement. ICF KH agrees not to make any payment prohibited by this clause.

     (e)  Penalties.

          (1)  Any person who makes an expenditure prohibited under paragraph
               (a) of this clause or who fails to file or amend the disclosure form to be filed or amended by paragraph (b) of this clause shall be subject to civil penalties as provided for by 31 U.S.C. 1352. An imposition of a civil

                                                                      WHC-380393
                                                             Section I, Page 134


               penalty does not prevent the Government from seeking any other remedy that may be applicable.

          (2) WHC may rely without liability on the representation made by their subcontractors in the certification and disclosure form.

     (f) Cost allowability. Nothing in this clause makes allowable or reasonable any costs which would otherwise be unallowable or unreasonable. Conversely, costs made specifically unallowable by the requirements in this clause will not be made allowable under any other provision.

I-105 PROTECTING THE GOVERNMENT'S INTEREST WHEN SUBCONTRACTING WITH CONTRACTORS
      DEBARRED, SUSPENDED, OR PROPOSED FOR DEBARMENT.  (JUN 1991)

     (a) WHC or the Government suspends or debars subcontractors to protect WHC's or the Government's interests. ICF KH shall not enter into any subcontract in excess of the small purchase limitation at FAR 13.000 with a subcontractor that has been debarred, suspended, or proposed for debarment unless there is a compelling reason to do so.

     (b) ICF KH shall require each proposed first-tier subcontractor, whose subcontract will exceed the small purchase limitation at FAR 13.000, to disclose to ICF KH, in writing, whether as of the time of award of the subcontract, ICF KH, or its principles, is or is not debarred, suspended, or proposed for debarment by the Federal Government.

     (c) A corporate officer or a designee of ICF KH shall notify WHC, in writing, before entering into a subcontract with a party that is debarred, suspended, or proposed for debarment (see FAR 9.404 for information on the List of Parties Excluded from Procurement Programs). The notice must include the following:

          (1)  The name of the subcontractor.

          (2) ICF KH's knowledge of the reasons for the subcontractor being on the List of Parties Excluded from Procurement Programs.

          (3) The compelling reason(s) for doing business with the subcontractor notwithstanding its inclusion on the List of Parties Excluded from Procurement Programs.

          (4) The systems and procedures ICF KH has established to ensure that it is fully protecting WHC or the Government's interests when dealing with such subcontractor in view of

                                                                      WHC-380393
                                                             Section I, Page 135


               the specific basis for the party's debarment, suspension, or proposed debarment.

I-106 RESERVED

I-107 RESERVED

I-108 RESERVED

I-109 TECHNOLOGY TRANSFER

      ICF KH should use the WHC Technology Transfer Program. The following clause listing requirements, was adapted from the WHC Prime Contract.

      This clause has as its purpose, implementation of the National Competitiveness Technology Transfer Act of 1989 (Sections 3131, 3132, 3133, and 3159 of P.L. 101-189) and takes precedence over any other provisions of this Contract to the contrary.

      (a) Technology transfer.

          (1)  Definitions.

               (i) Contractor's Laboratory Director means the individual who has supervision over all or substantially all of Contractor's operations at the Laboratory.

               (ii) Intellectual Property means patents, trademarks, copyrights, mask works, and other forms of comparable property rights protected by Federal Law.

               (iii) Cooperative Research and Development Agreements (CRADAs)
                     mean any agreement entered into between one or more Federal laboratories and one or more non-Federal parties under which the Government, through its laboratories, provides personnel, services, facilities, equipment, and other resources with or without reimbursement (but not funds to non-Federal parties) and the non-Federal parties provide funds, personnel, services, facilities, equipment, or other resources toward the conduct of specified research or development efforts which are consistent with the missions of the Laboratory; except that such term does not include a procurement contract, grant, or cooperative agreement as those terms are used in Sections 6303, 6304, and 6305 of Title 31 of the United States Code.

                                                                      WHC-380393
                                                             Section I, Page 136


               (iv) Joint Work Statement (JWS) means a proposal for a CRADA prepared by the Contractor, signed by the Contractor's Laboratory Director or designee which describes the following:

                     (A)  Purpose;

                     (B) Scope of Work which delineates the rights and responsibilities of the Government, the Contractor and Third Parties, one of which must be a non-Federal party;

                     (C)  Schedule for the work; and

                     (D) Cost and resource contributions of the parties associated with the work and the schedule.

          (2)  Authority.

               (i) In order to ensure the full use of the results of research and development efforts of, and the capabilities of, the Laboratory, technology transfer, including CRADAs, is established as a mission of the Laboratory consistent with the policy, principles, and purposes of Sections 11(a)(1) and 12(g) of the Stevenson-Wydler Technology Innovation Act of 1980 as amended (15 U.S.C. 3710a); Section 3132(b) of P.L. 101-189 and of Chapter 38 of the Patent Laws (35 U.S.C. 200 et seq.); Section 152 of the Atomic Energy Act of 1954 as amended (42 U.S.C. 2182); Section 9 of the Federal Non-Nuclear Act of 1974 (42 U.S.C. 5908); and Executive Order 12591 of April 10, 1987.

               (ii) ICF KH shall conduct technology transfer activities with the clear intent of providing benefit from Federal research to U.S. industrial competitiveness.

               (iii) In pursuing the technology transfer mission, ICF KH is empowered to conduct the following activities: identify and protect Intellectual Property, negotiate licensing agreements for Intellectual Property that ICF KH controls or owns, enter into CRADAs, provide technical consulting and personnel exchanges, conduct science education activities and reimbursed Work For Others (WFO), provide information exchanges and make available Laboratory user facilities. It is fully expected that ICF KH shall use all of the mechanisms available to them to accomplish this technology

                                                                      WHC-380393
                                                             Section I, Page 137


                     transfer mission, including, but not limited to, user facilities, WFO, science education activities, consulting, personnel exchanges, and licensing in accordance with this clause.

          (3) Allowable costs (Applies to Contractors performing technology transfer activities under this clause and from which all income is returned to the Laboratory for use under the Contract).

               (i) ICF KH shall establish and carry out its technology transfer efforts through appropriate organizational elements consistent with the requirements for an Office of Research and Technology Applications (ORTA) pursuant to paragraphs (b) and (c) of Section 11 of the Stevenson-Wydler Technology Innovation Act of 1980 as amended (15 U.S.C. 3710). The costs associated with the conduct of technology transfer through the ORTA, including activities associated with obtaining, maintaining, and licensing Intellectual Property rights, increasing the potential for the transfer of technology, and the widespread notice of technology transfer opportunities, shall be deemed allowable provided that such costs meet the other requirements of the allowable costs provisions of this subcontract. These costs in any fiscal year shall not exceed an amount equal to 0.5 percent of the Federal research and development budget (operating including Work For Others) of the Laboratory for that fiscal year, without written approval of WHC, in addition to any separately designated funds.

               (ii) ICF KH's participation in litigation to enforce or defend Intellectual Property claims associated with its technology transfer efforts shall be as provided in the clause entitled "Insurance - Litigation and Claims" of this subcontract.

          (4)  Conflicts of interest - technology transfer.

               ICF KH shall develop implementing procedures that seek to avoid employee and organizational conflicts of interest, or the appearance of conflicts of interest, in the conduct of its technology transfer activities. Such implementing procedures shall be provided to WHC for review and approval within sixty
               (60) days after execution of this clause.  WHC will have thirty
               (30) days thereafter to approve or require specific changes to such procedures. Such implementing procedures shall include procedures to:

                                                                      WHC-380393
                                                             Section I, Page 138


               (i) Ensure employee competency, conduct, and integrity, in connection with the CRADA activity in accordance with the provisions of paragraph (b)(5) of this clause.

               (ii) Review and approve employee activities so as to avoid conflicts of interest arising from commercial utilization activities relating to subcontractor-developed Intellectual Property.

               (iii) Conduct work performed using royalties so as to avoid interference with or adverse effects on ongoing WHC or DOE projects and programs.

               (iv) Conduct activities relating to commercial utilization of subcontractor-developed Intellectual Property so as to avoid interference with or adverse effects on user facility or WFO activities of ICF KH.

               (v) Conduct DOE funded projects and programs so as to avoid the appearance of conflicts of interest or actual conflicts of interest with non-Government funded work.

               (vi) Notify WHC with respect to any new work to be performed or proposed to be performed under the subcontract for DOE or other Federal agencies where the new work or proposal involves Intellectual Property in which ICF KH has obtained or intends to request or elect title.

               (vii) Except as provided elsewhere in this subcontract, obtain the approval of WHC for any licensing of or assignment of title to Intellectual Property rights by ICF KH to any business or corporate affiliate of ICF KH.

               (viii) Obtain the approval of WHC prior to any assignment, exclusive licensing, or option for exclusive licensing, of Intellectual Property to any current or former Laboratory employee or consultant.

               (ix) Notify non-Federal sponsors of WFO activities, or non-Federal users of user facilities, of any relevant Intellectual Property interest of ICF KH prior to execution of WFOs or user agreements.

                                                                      WHC-380393
                                                             Section I, Page 139


          (5)  Fairness of opportunity.

               In conducting its technology transfer activities, ICF KH shall prepare procedures and take all reasonable measures to ensure widespread notice of availability of technologies suited for transfer and opportunities for exclusive licensing and joint research arrangements. The requirement to widely disseminate the availability of technology transfer opportunities does not apply to a specific application originated outside of the Laboratory.

          (6)  U.S. Industrial Competitiveness.

               (i) In the interest of enhancing U.S. Industrial Competitiveness, ICF KH shall, in its licensing and assignments of Intellectual Property, give preference in such a manner as to enhance the accrual of economic and technological benefits to the U.S. domestic economy. ICF KH shall consider the following factors in all of its licensing and assignment decisions:

                     (A) Whether any resulting design and development will be
                         performed in the United States and whether resulting products, embodying parts, including components thereof, will be substantially manufactured in the United States; or

                     (B) 1    Whether the proposed licensee or assignee has a
                         -
                              business unit located in the United States and whether significant economic and technical benefits will flow to the United States as a result of the license or assignment agreement; and further,

                         2    Whether in licensing any entity subject to the
                         -
                              control of a foreign company or government, such foreign government permits United States agencies, organizations, or other persons to enter into cooperative research and development agreements and licensing agreements, and have policies to protect United States intellectual property rights.

                     If ICF KH determines that neither of the above two sets of conditions is likely to be fulfilled, ICF KH,

                                                                      WHC-380393
                                                             Section I, Page 140


                     to entering into such an agreement, must obtain the approval of WHC. WHC shall act on any such requests for approval within thirty (30) days.

               (ii)  ICF KH agrees to be bound by the provision of 35 U.S.C.
                     204.

          (7)  Indemnity - product liability.

               In conducting technology transfer activities, including, but not limited to, licensing activities or CRADAs, ICF KH agrees to include in such agreements a requirement that ICF KH and the U.S. Government be indemnified for all damages, costs, and expenses, including attorneys' fees, arising from the commercialization and utilization of such technologies, including, but not limited to, the making, using, selling, or exporting of products, processes, or services derived from the transferred technology.

          (8) Disposition of income (Applies to ICF KH conducting technology transfer activities under this clause and from which all income is returned to the Laboratory for use under the Subcontract).

               (i) Royalties or other income earned or retained by ICF KH as a result of performance of authorized technology transfer activities herein shall be used by ICF KH for scientific research, development and education at the Laboratory, consistent with the research and development mission and objectives of the Laboratory and subject to Section 12(b)(5) of The Stevenson-Wydler Technology Innovation Act of 1980, as amended [15 U.S.C. 3710a(b)(5)] and Chapter 38 of the Patent Laws (35 U.S.C. 200 et seq.) as amended through the effective date of this modification. If the amounts of such royalties and income received during any fiscal year exceed 5 percent of the Laboratory's budget for the fiscal year, 75 percent of such excess amounts shall be paid to the Treasury of the United States, and the remaining amount of such excess shall be used by ICF KH for the purposes as described above in this paragraph. Any inventions arising out of such scientific research and development activities shall be deemed to be "Subject Inventions" under the Subcontract.

               (ii) ICF KH shall include as part of its annual Laboratory Institutional Plan or other such annual document a plan setting out those uses to which royalties and

                                                                      WHC-380393
                                                             Section I, Page 141


                     other income received as a result of performance of authorized technology transfer activities herein, will be applied at the Laboratory, and at the end of the year, provide a separate accounting for how the funds were actually used. Under no circumstances shall these royalties and income be used for an illegal augmentation of funds furnished by the U.S. Government.

               (iii) ICF KH shall establish a policy for making awards or sharing of royalties with ICF KH employees, other coinventors and coauthors including, when deemed appropriate by WHC, Federal employee coinventors.

          (9)  Transfer to successor Contractor.

               In the event of termination or expiration of this Subcontract, any unexpended balance of income received for use at the Laboratory shall be transferred, at WHC's request, to a successor Contractor, or in the absence of a successor Contractor, to such other entity as designated by WHC. ICF KH shall transfer title, as one package, in all patents and patent applications, licenses, accounts containing royalty revenues from such license agreements, including equity positions in third party entities, and other Intellectual Property rights which arose at the Laboratory, to the successor Contractor or to the Government as directed by WHC.

          (10) Technology transfer affecting the national security.

               (i) ICF KH shall notify and obtain the written approval of WHC, prior to entering into any technology transfer arrangement, when such technology or any part of such technology is classified or sensitive under Section 148 of the Atomic Energy Act (42 U.S.C. 2168). Such notification shall include sufficient information to enable DOE to determine the extent that commercialization of such technology would enhance or diminish security interests of the United States, or diminish communications within DOE's nuclear weapons production complex. WHC or DOE shall use their best efforts to complete its determination within sixty
                     (60) days of ICF KH's notification, and provision of any supporting information, and DOE or shall promptly notify ICF KH as to whether the technology is transferable.

                                                                      WHC-380393
                                                             Section I, Page 142


               (ii) ICF KH shall include in all of its technology transfer agreements with third parties, including, but not limited to, CRADAs, licensing agreements and assignments, notice to such third parties that the export of goods and/or Technical Data from the United States may require some form of export control license from the U.S. Government and that, failure to obtain such export control license, may result in criminal liability under U.S. laws.

               (iii) For other than fundamental research as defined in National
                     Security Directive 189, ICF KH is responsible to conduct internal export control reviews and assure that technology is transferred, in accordance with applicable law.

          (11) Records.

               ICF KH shall maintain records of its technology transfer activities, in a manner and to the extent satisfactory to WHC or DOE, and specifically including, but not limited to, the licensing agreements, assignments and the records required to implement the requirements of paragraphs (5), (6), and (8) herein and shall provide reports to WHC to enable DOE to maintain the recording requirements of Section 12(c)(6) of the Stevenson-Wydler Technology Innovation Act of 1980 as amended (15 U.S.C. 3710a(c)(6)). Such reports shall be made annually in a format to be agreed upon between ICF KH and WHC and in such a format which will serve to adequately inform WHC or DOE of ICF KH's technology transfer activities while protecting any data not subject to disclosure under the Rights in Technical Data clause and paragraph (b) herein. Such records shall be made available in accordance with the clauses of this Subcontract pertaining to inspection, audit, and examination of records.

          (12) Reports to Congress.

               To facilitate DOE's reporting to Congress, ICF KH is required to annually submit to DOE a technology transfer plan for conducting its technology transfer function for the upcoming year, including plans for securing Intellectual Property rights in Laboratory innovations with commercial promise and plans for managing such innovations so as to benefit the competitiveness of United States industry. This plan shall be provided to WHC on or before October 1 of each year.

          (13) Oversight and appraisal.

                                                                      WHC-380393
                                                             Section I, Page 143


               ICF KH is responsible for developing and implementing effective internal controls for all technology transfer activities consistent with the audit and record requirements of this Subcontract. Laboratory Contractor performance in implementing the technology transfer mission and the effectiveness of ICF KH's procedures will be evaluated by WHC as part of the annual appraisal process, with input from the cognizant Secretarial Officer or program office.

     (b) Technology transfer through cooperative research and development agreements.

          Upon approval of WHC and as provided in a DOE- approved Joint Work Statement (JWS), the Laboratory Director or his designee may enter into CRADAs on behalf of the DOE subject to the requirements set forth herein.

          (1)  Review and approval of CRADAs.

               (i) Each JWS shall be submitted to WHC or DOE for approval. ICF KH's Laboratory Director shall provide a program mission impact statement and shall include an impact statement regarding related Intellectual Property rights owned by the Government to assist WHC in his approval determination.

               (ii) ICF KH shall also include (specific to the proposed CRADA) a statement of compliance with the Fairness of Opportunity requirements of paragraph (a)(5) above.

               (iii) Within ninety (90) days after submission of a JWS, WHC shall approve, disapprove, or request modification to the JWS. If a modification is required, WHC shall approve or disapprove any resubmission of the JWS within thirty (30) days of its resubmission, or ninety (90) days from the date of the original submission, whichever is later. WHC shall provide an explanation to ICF KH's Laboratory Director of any disapproval or requirement for modification of a JWS.

               (iv) Upon approval of a JWS, ICF KH's Laboratory Director may submit a CRADA, based upon the approved JWS, to WHC. WHC, within thirty (30) days of receipt of the CRADA, shall approve or request modification of the CRADA. If WHC requests a modification of the CRADA, an explanation of such request shall be provided to the Laboratory Director.

                                                                      WHC-380393
                                                             Section I, Page 144


               (v) ICF KH shall not enter into, or begin work on, a CRADA until approval of the CRADA has been granted by WHC. ICF KH may submit its proposed CRADA to WHC at the time of submitting its proposed JWS or any time thereafter. However, WHC is not obligated to respond under subparagraph
                     (iv) above until within thirty (30) days after approval of the JWS or thirty (30) days after submittal of the CRADA, whichever is later.

          (2)  Selection of participants.

               ICF KH's Laboratory Director, in deciding what CRADA to enter into shall:

               (i) Give special consideration to small business firms, and consortia involving small business firms;

               (ii) Grant U.S. preference in accordance with the licensing and assignment requirements of paragraph (a)(6) above;

               (iii) Provide Fairness of Opportunity in accordance with the requirements of paragraph (a)(5) above; and

               (iv) Give consideration to the Conflict of Interest requirements of paragraph (a)(4) above.

          (3)  Withholding of data.

               (i) ICF KH may provide for appropriate protection against dissemination of data produced as a result of research and development activities conducted under the CRADA, for a period of up to five (5) years from the time the data is first produced. Such data must be data that would be a trade secret or commercial or financial data that would be privileged or confidential, if such data had been obtained from a non-Federal Third Party. Since such data is exempt from disclosure under the Freedom of Information Act, the DOE shall cooperate with the Contractor in withholding such data.

               (ii) Unless otherwise expressly approved by WHC in advance for a specific CRADA, ICF KH agrees, at the request of WHC, to transmit such data to other DOE facilities for use by DOE or its Contractors by or on behalf of the Government. Upon transmitting such data, ICF KH shall clearly mark the data with a legend setting out

                                                                      WHC-380393
                                                             Section I, Page 145


                     the restrictions against private use and further dissemination, along with the expiration data of such restrictions.

               (iii) In addition to its authority to license Intellectual
                     Property, ICF KH may enter into licensing agreements with third parties for data developed by ICF KH under a CRADA subject to other provisions of this Subcontract. However, the Contractor shall neither use the protection against dissemination nor the licensing of data as an alternative to obtaining patent protection of any invention contained in such data.

          (4)  Work for others and user facility programs.

               (i) The WFO and User Facility Agreements (UFAs) are not considered CRADAs and will be available for use by ICF KH in addition to CRADAs for achieving utilization of employee expertise and unique facilities for maximizing technology transfer. ICF KH agrees to inform prospective CRADA participants, which are intending to substantially pay full cost recovery for the effort under the CRADA, of WFO and UFA opportunities, including Class Waiver provisions associated therewith.

               (ii) Where ICF KH believes that the transfer of technology to the U.S. domestic economy will benefit from, or other equity considerations dictate, an arrangement other than the Class Waiver of patent rights to the sponsor in WFO and UFAs, a request may be made to WHC for an exception to the Class Waivers.

          (5)  Conflicts of interest.

               (i) Except as provided in subparagraph (iii) below, ICF KH shall assure that no employee of ICF KH shall have a substantial role (including an advisory role) in the preparation, negotiation, or approval of a CRADA, if, to such employee's knowledge:

                     (A) Such employee, or the spouse, child, parent, sibling,
                         or partner of such employee, or an organization (other than the Subcontractor) in which such employee serves as an officer, director, trustee, partner, or employee;

                                                                      WHC-380393
                                                             Section I, Page 146


                              1     Holds financial interest in any entity,
                              -     other than ICF KH, that has a substantial
                                    interest in the preparation, negotiation, or approval of the CRADA;

                              2     Receives a gift of gratuity from any entity,
                              -     other than ICF KH, that has a substantial
                                    interest in the preparation, negotiation, or approval of the CRADA; or

                     (B) A financial interest in any entity, other than ICF KH, that has a substantial interest in the preparation, negotiation, or approval of the CRADA, is held by any person or organization with whom such employee is negotiating or has any arrangement concerning prospective employment.

               (ii) ICF KH shall require that each employee of ICF KH who has a substantial role (including an advisory role) in the preparation, negotiation, or approval of a CRADA certify to WHC that the circumstances described in subparagraph (i) above do not apply to that employee.

               (iii) The requirements of subparagraphs (i) and (ii) above shall not apply in a case where an employee, described therein, advises through ICF KH, WHC in advance of his/her participation in the preparation, negotiation, or approval of a CRADA of the nature of and extent of any financial interest described in subparagraph (i), and WHC determines that such financial interest is not so substantial as to be considered likely to affect the integrity of ICF KH employee's participation in the process of preparing, negotiating, or approving the cooperative agreement.

     (c)  Technology transfer in other cost sharing agreements.

          In conducting research and development activities in cost shared agreements not covered by paragraph (b) above, ICF KH, with written permission of WHC, may provide for the withholding of data produced thereunder in accordance with the applicable provisions of paragraph
          (b)(3) herein.

I-110 PAYMENT FOR OVERTIME PREMIUMS.  (JUL 1990)

                                                                      WHC-380393
                                                             Section I, Page 147


     (a) The use of overtime is authorized under this subcontract if the overtime premium cost does not exceed the amount stated in Appendix A of this subcontract or the overtime premium is paid for work -

          (1) Necessary to cope with emergencies such as those resulting from accidents, natural disasters, breakdowns of production equipment, or occasional production bottlenecks of a sporadic nature;

          (2) By indirect-labor employees such as those performing duties in connection with administration, protection, transportation, maintenance, standby plant protection, operation of utilities, or accounting;

          (3) To perform tests, industrial processes, laboratory procedures, loading or unloading of transportation conveyances, and operations in flight or afloat that are continuous in nature and cannot reasonably be interrupted or completed otherwise; or

          (4)  That will result in lower overall costs to WHC or the Government.

     (b) Any request for estimated overtime premiums that exceeds the amount specified above shall include all estimated overtime for subcontract completion and shall -

          (1) Identify the work unit; e.g., department or section in which the requested overtime will be used, together with present workload, staffing, and other data of the affected unit sufficient to permit WHC to evaluate the necessity for the overtime;

          (2) Demonstrate the effect that denial of the request will have on the subcontract delivery or performance schedule;

          (3) Identify the extent to which approval of overtime would affect the performance or payments in connection with other WHC or Government subcontracts, together with identification of each affected subcontract; and

          (4) Provide reasons why the required work cannot be performed by using multi-shift operations or by employing additional personnel.

I-111 DAVIS-BACON ACT.  (FEB 1988)

                                                                      WHC-380393
                                                             Section I, Page 148


     (a) All laborers and mechanics employed or working upon the site of the work will be paid unconditionally and not less often than once a week, and without subsequent deduction or rebate on any account (except such payroll deductions as are permitted by regulations issued by the Secretary of Labor under the Copeland Act (29 CFR part 3)), the full amount of wages and bona fide fringe benefits (or cash equivalents thereof) due at time of payment computed at rates not less than those contained in the wage determination of the Secretary of Labor which is attached hereto and made a part hereof, regardless of any contractual relationship which may be alleged to exist between ICF KH and such laborers and mechanics. Contributions made or costs reasonably anticipated for bona fide fringe benefits under section 1(b)(2) of the Davis-Bacon Act on behalf of laborers or mechanics are considered wages paid to such laborers or mechanics, subject to the provisions of paragraph (d) of this clause; also, regular contributions made or costs incurred for more than a weekly period (but not less often than quarterly) under plans, funds, or programs which cover the particular weekly period, are deemed to be constructively made or incurred during such period. Such laborers and mechanics shall be paid not less than the appropriate wage rate and fringe benefits in the wage determination for the classification of work actually performed, without regard to skill, except as provided in the clause entitled Apprentices and Trainees. Laborers or mechanics performing work in more than one classification may be compensated at the rate specified for each classification for the time actually worked therein; provided, that the employer's payroll records accurately set forth the time spent in each classification in which work is performed. The wage determination (including any additional classifications and wage rates conformed under paragraph (b) of this clause) and the Davis-Bacon poster (WH-1321) shall be posted at all times by ICF KH and its subcontractors at the site of the work in a prominent and accessible place where it can be easily seen by the workers.

     (b) (1) WHC shall require that any class of laborers or mechanics which is not listed in the wage determination and which is to be employed under the contract shall be classified in conformance with the wage determination. WHC shall approve an additional classification and wage rate and fringe benefits therefor only when all the following criteria have been met:

               (i) The work to be performed by the classification requested is not performed by a classification in the wage determination.

              (ii) The classification is utilized in the area by the construction industry.

                                                                      WHC-380393
                                                             Section I, Page 149


             (iii) The proposed wage rate, including any bona fide fringe benefits, bears a reasonable relationship to the wage rates contained in the wage determination.

          (2) If ICF KH and the laborers and mechanics to be employed in the classification (if known), or their representatives, and WHC agree on the classification and wage rate (including the amount designated for fringe benefits, where appropriate), a report of the action taken shall be sent by WHC to the Administrator of the Wage and Hour Division, Employment Standards Administration, U.S. Department of Labor, Washington, DC 20210. The Administrator or an authorized representative will approve, modify, or disapprove every additional classification action within 30 days of receipt and so advise WHC or will notify WHC within the 30-day period that additional time is necessary.

          (3) In the event ICF KH, the laborers or mechanics to be employed in the classification, or their representatives, and WHC do not agree on the proposed classification and wage rate (including the amount designated for fringe benefits, where appropriate), WHC shall refer the questions, including the views of all interested parties and the recommendation of WHC, to the Administrator of the Wage and Hour Division for Determination. The Administrator, or an authorized representative, will issue a determination within 30 days of receipt and so advise WHC or will notify WHC within the 30-day period that additional time is necessary.

          (4) The wage rate (including fringe benefits, where appropriate) determined pursuant to subparagraphs (b)(2) and (b)(3) of this clause shall be paid to all workers performing work in the classification under this contract from the first day on which work is performed in the classification.

     (c) Whenever the minimum wage rate prescribed in the contract for a class of laborers or mechanics includes a fringe benefit which is not expressed as an hourly rate, ICF KH shall either pay the benefit as stated in the wage determination or shall pay another bona fide fringe benefit or an hourly cash equivalent thereof.

     (d) If ICF KH does not make payments to a trustee or other third person, ICF KH may consider as part of the wages of any laborer or mechanic the amount of any costs reasonably anticipated in providing bona fide fringe benefits under a plan or program; provided, that the Secretary of Labor has found, upon the written request of ICF KH, that the applicable standards of the Davis-Bacon Act have been met. The Secretary of Labor may require

                                                                      WHC-380393
                                                             Section I, Page 150


          ICF KH to set aside in a separate account assets for the meeting of obligations under the plan or program.

I-112 WITHHOLDING OF FUNDS.  (FEB 1988)

     WHC shall, upon his or her own action or upon written request of an authorized representative of the Department of Labor, withhold or cause to be withheld from ICF KH under this subcontract or any other Federal contract with the same Prime Contractor, or any other federally assisted contract subject to Davis-Bacon prevailing wage requirements, which is held by the same Prime Contractor, so much of the accrued payments or advances as may be considered necessary to pay laborers and mechanics, including apprentices, trainees, and helpers, employed by ICF KH or any subcontractor the full amount of wages required by the contract. In the event of failure to pay any laborer or mechanic, including any apprentice, trainee, or helper, employed or working on the site of the work, all or part of the wages required by the contract, WHC may, after written notice to ICF KH, take such action as may be necessary to cause the suspension of any further payment, advance, or guarantee of funds until such violations have ceased.

I-113 PAYROLLS AND BASIC RECORDS.  (FEB 1988)

     (a) Payrolls and basic records relating thereto shall be maintained by ICF KH during the course of the work and preserved for a period of three years thereafter for all laborers and mechanics working at the site of the work. Such records shall contain the name, address, and social security number of each such worker, his or her correct classification, hourly rates of wages paid (including rates of contributions or costs anticipated for bona fide fringe benefits or cash equivalents thereof of the types described in section 1(b)(2)(B) of the Davis-Bacon Act), daily and weekly number of hours worked, deductions made, and actual wages paid. Whenever the Secretary of Labor has found, under paragraph (d) of the clause entitled Davis-Bacon Act, that the wages of any laborer or mechanic include the amount of any costs reasonably anticipated in providing benefits under a plan or program described in section 1(b)(2)(B) of the Davis-Bacon Act, ICF KH shall maintain records which show that the commitment to provide such benefits is enforceable, that the plan or program is financially responsible, and that the plan or program has been communicated in writing to the laborers or mechanics affected, and records which show the costs anticipated or the actual cost incurred in providing such benefits. ICF KH employing apprentices or trainees under approved programs shall maintain written evidence of the registration of apprenticeship programs and certification of trainee programs, the registration of the apprentices and trainees, and the ratios and wage rates prescribed in the applicable programs.

                                                                      WHC-380393
                                                             Section I, Page 151


     (b) (1) ICF KH shall submit weekly for each week in which any subcontract work is performed a copy of all payrolls to WHC. The payrolls submitted shall set out accurately and completely all of the information required to be maintained under paragraph (a) of this clause. This information may be submitted in any form desired. Optional Form WH-347 (Federal Stock Number 029-005-00014-1) is available for this purpose and may be purchased from the Superintendent of Documents, U.S. Government Printing Office, Washington, DC 20402. WHC is responsible for the submission of copies of payrolls by all subcontractors.

          (2) Each payroll submitted shall be accompanied by a Statement of Compliance, signed by ICF KH or subcontractor or his or her agent who pays or supervises the payment of the persons employed under the subcontract and shall certify -

               (i) That the payroll for the payroll period contains the information required to be maintained under paragraph (a) of this clause and that such information is correct and complete;

              (ii) That each laborer or mechanic (including each helper, apprentice, and trainee) employed on the subcontract during the payroll period has been paid the full weekly wages earned, without rebate, either directly or indirectly, and that no deductions have been made either directly or indirectly from the full wages earned, other than permissible deductions as set forth in the Regulations, 29 CFR part 3; and

             (iii) That each laborer or mechanic has been paid not less than the applicable wage rates and fringe benefits or cash equivalents for the classification of work performed, as specified in the applicable wage determination incorporated into the subcontract.

          (3) The weekly submission of a properly executed certification set forth on the reverse side of Optional Form WH-347 shall satisfy the requirement for submission of the Statement of Compliance required by subparagraph (b)(2) of this clause.

          (4) The falsification of any of the certifications in this clause may subject ICF KH or subcontractor to civil or criminal prosecution under Section 1001 of Title 18 and Section 3729 of Title 31 of the United States Code.

                                                                      WHC-380393
                                                             Section I, Page 152


     (c) ICF KH or subcontractor shall make the records required under paragraph (a) of this clause available for inspection, copying, or transcription by WHC or authorized representatives of WHC or the Department of Labor. ICF KH or subcontractor shall permit WHC or representatives of WHC or the Department of Labor to interview employees during working hours on the job. If ICF KH or subcontractor fails to submit required records or to make them available, WHC may, after written notice to ICF KH, take such action as may be necessary to cause the suspension of any further payment. Furthermore, failure to submit the required records upon request or to make such records available may be grounds for debarment action pursuant to 29 CFR 5.12.

I-114 APPRENTICES AND TRAINEES.  (FEB 1988)

     (a)  Apprentices.

          Apprentices will be permitted to work at less than the predetermined rate for the work they performed when they are employed pursuant to and individually registered in a bona fide apprenticeship program registered with the U.S. Department of Labor, Employment and Training Administration, Bureau of Apprenticeship and Training, or with a State Apprenticeship Agency recognized by the Bureau, or if a person is employed in his or her first 90 days of probationary employment as an apprentice in such an apprenticeship program, who is not individually registered in the program, but who has been certified by the Bureau of Apprenticeship and Training or a State Apprenticeship Agency (where appropriate) to be eligible for probationary employment as an apprentice. The allowable ratio of apprentices to journeymen on the job site in any craft classification shall not be greater than the ratio permitted to ICF KH as to the entire work force under the registered program. Any worker listed on a payroll at an apprentice wage rate, who is not registered or otherwise employed as stated in this paragraph, shall be paid not less than the applicable wage determination for the classification of work actually performed. In addition, any apprentice performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. Where ICF KH is performing construction on a project in a locality other than that in which its program is registered, the ratios and wage rates (expressed in percentages of the journeyman's hourly rate) specified in ICF KH's or subcontractor's registered program shall be observed. Every apprentice must be paid at not less than the rate specified in the registered program for the apprentice's level of progress, expressed as a percentage of the journeyman hourly rate specified in the applicable wage determination. Apprentices shall be paid fringe benefits in accordance with the

                                                                      WHC-380393
                                                             Section I, Page 153


          provisions of the apprenticeship program. If the apprenticeship program does not specify fringe benefits, apprentices must be paid the full amount of fringe benefits listed on the wage determination for the applicable classification. If the Administrator determines that a different practice prevails for the applicable apprentice classification, fringes shall be paid in accordance with that determination. In the event the Bureau of Apprenticeship and Training, or a State Apprenticeship Agency recognized by the Bureau, withdraws approval of an apprenticeship program, ICF KH will no longer be permitted to utilize apprentices at less than the applicable predetermined rate for the work performed until an acceptable program is approved.

     (b)  Trainees.

          Except as provided in 29 CFR 5.16, trainees will not be permitted to work at less than the predetermined rate for the work performed unless they are employed pursuant to and individually registered in a program which has received prior approval, evidenced by formal certification by the U.S. Department of Labor, Employment and Training Administration. The ratio of trainees to journeymen on the job site shall not be greater than permitted under the plan approved by the Employment and Training Administration. Every trainee must be paid at not less than the rate specified in the approved program for the trainee's level of progress, expressed as a percentage of the journeyman hourly rate specified in the applicable wage determination. Trainees shall be paid fringe benefits in accordance with the provisions of the trainee program. If the trainee program does not mention fringe benefits, trainees shall be paid the full amount of fringe benefits listed in the wage determination unless the Administrator of the Wage and Hour Division determines that there is an apprenticeship program associated with the corresponding journeyman wage rate in the wage determination which provides for less than full fringe benefits for apprentices. Any employee listed on the payroll at a trainee rate who is not registered and participating in a training plan approved by the Employment and Training Administration shall be paid not less than the applicable wage rate in the wage determination for the classification of work actually performed. In addition, any trainee performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate in the wage determination for the work actually performed. In the event the Employment and Training Administration withdraws approval of a training program, ICF KH will no longer be permitted to utilize trainees at less than the applicable predetermined rate for the work performed until an acceptable program is approved.

                                                                      WHC-380393
                                                             Section I, Page 154


     (c)  Equal employment opportunity.

          The utilization of apprentices, trainees, and journeymen under this clause shall be in conformity with the equal employment opportunity requirements of Executive Order 11246, and 29 CFR part 30.

I-115 COMPLIANCE WITH COPELAND ACT REQUIREMENTS.  (FEB 1988)

     ICF KH shall comply with the requirements of 29 CFR part 3, which are hereby incorporated by reference in this contract.

I-116 SUBCONTRACTS (LABOR STANDARDS).  (FEB 1988)

     (a) ICF KH or subcontractor shall insert in any subcontracts the clauses entitled Davis-Bacon Act, Contract Work Hours and Safety Standards Act
          - Overtime Compensation, Apprentices and Trainees, Payrolls and Basic Records, Compliance with Copeland Act Requirements, Withholding of Funds, Subcontracts (Labor Standards), Contract Termination - Debarment, Disputes Concerning Labor Standards, Compliance with Davis-Bacon and Related Act Regulations, and Certification of Eligibility, and such other clauses as WHC may, by appropriate instructions, require, and also a clause requiring subcontractors to include these clauses in any lower tier subcontracts. WHC shall be responsible for compliance by any subcontractor or lower tier subcontractor with all the subcontract clauses cited in this paragraph.

     (b) (1) Within 14 days after award of the subcontract, ICF KH shall deliver to WHC a completed Statement and Acknowledgment Form (SF
               1413) for each subcontract, including ICF KH's signed and dated acknowledgment that the clauses set forth in paragraph (a) of this clause have been included in the subcontract.

          (2) Within 14 days after the award of any subsequently awarded subcontract ICF KH shall deliver to WHC an updated completed SF 1413 for such additional subcontract.

I-117 CONTRACT TERMINATION - DEBARMENT.  (FEB 1988)

     A breach of the subcontract clauses entitled Davis-Bacon Act, Contract Work Hours and Safety Standards Act - Overtime Compensation, Apprentices and Trainees, Payrolls and Basic Records, Compliance with Copeland Act Requirements, Subcontracts (Labor Standards), Compliance With Davis-Bacon and Related Act Regulations, or Certification of Eligibility may be grounds for termination of the subcontract, and for debarment as a Contractor and subcontractor as provided in 29 CFR 5.12.

                                                                      WHC-380393
                                                             Section I, Page 155


I-118 COMPLIANCE WITH DAVIS-BACON AND RELATED ACT REGULATIONS.  (FEB 1988)

      All rulings and interpretations of the Davis-Bacon and Related Acts contained in 29 CFR parts 1, 3, and, 5 are hereby incorporated by reference in this subcontract.

I-119 DISPUTES CONCERNING LABOR STANDARDS.  (FEB 1988)

      The United States Department of Labor has set forth in 29 CFR parts 5, 6, and 7 procedures for resolving disputes concerning labor standards requirements. Such disputes shall be resolved in accordance with those procedures and not the Disputes clause of this subcontract. Disputes within the meaning of this clause include disputes between ICF KH (or any of its subcontractors) and the contracting agency, the U.S. Department of Labor, or the employees or their representatives.

I-120 CERTIFICATION OF ELIGIBILITY.  (FEB 1988)

      (a) By entering into this subcontract, ICF KH certifies that neither it (nor he or she) nor any person or firm who has an interest in ICF KH's firm is a person or firm ineligible to be awarded Government contracts by virtue of section 3(a) of the Davis-Bacon Act or 29 CFR 5.12(a)(1).

      (b) No part of this subcontract shall be subcontracted to any person or firm ineligible for award of a Government contract by virtue of section 3(a) of the Davis-Bacon Act or 29 CFR 5.12(a)(1).

      (c) The penalty for making false statements is prescribed in the U.S. Criminal Code, 18 U.S.C. 1001.

I-121 APPROVAL OF WAGE RATES.  (FEB 1988)

      All straight time wage rates, and overtime rates based thereon, for laborers and mechanics engaged in work under this subcontract must be submitted for approval in writing by the head of the ICF KH activity or a representative expressly designated for this purpose, if the straight time wages exceed the rates for corresponding classifications contained in the applicable Davis-Bacon Act minimum wage determination included in the subcontract. Any amount paid by ICF KH to any laborer or mechanic in excess of the agency approved wage rate shall be at the expense of ICF KH and shall not be reimbursed by the WHC or the Government. If WHC or the Government refuses to authorize the use of the overtime, ICF KH is not released from the obligation to pay employees at the required overtime rates for any overtime actually worked.

                                                                      WHC-380393
                                                             Section I, Page 156



I-122 LABOR STANDARDS FOR CONSTRUCTION WORK - FACILITIES SUBCONTRACTS.  (FEB
      1988)

      (a) In the event that construction, alteration, or repair (including painting and decorating) of public buildings or public works is to be performed hereunder, ICF KH shall comply with the following listed clauses of the Federal Acquisition Regulation in performance of such work:

           (1) Contract Work Hours and Safety Standards Act - Overtime Compensation at 52.222-4.

           (2)  Davis-Bacon Act at 52.222-6.

           (3)  Withholding of Funds at 52.222-7.

           (4)  Payrolls and Basic Records at 52.222-8.

           (5)  Apprentices and Trainees at 52.222-9.

           (6)  Compliance With Copeland Act Requirements at 52.222-10.

           (7)  Subcontracts (Labor Standards) at 52.222-11.

           (8)  Contract Termination - Debarment at 52.222-12.

           (9) Compliance with Davis-Bacon and Related Act Regulations at 52.222-13.

           (10) Disputes Concerning Labor Standards at 52.222-14.

           (11) Certification of Eligibility at 52.222-15.

      (b) Upon determination by WHC that the Davis-Bacon Act is applicable to any item of work to be performed hereunder, a determination of the prevailing wage rates shall be incorporated into the subcontract by modification.

      (c) No construction, alteration, or repair (including painting and decorating) of public buildings or public works shall be performed under this subcontract without incorporation of the wage determination unless WHC authorizes the start of work because of unusual or emergency situations, in which case the wage determination shall be incorporated as soon as possible and made retroactive to the start of the work.

                                                                      WHC-380393
                                                             Section I, Page 157


I-123 AFFIRMATIVE ACTION COMPLIANCE REQUIREMENTS FOR CONSTRUCTION (APR 1984)

     (a)  Definitions.

          "Covered area," as used in this clause, means the geographical area described in the solicitation for this subcontract.

          "Director," as used in this clause, means Director, Office of Federal subcontract Compliance Programs (OFCCP), United States Department of Labor, or any person to whom the Director delegates authority.

          "Employer identification number," as used in this clause, means the Federal Social Security number used on the employer's quarterly federal tax return, U.S. Treasury Department Form 941.

          "Minority," as used in this clause, means -

          (1) American Indian or Alaskan Native (all persons having origins in any of the original peoples of North America and maintaining identifiable tribal affiliations through membership and participation or community identification).

          (2) Asian and Pacific Islander (all persons having origins in any of the original peoples of the Far East, Southeast Asia, the Indian Subcontinent, or the Pacific Islands); and

          (3) Black (all persons having origins in any of the black African racial groups not of Hispanic origin);

          (4) Hispanic (all persons of Mexican, Puerto Rican, Cuban, Central or South American, or other Spanish culture or origin, regardless of race);

     (b) If ICF KH, or a subcontractor at any tier, subcontracts a portion of the work involving any construction trade, each such subcontract in excess of $10,000 shall include this clause and the Notice containing the goals for minority and female participation stated in the solicitation for this subcontract.

     (c) If ICF KH is participating in a Hometown Plan (41 CFR 60-4) approved by the U.S. Department of Labor in a covered area, either individually or through an association, its affirmative action obligations on all work in the plan area (including goals) shall comply with the plan for those trades that have unions participating in the plan. Subcontractors must be able to demonstrate participation in, and compliance with, the provisions of the plan. ICF KH or each subcontractor participating in an approved plan is also required to comply with its obligations under the Equal Opportunity clause, and to make a good faith

                                                                      WHC-380393
                                                             Section I, Page 158


          effort to achieve each goal under the plan in each trade in which it has employees. The overall good-faith performance by ICF KH or other subcontractors toward a goal in an approved plan does not excuse any ICF KH's or subcontractor's failure to make good-faith efforts to achieve the plan's goals.

     (d) ICF KH shall implement the affirmative action procedures in subparagraphs(g)(1) through (16) of this clause. The goals stated in the solicitation for this subcontract are expressed as percentages of the total hours of employment and training of minority and female utilization that ICF KH should reasonably be able to achieve in each construction trade in which it has employees in the covered area. If ICF KH performs construction work in a geographical area located outside of the covered area, it shall apply the goals established for the geographical area where that work is actually performed. ICF KH is expected to make substantially uniform progress toward its goals in each craft.

     (e) Neither the terms and conditions of any collective bargaining agreement, nor the failure by a union with which ICF KH has a collective bargaining agreement, to refer minorities or women shall excuse ICF KH's obligations under this clause, Executive Order 11246, as amended, or the regulations thereunder.

     (f) In order for the nonworking training hours of apprentices and trainees to be counted in meeting the goals, apprentices and trainees must be employed by ICF KH during the training period, and ICF KH must have made a commitment to employ the apprentices and trainees at the completion of their training, subject to the availability of employment opportunities. Trainees must be trained pursuant to training programs approved by the U.S. Department of Labor.

     (g) ICF KH shall take affirmative action to ensure equal employment opportunity. The evaluation of ICF KH's compliance with this clause shall be based upon its effort to achieve maximum results from its actions. ICF KH shall document these efforts fully and implement affirmative action steps at least as extensive as the following:

          (1) Ensure a working environment free of harassment, intimidation, and coercion at all sites and in all facilities where ICF KH's employees are assigned to work. ICF KH, if possible, will assign two or more women to each construction project. ICF KH shall ensure that foremen, superintendents, and other onsite supervisory personnel are aware of and carry out ICF KH's obligation to maintain such a working environment, with specific attention to minority or female individuals working at these sites or facilities.

                                                                      WHC-380393
                                                             Section I, Page 159


          (2) Establish and maintain a current list of sources for minority and female recruitment. Provide written notification to minority and female recruitment sources and community organization when ICF KH or its unions have employment opportunities available, and maintain a record of the organizations' responses.

          (3) Establish and maintain a current file of the names, addresses, and telephone numbers of each minority and female off-the- street applicant, referrals of minorities or females from unions, recruitment sources, or community organizations, and the action taken with respect to each individual. If an individual was sent to the union hiring hall for referral and not referred back to ICF KH by the union or, if referred back, not employed by ICF KH, this shall be documented in the file, along with whatever additional actions ICF KH may have taken

          (4) Immediately notify the Director when the union or unions with which ICF KH has a collective bargaining agreement has not referred back to ICF KH a minority or women sent by ICF KH, or when ICF KH has other information that the union referral process has impeded ICF KH's efforts to meet its obligations.

          (5) Develop on-the-job training opportunities and/or participate in training programs for the area that expressly include minorities and women, including upgrading programs and apprenticeship and trainee programs relevant to ICF KH's employment needs, especially those program funded or approved by the Department of Labor. ICF KH shall provide notice of these programs to the sources compiled under subparagraph (g)(2) above.

          (6)  Disseminate ICF KH's equal employment policy by -

               (i) Providing notice of the policy to unions and to training, recruitment, and outreach programs, and requesting their cooperation in assisting ICF KH in meeting its subcontract obligations;

              (ii) Including the policy in any policy manual and in collective bargaining agreements;

             (iii) Publicizing the policy in the company newspaper, annual report, etc.;

                                                                      WHC-380393
                                                             Section I, Page 160


              (iv) Reviewing the policy with all management personnel and with all minority and female employees at least once a year; and

               (v) Posting the policy on bulletin boards accessible to employees at each location where construction work is performed.

          (7) Review, at least annually, ICF KH's equal employment policy and affirmative action obligations with all employees having responsibility for hiring, assignment, layoff, termination, or other employment decisions. Conduct review of this policy with all onsite supervisory personnel before initiating construction work at a job site. A written record shall be made and maintained identifying the time and place of these meetings, persons attending, subject matter discussed, and disposition of the subject matter.

          (8) Disseminate ICF KH's equal employment policy externally by including it in any advertising in the news media, specifically including minority and female news media. Provide written notification to, and discuss this policy with, other contractors and subcontractors with which ICF KH does or anticipates doing business.

          (9) Direct recruitment efforts, both oral and written, to minority, female, and community organizations, to schools with minority and female students, and to minority and female recruitment and training organizations serving ICF KH's recruitment area and employment needs. Not later than one month before the date for acceptance of applications for apprenticeship or training by any recruitment source, send written notification to organizations such as the above, describing the openings, screening procedures, and tests to be used in the selection process.

          (10) Encourages present minority and female employees to recruit minority persons and women. Where reasonable, provide after-school, summer, and vacation employment to minority and female youth both on the site and in other areas of ICF KH's workforce.

          (11) Validate all tests and other selection requirements where required under 41 CFR 60-3.

                                                                      WHC-380393
                                                             Section I, Page 161


          (12) Conduct, at least annually, an inventory and evaluation at least of all minority and female personnel for promotional opportunities. Encourage these employees to seek or to prepare for, through appropriate training, etc., opportunities for promotion.

          (13) Ensure that seniority practices job classifications, work assignments, and other personnel practices do not have a discriminatory effect by continually monitoring all personnel and employment-related activities to ensure that ICF KH's obligations under this subcontract are being carried out.

          (14) Ensure that all facilities and company activities are nonsegregated except that separate or single-user toilet and necessary changing facilities shall be provided to assure privacy between the sexes.

          (15) Maintain a record of solicitations for subcontracts for minority and female construction subcontractors and suppliers, including circulation of solicitations to minority and female subcontractor associations and other business associations.

          (16) Conduct a review, at least annually, of all supervisors' adherence to and performance under ICF KH's equal employment policy and affirmative action obligations.

     (h) ICF KH is encouraged to participate in voluntary associations that may assist in fulfilling one or more of the affirmative action obligations contained in subparagraph (g)(1) through (16). The efforts of a subcontractor association, joint subcontractor-union, subcontractor-community, or similar group of which ICF KH is a member and participant may be asserted as fulfilling one or more of its obligations under subparagraph (g)(1) through (16), provided ICF KH -

          (1)  Actively participates in the group;

          (2) Makes every effort to ensure that the group has a positive impact on the employment of minorities and women in the industry;

          (3) Ensures that concrete benefits of the program are reflected in ICF KH's minority and female workforce participation;

          (4) Makes a good-faith effort to meet its individual goals and timetables; and

                                                                      WHC-380393
                                                             Section I, Page 162


          (5) Can provide access to documentation that demonstrates the effectiveness of actions taken on behalf of ICF KH. The obligation to comply is ICF KH's, and failure of such a group to fulfill an obligation shall not be a defense for ICF KH's noncompliance.

     (i) A single goal for minorities and a separate single goal for women shall be established. ICF KH is required to provide equal employment opportunity and to take affirmative action for all minority groups, both male and female, and all women, both minority and nonminority. Consequently, ICF KH may be in violation of Executive Order 11246, as amended, if a particular group is employed in a substantially disparate manner.

     (j) ICF KH shall not use goals or affirmative action standards to discriminate against any person because of race, color, religion, sex, or national origin.

     (k) ICF KH shall not enter into any subcontract with any person or firm debarred from Government subcontracts under Executive Order 11246, as amended.

     (l) ICF KH shall carry out such sanctions and penalties for violation of this clause and of the Equal Opportunity clause, including suspension, termination, and cancellation of existing subcontracts, as may be imposed or ordered under Executive Order 11246, as amended, and its implementing regulations, by the OFCCP. Any failure to carry out these sanctions and penalties as ordered shall be a violation of this clause and Executive Order 11246, as amended.

     (m) ICF KH in fulfilling its obligations under this clause shall implement affirmative action procedures at least as extensive as those prescribed in paragraph (g) above, so as to achieve maximum results from its efforts to ensure equal employment opportunity. If ICF KH fails to comply with the requirements of Executive Order 11246, as amended, the implementing regulations, or this clause, the Director shall take action as prescribed in 41 CFR 60-4.8

     (n)  ICF KH shall designate a responsible official to -

          (1) Monitor all employment-related activity to ensure that ICF KH's equal employment policy is being carried out;

          (2)  Submit reports as may be required by WHC and

                                                                      WHC-380393
                                                             Section I, Page 163


          (3) Keep records that shall at least include for each employee the name, address, telephone number, construction trade, union affiliation (if any), employee identification number, social security number, race, sex, status (e.g., mechanic, apprentice, trainee, helper, or laborer), dates of changes in status, hours worked per week in the indicated trade, rate of pay, and locations at which the work was performed. Records shall be maintained in an easily understandable and retrievable form; however, to the degree that existing records satisfy this requirement, separate records are not required to be maintained.

     (o) Nothing contained herein shall be construed as a limitation upon the application of other laws that establish different standards of compliance or upon the requirements for the hiring of local or other area residents (e.g., those under the Public Works Employment Act of 1977 and the Community Development Block Grant Program).

I-124 BUY AMERICAN ACT-CONSTRUCTION MATERIALS (APR 1984)

     (a) The Buy American Act (41 U.S.C. 10) provides that the Government give preference to domestic construction material.

          "Components," as used in this clause, means those articles, materials, and supplies incorporated directly into construction materials.

          "Construction materials," as used in this clause, means articles, materials, and supplies brought to the construction site for incorporation into the building or work.

          "Domestic construction material," as used in this clause, means (1) an unmanufactured construction material mined or produced in the United States, or (2) a construction material manufactured in the United States, if the cost of its components mined, produced, or manufactured in the United States exceeds 50 percent of the cost of all its components. Components of foreign origin of the same class or kind as the construction materials determined to be unavailable pursuant to subparagraph 25.202(a)(3) of the Federal Acquisition Regulation (FAR) shall be treated as domestic.

     (b) ICF KH agrees that only domestic construction material will be used by ICF KH, subcontractors, materialmen, and suppliers in the performance of this subcontract, except for foreign construction materials, if any, listed in this subcontract.

                                                                      WHC-380393
                                                             Section I, Page 164


          (The foregoing requirements are administered in accordance with Executive Order No. 10582, dated December 17, 1954, as amended, and Subpart 25.2 of the FAR.)

I-125 RESTRICTIONS ON CONTRACTING WITH SANCTIONED PERSONS.  (APR 1991)

     (a)  Definitions.

          (1) "Component part," means any article which is not usable for its intended functions without being imbedded or integrated into any other product and which, if used in production of a finished product, would be substantially transformed in that process.

          (2) "Finished product," means any article which is usable for its intended function without being imbedded in, or integrated into, any other product.

          (3) "Sanctioned person," means a company or other foreign person upon whom prohibitions have been imposed.

          (4) "Substantially transformed," when referring to a component part or finished product, means that the part or product has been subjected to a substantial manufacturing or processing operation by which the part or product is converted or combined into a new and different article of commerce having a new name, character, and use.

     (b)  General.

          Section 2443 of the Multilateral Export Control Enhancement Amendments Act (Pub. L. 100-418) and Executive Order 12661, effective December 28, 1988, impose, for a period of three years, with certain exceptions, a prohibition on contracting with, or procuring (including rental and lease/purchase) directly or indirectly the products or services of (1) Toshiba Machine Company, (2) Kongsberg Trading Company, (3) Toshiba Corporation, or (4) Kongsberg Vaapenfabrikk. The Act and Executive Order also prohibit, for the same three-year period, the importation into the United States of all products produced by Toshiba Machine Company and Kongsberg Trading Company. These prohibitions also apply to subsidiaries, successor entities or joint ventures of Toshiba Machine Company or Kongsberg Trading Company.

                                                                      WHC-380393
                                                             Section I, Page 165


     (c)  Restriction.

          Unless listed by ICF KH in its offer in the solicitation provision entitled Notice of Restrictions on Contracting with Sanctioned Persons and unless approved by WHC or one of the exceptions in paragraph (d) of this clause applies, ICF KH agrees that no products or services delivered to WHC or the Government, under this subcontract will be products or services of a sanctioned person.

     (d)  Exceptions.

          The restrictions do not apply -

          (1) To finished products of nonsanctioned persons containing components of a sanctioned person if these components have been substantially transformed during the manufacture of the finished product.

          (2)  To products or services of a sanctioned person provided -

               (i) The products are designed to the specifications of a nonsanctioned person marketed under the trademark, brand or name of the nonsanctioned person;

               (ii) The business relationship between the nonsanctioned person and the sanctioned person clearly existed prior to June 30, 1987; and

               (iii) The nonsanctioned person is not directly or indirectly owned by a sanctioned person.

          (3)  If a determination has been made in accordance with FAR 25.1003
               (a) or (b).

     (e)  Award.

          Award of any subcontract resulting from this solicitation will not affect ICF KH's obligation to comply with importation regulations of the Secretary of the Treasury.

I-126 ACQ. LTR. 88-1 RIGHTS IN TECHNICAL DATA-FACILITY (MAY 1988)

     (a)  Definitions.

          (1) "Technical data" means recorded information, regardless of form or characteristic, of a scientific or technical nature. It may, for example, document research, experimental, developmental, or demonstration, or engineering work or be

                                                                      WHC-380393
                                                             Section I, Page 166


               usable or used to define a design or process or to procure, produce, support, maintain, or operate material. The data may be graphic or pictorial delineations in media such as drawings or photographs, text in specifications or related performance or design-type documents, or computer software (including computer programs, computer software data bases and computer software documentation). Examples of technical data include research and engineering data, engineering drawings and associated lists, specifications, standards, process sheets, manuals, technical reports, catalog item identification, and related information. Technical data as used herein does not include financial reports, cost analyses, and other information incidental to subcontract administration.

          (2) "Proprietary data" means technical data which embody trade secrets developed at private expense, such as design procedures or techniques, chemical composition of materials, or manufacturing methods, processes, or treatments, including minor modifications thereof, provided that such data:

               (i) Are not generally known or available from other sources without obligation concerning their confidentiality;

              (ii) Have not been made available by the owner to others without obligation concerning their confidentiality; and

             (iii) Are not already available to the Government without obligation concerning their confidentiality.

          (3) "Unlimited rights" means rights to use, duplicate, or disclose technical data, in whole or in part, in any manner and for any purpose whatsoever, and to permit others to do so.

     (b)  Allocation of rights.

          (1)  The Government shall have:

               (i) Ownership in all technical data first produced in the performance of the subcontract;

                                                                      WHC-380393
                                                             Section I, Page 167


              (ii) The right to inspect technical data first produced or specifically used in the performance of the subcontract at all reasonable times (for which inspection the proper facilities shall be afforded DOE by the subcontractor and its subcontractors);

             (iii) The right to have all technical data first produced or specifically used in the performance of the subcontract delivered to the Government or otherwise disposed of by the subcontractor, either as the subcontracting officer may from time to time direct during the progress of the work or in any event as the subcontracting officer shall direct upon completion or termination of this subcontract, provided that nothing contained in this paragraph shall require the subcontractor to actually deliver any technical data, the delivery of which is excused by this Rights in Technical Data clause;

              (iv) Unlimited rights in technical data specifically used in the performance of this subcontract, except technical data pertaining to items of standard commercial design; the subcontractor agrees to leave a copy of such technical data at the facility or plant to which such data relate, and to make available for access or to deliver to the Government such data upon request by the subcontracting officer; provided, that if such data are proprietary, the rights of the Government in such data shall be governed solely by the provisions of optional paragraph (e) hereof-"Limited Rights in Proprietary data;"

               (v) The right to remove, cancel, correct, or ignore any marking not authorized by the terms of this subcontract on any technical data furnished hereunder if, in response to a written inquiry by DOE concerning the propriety of the markings, the subcontractor fails to respond thereto within 60 days or fails to substantiate the propriety of the markings. In either case DOE will notify the subcontractor of the action taken.

          (2)  The subcontractor shall have:

               (i) The right to withhold its proprietary data in accordance with the provisions of this clause; and

                                                                      WHC-380393
                                                             Section I, Page 168


              (ii) The right to use for its private purposes, subject to patent, security or other provisions of this subcontract, technical data it first produces in the performance of this subcontract, provided the data requirements of this subcontract have been met as of the date of the private use of such data. The subcontractor agrees that to the extent it receives or is given access to proprietary data or other technical, business or financial data in the form of recorded information from DOE or a DOE subcontractor or subcontractor, the subcontractor shall treat such data in accordance with any restrictive legend contained thereon, unless use is specifically authorized by prior written approval of the subcontracting officer.

                     Nothing contained in this clause shall imply a license to the Government under any patent or be construed as affecting the scope of any licenses or other rights otherwise granted to the Government under any patent.

     (c)  Copyrighted material (other than computer software).

          (1) The subcontractor may establish, without prior approval of the subcontracting officer, claim to copyright subsisting in scientific and technical articles based on or containing data first produced in the performance of this subcontract, and published in academic, technical or professional journals, symposia proceedings or similar works. When claim to copyright is made, the subcontractor shall affix the applicable copyright notice of 17 USC 401 or 402 and acknowledgement of Government sponsorship (including subcontract number) in the data when such data are delivered to the Government as well as when the data are published or deposited for registration as a published work in the U.S. Copyright Office. The subcontractor grants to the Government, and others acting on its behalf, a paid-up, nonexclusive, irrevocable worldwide license in such copyrighted data to reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, by or on behalf of the Government.

          (2) The subcontractor agrees not to include in the technical data delivered under the subcontract any material copyrighted by the subcontractor and not to knowingly include any material copyrighted by others without first granting or obtaining at no cost a license therein for the benefit of the Government of the same scope as set forth in

                                                                      WHC-380393
                                                             Section I, Page 169


               paragraph (c)(1) above. If the subcontractor believes that such copyrighted material for which the license cannot be obtained must be included in the technical data to be delivered, rather than merely incorporated therein by reference, the subcontractor shall obtain the written authorization of the subcontracting officer to include such material in the technical data prior to its delivery.

     (d)  Copyrighted material (computer software).

          (1) The subcontractor shall have the right to establish claim to copyright in computer software first produced by the subcontractor in performance of the subcontract subject to the following:

               (i)   Notification by subcontractor of Its Intent to Copyright.

                     (A) The subcontractor shall notify the Patent Counsel in
                         writing (3 copies) of its intent to copyright computer software pursuant to this clause. Each notification by the subcontractor to be complete must identify (1) the subject computer software by name and function, (2) the program under which it was funded, (3) whether the data is subject to an international treaty or agreement, (4) whether data is subject to export control, (5) the subcontractor's plans for commercializing the software including the information of paragraph (iii)(I) herein, and (6) whether the subcontractor elects to retain copyright subject to a broad or limited Government license pursuant to paragraph (iii)(C). For software that is developed using other funding sources in addition to DOE funding, approval of release to secure statutory copyright protection in accordance with this clause must also be obtained by the subcontractor from all other funding sources prior to the subcontractor's notification to the Patent Counsel. Such notification shall include the subcontractor's certification or other documentation acceptable to the Patent Counsel demonstrating such approval has been obtained.

                                                                      WHC-380393
                                                             Section I, Page 170


                     (B) The right of the subcontractor to establish a claim to statutory copyright in excepted categories of computer software as determined by DOE is expressly withheld. Such excepted categories currently include computer software whose release (1) would be detrimental to national security, i.e., involves classified information or data or sensitive information under
                         Section 148 of the Atomic Energy Act of 1954, as amended, or is subject to export control for nonproliferation and other nuclear-related national security purposes, (2) would not enhance the appropriate transfer or dissemination and commercialization of such software, (3) would have a negative impact on U.S. industrial competitiveness, or
                         (4) would prevent DOE from meeting its obligations under international treaties and agreements. Where computer software is determined to be under an export control restriction, the subcontractor may still secure copyrights to such restricted computer software for purposes of limited commercialization within the constraints provided by the export control authorities subject to the provisions of this clause. However, notwithstanding any other provisions of this subcontract, all computer software packages developed with Naval Reactors funding and those that are classified fall within the above excepted categories and the right to copyright will not be granted by DOE. Additionally, the right of the subcontractor to establish a claim to statutory copyright in computer software is subject to the disposition of data rights in the treaties and international agreements identified under this subcontract as well as those additional treaties and international agreements which DOE may from time to time identify by unilateral amendment to the subcontract pursuant to Clause I-41, Patent Rights Facility, such added treaties are effective only for software for which notification of intent to copyright is made after the date of such amendment.

             (ii)    DOE Review and Response to subcontractor's Notification.

                     (A) The Patent Counsel shall respond in writing within 90
                         days of receipt of a complete

                                                                      WHC-380393
                                                             Section I, Page 171


                         notification by the subcontractor of its intent to copyright computer software pursuant to this clause. Such response shall indicate whether the software falls within one or more of the excepted categories preventing the subcontractor from claiming copyright in the software, release the right to assert copyright in the software to the subcontractor, or advise the subcontractor that DOE needs additional time to respond and the reasons therefor. The 90-day period for DOE to respond shall not begin until DOE has received a complete notification from the subcontractor addressing each of the factors enumerated in paragraph (i)(A) above.

                     (B) If the Patent Counsel does not respond or request
                         additional time within the foregoing time period, the subcontractor may then establish claim to copyright, except that for software funded by Defense Programs, Civilian Radioactive Waste Management and Nuclear Energy Programs, the subcontractor shall not proceed to establish copyright protection or begin licensing the software before receiving the Patent Counsel's written response that the software does not fall within an excepted category.

              (iii) Releasing the Right to Copyright Computer Software to the subcontractor.

                     (A) The subcontractor shall furnish:  (1) the source code
                         for each software program released in printed and machine readable form and, (2) at least the minimum documentation needed by a technically competent user to understand and use the software, to the National Energy Software Center (NESC) at the time claim to copyright can be established under paragraph (ii)(B) above. The subcontractor shall also send to NESC copies of all related additional material (updates, additional documentation) and of all derivative works created by the subcontractor under its subcontract or furnished to the subcontractor by licensees pursuant to paragraph J below, upon creation or receipt. Subcontractor acknowledges that NESC may provide a technical description of the software in an announcement identifying its availability from the copyright holder, and NESC

                                                                      WHC-380393
                                                             Section I, Page 172


                         may provide a copy of the printed version of the basic program for licensing in accordance with subparagraph
                         (D) below with subcontractor's copyright notice when requested to do so by another party.

                     (B) The software shall normally be licensed to the user
                         public on a nonexclusive basis. The subcontractor may exclusively license or assign the software to a software distribution organization which will be subject to those same conditions. Any other situations in which some form of exclusivity may be justified, such as where the software is used with licensed patented processes or equipment, shall be approved in advance by the Assistant General Counsel for Patents.

                     (C) At the time of notification of intent to establish
                         claim to copyright, the subcontractor shall elect whether to retain copyright subject to:

                         (a)  a broad Government license as follows:

                              The Government retains for itself and others acting on its behalf a paid-up, nonexclusive, irrevocable worldwide license to reproduce, distribute to the public, prepare derivative works, perform publicly and display publicly, and to permit others to do so; or

                         (b)  a limited Government license as follows:

                              The Government retains a paid-up nonexclusive, irrevocable worldwide license to reproduce, prepare derivative works, perform publicly and display publicly by or for the Government, including the right to distribute to other Government subcontractors.

                     (D) With respect to the printed version of the basic
                         program, the Government retains a paid-up, nonexclusive, irrevocable worldwide license to reproduce and distribute to the public human readable copies only and to permit others to do so. The rights of the recipient shall be those

                                                                      WHC-380393
                                                             Section I, Page 173

                         of a licensee only and ownership of any copies of the program shall remain the property of the Government. The recipient-licensee shall not reproduce or make copies of the program or authorize others to do so.

                     (E) If the limited Government license is elected, it shall revert to the broad Government license after a period of one year from the time claim to copyright can be established under paragraph (C)(b) above if WHC determines that the subcontractor has not taken reasonable steps to actively seek licenses of the software or two years from the time claim to copyright can be established under paragraph (C)(b) above if WHC determines the subcontractor has not licensed the software. The subcontractor shall provide WHC with a report of its licensing efforts in accordance with this paragraph at the expiration of said one and two year periods, respectively, unless otherwise provided by WHC. Failure to provide these reports will be considered as acknowledgement by the subcontractor of license reversion.

                     (F) If the limited Government license is elected, the
                         software shall be offered to the user public at a reasonable license royalty rate established to ensure widespread commercialization and substantial dissemination of the software. In establishing the reasonable royalty, the subcontractor may take cognizance of the rate based on recovery of full cost of materials and services as set forth in 10 CFR 1009. The subcontractor may include the cost (including Government and private costs) of writing, testing, debugging and validating experimentally or otherwise the computer program and enhancements thereto, writing the documentation, compiling and entering data bases, and licensing the software.

                     (G) Whenever the subcontractor is permitted to establish
                         claim to copyright in software, the subcontractor shall affix the applicable copyright notices of 17 U.S.C. 401 or 402 and also an acknowledgement of Government sponsorship and license rights on each software package and derivative work. Such action shall

                                                                      WHC-380393
                                                             Section I, Page 174


                         be taken when the software is delivered to the Government, published, licensed, or deposited for registration as a published work in the U. S. Copyright Office. The acknowledgement of Government sponsorship and license rights shall be as follows:

                         This material resulted from work developed under a Government contract and is subject to the following license: (insert license elected under para.
                         (iii)(C)(a) or para. (iii)(C)(b) above, when applicable). Neither the United States nor the United States Department of Energy, nor any of their employees, makes any warranty, express or implied, or assumes any legal liability or responsibility for the accuracy, completeness, or usefulness of any information, apparatus, product, or process disclosed, or represents that its use would not infringe privately owned rights.

                     (H) The contractor shall use copyright license terms and
                         conditions which are consistent with this contract clause and shall make the basic terms and conditions, exclusive of matters considered by the licensee to be business and financial information which is considered to be privileged, available to Patent Counsel upon request.

                     (I) The commercialization plan submitted by the contractor should identify whether derivative works will result from commercialization and who will control such works, who will maintain the software, and who will provide the funding for any of these activities. The plan should also identify, when appropriate, whether any reduced licensing fees or other consideration is factored into the proposed arrangements and the impact of the proposed license arrangements upon U.S. industrial competitiveness. Appropriate consideration should be given to licensing the software in a manner which will benefit U.S. industry.

                     (J) The contractor should include in its licensing
                         agreements a limited Government license right as described above for enhancements, derivative works and documentation developed at private

                                                                      WHC-380393
                                                             Section I, Page 175


                         expense where (1) the costs incurred by the Government in developing the software are substantial compared to that incurred by the licensee or contractor at private expense, and (2) the intended use by the Government or its contractors is sufficient to warrant such rights. Further, the licensing agreement shall provide that the Secretary may require the contractor, assignee, or exclusive licensee of the copyrighted software to grant a nonexclusive, partially exclusive, or exclusive license to a responsible applicant upon terms that are reasonable under the circumstances, and, if the contractor, assignee, or exclusive licensee fails to grant such a license, the Secretary may grant the license, if the Secretary determines the action is necessary:

                         (a) Because the contractor, assignee or exclusive licensee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the copyrighted software;

                         (b) To alleviate health, safety, or energy needs that are not reasonably satisfied by the contractor, assignee, or exclusive licensee; and

                         (c) To meet requirement for public use specified by Federal regulations and the requirements are not reasonably satisfied by the contractor, assignee, or exclusive licensee.

                     (K) No costs under this contract are allowable as direct or indirect costs for the preparation, filing or prosecution of copyright applications or the payment of related fees or licensing and marketing costs where the contractor establishes claim to copyright in computer software pursuant to this clause except as may be otherwise provided in this paragraph. Nor shall any costs be allowable for maintenance of the copyrighted software, except as expressly provided for in writing by the contracting officer. The contractor may use its net royalty income to effect such maintenance costs.

                                                                      WHC-380393
                                                             Section I, Page 176


                     (L) At the termination or expiration of this contract, the following terms and conditions shall apply to copyrights for computer software and licenses and royalties generated therefrom:

                         (a) For any license executed prior to termination or expiration of this contract for copyrighted software, the distribution of net royalties or income therefrom shall remain the same as prior to contract termination or expiration and shall continue for the duration of such license. The percentage of such royalties or income being used at the Facility shall go to the successor contractor at the Facility pursuant to its contract or, in the absence of a successor contractor, to such other entity designated by the Government.

                         (b) For any assignment executed to a party other than an affiliate of the contractor, prior to termination or expiration of this contract, for copyrighted software, the distribution of net royalties or income therefrom shall remain as prior to contract termination or expiration and shall continue for the duration of such assignment. The percentage of such royalties or income being used at the Facility shall go to the successor contractor at the Facility for use at the Facility pursuant to its contract or, in the absence of a successor contractor, to such other entity designated by the Government.

                         (c) Where title to a copyright for computer software has been retained by the contractor or an affiliate of the contractor, the contractor and Government shall enter negotiations prior to such termination or expiration with respect to retention of the title to the copyright by the contractor or its affiliate or transfer of such title to WHC or the successor contractor operator of the Facility depending on whether commercialization of the software is being performed principally by the contractor or

                                                                      WHC-380393
                                                             Section I, Page 177


                              affiliate at the Facility or at a separate location. Such negotiations shall also consider the equities of the parties with respect to each copyright and shall take into consideration the presence of private investment, potential commercial use, assumption of copyright related liabilities, effective technology transfer and the need to market the technology.

                         (d) Where title to a copyright for computer software is to be retained by the contractor or its affiliate subsequent to termination or expiration of the contract, the contractor and the Government shall enter negotiations prior to such termination or expiration with respect to net royalties or income generated from assignments or licenses of such copyright effected subsequent to termination or expiration of the contract and the distribution thereof between the contractor and successor contractor at the Facility for use at the Facility pursuant to its contract or, in the absence of a successor contractor, to such other entity designated by the Government. Such negotiations shall consider the equities of the parties and other conditions as set forth in paragraph (c) above. However, the net royalty or income distribution to the Facility for use by a successor contractor or other Government-designated entity shall in no event be less than twenty-five percent (25%) of such net royalties or income.

                     (M) Five percent (5%) of gross royalty revenues will be set aside for WHC use or for third party use at the direction of WHC during the five years following each election by the contractor to assert copyright in computer software. Unless otherwise instructed by the WHC, the 5% royalty revenues shall be made payable quarterly to the National Energy Software Center and sent to the Director, National Energy Software Center, 9700 South Cass Avenue, Argonne, Illinois 60439. WHC shall be notified when such payments are made. Additionally, at least fifty-one percent (51%)

                                                                      WHC-380393
                                                             Section I, Page 178


                         of the net royalty revenues shall be used at the Facility by the contractor for scientific research, development and educational purposes.

                         Under the authority of Section 646(a) of the DOE Organization Act, the subcontractor and WHC hereby agree to cooperatively establish and co-fund a program of technology transfer consistent with this and other articles of this contract. DOE's contribution to this program is the allowable costs for overall technology transfer activities. The contractor's contribution to this program shall be derived from royalties received. Further, it is understood that the contractor may under the authority of Section 646(a) of the DOE Organization Act, utilize its royalty funds in other cooperative agreements with WHC for scientific research, development and education purposes. However, under no circumstances shall the royalties be used for the augmentation of general WHC program funds.

                         The contractor shall include as a part of its annual Facility Institutional Plan or other annual document an auditable detailed plan setting out those uses to which such royalty funds will be applied at the Facility and, detailed statement of how the funds were actually used. Such uses shall be consistent with the mission and objectives of the Facility and shall be subject to prior WHC approval. The contractor's use of the royalties shall be evaluated as part of the annual appraisal process.

                         For purposes of this clause, net royalty revenues comprise gross royalty revenues or its equivalent less licensing costs, awards to software creators, the cost of modifications to the software made at private expense and any costs of software support of maintenance services furnished licensees, if separately itemized and accounted for. Upon payment of the foregoing, any remaining income from licensing may be considered the property of the contractor.

                                                                      WHC-380393
                                                             Section I, Page 179


                         In the event of termination or expiration of this contract, any unexpended balance of net royalties received for use at the Facility shall be transferred, at DOE's request to a successor contractor, or in the absence of a successor contractor, to such other entity designated by the Government.

                     (N) The contractor may establish, subject to the approval
                         of the WHC, a policy for the sharing of royalties with creators of computer software, principally based on gross revenues.

                         Where the contractor has a corporate policy for incentive awards including sharing royalties with software creators or the contractor is a subsidiary or affiliate and its parent corporation has an incentive and royalty sharing policy, the corporate sharing policy may be approved by WHC for use at the Facility.

                         Whenever any annual incentive awards or annual royalty to a software creator exceeds ten percent (10%) of the software creator's annual base salary, the contractor shall:

                         (a)  Identify all such software creators to the WHC.

                         (b) Provide an accounting of time spent by each such creator on private consultations, work for others projects and WHC mission work.

                         (c) Provide a review of WHC mission work and ensure that no conflict or apparent conflict of interest exists with respect thereto for such creators.

                     (O) The contractor will develop administrative procedures
                         to avoid actual or apparent conflicts of interest relating to the contractor's claims to copyrights in computer software. Such procedures shall be substantially the same as those for subject inventions elected by the contractor pursuant to the Patent Rights article of this contract, and, further, shall include procedures to insure compliance with DOE orders covering scientific and technical computer

                                                                      WHC-380393
                                                             Section I, Page 180


                         software pertaining to unclassified scientific, technical, and technology-related computer software programs developed for or on behalf of DOE. Such administrative procedures are subject to approval of the WHC, who may request a report of such procedures not more than annually.

                     (P) The contractor may assert and establish a trademark or service mark incorporating and identifying name developed under this contract for computer software copyrighted pursuant to this clause on the same terms and conditions as set forth for establishing and maintaining claim to copyright.

                     (Q) The extent of dissemination and commercialization of
                         released copyrighted software achieved by the contractor will be evaluated as part of the annual appraisal process.

          (2) The contractor agrees not to include in the technical data delivered under the contract any material copyrighted by the contractor and not to knowingly include any material copyrighted by others without first granting or obtaining at no cost a license therein for the benefit of the Government of the same scope as set forth in paragraph (d)(1) above. If the contractor believes that such copyrighted material for which the license cannot be obtained must be included in the technical data to be delivered, rather than merely incorporated therein by reference, the contractor shall obtain the written authorization of WHC to include such material in the technical data prior to its delivery.

     (e)  Subcontracting.

          (1) Unless otherwise directed by the WHC, the contractor agrees to use in subcontracts having as a purpose the conduct of research, development, and demonstration work or in subcontracts for supplies, the contractor clause provisions in 48 CFR 952.227-75 in accordance with the policy and procedures of 48 CFR 927.402-1, 927.402-2 and 927.402-3.

          (2) It is the responsibility of the contractor to obtain from its subcontractors technical data and rights therein, on behalf of the Government, necessary to fulfill the contractor's obligations to the Government with respect to such data. In the event of refusal by a subcontractor to

                                                                      WHC-380393
                                                             Section I, Page 181


               accept a clause affording the Government such rights, the contractor shall:

               (i) Promptly submit written notice to WHC setting forth reasons for the subcontractor's refusal and other pertinent information which may expedite disposition of the matter; and

              (ii) Not proceed with the subcontract without the written authorization of the WHC.

I-127 COST ACCOUNTING STANDARDS PENALTIES

     Reference is made to Clause I-39, Cost Accounting Standards, and Clause I-40 Administration of Cost Accounting Standards. Notwithstanding the provisions of those Clauses, the Contractor shall not be liable to the Government for any increased costs or interest thereon, resulting from any failure of the Contractor, with respect to activities carried on at the site of the work, or of a Subcontractor to comply with applicable cost accounting standards or to follow any practices disclosed pursuant to the requirements of such Clause: Provided, that the Contractor shall include in each covered subcontract an article making the subcontractor liable for any increased costs or interest thereon resulting from any failure of the subcontractor to comply with prescribed standards or disclosed practices.

I-128 INDEMNITY ASSURANCE TO ARCHITECT-ENGINEER OR SUPPLIER PRIOR TO OPERATION
      OF A PRODUCTION OR UTILIZATION FACILITY (APR 1984)

     (a) (1) The definitions set out in the Atomic Energy Act of 1954, as amended (hereinafter called the Act), shall apply to this clause.

          (2) The services or supplies furnished under this agreement are intended to be used in connection with the construction and/or operation of a production or utilization facility.

          (3) WHC will use its best efforts to include in any subcontract for the operation of such facility, an agreement based on the then current approved form of indemnity agreement under section 170(d) of the Atomic Energy Act of 1954, as amended, whereby WHC will indemnify all persons indemnified, including the subcontractor, against public liability for nuclear incidents arising out of or in connection with subcontractual activities under the subcontract for the operation of said facility in accordance with the authority provided in subsection 170(d) of the Act.

                                                                      WHC-380393
                                                             Section I, Page 182


          (4) (i) WHC will enter into an indemnity agreement in accordance with the authority provided in subsection 170(d) of the Act with the subcontractor, without further consideration from the subcontractor, at any time all of the following circumstances are present:

I-129 COST AND SCHEDULE CONTROL SYSTEMS (APR 1984)

     (a) To the extent directed by WHC, the subcontractor shall establish, maintain, and use cost and schedule control systems (management control system) meeting the criteria set forth in the subcontract and as described in detail in "Cost and Schedule Control Systems Criteria for subcontract Performance Measurement-Implementation Guide," annexed hereto and hereinafter referred to as the "Guide." Prior to acceptance by WHC and within 60 calendar days after subcontract award, the subcontractor shall be prepared to demonstrate systems operation to the Government to verify that the proposed systems meet the designated criteria. As a part of the review procedures, the subcontractor shall furnish the Government a description of the cost and schedule control systems applicable to this subcontract in such form and detail as indicated by the Guide, or as required by WHC. The subcontractor agrees to provide access to all pertinent records, data, and plans as requested by representatives of the Government for the conduct of systems review.

     (b) The description of the management control systems accepted by WHC, identified by title and date, shall be referenced in the subcontract. Such systems shall be maintained and used by the subcontractor in the performance of this subcontract.

     (c) Contractor changes to the reviewed systems shall be submitted for review and approval as required by WHC. When subcontracting Officer approval is required, WHC shall advise the subcontractor of the acceptability of such changes within sixty (60) days after receipt from the subcontractor. When systems existing at the time of subcontract award do not comply with the designated criteria, adjustments necessary to assure compliance will be made at no change in subcontract price or fee.

     (d) The subcontractor agrees to provide access to all pertinent records and data requested by WHC, or duly authorized representative, for the purpose of permitting Government surveillance to ensure continuing application of the accepted systems to this subcontract. Deviations from the systems description identified during subcontract performance shall be corrected as directed by WHC.

                                                                      WHC-380393
                                                             Section I, Page 183


     (e) The subcontractor shall require that each selected subcontractor, as mutually agreed to between the Government and the subcontractor and as set forth in the schedule of this subcontract, meet the criteria for cost and schedule control systems as set forth in subcontract and shall incorporate in all such subcontracts adequate provisions for review and surveillance of subcontractor's systems to be carried out by the subcontractor, or by the Government when requested by either the prime or subcontractor.

                                                                      WHC-380393
                                                            Attachment D, Page i
                                                                Mod. 1, 10/01/94



                                  Attachment D

                     Real and Personal Property Management

                                                                      WHC-380393
                                                            Attachment D, Page 1
                                                                Mod. 1, 10/01/94

                     REAL AND PERSONAL PROPERTY MANAGEMENT

                     Criteria and Performance Measurements
                     -------------------------------------

                                    GENERIC

              Criteria                              Measurements
              --------                              ------------

1) Complies with all applicable laws,   1)a Zero incidence of non-compliance
regulations, orders, directives, and    with applicable laws.
requirements.  The following list is
representative of examples of laws,     1)b Continued progress toward
regulations, orders, etc., and is not   compliance with applicable
intended to be all inclusive:           regulations, orders, directives, and
                                        requirements.  Goal is 100 percent
For Personal Property:                  compliance (except when deviations
Federal Property Management             and/or waivers were previously
Regulations                             approved by the Contracting Officer).
DOE Property Management Regulations
DOE Acquisition Regulation (DEAR)
DOE Order 2200.6A Financial
Accounting
Money and Finance (Pub.LAW 97-258

2) Internal & External Reviews and      2)a Response to all findings and
Audits                                  recommendations from audits, and
                                        reviews, will be accomplished to an
                                        agreed upon schedule and plan.

                                        2)b. A goal of zero incidence of
                                        repeated findings identified from
                                        previous audits and reviews.

3) Maintain a training program for      3)a A minimum of 25 percent of
personal property.                      personnel working with personal
                                        property are provided with related
                                        training annually.

4) The Contractor has current           4)a DOE has received for approval
written policies, procedures, and/or    policies and procedures within
practices which cover personal          agreed upon time-frames.
property.

                                                                      WHC-380393
                                                            Attachment D, Page 2
                                                                Mod. 1, 10/01/94



                     REAL AND PERSONAL PROPERTY MANAGEMENT

                     Criteria and Performance Measurements
                     -------------------------------------

                               PERSONAL PROPERTY

                                 -ACQUISITION-


              Criteria                              Measurements
              --------                              ------------

1) Internal and external sources of     1)a New personal property
excess are screened for availability    procurement will be screened and
prior to new procurement.               documented as provided in approved
                                        procedures and trended toward a goal
                                        of 100 percent.

2) Contractor identifies, controls      2)a Subcontractors initial reviews
and maintains records on                will be conducted within one year of
subcontractors with government          award, and every two years thereafter.
personal property (Government
Furnished Property, Subcontractor       2)b Annual subcontractor property
acquired Property) and has a system     reports will be received not later
to manage such property.                than 45 days after the end of the
                                        fiscal period.

                                        2)c Subcontractor physical
                                        inventories are conducted as
                                        required and reported to the prime
                                        contractor within 45 days after the
                                        date of completion.

3) Contractor will perform              3)a Baseline/acceptance inventories
baseline/acceptance inventories.        of accountable property will be
                                        performed within six months of
                                        contract award.

                                                                      WHC-380393
                                                            Attachment D, Page 3
                                                                Mod. 1, 10/01/94

                     REAL AND PERSONAL PROPERTY MANAGEMENT

                     Criteria and Performance Measurements
                     -------------------------------------

                               PERSONAL PROPERTY

                            -ACCOUNTING AND CONTROL-

              Criteria                              Measurements
              --------                              ------------

1) Contractor has personal property     1)a  Inventory of capital equipment
 management systems in place to         is conducted every two years and
 account for and control personal       statement of completion reported to
 property including tagging, records,   DOE within 10 days.
 physical inventories, etc.
                                        1)a.1.  Inventory variances will be
                                        trended toward zero, with a baseline
                                        to be established by individual
                                        contractors.

                                        1)b  Physical inventory of sensitive
                                        items and stores items will be
                                        conducted annually and statement of
                                        completion reported to DOE within 10
                                        days.

                                        1)b.1.  Inventory variances will be
                                        trended toward zero with a baseline
                                        to be established by individual
                                        contractors.

                                        1)c  100 percent precious metal
                                        inventories will be conducted
                                        annually and reported to the DOE
                                        Contracting Officer/Property
                                        Administrator within 45 days after
                                        review.

                                        1)c.1  A zero percent variance rate
                                        will be maintained; consumption,
                                        calibration, and measurement
                                        differences will be documented.

                                        1)d  Contractor will reconcile
                                        inventory results to determine final
                                        variances within 80 days after
                                        notification of inventory completion.

                                                                      WHC-380393
                                                            Attachment D, Page 4
                                                                Mod. 1, 10/01/94



                     REAL AND PERSONAL PROPERTY MANAGEMENT

                     Criteria and Performance Measurements
                     -------------------------------------

                               PERSONAL PROPERTY

                            -ACCOUNTING AND CONTROL-

              Criteria                              Measurements
              --------                              ------------

                                        1)e  Variances will be subjected to
                                        root cause analysis and a corrective
                                        action plan will be submitted to the
                                        DOE Contracting Officer/Property
                                        Administrator within 30 days.

                                        1)e.1  All corrective actions are to
                                        be completed prior to the next
                                        inventory cycle unless approved in
                                        advance by the DOE Contracting
                                        Officer/Property
                                        Administrator within 30 days.

                                        1)f  Number of variance incidents
                                        reported from prior inventory period
                                        are to be trended toward zero with a
                                        baseline established with DOE
                                        Contracting Officer/Property
                                        Administrator approval.

                                        1)g  Personal property records will
                                        be trended toward a goal of 100
                                        percent accuracy.

2) Reporting of lost and missing        2)a  Lost or missing property, other
property.                               than physical inventory variances, is
                                        identified, investigated, and reported
                                        to the DOE Contracting
                                        Officer/Property Administrator with
                                        5 days.  Complete written reports
                                        are provided within 10 days.

                                        2)b The value of lost or missing
                                        property will be trended toward zero
                                        percent with baseline established
                                        for individual contractors.

3) Materials inventories, except        3) Material inventories, except
spares, are maintained at optimal       spares, achieve a turnover rate of at
levels to support mission               least two per year.  Exceptions must be
requirements.                           justified and documented

                                                                      WHC-380393
                                                            Attachment D, Page 5
                                                                Mod. 1, 10/01/94


                     REAL AND PERSONAL PROPERTY MANAGEMENT

                     Criteria and Performance Measurements
                     -------------------------------------

                               PERSONAL PROPERTY

                            -ACCOUNTING AND CONTROL-


              Criteria                              Measurements
              --------                              ------------

                                        3)b  Utilization reviews will be
                                        conducted annually and unjustified
                                        inventory items identified and
                                        reported as excess within 90 days.

                                        3)c  25 percent of material being
                                        procured under Just-In-Time systems
                                        or Systems Contracting will be
                                        reviewed annually to determine under
                                        agreed upon criteria whether any such
                                        items should be maintained in
                                        inventory.

                                                                      WHC-380393
                                                            Attachment D, Page 6
                                                                Mod. 1, 10/01/94



                     REAL AND PERSONAL PROPERTY MANAGEMENT

                     Criteria and Performance Measurements
                     -------------------------------------

                               PERSONAL PROPERTY

                                  UTILIZATION

              Criteria                              Measurements
              --------                              ------------

1) A formalized walk-through program    1)a Walk-throughs will be scheduled
is required.                            and conducted of all operating and
                                        storage areas every two years and
                                        results documented.

2) An effective utilization program     2)a Contractor will maintain an
is in place for motor vehicles/other    approved utilization rate measured
motor equipment, and other capital      against a defined, site-specific
items.                                  standard.
                                        Goal:  100 percent

                                        2)b  Utilization reviews will be
                                        conducted annually for motor
                                        vehicles and heavy equipment and
                                        reports provided to DOE within 30
                                        days.

3) A personal property Maintenance      3)a  Maintenance plans will be
management Program is required.         developed and maintenance performed
                                        in accordance with these plans.

                                        3)b  No lost time, injuries,
                                        illnesses, fatalities or
                                        environmental incidents will occur
                                        due to non-performance of
                                        maintenance.
                                        Variance = Zero percent


4) An effective Equipment Held for      4)a  Annual review of EHFFP will be
Future Projects (EHFFP) program is      performed and appropriate
required.                               justifications/approvals for
                                        retention documented.

                                                                      WHC-380393
                                                            Attachment D, Page 7
                                                                Mod. 1, 10/01/94

                     REAL AND PERSONAL PROPERTY MANAGEMENT

                     Criteria and Performance Measurements
                     -------------------------------------

                               PERSONAL PROPERTY

                                 -DISPOSITION-

              Criteria                              Measurements
              --------                              ------------

1) Contractor has a program for         1)a Excess property will be disposed
disposition of excess/surplus           of within 9 months after excess
property.                               determination, trending toward a goal
                                        of six months.

                                        1)b  Documentation exists for 100
                                        percent of all disposition actions.

                                        1)c  Close-out/termination inventory
                                        will be current as of the date of
                                        contract completion or termination.